UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant
☒
                                Filed by a Party other than the Registrant
☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Ferguson plc
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FERGUSON

PRELIMINARY -
SUBJECT TO COMPLETION

FERGUSON

Notice of Annual General Meeting and Proxy Statement

FERGUSON

2023

FERGUSON

Who We Are

Ferguson is a leading value-added distributor in North America providing expertise, solutions and products from infrastructure, plumbing and appliances to HVAC, fire, fabrication and more.

At Ferguson, we have a very distinctive culture anchored in customer service. We are a relationship business. Together we help build more than homes and office buildings. We help build relationships, trust, confidence and community.

Our Purpose

We exist to make our customers’ complex projects simple, successful and sustainable.

Our associates are the driving force of the business and a key differentiator in how we achieve our purpose and create value. They are guided by our Vision and Values that are a reminder of the goals we are working towards and how we expect to get there.

Our Vision

To be the Ultimate Project Success Company.

Our Values

Safety We put safety first.
Integrity We act fairly and honestly.
Service We build relationships and solve complex problems.
Teamwork We empower unique and passionate people to make a difference.
Impact We deliver results and help build a better world.

Dear fellow shareholders,

On behalf of the Ferguson plc Board, you are cordially invited to attend the Annual General Meeting on Tuesday, November 28, 2023 (the “2023 AGM”). Further details about the 2023 AGM and voting can be found on pages 95 to 102 of the accompanying Proxy Statement. You are encouraged to appoint the Chairperson of the 2023 AGM as your proxy. This ensures that your vote will be counted if you are not able to attend the meeting. Your vote matters.

Fiscal 2023 Performance

We delivered a strong performance in fiscal 2023 despite challenging end markets during the year. Our cash generative model and strong balance sheet allowed us to invest for organic growth, sustainably grow our dividend, consolidate our fragmented markets through acquisitions and return capital to shareholders.

During the year we invested $0.4 billion in capital expenditures, paid $0.7 billion of dividends, invested $0.6 billion in eight acquisitions, and repurchased 7.0 million of our outstanding shares equating to $0.9 billion.

The Board declared total annual dividends for the fiscal year of $3.00 per share which reflects 9% growth over the prior year.

Transition to U.S. Domestic Reporting Status

U.S. investors now own over half of Ferguson’s outstanding shares. As announced in our second quarter earnings release, we determined that, as of January 31, 2023, we no longer qualify as a foreign private issuer, as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, effective August 1, 2023, we are no longer eligible to use the rules designed for foreign private issuers and we are considered a U.S. domestic issuer. We are required to comply with, among other things, U.S. proxy requirements and Regulation FD and our officers, directors and principal shareholders are subject to the beneficial ownership reporting and short-swing profit recovery requirements under Section 16 of the Exchange Act.

We are also pleased with the progress made on North American index inclusion, having been admitted to the CRSP Market Indexes in December 2022 and the Russell 1000 Index in June 2023. Ferguson’s ambition remains to be included in the S&P 500 Index and the Company believes it meets the criteria for admission to the most widely tracked index of large-cap U.S. companies.

Board Developments in Fiscal 2023

On February 1, 2023, James S. Metcalf, the former Chairman and CEO of Cornerstone Building Brands joined the Board. James brings considerable executive leadership, U.S. public company board and industry experience to Ferguson. James’s specific background in balance sheet management, strategic planning, operational excellence and building organic growth will help Ferguson realize our vision to become the ultimate project success company.

Jacky Simmonds stepped down as a Non-Employee Director at the 2022 Annual General Meeting (the “2022 AGM”). Kelly Baker became the Chairperson of the Compensation Committee after the 2022 AGM in succession to Ms. Simmonds. Also, Suzanne Wood succeeded Alan Murray and became the Chairperson of the Audit Committee after the 2022 AGM. Mr. Murray remains a member of the Audit Committee and has taken over as Chairperson of the Nominations & Governance Committee. Full details of the Committees and their membership can be found on pages 22 and 23 of the accompanying Proxy Statement.

ESG

At Ferguson we are focused on minimizing the environmental impact of our operations, while fostering a culture that is safe, inclusive and engaging where our associates can thrive and grow their careers. This year, we made a significant investment in renewable energy and began piloting our first electric trucks in California as part of our commitment to lowering our fleet emissions and staying ahead of rapidly developing regulations around zero-emission vehicles.

We are committed to helping our customers achieve their sustainability goals through a choice of sustainable products and solutions that span across our customer groups. We continue to prioritize efforts to strengthen the communities we serve with a focus on building water resilient communities and addressing the shortage of skilled trades professionals in North America.

2023 AGM Business

The business to be considered at the 2023 AGM is set out in the Notice of Meeting (the “Notice”). Your Board considers that all of the resolutions set out in the Notice (the “Resolutions”) are in the best interests of shareholders as a whole. Accordingly, the Board unanimously recommends that you vote in favor of each Resolution, as they intend to do in respect of their own shareholdings, including each Director nominee, and that you vote for “one year” as the frequency of future shareholder advisory votes on the compensation of our named executive officers.

In addition to our usual annual resolutions, including those required as a Jersey incorporated company, shareholders are also being asked to approve the Ferguson plc 2023 Omnibus Equity Incentive Plan (the “2023 Omnibus Plan”), unanimously approved and adopted by the Board on September 21, 2023, subject to shareholder approval. A summary of the 2023 Omnibus Plan is included in the accompanying Proxy Statement beginning on page 75. As a more conventional U.S. styled share plan, we believe that our ability to recruit, retain and incentivize top talent will be strengthened by your approval of the 2023 Omnibus Plan.

This year Ferguson will adopt the U.S. practice of Notice and Access. Notice and Access gives us the option to mail a notice (the “Notice of Internet Availability”) to shareholders instead of a traditional full set of proxy materials, and direct them to a website to access electronic copies of the materials. As a shareholder, you also have the option to request certain materials after receiving this Notice of Internet Availability. Notice and Access will greatly reduce the paper to print, and fuel to deliver, our proxy materials.

On behalf of the Board, we thank you for your continued investment and support in Ferguson. As always, we remain committed to serving our shareholders.

Regards,

Geoff Drabble Chairman of the Board

Notice of Meeting	Please carefully review the accompanying proxy materials and follow the instructions beginning on page 97 to cast your vote.

2023 Annual General Meeting

Notice is hereby given

that the 2023 Annual General

Meeting (the “2023 AGM”) of Ferguson plc (the “Company”) will be held at the offices of Freshfields Bruckhaus Deringer LLP, 100 Bishopsgate, London, EC2P 2SR, United Kingdom at 3:00 p.m. U.K. Time (10:00 a.m. Eastern Time) on November 28, 2023.

Your Vote is Important

Please carefully review the
accompanying proxy materials
and follow the instructions beginning
on page 97 of the accompanying
Proxy Statement to cast your
vote as soon as possible in
advance of the 2023 AGM.

Resolutions 1 to 8 (inclusive) are proposed as ordinary resolutions, which means that for each of those Resolutions to be passed, more than half the votes cast must be cast in favor of the Resolution. Resolutions 9 through 12 (inclusive) are proposed as special resolutions, which means that for each of those Resolutions to be passed, at least two-thirds of the votes cast must be cast in favor of the Resolution.

ORDINARY RESOLUTIONS	BOARD RECOMMENDATION	PAGE

Resolution 1: To elect each of the 11 Director nominees named in the Proxy Statement for a term expiring at the next Annual General Meeting of the Company.	FOR each Director nominee	9

Resolution 2: To reappoint Deloitte LLP as the Company’s statutory auditor under the Companies (Jersey) Law 1991 until the conclusion of the next Annual General Meeting of the Company.	FOR	31

Resolution 3: To authorize the Audit Committee on behalf of the Board to agree to the compensation of the Company’s statutory auditor under the Companies (Jersey) Law 1991.	FOR	32

Resolution 4: To receive the Company’s Annual Accounts and Auditors’ Report for the fiscal year ended July 31, 2023.	FOR	33

Resolution 5: To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for the 2023 Annual General Meeting under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion included therein (“Say-on-Pay”).	FOR	73

Resolution 6: To approve, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of the Company’s Named Executive Officers (“Say-on-Frequency”).	FOR every ONE YEAR	74

Resolution 7: To approve the Ferguson plc 2023 Omnibus Equity Incentive Plan.	FOR	75

Resolution 8: To renew the power conferred on the Board pursuant to Article 12 of the articles of association of the Company (the “Articles”) or the articles of association produced to the 2023 Annual General Meeting as the new articles of association of the Company (the “New Articles”) (as applicable) to allot or sell Equity Securities (as defined in the Articles or the New Articles (as applicable)), and for that purpose, the Authorized Allotment Amount (as defined in the Articles or the New Articles (as applicable)) shall be an aggregate nominal amount of up to £6,799,457 and in addition the Authorized Allotment Amount shall be increased by an aggregate nominal amount of up to £6,799,457 provided that the Board’s power in respect of such latter amount may only be used in connection with a pre-emptive issue (as defined in the Articles or the New Articles (as applicable)). This authority shall, unless previously revoked or varied, expire at the conclusion of the Company’s next Annual General Meeting (or, if earlier, at the close of business on the date which is 15 months after the date of the passing of this Resolution) save that the Board may, before such expiry, make offers or agreements (whether or not conditional) within the terms of this authority which would or might require Equity Securities to be allotted or sold after such expiry, and the Board may allot or sell Equity Securities pursuant to such offers or agreements as if the authority conferred on them hereby had not expired.

	FOR	85

Notice of Meeting

Attending the 2023 AGM

Please see page 97 of the accompanying Proxy Statement for instructions on how to attend the meeting in person. All resolutions at the 2023 AGM will be decided by a poll.

Record Date

The Company has specified
that only those shareholders
entered on the register of
members of the Company on
October 4, 2023 shall be entitled
to attend or vote at the 2023 AGM.
If you are a holder of U.K. Depositary
Interests (“U.K. DIs”), you
will only be entitled to provide
voting instructions in respect of the
number of U.K. DIs registered in
your name as at 6:00 p.m. (U.K.
Time) on November 22, 2023.
See “Questions and Answers
About the Annual General
Meeting—Who may attend and
vote?” for more information.

SPECIAL RESOLUTIONS	BOARD RECOMMENDATION	PAGE

Resolution 9: Subject to and conditional upon the passing of Resolution 8, that the Board be empowered pursuant to Article 12.4 of the articles of association of the Company (the “Articles”) or the articles of association produced to the 2023 Annual General Meeting as the new articles of association of the Company (the “New Articles”) (as applicable) to allot or sell Equity Securities (as defined in the Articles or the New Articles (as applicable)) wholly for cash as if Article 13 of the Articles or the New Articles (as applicable) (Pre-Emptive Rights) did not apply and for the purposes of paragraph (b) of Article 12.4 of the Articles or the New Articles (as applicable), the Non Pre-emptive Amount (as defined in the Articles or the New Articles (as applicable)) shall be an aggregate nominal value of up to £1,019,918. This authority shall, unless previously revoked or varied, expire at the conclusion of the Company’s next Annual General Meeting (or, if earlier, at the close of business on the date which is 15 months after the date of the passing of this Resolution), save that the Board may before such expiry make offers or agreements (whether or not conditional) within the terms of this authority which would or might require Equity Securities to be allotted or sold after such expiry and the Board may allot or sell Equity Securities pursuant to such offers or agreements as if the authority conferred on them hereby had not expired.

	FOR	86

Resolution 10: Subject to and conditional upon the passing of Resolution 8, in addition to any authority granted under Resolution 9, that the Board be empowered to allot Equity Securities (as defined in the articles of association of the Company (the “Articles”) or the articles of association produced to the 2023 Annual General Meeting as the new articles of association of the Company (the “New Articles”) (as applicable)) wholly for cash and/or to sell Equity Securities held by the Company as treasury shares wholly for cash under the authority given by Resolution 8 as if Article 13 of the Articles or the New Articles (as applicable) (Pre-Emptive rights) did not apply to any such allotment or sale, such authority to be:

	FOR	87

10.1 limited to the allotment and/or sale of Equity Securities wholly for cash up to an aggregate nominal amount of £1,019,918; and

10.2 used only for the purposes of financing (or refinancing, if the authority is to be used within six months after the original transaction) a transaction which the Board determines to be an acquisition or other capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre- Emption Rights most recently published by the Pre- Emption Group prior to the date of this Notice.

This authority shall, unless previously revoked or varied, expire at the conclusion of the Company’s next Annual General Meeting (or, if earlier, at the close of business on the date which is 15 months after the date of the passing of this Resolution), save that the Board may before such expiry make offers or agreements (whether or not conditional) within the terms of this authority which would or might require Equity Securities to be allotted or sold after such expiry and the Board may allot or sell Equity Securities pursuant to such offers or agreements as if the authority conferred on them hereby had not expired.

Notice of Meeting

How to Vote

By Internet Vote via the internet at proxyvote.com.

By Phone To vote by phone, call the telephone number on the Notice of Internet Availability or proxy card.

By Mail If you elected to receive proxy materials by mail, mark, sign, date, and return the proxy card in the enclosed postage-paid envelope.

SPECIAL RESOLUTIONS	BOARD RECOMMENDATION	PAGE

Resolution11: Pursuant to Article 57 of the Companies (Jersey) Law 1991 (the “Companies Law”), that the Company be and is hereby generally and unconditionally authorized to make market purchases of its ordinary shares, provided that:	FOR	88

11.1 the maximum number of ordinary shares hereby authorized to be purchased is 20,398,372 ordinary shares;

11.2 the minimum price (exclusive of expenses) which may be paid for each ordinary share shall not be less than the nominal value of such ordinary share;

11.3 the maximum price (exclusive of expenses) which may be paid for each ordinary share is an amount equal to the higher of the price of the last independent trade of an ordinary share and the highest current independent bid for an ordinary share on the trading venue where the purchase is carried out;

11.4 the power hereby granted shall expire at the conclusion of the Company’s next Annual General Meeting or 18 months from the date of the passing of this Resolution (whichever is earlier);

11.5 a contract to purchase shares under this authority may be made prior to the expiry of this authority and concluded in whole or in part after the expiry of this authority; and

11.6 pursuant to Article 58A of the Companies Law, the Company may hold as treasury shares any ordinary shares purchased pursuant to the authority conferred in this Resolution.

Resolution 12: That, with effect from the conclusion of the 2023 Annual General Meeting of the Company (“2023 AGM”) the articles of association of the Company produced to the 2023 AGM, and initialed by the Chairman of the Board for the purposes of identification, be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company.	FOR	90

By order of the Board,

Katherine McCormick Company Secretary October [17], 2023
Ferguson plc Registered No. 128484, Jersey Registered in the U.K. as Ferguson Group Holdings, U.K. Establishment No. BR021199
Corporate Headquarters: 1020 Eskdale Road Winnersh Triangle Wokingham, RG41 5TS	Registered Office: 13 Castle Street St Helier Jersey, JE1 1ES Channel Islands

Proxy Statement

for the 2023 Annual General Meeting

This Proxy Statement relates to the solicitation of votes or proxies by Ferguson plc, on behalf of its Board of Directors (the “Board”), for use at the Company’s 2023 Annual General Meeting (the “2023 AGM”) and at any adjournment or postponement of such meeting.

Unless otherwise specified or the context otherwise requires, the terms “Company”, “Ferguson”, “we”, “us”, and “our” and other similar terms used in this Proxy Statement refer to Ferguson plc and its consolidated subsidiaries. Except as otherwise specified or the context otherwise requires, references to years indicate our fiscal year ended July 31 of the respective year. For example, references to “fiscal 2023” or similar references refer to the fiscal year ended July 31, 2023. The terms “shareholder” or “holder” in relation to a share of ordinary shares of the Company means the member whose name is entered in the register as the holder of that share.

The Company’s website address is corporate.ferguson.com. We include website addresses throughout this Proxy Statement for reference only. The information contained in, or available through, these websites is not part of, or incorporated by reference into, this Proxy Statement. Addresses, including electronic addresses provided in this Proxy Statement, are provided solely for the purposes so specified. You may not use any electronic address provided in this Proxy Statement or other proxy materials to communicate with the Company for any purpose other than those expressly stated herein or therein.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on November 28, 2023

We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to provide shareholders access to our proxy materials over the internet. Our Annual Report for the fiscal year ended July 31, 2023 (the “2023 Annual Report”) and the Notice of Annual General Meeting and Proxy Statement are available at proxyvote.com.

Beginning on October [17], 2023, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions regarding how to access our 2023 Annual Report and the Notice of Annual General Meeting and Proxy Statement online. The Notice of Internet Availability contains instructions regarding how you can elect to receive these proxy materials in printed form by mail or electronically by email. This election to receive proxy materials by mail or email will remain in effect until you terminate it.

2023 PROXY STATEMENT, FERGUSON PLC

Letter from the Chairman of the Board

Notice of Meeting

1	2023 Proxy Summary

9	Resolution 1: Election of Directors

10	Board Nominee Biographies

16	Director Nominee Skills and Experience

17	Corporate Governance

17	Corporate Governance Guidelines

17	Board Leadership

17	Director Independence

18	Director Criteria and Nomination Process

18	Process for Selection of Directors

19	Board Diversity Policy

19	Board Evaluation

19	Board Refreshment and Tenure

19	Board Onboarding and Education

20	Director Meeting Attendance

21	Board Committees and Oversight

21	Committees of the Board

24	Board Oversight

25	Code of Business Conduct and Ethics

25	Related Party Transactions

27	Director Compensation

28	Stock Ownership Guidelines for Non-Employee Directors

29	Audit Committee Report

30	Independent Registered Accountants

31	Resolution 2: Reappointment of Statutory Auditor

32	Resolution 3: Compensation of Statutory Auditor

33	Resolution 4: Annual Accounts and Auditors’ Report

34	Compensation Committee Report

35	Executive Compensation

35	Compensation Discussion and Analysis

37	Executive Summary

39	Compensation Determination Process

41	Elements of Our Compensation Program

57	Management of Compensation Related Risks

58	Severance and Change in Control Arrangements

60	2023 Summary Compensation Table

61	2023 Grants of Plan-Based Awards

62	Outstanding Equity Awards at 2023 Fiscal Year-End

63	Option Exercises and Stock Vested in the 2023 Fiscal Year

64	2023 Nonqualified Deferred Compensation

65	Potential Payments Upon Termination or a Change in Control

67	CEO Pay Ratio

68	Pay Versus Performance

72	Equity Compensation Plan Information
73	Resolution 5: Say-on Pay

74	Resolution 6: Say-on-Frequency

75	Resolution 7: Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

85	Resolution 8: Authority to Allot Shares

86	Resolution 9: Disapplication of Pre-Emption Rights

87	Resolution 10: Disapplication of Pre-Emption Rights (Special Purposes)

88	Resolution 11: Authority to Purchase Shares

90	Resolution 12: Adoption of Articles of Association

91	Security Ownership of Certain Beneficial Owners and Management

91	Security Ownership of Principal Shareholders

93	Other Information

93	Communications with the Board

93	Process for Shareholder Recommendation and Nomination of Directors

93	Shareholder Proposals for 2024 Annual General Meeting

94	Special Meetings

94	Householding

95	Questions and Answers about the Annual General Meeting

103	Cautionary Note Regarding Forward-Looking Statements

105	Non-GAAP Reconciliations and Supplementary Information

A-1	Appendix A: 2023 Omnibus Equity Incentive Plan

B-1	Appendix B: Articles of Association

2023 PROXY STATEMENT, FERGUSON PLC

2023 Proxy Summary

Ferguson at a Glance

Ferguson is a leading value-added distributor in North America providing expertise, solutions and products from infrastructure, plumbing and appliances to HVAC, fire, fabrication and more. We exist to make our customers’ complex projects simple, successful and sustainable.

Our North American customer groups have leading positions in large, growing and fragmented markets with over 75% of revenue estimated to come from #1 or #2 market positions. These markets have historically grown above GDP and their long-term structural characteristics remain supportive. We have an intentional balance between attractive end markets and serve customers principally in North America. Approximately 52% of our net sales are to residential markets and 48% to non-residential markets, with net sales within these markets balanced between repair, maintenance and improvement (“RMI”) (approximately 60% of our net sales) and new construction (approximately 40% of our net sales), based on management’s estimates. This balance continues to serve us well and creates resilience with a less cyclical and more robust business model. As such, Ferguson has a $30 billion leading position in an estimated $340 billion North American market.

2023 PROXY STATEMENT, FERGUSON PLC	1

Our business model enables us to connect approximately 36,000 suppliers with more than one million customers, and our scale has continued to help us consistently outperform the market. During the year, we leveraged the core strengths of our associates, value added solutions, global supply chain and digital experience to deliver value for our customers.

We look to generate long-term shareholder value by investing for organic growth, consolidating our fragmented markets through acquisitions and returning surplus capital to shareholders. We have a demonstrated long-term track record of returning capital to our shareholders, with over $11 billion returned via dividends and share repurchases over the past ten years.

2	2023 PROXY STATEMENT, FERGUSON PLC

Proxy Summary

Fiscal 2023 Performance

We delivered a strong performance in fiscal year 2023 despite challenging end markets during the year. Net sales grew by 4.1% to $29.7 billion as we continued to consolidate our markets with above market share gains and high quality acquisitions.

Operating profit of $2,659 million was $161 million lower than last year with diluted earnings per share of $9.12, a decrease of 4.9%. Adjusted operating profit* of $2,917 million was $34 million lower than last year with adjusted diluted earnings per share* of $9.84, an increase of 0.8% arising due to the slightly lower adjusted operating profit and higher interest expense, offset by the impact of share repurchases.

Cash generation remains an important strength of our business, with operating cash flow of $2.7 billion during the year, an improvement of $1.6 billion compared to fiscal 2022 when we invested heavily in inventory to ensure product availability for our customers in a period of supply chain disruption. Our cash generative model and strong balance sheet allowed us to invest for organic growth, sustainably grow our dividend, consolidate our fragmented markets through acquisitions and return capital to shareholders. During the year we invested $0.4 billion in capital expenditures, paid $0.7 billion of dividends, invested $0.6 billion in eight acquisitions, and repurchased 7.0 million of our outstanding shares equating to $0.9 billion.

The Board declared total annual dividends for the fiscal year of $3.00 per share which reflects 9% growth over the prior year.

Net sales	Adjusted operating profit*

$29,734m	$2,917m

Adjusted EPS — diluted*	Return on capital employed (ROCE)*

$9.84	34.6%

* Adjusted operating profit, Adjusted EPS – diluted and Return on capital employed (ROCE) are non-GAAP measures. See the section of this Proxy Statement titled “Non-GAAP Reconciliations and Supplementary Information” for more information and a reconciliation of the non-GAAP measure to the most comparable measure under accounting principles generally accepted in the United States (“U.S. GAAP”).

2023 PROXY STATEMENT, FERGUSON PLC	3

Proxy Summary

Governance Transition and Timeline

Ferguson plc is incorporated in Jersey under the Companies (Jersey) Law 1991 (as amended) (the “Companies Law”). The Company previously maintained a Premium Listing on the London Stock Exchange (“LSE”) and was required to comply (or explain non-compliance) with the U.K. Corporate Governance Code. The Company obtained an additional listing of its ordinary shares on the New York Stock Exchange (“NYSE”) effective March 8, 2021, and, on May 12, 2022, the Company relocated its primary listing to the NYSE following the transfer of its listing category on the LSE from a Premium Listing to a Standard Listing. Following this transfer, the Company was no longer required to comply (or explain non-compliance) with the U.K. Corporate Governance Code and adjusted its corporate governance arrangements to align with those typically adopted by a U.S. domestic issuer of similar size and nature. During fiscal 2023, the Company determined that it no longer qualified as a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Effective as of August 1, 2023, the Company is no longer eligible to use the rules designed for foreign private issuers and is considered a U.S. domestic issuer. As a result, we are required to comply with, among other things, U.S. proxy requirements, and this Proxy Statement is the Company’s first U.S. proxy statement.

Although our primary listing, corporate governance arrangements and requirements under the U.S. federal securities laws are now aligned with that of a U.S. domestic issuer, we remain a foreign company incorporated under the Companies Law with a Standard Listing on the LSE. As such, we continue to adhere to our Standard Listing obligations of the LSE and we must comply with Jersey law and our shareholder-approved articles of association to, among other things, seek shareholder approval for certain ordinary and special resolutions included in this Proxy Statement.

4	2023 PROXY STATEMENT, FERGUSON PLC

Proxy Summary

Governance and Compensation Highlights

Sound and Effective Board Practices

• Active board oversight of the Company’s strategy, enterprise risk management and environmental, social and governance (“ESG”) disclosure framework and related public disclosures

• Active board engagement in succession planning for CEO, CFO and other Executive Officers

• Annual Board and committee performance evaluations

• Annual review of board leadership structure

• Formal policy limiting service on other boards of directors

Diverse, Engaged Board with Demonstrated Commitment to Refreshment and Independence

• 9 out of 11 Director nominees (82%) are independent

• 4 out of 11 Director nominees (36%) are female, with one (9%) identifying as a person of color and one (9%) identifying as LGBTQ+

• 7 new Non-Employee Directors elected in the last five years

• Female Directors chair both the Audit Committee and Compensation Committee

• Skills/demographics matrix regularly reviewed and disclosed

• Proactive Board and committee refreshment with focus on optimal mix of skills and experience

• 8 out of 11 Director nominees (73%) are a current or former CEO or CFO of a public company

• Audit, Compensation and Nominations & Governance Committees are composed solely of independent Directors

• Executive sessions of independent Directors without management, at which the Chairman of the Board presides

Commitment to Shareholder Rights

• Shareholders holding 10% or more of the total voting rights in the Company have the right to call a special meeting

• Directors elected annually to serve one-year terms

• Majority voting for Directors with Director resignation policy

Strong Corporate Governance and Compensation Practices

• Robust annual risk assessment of executive compensation programs, policies and practices

• Recommended annual Say-on-Pay Vote

• Comprehensive clawback policy

• Stock Ownership Guidelines for Non-Employee Directors and Executive Officers

• Prohibition on hedging of Company shares

• Pledging of Company shares only permitted with prior Board approval, which approval has never been given

• Prohibition on political donations by the Company

For more information about our compensation governance practices, see the section below titled “Compensation Discussion and

Analysis—Pay Decisions and Compensation Governance Policies and Practices” on page 39.

2023 PROXY STATEMENT, FERGUSON PLC	5

Proxy Summary

Our Board of Directors

Our Director nominees possess a range of diverse backgrounds, skills, knowledge, and experience that we believe are integral to an effective and well-functioning board. For more information about our Director nominees, please see our Director skills and experience matrix on page 16. Detailed information about each Director nominee’s qualifications, experience and expertise can be found in their biographies starting on page 10.

Director Diversity, Independence and Qualifications

Our slate of Director nominees reflects our aim to establish a Board with an appropriate balance of skills, knowledge, experience, and diversity of background, including gender and racial/ethnic diversity, sexual orientation, tenure, and independence.

4.5 years average tenure	36% female	82% independent

9% racially/ethnically diverse	9% LGBTQ+	73% current or former CEO or CFO of a public company

6	2023 PROXY STATEMENT, FERGUSON PLC

Proxy Summary

NAME	QUALIFICATIONS	MEMBER SINCE

Geoff Drabble Independent Chairman	Extensive experience as a board member and chief executive officer; deep knowledge of U.S. markets and operating conditions; extensive leadership experience in the distribution, technology and manufacturing sectors.	2019

Kelly Baker Independent Chairperson of Compensation Committee	Extensive human resources and operational experience; wide-ranging international business and functional experience; experience leading the people, organizational and culture developments across a number of U.S.-based, global public companies.	2021

Bill Brundage Chief Financial Officer and Executive Director	Considerable financial management and operational experience; significant knowledge of the Company and the Company’s industry.	2020

Catherine Halligan Independent	Extensive experience as a board member and as a senior executive; extensive digital transformation, digital commerce, data analytics and marketing experience; strong track record in the retail, e-commerce and multi-channel arenas.	2019

Brian May Independent	Extensive experience as a chief financial officer; extensive financial and operational experience; extensive expertise in the Company’s industry.	2021

James S. Metcalf Independent	Extensive executive leadership experience; considerable U.S. public company board and industry expertise.	2023

Kevin Murphy Chief Executive Officer and Executive Director	Culture champion with strong executive leadership skills; deep knowledge of the Company and the Company’s industry; strategic operational expertise; significant experience in strategic development and delivering operational performance improvements.	2017

Alan Murray Independent Chairperson of Nominations & Governance Committee	Extensive business leadership skills and financial reporting expertise; considerable international operational and financial experience; extensive executive management experience and board experience within global businesses; extensive knowledge of the Company.	2013

Thomas Schmitt Independent	Significant operational expertise and an extensive knowledge of U.S. and international logistics and supply chain businesses; experienced chief executive officer.	2019

Nadia Shouraboura Independent	Expertise in running complex logistics and supply chain activities; extensive experience with cutting-edge technology and e-commerce; substantial experience in the consumer and technology sectors.	2017

Suzanne Wood Independent Chairperson of Audit Committee	Experienced chief financial officer with significant financial and operational knowledge; extensive public company experience.	2021

2023 PROXY STATEMENT, FERGUSON PLC	7

Proxy Summary

ESG Framework and Reporting

The Board-approved ESG framework reflects Ferguson’s priority ESG issues identified through our risk management analyses, stakeholder priority assessments and the guidance and methods provided by the Sustainability Accounting Standards Board (“SASB”), considering issues relevant to Multiline and Specialty Retailers & Distributors industry standards (sasb.org). It comprises the key sustainability topics informing and influencing our business strategy and structures our overall vision for sustainability across three key pillars: Environmental, Social and Governance.

Our ESG Report is available on our website. Our SASB disclosure and our disclosure under the Task Force on Climate-Related Financial Disclosures (TCFD) framework are included within our ESG Report and are also available on our website. Please note that the ESG Report and other information regarding our ESG practices on our website are not incorporated by reference into this Proxy Statement.

8	2023 PROXY STATEMENT, FERGUSON PLC

Resolution 1 Election of Directors	The Board recommends that shareholders vote “FOR” each Director nominee.

In accordance with the Company’s usual practice, members of the Board stand for election each year. Following the 2023 annual Board evaluation, the Chairman and the Board found that the performance of each of the Directors continues to be effective and that each Director demonstrates commitment to the role, has sufficient time to meet his or her commitment to the Company and has individual skills and experience which are relevant and beneficial to support the Board in fulfilling its duties. A summary of the skills and experience of each of the Director nominees is set out on page 16 of this Proxy Statement.

The Board is unclassified. Directors are currently elected for one-year terms. You are being asked to vote on the election of the following 11 Director nominees, each for a one-year term.

Director Nominees

Name	Position

Kelly Baker	Independent Non-Employee Director

Bill Brundage	Chief Financial Officer and Executive Director

Geoff Drabble	Independent Chairman

Catherine Halligan	Independent Non-Employee Director

Brian May	Independent Non-Employee Director

James S. Metcalf	Independent Non-Employee Director

Kevin Murphy	Chief Executive Officer and Executive Director

Alan Murray	Independent Non-Employee Director

Thomas Schmitt	Independent Non-Employee Director

Nadia Shouraboura	Independent Non-Employee Director

Suzanne Wood	Independent Non-Employee Director

Vote Required

Election of each Director nominee requires that more than half the votes cast must be cast “FOR” the nominee. Shareholders may not cumulate their votes with respect to the election of Directors. A properly executed proxy marked “Abstain” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Resolution.

RESOLVED, that the shareholders of the Company elect each of the 11 Director nominees named in the Proxy Statement for a term expiring at the next Annual General Meeting of the Company.

2023 PROXY STATEMENT, FERGUSON PLC	9

Election of Directors

Board Nominee Biographies

Set forth below are the biographies for each of the 11 Directors nominated by the Board for election at the 2023 AGM.

Independent Non-Employee Director Age: 54 Director since: May 2021 Board Committees: • Compensation (Chairperson) • Nominations & Governance

KELLY BAKER

Ms. Baker was appointed as an independent Non-Employee Director in May 2021. Ms. Baker currently serves as the executive vice president and chief human resources officer at Thrivent Financial for Lutherans, a Fortune 500 not-for-profit diversified financial services organization. Ms. Baker served as executive vice president and chief human resources officer of Pentair plc, a manufacturer of water products, from 2017 to 2021. Between 2016 and 2017, Ms. Baker served as executive vice president and chief human resources officer at Patterson Companies Inc., a value-added distributor serving dental and animal health markets. Ms. Baker spent over 20 years with General Mills Inc., the global food manufacturer, in a variety of roles, including vice president of human resources U.S. retail and marketing, vice president of human resources corporate groups and vice president of diversity and inclusion.

Specific Skills and Qualifications

Extensive human resources and operational experience; wide-ranging international business and functional experience; experience leading the people, organizational and cultural development across a number of U.S.-based, global public companies.

Other Public Company Directorships

None.

Chief Financial Officer and Executive Director Age: 47 Director since: Nov 2020 Board Committees: None

BILL BRUNDAGE

Mr. Brundage was appointed as an Executive Director and Chief Financial Officer in November 2020. Mr. Brundage was the chief financial officer of Ferguson Enterprises, LLC (“FEL”), the Company’s U.S. business segment, from 2017 to 2020, having previously served as senior vice president of finance from 2016 to 2017 and vice president of finance since 2008. Mr. Brundage joined Ferguson in 2003 as manager of finance and was promoted to corporate controller of FEL two years later. Previously, Mr. Brundage spent five years at PricewaterhouseCoopers in the United States as a senior associate. As the Company’s CFO, Mr. Brundage brings valuable knowledge to the Board, while our Audit Committee maintains its independence.

Specific Skills and Qualifications

Certified Public Accountant with extensive Company experience; considerable financial management and operational experience; significant knowledge of the Company and the Company’s industry.

Other Public Company Directorships

None.

10	2023 PROXY STATEMENT, FERGUSON PLC

Election of Directors

Independent Chairman Age: 63 Director since: May 2019 Board Committees: • Compensation • Nominations & Governance • Major Announcements (Chairperson)

GEOFF DRABBLE

Mr. Drabble was appointed as an independent Non-Employee Director in May 2019 and as Chairman in November 2019. Mr. Drabble served as chief executive of Ashtead Group plc, a FTSE 100 international equipment rental company, from 2007 to 2019 during which he presided over a period of unprecedented growth in the business and was instrumental in creating a strong culture. He was previously an executive director of The Laird Group PLC, a former British-based electronics and technology business, where he was responsible for its Building Products division, and held a number of senior management positions at Black & Decker, the American manufacturer of power tools, accessories, hardware, home improvement products, home appliances and fastening systems.

Specific Skills and Qualifications

Extensive experience as a board member and chief executive officer; extensive leadership experience in the distribution, technology and manufacturing sectors; deep knowledge of U.S. markets and operating conditions.

Other Public Company Directorships

Chair, DS Smith Plc.

Former Public Company Directorships

Member, Howden Joinery Group Plc from 2015 to 2023; Member, Ashtead Group plc from 2005 to 2019; Member, The Laird Group PLC from 2000 to 2006.

Independent Non-Employee Director Age: 60 Director since: Jan 2019 Board Committees: • Audit • Compensation • Nominations & Governance

CATHERINE HALLIGAN

Ms. Halligan was appointed as an independent Non-Employee Director in January 2019. Between 2010 and 2012, Ms. Halligan was senior vice president sales and marketing of PowerReviews, a software as a service social commerce solution. Prior to that, she served in various executive roles across marketing and e-commerce at Williams-Sonoma Inc. and at Walmart, where she served as the chief marketing officer of Walmart.com. Ms. Halligan currently serves as a non-executive director at Anticimex, an international modern pest control company, a role she has held since October 2022. Ms. Halligan was a non- executive director of Wilton Brands, a recognized brand of cake decorating and bakeware products, from May 2016 to September 2018.

Specific Skills and Qualifications

Extensive experience as a board member and as a senior executive; extensive digital transformation, digital commerce, data analytics and marketing experience; strong track record in the retail, e-commerce and multi-channel arenas.

Other Public Company Directorships

Member, Driven Brands Holdings, Inc.; Member, JELD-WEN Holding, Inc.; Member, Ulta Beauty, Inc.

Former Public Company Directorships

Member, FLIR Systems, Inc. from 2014 to 2021.

2023 PROXY STATEMENT, FERGUSON PLC	11

Election of Directors

Independent Non-Employee Director Age: 59 Director since: Jan 2021 Audit Committee Financial Expert Board Committees: • Audit • Nominations & Governance • Major Announcements

BRIAN MAY

Mr. May was appointed as an independent Non-Employee Director in January 2021. Mr. May has served as a non-executive director of OFI Group Limited, a global provider of food and beverage ingredients, since 2021. Mr. May served as chief financial officer of Bunzl plc, the global distribution and services group, for 14 years until his retirement in late 2019. His career at Bunzl plc spanned 27 years, where he held a number of roles across the treasury and internal audit functions and was divisional finance director of Bunzl’s U.K., Europe and Australasia division for nine years. Prior to his career at Bunzl plc, he worked at KPMG.

Specific Skills and Qualifications

Extensive experience as a chief financial officer; Qualified chartered accountant with extensive financial and operational experience; extensive expertise in the Company’s industry.

Other Public Company Directorships

Member, Convatec Group Plc.

Former Public Company Directorships

Member, United Utilities Group PLC from 2012 to 2021; Member, Bunzl plc from 2006 to 2019.

Independent Non-Employee Director Age: 65 Director since: Feb 2023 Board Committees: • Compensation • Nominations & Governance

JAMES S. METCALF

Mr. Metcalf was appointed as an independent Non-Employee Director in February 2023. Mr. Metcalf previously served as chairman and chief executive officer of Cornerstone Building Brands, Inc. (“Cornerstone”), a North American building products manufacturer, from 2019 until his retirement as chief executive officer in September 2021 and as chairman in March 2022. He joined Cornerstone in 2017 as a non-employee director when it was known as NCI Building Systems, Inc. Prior to joining Cornerstone, he held various roles at USG Corporation, a manufacturer of ceiling, floor, gypsum, roofing, sheathing, and wall products. At the time of his retirement from USG in November 2016, Mr. Metcalf had served as its chairman since December 2011 and served as its chief executive officer and president since January 2011.

Specific Skills and Qualifications

Extensive executive leadership experience; considerable U.S. public company board and industry expertise.

Other Public Company Directorships

None.

Former Public Company Directorships

Chair, Cornerstone Building Brands from 2019 to 2022; Member (2017 to 2018) and Chair (2018 to 2019), NCI Building Systems, Inc. (until its acquisition by Cornerstone Building Brands); Member, Tenneco Inc. from 2014 to 2022; Chair, USG Corporation from 2011 to 2016; Member, Molex Inc. from 2007 to 2013.

12	2023 PROXY STATEMENT, FERGUSON PLC

Election of Directors

Chief Executive Officer and Executive Director Age: 53 Director since: Aug 2017 Board Committees: None

KEVIN MURPHY

Mr. Murphy was appointed as an Executive Director in August 2017 and as Chief Executive Officer in November 2019. Mr. Murphy was chief executive officer of FEL from 2017 until his appointment as Chief Executive Officer in 2019. Prior to that, he was chief operating officer of FEL from 2007 to 2017. Mr. Murphy joined Ferguson in 1999 as an operations manager following Ferguson’s acquisition of his family’s business, Midwest Pipe and Supply, and went on to hold a number of leadership positions before his eventual appointment as the Company’s Chief Executive Officer. Since Mr. Murphy’s appointment to the Board in 2017, the business has generated strong, profitable growth and continued to take market share under his leadership.

Specific Skills and Qualifications

Culture champion with strong executive leadership skills; deep knowledge of the Company and the Company’s industry; strategic operational expertise; significant experience in strategic development and delivering operational performance improvements.

Other Public Company Directorships

None.

Independent Non-Employee Director and Employee Engagement Director

Age: 70

Director since: Jan 2013

Audit Committee Financial Expert

Board Committees:

•  Audit

•  Compensation

•  Nominations & Governance (Chairperson)

ALAN MURRAY

Mr. Murray was appointed as an independent Non-Employee Director in January 2013. He has served as Employee Engagement Director since March 2019 and served as Senior Independent Director from October 2013 until August 2022, when the role was transitioned to chair of the Nominations & Governance Committee. From 2002 to 2007, Mr. Murray served as group chief executive of Hanson PLC, a British-based building materials company, where he had previously served as finance director and chief executive of Hanson Building Materials America from 1998 to 2002. Since 2003, Mr. Murray has served as a Trustee of the Hanson No 2 Pension Scheme for the Hanson Pension Trustees Limited.

Specific Skills and Qualifications

Qualified chartered management accountant with extensive business leadership skills and financial reporting expertise; considerable international operational and financial experience; extensive executive management experience and board experience within global businesses; extensive knowledge of the Company.

Other Public Company Directorships

Member, O-I Glass, Inc.

Former Public Company Directorships

Member, HeidelbergCement AG from 2010 to 2017; Member, International Power plc from 2007 to 2011; Member, Hanson PLC from 2002 to 2007.

2023 PROXY STATEMENT, FERGUSON PLC	13

Election of Directors

Independent Non-Employee Director Age: 58 Director since: Feb 2019 Board Committees: • Compensation • Nominations & Governance

THOMAS SCHMITT

Mr. Schmitt was appointed as an independent Non-Employee Director in February 2019. Mr. Schmitt has served as president, chief executive officer and director of Forward Air Corporation, Inc., the NASDAQ-listed premium ground transportation company, since September 2018, and as chairman since May 2019. From 2015 to 2018, Mr. Schmitt was chief commercial officer and a management board member of Schenker AG, a $20 billion global freight, transportation and logistics company. Mr. Schmitt’s career began at BP and McKinsey and has encompassed leadership roles at AquaTerra, Purolator and FedEx.

Specific Skills and Qualifications

Significant operational expertise and an extensive knowledge of U.S. and international logistics and supply chain businesses; experienced chief executive officer with significant first-hand leadership experience in the markets in which the Company operates; track record of driving accelerated profitable growth and promoting integrity, transparency and values-based leadership.

Other Public Company Directorships

Chair, Forward Air Corporation, Inc.

Former Public Company Directorships

Member, Zooplus AG from 2013 to 2016.

Independent Non-Employee Director Age: 53 Director since: Jul 2017 Board Committees: None

NADIA SHOURABOURA

Ms. Shouraboura was appointed as an independent Non-Employee Director in July 2017. In 2012, Ms. Shouraboura founded Hointer, Inc., a Seattle based consultancy that helped retailers create innovative in-store experiences, and served as its chief executive officer until November 2018. From 2004 to 2012, she was a vice president of global supply chain and fulfillment platform and a member of the senior leadership team at Amazon.com, Inc.

Specific Skills and Qualifications

Expertise in running complex logistics and supply chain activities; extensive experience with cutting-edge technology and e-commerce; substantial experience in the consumer and technology sectors.

Other Public Company Directorships

Member, Mobile TeleSystems Public Joint Stock Company; Member, Ocado Group plc.

Former Public Company Directorships

Member, Cimpress, N.V. from 2014 to 2018; Member, X5 Retail Group N.V. from 2018 to 2022.

14	2023 PROXY STATEMENT, FERGUSON PLC

Election of Directors

Independent Non-Employee Director Age: 63 Director since: Jan 2021 Audit Committee Financial Expert Board Committees: • Audit (Chairperson)

SUZANNE WOOD

Ms. Wood was appointed as an independent Non-Employee Director in January 2021. Ms. Wood served from September 2018 to September 2022 as senior vice president and chief financial officer of Vulcan Materials Company, a large producer of construction aggregates. From 2012 to 2018, she served as chief financial officer of Ashtead Group plc, a FTSE 100 international equipment rental company, after having joined Ashtead in 2003 as chief financial officer of Sunbelt Rentals, Ashtead’s largest operating brand in the United States. She started her career with PricewaterhouseCoopers.

Specific Skills and Qualifications

Chartered accountant and experienced chief financial officer with significant financial and operational knowledge; extensive public company experience.

Other Public Company Directorships

Member, RELX PLC; Member, H&E Equipment Services, Inc.

Former Public Company Directorships

Member, Ashtead Group plc from 2012 to 2018.

2023 PROXY STATEMENT, FERGUSON PLC	15

Election of Directors

Director Nominee Skills and Experience

SKILLS AND EXPERIENCE

Executive Leadership

C Suite experience with an understanding of how to lead large scale and complex organizations. Developed and delivered strategic initiatives and operational plans in a CEO, operational executive or function leader capacity.

	●	●	●	●	●	●	●	●	●	●	●

Public Company Board Experience Experience serving on other public company boards.			●	●	●	●		●	●	●	●

Corporate Governance/Regulatory and Risk Management Experience in corporate governance matters, board management accountability, risk management and compliance practices.	●		●	●	●	●		●	●	●	●

Accounting, Finance and Capital Markets

Experience in accounting, finance, audit and capital management, including oversight of financial statements and operating results. Experience assessing the financial metrics of strategic opportunities.

		●	●	●	●	●	●	●	●	●	●

Corporate Transactions and M&A Experience in corporate transactions, mergers and acquisitions.	●	●	●		●	●	●	●	●	●	●

Environmental/Climate change Experience and overseeing environmental policy regulation, risk and understanding of best practices.					●	●			●

Technology, Digital, Innovation and Cyber Experience with technologies key to business, digital marketing/ transformation, innovation and risk mitigation. Understanding cybersecurity.				●	●	●				●

Supply Chain/Logistics/Distribution Experience includes planning and management of activities in sourcing, procurement, logistics and distribution.		●	●		●	●	●		●	●

Marketing Experience of marketing or managing brands and increasing the value of products or services over time in the market.			●	●		●				●

Human Capital and Talent Management Experience in human capital management, talent development, Inclusion, Diversity & Equity, compensation and succession planning.	●		●	●	●	●	●	●			●

16	2023 PROXY STATEMENT, FERGUSON PLC

Corporate Governance

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines as a general framework to assist the Board in carrying out its responsibility for the business and affairs of the Company. The Corporate Governance Guidelines cover the role of the Board and management, the composition of the Board, the structure and operations of the Board and the duties and responsibilities of the Board. The Nominations & Governance Committee of the Board reviews the Corporate Governance Guidelines annually and recommends any appropriate changes for approval by the Board. The Corporate Governance Guidelines can be found on the Corporate Governance page of the Investors tab of our website at corporate.ferguson.com under Governance Documents.

Board Leadership

The Board is led by Geoff Drabble, our independent non-employee Chairman. As part of its annual board evaluation process, the Board assesses its leadership structure to determine the leadership structure most appropriate for the Company, taking into account the recommendations of the Nominations & Governance Committee.

The Board periodically appoints a Chairperson of the Board. Both independent and Executive Directors, including the CEO, are eligible for appointment as the Chairperson. Mr. Drabble was appointed Chairman in November 2019, coinciding with the appointment of Mr. Murphy as Chief Executive Officer. We believe that the current leadership structure is effective for the Company and its shareholders at this time, as it allows Mr. Murphy to focus on the day-to-day leadership of the Company while allowing Mr. Drabble to focus on leading the Board and its oversight of the Company’s transition of its listing structure and U.S. domestic issuer status. Further, the Company, prior to transitioning to a primary listing on the NYSE in May 2022, complied with the U.K. Corporate Governance Code which recommends the separation of the CEO and Chairperson roles.

Any change from the current structure of having a Chairperson separate from the CEO would be at the discretion of the Board, though the Board may seek input from shareholders if a change is contemplated in the future. If the Board determines that it would be more effective to have a single individual act as both Chairperson and CEO, our Corporate Governance Guidelines would require the appointment of a lead independent director at that time.

Director Independence

The Nominations & Governance Committee reviews the independence of each Director annually and makes recommendations to the Board, and the Board annually determines and discloses the independence of the Directors.

No Director is considered independent unless the Board, considering all relevant facts and circumstances, affirmatively determines that the Director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In assessing whether a Director has no material relationship with the Company, the Board also considers any persons or organizations with which the Director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

In addition, members of the Audit, Compensation and Nominations & Governance Committees must meet all additional applicable independence tests of the NYSE and any additional standards imposed under U.S. securities laws and the rules and regulations of the SEC.

The Board has considered whether the members of our Board are independent and determined that each of our Director nominees other than our Executive Directors is an “independent” Director under applicable NYSE and SEC rules and regulations, and each satisfies the applicable NYSE and SEC rules and regulations for “independence” with respect to the Committees of the Board on which such Director serves.

In making its independence determination the Board considered that some of the Non-Employee Directors, or their immediate family members, are affiliated with companies or entities to which the Company sold products or made payments, or from which the Company purchased products or services during the year. This included transactions that do not require disclosure under Item 404 of Regulation S-K (“Regulation S-K”) promulgated under the Exchange Act and therefore are not disclosed in “Approved Related Party Transactions,” such as that Ms. Shouraboura’s spouse is a senior executive at Microsoft Corporation from which the Company purchases products and services. Aggregate payments to or from Microsoft Corporation, in each of the last three fiscal years, did not exceed the greater of $1 million or 2% of that organization’s consolidated gross revenues in a single fiscal year. In reviewing these relationships, the Board considered all relevant factors, including: whether the transactions were entered into at arm’s length in the normal course of business and, to the extent they were commercial relationships, had standard commercial terms; and whether the director had any direct business relationships with the company or received any direct personal benefit from these transactions, relationships, or arrangements.

2023 PROXY STATEMENT, FERGUSON PLC	17

Corporate Governance

Director Criteria and Nomination Process

The Company seeks a Board with an appropriate balance of skills, knowledge, experience, independence and diversity of background among its members to enable it to discharge its duties and responsibilities effectively. The Board has delegated the process for identifying and screening potential director candidates to the Nominations & Governance Committee.

Candidates for potential membership on the Board must at a minimum satisfy any requirements of applicable law and rules of the NYSE. In addition, in evaluating director candidates, the Nominations & Governance Committee considers the qualifications of each candidate, the collective experience and expertise represented on the existing Board and the criteria set forth in our Corporate Governance Guidelines, including that candidates should:

•	be of sound character, judgment, reputation and integrity.

•	conduct themselves in accordance with high personal and professional ethical standards, including the policies set forth in the Company’s Code of Business Conduct and Ethics.

•	maintain an active professional life to keep them in contact with the markets and/or the industry in which the Company is active.

•	be of diverse backgrounds, skills, experience, personality, work styles, race, gender, ethnicity, age, tenure and viewpoints.

•

be committed to the Company and service on the Board including having the time and willingness to study informational and background materials, to prepare for meetings and to otherwise carry out their duties and responsibilities effectively.

•	represent the best interests of all shareholders.

The Board and the Nominations & Governance Committee consider whether director candidates’ backgrounds, skills, experience and other qualifications would complement those of other members of the Board and may also consider other factors as needs change based on strategic priorities. In addition, a Director who is currently serving as an executive officer of a public company generally may serve on a total of no more than two public company boards (including the Company’s Board). A Director who is not currently serving as an executive officer of a public company generally may serve on no more than four public company boards (including the Company’s Board).

Process for Selection of Directors

When the Board determines it is desirable to add a director in the context of its strategic needs, as part of its annual evaluation process or to fill a vacancy on the Board, the Nominations & Governance Committee takes the following steps:

•	Initiates a search for director candidates that meet the Board’s director criteria, seeking input from an independent search firm;

•

Identifies, first, an initial slate of director candidates that are socially, racially and ethnically diverse in accordance with the Company’s Board Diversity Policy, which is then reviewed by and discussed among the Chairperson of the Board, the Chair of the Nominations & Governance Committee, the CEO and the Chief Human Resources Officer and, second, a refined slate of director candidates based on this review;

•

Conducts inquiries into the background and qualifications of the refined list of director candidates, including evaluating the candidates’ financial literacy and expertise, skills and expertise relevant to the Company’s business and structure, as well as any overboarding or independence concerns, related party transactions, and potential issues under competition laws;

•	Determines which director candidates to interview and conducts the interviews by the Chairperson of the Board, select Non-Employee Directors and the Chief Human Resources Officer;

•	Selects a director candidate for recommendation to the Board; and

•

Seeks Board approval of the recommended director candidate for election by our shareholders or Board appointment of the recommended director candidate to fill a position between Annual General Meetings.

18	2023 PROXY STATEMENT, FERGUSON PLC

Corporate Governance

Board Diversity Policy

The Board seeks to always include director candidates from socially, racially and ethnically diverse backgrounds in the initial and refined candidate slates with the intention of ensuring that we maximize the opportunity to make director appointments that allow the Board to reflect the diversity of the Company’s workforce and the communities we serve.

The Board has established the following board diversity targets which are aspirational in nature: at least 30% of the Board should be female and at least one member of the Board should be from a minority ethnic background. As of July 31, 2023, and up to the date of this Proxy Statement, 36% of the Board are female and one member of the Board is from a minority ethnic background. The Chairpersons of both the Audit Committee and the Compensation Committee are female.

Board Evaluation

Our Board has the authority and responsibility to review the results of the annual evaluation of the Board conducted by the Nominations & Governance Committee to determine whether the Board and the Committees of the Board are functioning effectively and in accordance with their respective charters, the Company’s Corporate Governance Guidelines, applicable law and NYSE listing standards. As part of its responsibilities, the Nominations & Governance Committee will evaluate at least annually the Board’s composition, tenure, succession planning and experience. The Nominations & Governance Committee will then report the conclusions and any recommended improvements to the Board. The Board will also review the results of the third-party review of the Board that is conducted every three years. The last third-party review was conducted in 2021.

In addition, the Nominations & Governance Committee periodically, and at least annually, assesses the qualifications of individual members of the Board and the results of such evaluations are reported to the Board.

Board Refreshment and Tenure

The Board has been focused on board refreshment as the Company has progressed its transition from a Premium listed company on the LSE to a primary listing on the NYSE with a Standard Listing on the LSE. As a result, 7 of our Non-Employee Directors and 1 of our Executive Directors have a tenure of less than 5 years.

The Board does not believe that it should limit the number of terms for which a person may serve as a Director, because such term limits could deprive the Company of the valuable contributions made by directors who have developed, over time, significant insights into the Company and its operations. At the same time, the Board recognizes the importance of an appropriate balance of experience and perspectives and considers the overall mix of tenure of the Board.

All Directors serve a one-year term, except that the initial term for each Director shall run from the date of appointment until the Company’s next Annual General Meeting, and are subject to election by shareholders at each Annual General Meeting. As provided in the Company’s Articles, between each Annual General Meeting, the Board may appoint one or more Directors to hold office only until the Company’s next Annual General Meeting.

Board Onboarding & Education

All new non-employee directors on the Board receive in-person orientation and training to become integrated into boardroom discussions and maximize their knowledge of the Company. The orientation program is led by members of senior management and coordinated by our Chief Human Resources Officer and our Company Secretary in collaboration with the new Director. The program covers a wide variety of topics, including: a review of our strategy and operating plans in both our U.S. and Canadian business segments; financial statements; information technology, compensation, investor relations, legal and corporate governance policies and practices; and the roles and responsibilities of our Directors. New Directors are also briefed by our external legal counsel and may meet with our auditors and compensation consultants. New Directors receive key documents as part of the orientation process, including our publicly available governance documents and filings, past Board minutes and agenda programs, strategy presentations, and our compensation framework, among other documents.

2023 PROXY STATEMENT, FERGUSON PLC	19

Corporate Governance

The Company provides the Board with ongoing educational resources and opportunities related to fiduciary duties, corporate governance and regulatory topics and other matters as may be appropriate or requested by the Board. All Directors are members of the National Association of Corporate Directors (“NACD”), giving them access to tools, resources, and instructional curricula to continue to mature in corporate governance, including educational events and networking opportunities. In addition, each Director has access to a broad range of resources provided by Deloitte, including newsletters, webcasts and symposia. Each Director also undergoes an annual training on our Code of Business Conduct and Ethics. Site visits are coordinated for our Directors, oftentimes as part of the onboarding process and, additionally, as part of the Company’s Board meetings twice per year. These visits allow Directors to interact with a broader group of our executives and associates and gain firsthand insight into our culture and operations.

Director Meeting Attendance

Board members are expected to devote sufficient time and attention to prepare for, attend and participate in Board meetings and meetings of Committees on which they serve, including advance review of meeting materials that are circulated prior to each meeting. In addition, Board members are expected to attend each Annual General Meeting of shareholders unless unusual circumstances make attendance impractical.

During fiscal 2023, the Board met 6 times. The number of times that each Committee of the Board met in fiscal 2023 is shown in the next section. Each incumbent director attended at least 75% of the meetings of the Board and of the Committees of which he or she was a member during fiscal 2023. Every director serving on our Board at the time of the 2022 Annual General Meeting attended that meeting.

20	2023 PROXY STATEMENT, FERGUSON PLC

Board Committees and Oversight

Committees of the Board

The Board’s principal responsibility is one of oversight to enable the Company’s business objectives to be met and to review the overall strategic development of the Company as a whole.

Certain strategic decisions and authorities of the Company are reserved as matters for the Board. For some of these matters, the Board delegates responsibilities and authorities to its Committees. The matters reserved for the Board for its decision include matters related to: strategy and management; capital and corporate structure; financial reporting and controls; tax and treasury; major commitments; certain communications; Board and certain Executive Officer appointments; compensation of Directors and Executive Officers; delegation of authority; corporate governance and certain policies.

The Board has four Committees: the Audit Committee, the Compensation Committee, the Nominations & Governance Committee and the Major Announcements Committee. Each Committee operates in accordance with its respective charter that is periodically reviewed and updated as appropriate. The charters of the Audit Committee, Compensation Committee and Nominations & Governance Committee can be found on the Corporate Governance page of the Investors tab of our website at corporate.ferguson.com under Governance Documents. The members of these Committees since August 1, 2023 and as of the date hereof are identified in the following table:

BOARD OF DIRECTORS

Chairman: Geoff Drabble

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATIONS & GOVERNANCE COMMITTEE	MAJOR ANNOUNCEMENTS COMMITTEE
4 Members All Independent Suzanne Wood (Chairperson) Catherine Halligan Brian May Alan Murray	6 Members All Independent Kelly Baker (Chairperson) Geoff Drabble Catherine Halligan James S. Metcalf Alan Murray Thomas Schmitt	7 Members All Independent Alan Murray (Chairperson) Kelly Baker Geoff Drabble Catherine Halligan Brian May James S. Metcalf Thomas Schmitt	2 Members All Independent Geoff Drabble (Chairperson) Brian May

2023 PROXY STATEMENT, FERGUSON PLC	21

Board Committees and Oversight

AUDIT COMMITTEE		All Independent

	Members	Responsibilities

Suzanne Wood Chairperson	• Catherine Halligan • Brian May • Alan Murray

During fiscal 2023, the Audit Committee met 6 times. Each member of the Audit Committee is “independent,” as defined by the NYSE listing standards. The Board has determined that Brian May, Alan Murray and Suzanne Wood each qualify as an “audit committee financial expert” as that term is defined by the applicable SEC rules. Furthermore, each member of the Audit Committee is “financially literate” as that term is defined by the NYSE listing standards.

The Audit Committee Charter details the purpose and responsibilities of the Audit Committee, including assisting the Board in fulfilling its oversight responsibilities, and making recommendations to the Board as appropriate, in relation to:

•  the integrity of the Company’s financial statements and financial reporting process;

•  the appointment, independence and qualifications of the Company’s independent registered public accounting firm (the “Independent Auditor”);

•  the performance of the Company’s Independent Auditor and internal audit function;

•  the appointment, subject to shareholder approval, of the auditors of the statutory accounts prepared in accordance with the Companies (Jersey) Law 1991;

•  the Company’s compliance with legal and regulatory requirements, including internal controls designed for that purpose;

•  guidelines and policies to govern the process by which management assesses and manages the Company’s exposure to risk, the Company’s major financial risk and cybersecurity risk exposures and the steps management has taken to monitor and control such exposures;

•  the pre-approval of audit and permissible non-audit services and fees to be provided by the Independent Auditor;

•  procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•  the review and approval of related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

COMPENSATION COMMITTEE		All Independent

	Members	Responsibilities

Kelly Baker Chairperson	• Geoff Drabble • Catherine Halligan • James S. Metcalf • Alan Murray • Thomas Schmitt

During fiscal 2023, the Compensation Committee met 5 times. Each member of the Compensation Committee is “independent,” as defined by the NYSE listing standards.

The Compensation Committee Charter details the purpose and responsibilities of the Compensation Committee, including:

•  reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and any other Executive Director and evaluating their performance at least annually in light of those goals and objectives;

•  determining and approving the compensation for the CEO and any other Executive Director, either as a committee or together with the other Non-Employee Directors (as directed by the Board);

•  reviewing and approving the compensation of all other Executive Officers, considering the recommendations of the CEO;

•  reviewing the form and amount of all Non-Employee Director compensation and benefits;

•  producing an annual report of the Compensation Committee for inclusion in the Company’s Proxy Statement;

•  reviewing and making recommendations to the Board regarding incentive compensation plans and equity-based plans;

•  undertaking annual risk assessment of compensation policies and practices; and

•  evaluating and monitoring the independence of any compensation consultant, as required.

22	2023 PROXY STATEMENT, FERGUSON PLC

Board Committees and Oversight

Compensation Committee Interlocks and Insider Participation

Geoff Drabble, Kelly Baker, Catherine Halligan, Alan Murray, Thomas Schmitt, Jacky Simmonds and James S. Metcalf served on the Compensation Committee during fiscal 2023. None of the members of the Compensation Committee is or has been an officer or associate of the Company. Except for Thomas Schmitt, none of the members of the Compensation Committee had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. See “—Related Party Transactions—Approved Related Party Transactions” for a description of the Related Party Transaction involving Mr. Schmitt. None of the Company’s Executive Officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a Director of the Company or a member of the Compensation Committee during fiscal 2023.

NOMINATIONS & GOVERNANCE COMMITTEE	All Independent

	Members	Responsibilities

Alan Murray Chairperson	• Kelly Baker • Geoff Drabble • Catherine Halligan • Brian May • James S. Metcalf • Thomas Schmitt

During fiscal 2023, the Nominations & Governance Committee met 6 times. Each member of the Nominations & Governance Committee is “independent,” as defined by the NYSE listing standards.

The Nominations & Governance Committee Charter details the purpose and responsibilities of the Nominations & Governance Committee, including:

•  recommending to the Board qualified candidates for nomination as members of the Board and its Committees consistent with criteria approved by the Board;

•  developing and recommending to the Board the corporate governance principles applicable to the Company;

•  overseeing the evaluation of the Board, the Committees of the Board and the Executive Officers;

•  developing and recommending to the Board for approval, and periodically reviewing a succession plan for, the Company’s CEO and CFO;

•  reviewing the structure, size and composition of the Board, including the tenure and experience (including skills, knowledge, independence, qualifications and diversity) of the members of the Board, and making recommendations to the Board with regard to any changes that are deemed necessary;

•  reviewing the Board policy on diversity;

•  identifying and nominating, for the Board’s approval, candidates qualified to become a Board member consistent with criteria approved by the Board;

•  recommending to the Board candidates for lead independent director and for the membership and chairpersons of the Board Committees; and

•  providing oversight of the Company’s ESG disclosure framework and related public disclosures, including the Company’s ESG Report.

MAJOR ANNOUNCEMENTS COMMITTEE	All Independent

	Members	Responsibilities

Geoff Drabble Chairperson	• Brian May	The Major Announcements Committee meets as required in exceptional circumstances to consider disclosure obligations in relation to certain material information where the matter is unexpected and non-routine. During fiscal 2023, the Major Announcements Committee did not meet.

2023 PROXY STATEMENT, FERGUSON PLC	23

Board Committees and Oversight

Board Oversight

Shareholder Engagement

The Board, as part of its oversight role, routinely receive updates, briefings and reports from the Company’s investor relations team that summarize shareholder engagement and key themes.

We are committed to engaging with our shareholders. Throughout the year, we meet with institutional investors and analysts to inform and share our perspectives and to solicit their feedback on our performance. This dialogue allows the Company to better understand and evaluate important issues and consider them appropriately, and to communicate on matters including strategy, financial performance, market backdrop, ESG and executive compensation. Our CEO, CFO and investor relations team maintain a regular cadence of meetings with a broad cross section of our share register including large institutional investors and pension funds. The style of shareholder interactions can include a mix of one-on-one meetings, conferences and operational site visits.

Risk Oversight

BOARD OF DIRECTORS

The Board is responsible for (i) ensuring that the Company considers and manages opportunities, risks and uncertainties that may impact achievement of its strategic objectives and (ii) overseeing an enterprise risk management program (the “Enterprise Risk Management Program”) that establishes collaborative risk management processes to proactively identify, assess, mitigate and monitor business risks and facilitate associated reporting about such risks. To administer its risk oversight function, the Board has delegated certain oversight responsibilities to its Committees and to management.

Audit

Committee

•  Responsible for reviewing and discussing guidelines and policies that govern the process by which management assesses and manages the Company’s exposure to risk.

•  Responsible for monitoring the overall adequacy and effectiveness of the Enterprise Risk Management Program.

Compensation

Committee

•  Responsible for assessing risks related to the Company’s incentive compensation arrangements to determine whether they encourage excessive risk taking.

•  Responsible for discussing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk.

Nominations

& Governance

Committee

•  Responsible for ensuring proper corporate governance standards are maintained, that the Board and its Committees consist of qualified directors, and that appropriate succession plans for the CEO and CFO are in place.

•  Responsible for providing oversight of the Company’s ESG disclosure framework and related public disclosures, including the Company’s ESG Report.

MANAGEMENT

The Executive Committee implements strategic decisions and executive or administrative matters. Members of the Executive Committee are our CEO and his direct reports. The Executive Committee assesses and manages the Company’s exposure to enterprise risks. As owners of the enterprise risks, the Executive Committee is positioned to help determine how to identify, assess, manage and mitigate risks throughout the Company.

24	2023 PROXY STATEMENT, FERGUSON PLC

Board Committees and Oversight

Strategy Oversight

The Board actively oversees the Company’s long-term business strategy. The Board is continuously engaged with management and associates on this oversight function. For example, the Board:

•	Holds a strategy session each year, which includes presentations from various members of senior management;

•	Receives management presentations at Board meetings, covering various topics such as information technology, including cybersecurity; acquisitions; investor relations; and marketing; and

•

Attends coordinated site visits as part of the onboarding process and as part of Board meetings twice a year, which allows for interaction with a broader group of our executives and associates and the ability to gain firsthand insight into our culture and operations.

ESG Oversight

The Board oversees Ferguson’s sustainability efforts and ESG strategy and the Nominations & Governance Committee is responsible for providing oversight of the Company’s ESG disclosure framework and related public disclosures, including the Company’s ESG Report. The Board receives regular updates on sustainability progress from our Vice President of ESG, such as review of project implementation and performance, and opportunities to integrate sustainability measures into capital expenditures. The Company also maintains a management-level ESG Steering Committee which is a cross-functional committee comprised of ESG subject matter experts from across the business including the leaders responsible for the ESG disclosure framework. The purpose of the ESG Steering Committee is to assist the Executive Committee in overseeing the Company’s ESG-related key risks and opportunities that may have a significant impact on the Company and its ability to sustain trust with associates, customers, suppliers, and the investment community. Ferguson’s Board-approved ESG Framework reflects the priority ESG issues identified through our risk management and stakeholder priorities assessments. A copy of the ESG Framework appears on page 8 in the section titled “2023 Proxy Summary—ESG Framework and Reporting.”

Code of Business Conduct and Ethics

Our Values — Safety, Integrity, Service, Teamwork and Impact – guide our decisions and our actions. These values are codified in the Ferguson’s Code of Business Conduct and Ethics (our “Code of Conduct”), which is applicable to all directors, officers and associates. Our Code of Conduct is reviewed at least every three years for desirable changes, with a refreshed style implemented most recently as of August 1, 2023. A copy of our Code of Conduct is available on the home page of our website at corporate.ferguson.com under Useful Links.

Related Party Transactions

Policy and Procedures for Review and Approval of Related Party Transactions

The Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and related parties (including current Executive Officers and Directors, or Director nominees and persons who served in those roles at any time since the beginning of our last fiscal year, greater than 5% beneficial owners of the Company’s voting securities, immediate family members of such persons and related entities of such persons, including entities in which any of such persons is employed, is a general partner or principal or in which such person has a 10% or greater beneficial ownership interest) (a “Related Party”). The policy covers any related party transaction in which the Company or any of its controlled subsidiaries was, is or will be a participant, where the amount involved exceeds $120,000, and in which a Related Party had, has or is expected to have a direct or indirect material interest (any such transaction, a “Related Party Transaction”).

Related Party Transactions must be reviewed and approved by the Audit Committee of the Board. In considering the transaction, the Audit Committee must consider all of the relevant facts and circumstances available to it related to the Related Party Transaction, including:

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the related party transaction was initiated by the Company or the Related Party;

•	the purpose, and the potential benefits to the Company, of the Related Party Transaction;

•

the impact on a Director’s independence in the event that the Related Party is a Director, an immediate family member of a Director or an entity in which a Director is a partner, shareholder (or equivalent) or executive officer;

•	if there was a competitive bidding process and the results thereof;

•	the availability of other sources for comparable products or services;

2023 PROXY STATEMENT, FERGUSON PLC	25

Board Committees and Oversight

•	the terms of the transaction;

•	the approximate dollar value of the amount involved in the Related Party Transaction, particularly as it relates to the Related Party;

•	the importance, nature and extent of the interest (financial or otherwise) and involvement of the Related Party in the Related Party Transaction;

•

whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party or with associates generally; and

•	any other information regarding the Related Party Transaction or the Related Party that would be material to investors in light of the circumstances of the particular transaction.

Prior to entering into a transaction that may be a Related Party Transaction, the Related Party must report the transaction to the Chief Legal Officer. If the Chief Legal Officer determines that the proposed transaction may or would be a Related Party Transaction, the Chief Legal Officer must report the Related Party Transaction to the Audit Committee for approval at the next meeting of the Audit Committee. If the Chief Legal Officer determines that it is not appropriate to postpone review until the next Audit Committee meeting, the Chairperson of the Audit Committee may review and approve the Related Party Transaction. Any such approval must be reported to the Audit Committee at its next meeting. If a Director is involved in the transaction, he or she will be recused from all discussions and decisions relating to the transaction. The Audit Committee may approve only those Related Party Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith.

Approved Related Party Transactions

Described below are Related Party Transactions since the beginning of our last fiscal year. Other than as described below, there were no transactions, and there are no currently proposed transactions, that would require disclosure under Item 404 of Regulation S-K.

Thomas Schmitt, an independent Non-Employee Director on our Board, also serves as the chairman and chief executive officer of Forward Air Corporation from which the Company purchases certain delivery, installation and related administrative services. During fiscal 2023, the Company paid to subsidiaries of Forward Air Corporation approximately $27 million for services provided to the Company. These services were purchased on an arm’s-length basis. This ongoing transaction is reviewed and approved in accordance with the Company’s related party transactions policy.

Robert Murphy, the father of our Chief Executive Officer, Kevin Murphy, is the lessor of a property leased by the Company in the ordinary course of its business. During fiscal 2023, the Company paid $168,000 to Robert Murphy for use of the property. The lease for the property was entered into on an arm’s-length basis and, as an ongoing transaction, was reviewed and approved in accordance with the Company’s related party transactions policy.

26	2023 PROXY STATEMENT, FERGUSON PLC

Director Compensation

The following table summarizes the compensation awarded or paid to the non-employee members of our Board (the “Non-Employee Directors”) for the year ended July 31, 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)(4)	Total ($)

Chairman of the Board

Geoff Drabble	499,181	55,499	23,233	577,913

Other Non-Employee Directors

Kelly Baker	129,000	60,000	44,633	233,633

Catherine Halligan	110,000	60,000	29,163	199,163

Brian May	101,436	55,499	13,221	170,156

James S. Metcalf(5)	55,000	60,000	27,307	142,307

Alan Murray(6)	162,000	60,000	42,199	264,199

Thomas Schmitt	110,000	60,000	27,059	197,059

Nadia Shouraboura	110,000	60,000	45,236	215,236

Suzanne Wood	129,000	60,000	45,868	234,868

Jacky Simmonds(7)	38,879	0	12,535	51,414

(1) U.S.-based Non-Employee Directors are paid in USD and U.K.-based Non-Employee Directors are paid in GBP. Each month we calculate any U.K. tax due on U.S.-based Non-Employee Director fees using the U.K. tax authorities (HMRC) official exchange rate for the month. The fees of the two U.K.-based Non-Employee Directors (Messrs. Drabble and May) have been converted into USD using the same official exchange rate.

(2) Represents the grant date fair value of restricted stock units, calculated in accordance with FASB ASC Topic 718, issued to our Non-Employee Directors on December 8, 2022 (except for Mr. Metcalf’s award, which was issued on March 16, 2023). The aggregate number of restricted stock units outstanding as of July 31, 2023 for our Non-Employee Directors was as follows: 485 restricted stock units for each of Messrs. Murray and Schmitt, and Ms. Baker, Ms. Halligan, Ms. Shouraboura and Ms. Wood; 454 restricted stock units for each of Messrs. Drabble and May; and 232 restricted stock units for Mr. Metcalf.

(3) The Non-Employee Directors receive a travel allowance of $3,250 (each way) (£2,500 for U.K.-based Non-Employee Directors), where there would be a need for intercontinental flight in excess of five hours (one way) based on the home location of the Non-Employee Director and the location of the Board (or Committee) meeting, up to a maximum of $39,000 per annum (£30,000 for U.K.-based Non-Employee Directors). This is in addition to reimbursement for actual travel costs, including airfare and hotel.

(4) In the U.K., some travel expenses related to Board meeting attendance are considered by the U.K. tax authorities to be ‘taxable benefits,’ consequently the Company pays the tax on these expenses including any applicable tax gross-up.

(5) Mr. Metcalf was appointed to the Board effective February 1, 2023.

(6) Mr. Murray serves as the Employee Engagement Director.

(7) Ms. Simmonds‘ service on the Board ended on November 30, 2022.

Narrative to Non-Employee Director Compensation

Below is a discussion of the material factors necessary to an understanding of the compensation disclosed in the above table.

How We Set Non-Employee Director Compensation

The Board, upon recommendation of the Compensation Committee, determines the annual compensation of Non-Employee Directors each year with account taken of the time and responsibility involved in each role, including, where applicable, the chairmanship of Board committees. Directors who are executives of the Company receive no compensation for their Board service. The Compensation Committee consults with Mercer, one of its independent compensation consultants, on the director compensation program and reviews survey information of compensation paid to directors serving on boards of similar U.S.-listed companies to determine whether changes are advisable.

2023 PROXY STATEMENT, FERGUSON PLC	27

Director Compensation

Non-Employee Director Fees

A summary of the annualized fees for fiscal 2023 is as follows:

Fees(1)(2)(3) ($000)

Chairman of the Board’s Fee	536.0

Other Non-Employee Directors’ Base Fee	110.0

Fees in Addition to Base Fee:

Chairperson of Audit Committee	28.5

Chairperson of Compensation Committee	28.5

Chairperson of Nominations & Governance Committee	28.5

Employee Engagement Director	14.0

(1) Increases to Non-Employee Director and Chairman of the Board fees from the prior fiscal year were to align them to fee levels in the U.S. for non-employee directors.

(2) The Non-Employee Directors also have the benefit of a travel allowance and certain tax benefits as described in footnote (3) to All Other Compensation in the Director Compensation table.

(3) The amounts provided in the table for the Chairman of the Board’s fees were converted to USD from GBP based on the agreed GBP:USD exchange rate from fiscal 2022 which is GBP 1.00 : USD 1.3041.

The Non-Employee Directors are not entitled to receive any compensation upon the termination of their appointment and no fees will be payable in respect of any unserved portion of the term of their appointment. Further, Non-Employee Directors are not entitled to participate in the Company’s annual short-term incentive award program or other benefit plans. Each Non-Employee Director is entitled to reimbursement from the Company for reasonable expenses incurred in the performance of their duties. The Non-Employee Directors may, in certain circumstances and at the Company’s expense, obtain independent professional advice in the furtherance of their duties as Directors.

Non-Employee Director Incentive Plan

The Non-Employee Director Incentive Plan 2022 (the “NED Plan”) was adopted by the Board in September 2022 and approved by our shareholders in November 2022. The aggregate number of ordinary shares authorized under the NED Plan was 250,000 shares. On December 8, 2022, each of our then current Non-Employee Directors was granted restricted stock units pursuant to the NED Plan that vest on October 2, 2023. The number of restricted stock units awarded was based on a grant date fair market target value of $60,000 for non-U.K.-based Non-Employee Directors and £46,000 for our U.K.-based Non-Employee Directors (Messrs. Drabble and May). Each restricted stock unit represents the economic equivalent of one share of our ordinary shares. The first grants under the NED Plan were made to our then current Non-Employee Directors shortly after obtaining shareholder approval in November 2022, and have a shorter than one year time-vesting requirement given these directors’ service pre-dated shareholder approval of the NED Plan. Future grants are expected to occur in October each year and be subject to time-vesting for one year following the grant date. Once vested, the restricted stock units will be settled in ordinary shares. These restricted stock units are entitled to accrue cash dividend equivalents during the vesting period as dividends are paid on our ordinary shares. Any such accrued dividend equivalents are subject to the same vesting conditions as the underlying restricted stock units and will be converted into additional restricted stock units based on the fair market value of our shares on the vesting date. Under the NED Plan, if a new Non-Employee Director is appointed after the date of the annual awards for the year, the new Non-Employee Director will receive an award under the same terms as made to other Non-Employee Directors for the year, but with the amount of the award prorated based on the number of days remaining in the year that the individual became a Non-Employee Director.

Stock Ownership Guidelines for Non-Employee Directors

To provide for our Non-Employee Directors to become and remain meaningfully invested in our ordinary shares, they are required under our share ownership guidelines to own shares having a market value equal to four times the Other Non-Employee Directors’ Base Fee (not including additional fees for Board committee chairpersons or other additional roles). A Non-Employee Director must meet the share ownership requirement within five years from the date of the current guidelines (October 1, 2023) or the Director’s date of appointment. The Non-Employee Directors must retain all future awards (on a net of tax basis) until compliance is achieved. The following shares will count towards the assessment of whether the target is met: (i) shares beneficially held directly or indirectly by the Non-Employee Director and any person closely associated (as set out in the Company’s Share Dealing Policy) with the Non-Employee Director; and (ii) the number of shares awarded, but not vested at the date of review, under any restricted share award plan (in respect of which there was not any performance condition attached), on an assumed net of tax basis.

All of our current Non-Employee Directors have met or are on track to meet the share ownership requirement within the five-year timeframe.

28	2023 PROXY STATEMENT, FERGUSON PLC

Audit Committee Report

The Audit Committee is providing this Report pursuant to Item 407(d)(3) of Regulation S-K. The Audit Committee assists the Board in fulfilling its oversight responsibilities, and makes recommendations to the Board as appropriate, in relation to the Company’s financial statements and financial reporting process, the independence and qualifications of the Company’s Independent Auditor, the performance of the Company’s Independent Auditor and internal audit function and the Company’s compliance with legal and regulatory requirements, including internal controls designed for that purpose. For more information about our Audit Committee’s responsibilities, see the Audit Committee Charter, which is available on the Company’s website at corporate.ferguson.com under Governance Documents.

Management is responsible for the Company’s internal controls and the financial reporting process and for compliance with applicable laws and regulations. Deloitte & Touche LLP (“Deloitte U.S.”), the Company’s Independent Auditor, is responsible for performing an independent audit of the Company’s most recent consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee’s responsibility is to monitor and oversee these processes. In performing its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and the Independent Auditor. The Audit Committee discussed with the Independent Auditor those matters required to be discussed by auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Independent Auditor also provided to the Audit Committee the letter and written disclosures required by PCAOB regarding the Independent Auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the Independent Auditor their independence from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023 as filed with the SEC, and in the Company’s Annual Accounts and Auditors’ Report for fiscal 2023 as presented to shareholders at the 2023 AGM.

The Audit Committee of the Board

Suzanne Wood (Chairperson)

Catherine Halligan

Brian May

Alan Murray

2023 PROXY STATEMENT, FERGUSON PLC	29

Independent Registered Accountants

Auditor Fees Incurred

The following table sets forth the aggregate fees by the categories specified below in connection with services rendered by Deloitte U.S. and its affiliates, including Deloitte LLP (“Deloitte U.K.”), for fiscal 2022 and fiscal 2023. We did not pay any other fees to our Independent Auditor or any of its affiliates during the periods indicated below.

	For the Year Ended July 31,

	2023	2022

	$m

Audit fees(1)	11.9	11.7

Audit-related fees(2)	—	0.5

Tax fees	—	—

All other fees(3)	0.1	0.3

Total	12.0	12.5

(1) Audit fees included $10 million (2022: $10 million) for the audit of the Company and consolidated financial statements and $1.9 million (2022: $1.7 million) for the audit of the Company’s subsidiaries.

(2) In fiscal 2022, audit-related fees principally related to the Company’s interim reporting requirements, including the half year review.

(3) All other fees in fiscal 2023 related to services in connection with the Company’s filing of a registration statement on Form S-8, an assurance engagement related to Ferguson Insurance Ltd. and the Company’s subscription to Deloitte’s technical guidance library. In fiscal 2022, all other fees related to services in connection with the Company’s $1.0 billion bond offering.

Pre-Approval Policies and Procedures

The policy of our Audit Committee is to pre-approve all audit and non-audit services provided by our Independent Auditor. All of the audit and non-audit services carried out in the fiscal years ended July 31, 2023 and 2022 were pre-approved by the Audit Committee.

Change in Independent Public Accountant

For fiscal 2022, Deloitte U.K. served as our independent registered public accounting firm. On October 25, 2022 (the “engagement date”), the Company engaged Deloitte U.S. as its independent registered public accounting firm for the year ending July 31, 2023. The engagement of Deloitte U.S. followed the Company’s transfer of its primary listing from the LSE to the NYSE. In addition, on the engagement date, Deloitte U.K. confirmed that it would resign as the Company’s independent registered public accounting firm, given the engagement of Deloitte U.S. The decision to change the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board and by the Board. Following its resignation as our independent registered public accounting firm, Deloitte U.K. continued to serve as the Company’s statutory auditor under Jersey law.

The audit reports of Deloitte U.K. on the Company’s consolidated financial statements for fiscal 2022 and 2021, and the Company’s effectiveness of internal control over financial reporting as of July 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 2022 and 2021, and through the engagement date, (i) there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the instructions relating thereto, with Deloitte U.K. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte U.K., would have caused Deloitte U.K. to make reference to the subject matter of such disagreement(s) in connection with its audit reports on the Company’s consolidated financial statements for fiscal 2022 and 2021, and (ii) there was no reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K and the instructions relating thereto.

During fiscal 2022 and 2021, and through the engagement date, neither the Company nor anyone on its behalf consulted with Deloitte U.S. regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report to the Company nor oral advice was provided that Deloitte U.S. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the instructions relating thereto, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K and the instructions relating thereto.

The change in our independent registered public accounting firm was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2022. A copy of Deloitte U.K.’s related letter, dated October 25, 2022, was included as an exhibit to such Form 8-K filing.

30	2023 PROXY STATEMENT, FERGUSON PLC

Resolution 2 Reappointment of Statutory Auditor	The Board recommends that shareholders vote “FOR” the reappointment of Deloitte U.K. as our statutory auditor under Jersey law.

The Company is required under the Companies (Jersey) Law 1991 to appoint a statutory auditor at each Annual General Meeting at which accounts are presented to shareholders. This Resolution, which is recommended by the Audit Committee, proposes that Deloitte U.K. be appointed as the Company’s statutory auditor until the conclusion of the Company’s next Annual General Meeting. Deloitte U.K. has been the Company’s statutory auditor since the Company’s fiscal 2016 audit. We anticipate that one or more representatives of Deloitte U.K. will be present at the 2023 AGM and that representatives of Deloitte U.S. will not be present at the 2023 AGM. The representatives of Deloitte U.K. will have an opportunity to make a statement if they desire and are expected to be available to respond to any appropriate questions that may be submitted by shareholders at the 2023 AGM.

Vote Required

Approval of Resolution 2 requires that more than half the votes cast must be cast “FOR” this Resolution. Abstentions are not considered votes cast and will not impact the outcome of the vote on this Resolution.

RESOLVED, that the shareholders of the Company reappoint Deloitte LLP as the Company’s statutory auditor under the Companies (Jersey) Law 1991 until the conclusion of the next Annual General Meeting of the Company.

2023 PROXY STATEMENT, FERGUSON PLC	31

Resolution 3 Compensation of Statutory Auditor	The Board recommends that shareholders vote “FOR” the authorization of the Audit Committee on behalf of the Board to agree to the compensation of the Company’s statutory auditor under Jersey law.

It is normal practice for a Jersey company’s board of directors to be authorized to determine the level of the statutory auditor’s compensation for the following year. Resolution 3 proposes to give such authority to the Audit Committee on behalf of the Board to determine the level of Deloitte U.K.’s compensation for the following year.

Vote Required

Approval of Resolution 3 requires that more than half the votes cast must be cast “FOR” this Resolution. Abstentions are not considered votes cast and will not impact on the outcome of the vote on this Resolution.

RESOLVED, that the shareholders of the Company authorize the Audit Committee on behalf of the Board to agree to the compensation of the Company’s statutory auditor under the Companies (Jersey) Law 1991.

32	2023 PROXY STATEMENT, FERGUSON PLC

Resolution 4 Annual Accounts and Auditors’ Report	The Board recommends that shareholders vote “FOR” the receipt of the Company’s Annual Accounts and Auditors’ Report for the fiscal year ended July 31, 2023.

The Board is required under the Companies (Jersey) Law 1991 (the “Companies Law”) to present to shareholders the Company’s Annual Accounts and Auditors’ Report for the fiscal year ended July 31, 2023 at the 2023 AGM. In accordance with our articles of association, summary financial statements have been provided to shareholders on the register as at October 4, 2023. Shareholders are voting only to approve receipt of these documents, as the Companies Law does not require shareholder approval of the substance or content of these documents. The consolidated financial statements can be located within the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023 (the “2023 Form 10-K”), filed with the SEC and available on the Company’s website, on pages 44 to 82.

Vote Required

Approval of Resolution 4 requires that more than half the votes cast must be cast “FOR” this Resolution. Abstentions are not considered votes cast and will not impact the outcome of the vote on this Resolution.

RESOLVED, that the shareholders of the Company receive the Company’s Annual Accounts and Auditors’ Report for the fiscal year ended July 31, 2023.

2023 PROXY STATEMENT, FERGUSON PLC	33

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the CD&A section be included in this Proxy Statement and incorporated by reference into the 2023 Form 10-K.

Submitted by the Compensation Committee of the Board

Kelly Baker (Chairperson)

Geoff Drabble

Catherine Halligan

James S. Metcalf

Alan Murray

Thomas Schmitt

34	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

Compensation Discussion and Analysis (“CD&A”)

The purpose of this CD&A is to describe:

•	our executive compensation philosophy;

•	the Compensation Committee’s decision-making process;

•	how our compensation program supports our long-term strategy and long-term interests of our shareholders; and

•	information about the material elements of compensation that are paid, awarded to, or earned by, our “Named Executive Officers,” (“NEOs”).

Our NEOs consist of our Principal Executive Officer, Principal Financial Officer, and the three other most highly compensated Executive Officers. For fiscal 2023, our NEOs were:

Name	Position

Kevin Murphy	Chief Executive Officer and Executive Director

Bill Brundage	Chief Financial Officer and Executive Director

Ian Graham	Chief Legal Officer

Sammie Long	Chief Human Resources Officer

Bill Thees	Senior Vice President of Business and Sales

2023 PROXY STATEMENT, FERGUSON PLC	35

Executive Compensation

Ms. Long and Messrs. Graham and Thees became NEOs in fiscal 2023 when the Company determined that it no longer qualified as a foreign private issuer and, effective as of August 1, 2023, is considered a domestic issuer under the Exchange Act.

The compensation disclosures and resolutions are organized as follows:

37	Executive Summary

37	Fiscal 2023 Financial Highlights

38	Compensation Philosophy and Objectives

38	Fiscal 2023 Executive Compensation and Business Results

39	Pay Decisions and Compensation Governance Policies and Practices

39	Compensation Determination Process

39	Role of the Compensation Committee

40	Role of the Independent Compensation Consultants

40	Role of Management

40	Compensation Peer Group and Benchmarking

41	Elements of our Compensation Program

42	Pay Mix

42	Base Salaries

43	Annual Short-Term Incentive Award Program (“Bonus Program”)

46	Long-Term Equity-Based Incentive Program

54	Non-Qualified Deferred Compensation Arrangements

55	Other Executive Benefits and Perquisites

56	Employment Agreements

57	Management of Compensation Related Risks

57	Compensation Risk Assessment

57	Oversight Policies

58	Severance and Change in Control Arrangements

58	Change in Control Policy

58	Section 280G of the Internal Revenue Code

59	Section 162(m) Compliance

59	Section 409A Considerations

59	Accounting for Stock-Based Compensation

60	2023 Summary Compensation Table

61	2023 Grants of Plan-Based Awards

62	Outstanding Equity Awards at 2023 Fiscal Year-End

63	Option Exercises and Stock Vested in the 2023 Fiscal Year

64	2023 Nonqualified Deferred Compensation

65	Potential Payments Upon Termination or a Change in Control

67	CEO Pay Ratio

68	Pay Versus Performance

72	Equity Compensation Plan Information

73	Resolution 5: Say-on Pay

74	Resolution 6: Say-on-Frequency

75	Resolution 7: Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

36	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

Executive Summary

Fiscal 2023 Financial Highlights

We delivered a strong performance in fiscal year 2023 despite challenging end markets during the year.

Net sales grew by 4.1% to $29.7 billion as we continued to consolidate our markets with above market share gains and high quality acquisitions.

Operating profit of $2,659 million was $161 million lower than last year with diluted earnings per share of $9.12, a decrease of 4.9%. Adjusted operating profit* of $2,917 million was $34 million lower than last year with adjusted diluted earnings per share* of $9.84, an increase of 0.8% arising due to the slightly lower adjusted operating profit and higher interest expense, offset by the impact of share repurchases.

Cash generation remains an important strength of our business, with operating cash flow of $2.7 billion during the year, an improvement of $1.6 billion compared to fiscal 2022 when we invested heavily in inventory to ensure product availability for our customers in a period of supply chain disruption. Our cash generative model and strong balance sheet allowed us to invest for organic growth, sustainably grow our dividend, consolidate our fragmented markets through acquisitions and return capital to shareholders. During the year we invested $0.4 billion in capital expenditures, paid $0.7 billion of dividends, invested $0.6 billion in eight acquisitions, and repurchased 7.0 million of our outstanding shares equating to $0.9 billion.

The Board declared total annual dividends for the fiscal year of $3.00 per share which reflects 9% growth over the prior year.

Net sales	Adjusted operating profit*
$29,734m	$2,917m

Adjusted EPS — diluted*	Return on capital employed (ROCE)*
$9.84	34.6%

* Adjusted operating profit, Adjusted EPS – diluted, and Return on capital employed (ROCE) are non-GAAP measures. See the section of this Proxy Statement titled “Non-GAAP Reconciliations and Supplementary Information” for more information and a reconciliation of the non-GAAP measure to the most comparable U.S. GAAP measure.

2023 PROXY STATEMENT, FERGUSON PLC	37

Executive Compensation

Compensation Philosophy and Objectives

Our executive compensation program is built on the principles that executives are rewarded based on financial results and that executive pay is aligned with the broader stakeholder experience. We have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards, and fixed versus contingent payments, and rewards in ways that we believe are most appropriate to motivate our Executive Officers. Our executive compensation program is designed to:

•	ensure alignment of executive and shareholder interests through stock-based long-term incentive awards and stock-ownership guidelines;

•	maintain policies and programs that will attract, retain and motivate executives, and fairly reward our executives for the contribution they make to the business;

•

provide total compensation which is market competitive, with regard to the size and complexity of the Company’s operations and the markets in which we compete for talent (using peer company and compensation survey data comparisons);

•	maintain compensation packages that include salary, short and long-term incentives, benefits and retirement provisions, and limited perquisites; and

•

appropriately align executive pay and performance by delivering a significant amount of total compensation through variable incentive compensation and providing opportunities to earn higher rewards for sustained superior financial and individual performance.

Shareholders will have an opportunity at the 2023 AGM to cast an advisory vote to approve our NEOs’ compensation and to determine the frequency of these advisory votes. In the future, we intend to consider the outcome of the say-on-pay and say-on-frequency votes when making compensation decisions regarding our NEOs.

Fiscal 2023 Executive Compensation and Business Results

With the move of our primary listing to the NYSE in fiscal 2022 and our transition to domestic issuer status for fiscal 2024, we have continued to seek to provide competitive compensation that is commensurate with performance, both company and individual, as well as the U.S. market for talent. Our goal is to move to providing executive compensation that is market competitive, with regards to compensation, levels of pay, and award vehicles, for comparable positions at our selected peer companies and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

Total compensation for fiscal 2023 was above target total compensation based on the following:

•	The annual short-term incentive program was just below target, as the Company fell slightly short of performance targets for both financial metrics (adjusted operating profit and cash to cash days).
•	The fiscal 2020 long-term equity-based performance compensation that vested in fiscal 2023 achieved maximum payout under the plan based on strong Company performance over a three-year period.

A detailed summary of each component of our compensation program and fiscal 2023 performance is provided on the following pages.

38	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

Pay Decisions and Compensation Governance Policies and Practices

WHAT WE DO

Significant portion of Executive Officer compensation is variable and based on achievement of performance measures that we believe drive long-term shareholder value

Established pre-defined performance metrics and target, threshold, and maximum payouts

Ensure incentive-based compensation is subject to clawback

Include ESG performance metrics tied to our overall progress on areas such as safety, diversity, climate and governance that we believe address the interest of our shareholders

Use long-term equity incentive vesting periods consistent with many of our peers

Require significant stock ownership by all Executive Officers

Regularly review governance of our programs to align with market best practices

Conduct periodic pay risk assessment

Annually assess peer group to ensure appropriate alignment

Double trigger change in control if long-term incentive awards are assumed

Retain independent compensation consultants

WHAT WE DON’T DO

No hedging of Company shares permitted

No evergreen provisions in long-term incentive plans

No guaranteed bonuses or uncapped incentive award opportunities for Executive Officers

No payment of dividends or dividend equivalents on equity awards unless and until underlying awards vest

No pledging without Board approval (no such approval has been given)

Compensation Determination Process

Role of the Compensation Committee

The Compensation Committee currently consists of six independent Directors and is responsible for discharging the Board’s responsibilities relating to compensation of the Executive Officers and overseeing the compensation policies, practices and programs of the Company. The Compensation Committee Charter detailing its responsibilities is available on the Corporate Governance page of the Investors tab of our website at corporate.ferguson.com under Governance Documents. The Compensation Committee works closely with its independent consultants and meets approximately five times per year.

The Compensation Committee responsibilities include, without limitation, approving the following:

•	compensation philosophy and strategy;
•	peer group companies and target market position;
•	compensation of the Chief Executive Officer and Chief Financial Officer and compensation of all other Executive Officers, considering recommendations from the Chief Executive Officer;
•	annual short-term incentive and long-term incentive metrics and performance goals;
•	achievement of annual short-term incentive and long-term incentive goals;
•	Chief Executive Officer and Chief Financial Officer goals and assessment of annual performance;
•	recommending to the Board any changes to the form and amount of Non-Employee Director compensation; and
•	recommending to the Board the CD&A and related executive compensation disclosure in our annual proxy statement.

2023 PROXY STATEMENT, FERGUSON PLC	39

Executive Compensation

Role of the Independent Compensation Consultants

To help achieve our goal to compensate our Executive Officers appropriately, the Compensation Committee has retained both Mercer U.S. LLC (“Mercer”) and Ellason LLP (“Ellason”) (together, the “Compensation Consultants”) as its independent compensation consultants to review its policies and procedures with respect to executive compensation. Mercer is the lead consultant and is primarily focused on U.S. pay practices. This is aligned with our becoming a U.S. domestic issuer. Ellason has been retained to provide compensation consulting in relation to our inflight long-term incentive (“LTI”) awards, which were mainly granted while we were Premium Listed on the London Stock Exchange under our previous remuneration policy.

Based on the Compensation Committee’s assessment, the Compensation Committee determined that services provided by Mercer and its affiliates and Ellason have not raised any conflict of interest and that the firms are independent. The Compensation Committee retains the right to modify or terminate its relationship with each of the Compensation Consultants or select other outside advisors to assist the Compensation Committee in carrying out its responsibilities.

In fiscal 2023 the Compensation Consultants assisted the Compensation Committee by:

•	providing comparative market data on compensation practices and programs based on an analysis of peer companies and by providing guidance on industry best practices;
•	providing executive compensation consulting services related to program design, governance and disclosure;
•	reviewing executive compensation peer group;
•	advising on transitioning from U.K. to U.S. practices;
•	analyzing and benchmarking board of director compensation/program design, incentive designs, stock ownership guidelines, performance measurement;
•	attending and supporting all Compensation Committee meetings; and
•

conducting a compensation risk assessment, performing share plan modeling and dilution and burn rate analysis, and assisting the Company with the drafting of a pay versus performance disclosure for inclusion in this Proxy Statement.

For fiscal 2023, fees paid to Mercer and its affiliates by the Company for work performed for the Committee totaled $1,017,653 for executive compensation consulting support and $996,379 for other services. The decision to engage Mercer and its affiliates for these other services is approved by management who oversee the specific areas of business for which the services are provided. The Compensation Committee reviews and takes into account the other services Mercer provides to the Company both when engaging its services as an independent compensation consultant and also when undertaking its annual review of its other consulting services, taking into account the NYSE’s and SEC’s executive compensation consulting protocols to ensure consultant independence and other relevant factors.

Role of Management

Responsibilities of management include, but are not limited to, the following as needed for the Compensation Committee to effectively carry out its responsibilities:

•	develop meeting agendas and materials with input from the Compensation Committee Chairperson;
•	provide additional competitive benchmarking data;
•	provide budgets and business planning materials for setting performance goals and measuring Company and individual performance; and
•	provide other information as needed for the Compensation Committee to effectively carry out its responsibilities.

The Chief Executive Officer annually sets goals for the Executive Officers other than the Chief Financial Officer and provides his assessment of the individual performance of, and recommendations regarding the compensation levels for, each of such Executive Officers. This includes adjustments in base salary, annual short-term incentive payouts and size of long-term incentive awards.

Compensation Peer Group and Benchmarking

The Compensation Committee has identified, with assistance from Mercer, a group of companies used to guide the compensation arrangements for our Executive Officers and inform our pay plan design (the “Peer Group”). The Compensation Committee conducts a review of the Peer Group annually and may from time to time adjust the companies comprising the Peer Group to better reflect competitors in the industries in which we compete (service and distribution industries with generally 0.3 to 3.0 times the Company’s revenue size), companies with similar business models and companies that compete in our labor markets for talent. The Compensation Committee also considered the growth rates of the companies when selecting the Peer Group. There were no changes to the Peer Group for fiscal 2023.

40	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

The Peer Group for fiscal 2023 consisted of the following companies:

AutoZone, Inc.	CDW Corporation	Cummins Inc.

Fastenal Company	General Dynamics	Genuine Parts Company

Illinois Tool Works Inc.	Johnson Controls International plc	Northrop Grumman

O’Reilly Automotive, Inc.	PACCAR Inc.	Parker-Hannifin Corporation

Stanley Black & Decker, Inc.	Univar Solutions Inc.	United Rentals, Inc.

W.W. Grainger, Inc.	Watsco, Inc.	Wayfair Inc.

As part of our review of U.S. competitive pay practices, the Compensation Committee engaged Mercer in fiscal 2023 to conduct a market review to determine whether Executive Officer total compensation opportunities were competitive. In determining the fiscal 2023 executive compensation, the Compensation Committee reviewed the Peer Group data provided by Mercer for positions reported in the peer companies’ respective proxy statements. This data was supplemented with data from proxy statements of other industrial companies in the S&P 500 and published survey data as appropriate, as not all executive officer data was available from our Peer Group. Based on this evaluation, Mercer recommended, and the Compensation Committee determined, to set total target compensation (comprised of base salary, annual short-term incentive opportunity at target, and long-term equity incentive opportunity at target) at levels that would begin to close any existing pay gap in comparison with the 50th percentile of the Peer Group data.

Elements of Our Compensation Program

Our executive compensation program consists of the following elements:

•	base salary;
•	annual short-term incentive awards linked to our overall performance;
•	periodic grants of long-term, equity-based compensation, such as performance and restricted shares;
•	other executive benefits and perquisites; and
•	employment agreements and executive change in control policy.

We combine these elements to formulate compensation packages that provide competitive pay and reward the achievement of financial, operational, and strategic objectives that align the interests of our Executive Officers and other senior personnel with those of our shareholders. The Compensation Committee evaluates base salary, target short-term and long-term award opportunities, and other plan design elements for our Executive Officers as discussed below. Differences in total compensation generally reflect the relevant experience, expertise, tenure, and performance of the individual Executive Officer within his or her role.

Element	Purpose	Delivery	Focus

Base Salary	Attract and retain highly qualified executives	Cash, fixed amount paid on a monthly basis	Differentiated pay based on market and the executive’s experience, skills, and performance

Annual Short-Term Incentive Awards	Focus executives’ performance to achieve short-term goals	Cash, variable amount generally paid in October following the end of the fiscal year based on the extent to which pre-defined targets are achieved	Annual performance period to align with short-term financial and operational objectives, and thereby to shareholder interests

Long-Term Equity-Based Compensation	Focus executives’ performance to achieve long-term goals	Equity-based award that includes a majority weighting on performance-based awards, and to a lesser extent, time-based awards in some cases	Long-term focus to align with shareholder value creation over a three-year period

Other Executive Benefits and Perquisites	Attract and retain executives by providing competitive benefits	Health and welfare benefits, retirement benefits, and perquisites	Specific to each benefit program

Employment Agreements and Change in Control Policy	Protect company interests through contractual provisions	Upon appointment to Executive Officer role	Non-compete and non-solicitation; continued leadership engagement in the event of a transaction

2023 PROXY STATEMENT, FERGUSON PLC	41

Executive Compensation

Pay Mix

COMPENSATION PAY MIX

For all our Executive Officers, we utilize the elements of compensation described below through a well-proportioned mix of compensation, weighted toward variable pay (annual short-term incentive awards and long-term equity-based compensation), providing stability to lead the business and successfully execute on our strategy in an effort:

• to reward achievement of annual financial and operational goals consistent with the strategic direction of the business and

• to align the interests of our executives and those of shareholders in developing the long-term sustainable growth of the business and execution and delivery of the Company’s strategy.

Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our Executive Officers, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting to align pay to approximately the 50th percentile of the Peer Group.

Ferguson’s fiscal 2023 target total compensation mix is heavily variable with 79% of our Chief Executive Officer’s compensation, 72% of our Chief Financial Officer’s compensation, and 70% of our other NEOs’ compensation variable and contingent on the Company’s performance.

Base Salaries

The base salary established for each of our Executive Officers is intended to reflect each individual’s responsibilities, experience, skills, and prior performance. Base salary is also designed to provide our Executive Officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance.

42	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

The base salaries paid to our NEOs in fiscal 2023 compared to fiscal 2022 are set forth in the table below (rounded to the nearest thousandth). The increases in base salary were effective on October 1, 2022.

NEO	Fiscal 2023 Change

CEO	Increased Mr. Murphy’s base salary from $1.156 million to $1.202 million to better align with market for U.S. CEOs

CFO	Increased Mr. Brundage’s base salary from $645,000 to $700,000 to better align with market for U.S. CFOs

All Other NEOs	Increased base salaries based on performance and to align with the U.S. market where there continues to be variance (Mr. Graham from $575,000 to $610,000; Ms. Long from $585,000 to $608,000, and Mr. Thees from $600,000 to $624,000)

Annual Short-Term Incentive Award Program (“Bonus Program”)

We believe that establishing annual short-term incentive award (“Bonus”) opportunities helps us attract and retain qualified and highly skilled executives and that aligning our Executive Officers’ performance goals with certain annual financial and strategic metrics helps drive performance and increase shareholder value. All of our Executive Officers are eligible to participate in the Bonus Program. The Compensation Committee has the authority to award Bonuses under the Bonus Program to our Executive Officers. These Bonuses are intended to reward the achievement of corporate results and individual performance objectives.

Bonuses are earned based on an assessment of financial and personal performance against pre-determined metrics that are designed to be challenging but achievable. Target levels of financial performance are generally consistent with budget, which is based in part on prior year results, the Company’s strategic plans and projected market trends. Achievement of objectives is monitored throughout the year with the final performance determined after the end of the fiscal year. Bonuses earned by our Executive Officers are paid in cash generally within two and one-half months after the end of the fiscal year. Achievement of performance objectives and all individual Executive Officer Bonuses are determined and approved by the Compensation Committee, after taking into consideration the recommendations of the Chief Executive Officer for other Executive Officers. Bonus payout is typically subject to continued employment through the date of payment, however, upon retirement (for our NEOs, termination of employment at age 55 or older), our NEOs are entitled to receive a Bonus for the year of such retirement, pro-rated based on days worked during the applicable performance year, paid out at the same time as Bonuses are paid out to other associates in the ordinary course, based on actual performance.

Each Executive Officer’s target bonus is reviewed annually by the Compensation Committee relative to market as part of our compensation planning process. These targets, expressed as a percent of salary, are generally designed to provide total cash compensation that is market competitive for similarly situated positions if financial and personal performance goals are met.

The following table shows the changes we made to the Bonus Program from fiscal 2022 to fiscal 2023.

NEO	Fiscal 2023 Change

CEO	Increased target award from 110% of base salary to 130% of base salary and increased maximum award from 136% of target to 140% of target to better align with market for U.S. CEOs. Determined annual incentive payouts based on assessment of Company, business, and individual performance

CFO	Increased the maximum award from 122% of target to 140% of target to better align with market for U.S. CFOs. Determined annual incentive payouts based on assessment of Company, business, and individual performance

All Other NEOs	Reviewed and reaffirmed current target and maximum annual incentive opportunity. Determined annual incentive payouts based on assessment of Company, business, and individual performance

2023 PROXY STATEMENT, FERGUSON PLC	43

Executive Compensation

The following table shows the resulting fiscal 2023 threshold, target and maximum bonus opportunities expressed as percent of salary and percent of target:

	2023 Bonus as Percent of Salary (%)			2023 Bonus as Percent of Target (%)

Name	Threshold	Target	Maximum	Threshold	Target	Maximum

Kevin Murphy	49%	130%	182%	38%	100%	140%

Bill Brundage	50%	90%	126%	56%	100%	140%

Ian Graham	45%	75%	105%	60%	100%	140%

Sammie Long	45%	75%	105%	60%	100%	140%

Bill Thees	45%	75%	105%	60%	100%	140%

Fiscal 2023 Bonus Program Performance Metrics and Weightings

The fiscal 2023 Bonus Program included the following metrics and weightings.

Metric	Weighting	Definition	Rationale

Adjusted Operating Profit	60%(1)	Operating profit before acquisition related intangible amortization and certain other non-GAAP adjustments, as further described in the section titled “Non-GAAP Reconciliations and Supplementary Information.”	Adjusted Operating Profit is an important measure of business performance as it rewards revenue growth, gross margin improvement and appropriate cost control, and demonstrates the profitability of our core operations.

Cash to Cash Days	20%	The time period represented in days between when the Company pays cash to its suppliers for inventory and receives cash from its customers, which is calculated by taking average days in inventory outstanding (DIO) plus average days sales outstanding in receivables (DSO) less average days payable outstanding (DPO).

Introduced this metric in 2010/11 and it has had a sustained significant impact on the level of working capital and in turn, cash generation of the business.

The measure provides an increased level of working capital control, as it flexes for growth or declines in revenue.

Environmental, Social, and Governance (ESG)	5%	Overall progress on areas such as safety, diversity, climate and governance.	This measure strives to ensure shared accountability for, and incentivize progress towards, identified ESG priorities and is responsive to evolving shareholder expectations.

Personal Objectives or Performance Rating	15%

For the CEO and CFO achievement of personal objectives set by the Compensation Committee at the beginning of fiscal year for 2023.

For other Executive Officers, assessment of performance against goals agreed by Compensation Committee with input from CEO

For the CEO and CFO, we reward the achievement of key strategic and/or operational objectives tailored to their specific role and responsibilities.

For other Executive Officers, we reward the achievement of personal and collective goals specific to their roles and responsibilities.

(1) Adjusted Operating Profit for Mr. Thees is based on 40% Ferguson plc performance and 20% for performance of the customer groups that report to him (“Business Specific”).

The Bonuses earned for fiscal 2023, paid out on October 13, 2023, are shown below. Our fiscal 2023 Adjusted Operating Profit performance was below target but above the performance threshold level set for the annual bonus. We also exceeded the performance threshold set for the cash-to-cash days element of the Bonus. The Compensation Committee assessed the achievement of each NEO’s personal objectives and overall performance rating as well as the Company’s continued progress in respect of our ESG program.

44	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

Consistent with prior years, the Compensation Committee assessed performance against the Bonus targets and considered if any adjustments were required to align incentive outcomes with the underlying performance of the Company. In keeping with our normal practice, the Compensation Committee also reviewed the formulaic outcome of the Bonus for fiscal 2023, in the context of the underlying performance of the Company, noting in particular the continued strong financial outcomes of the Company against its key performance indicators, as well as management’s ongoing focus on supporting associates through the ongoing challenges of the wider external environment. In this context, the Compensation Committee considered that no application of discretion to adjust the annual Bonus outcome was necessary. The Compensation Committee therefore confirmed Bonus payments for fiscal 2023 as shown below.

The following table details the threshold, target and maximum goals, as well as the actual results, all in millions, for each of the financial objectives under the Bonus Program.

	All Other NEOs	B. Thees	Threshold	Target	Maximum	Actual

Adjusted Operating Profit (plc)	60%	40%	$2,715	$2,951	$3,187	$2,917

Adjusted Operating Profit (Business Specific)	-	20%	$1,270	$1,381	$1,491	$1,383

Cash to Cash Days	20%	20%	63.1 Days	60.1 Days	57.1 Days	62.2 Days

Environmental, Social, and Governance (ESG)

We recognize the evolving expectation of some shareholders for ESG performance to be captured in incentives. Therefore, we updated our executive compensation program in fiscal 2023 for our Executive Officers to include a five percent weighing on ESG objectives in the Bonus Program. ESG objectives are focused on areas such as safety, diversity, climate and governance. The Compensation Committee assessed performance based on year over year progress in each area and determined a maximum payout was earned for fiscal 2023 for the ESG element of the Bonus for all NEOs and other Executive Officers.

Personal Objectives

Personal objectives for the Chief Executive Officer and Chief Financial Officer were set by the Compensation Committee at the start of fiscal 2023 as described below.

Kevin Murphy’s fiscal 2023 personal objectives were based on:

•	Successfully converting to North American index inclusion for our ordinary shares; and

•	Reviewing and defining next steps on our continued technology transformation journey.

The Compensation Committee’s assessment considered Mr. Murphy’s full achievement of the objectives set, as well as his contribution to these important priorities during fiscal 2023, in particular strong progress on indexation with admission to US MSCI, CRSP and S&P total market indices, as well as his significant contribution in leading Ferguson from a foreign private issuer to U.S. domestic issuer status.

Bill Brundage’s fiscal 2023 personal objectives were based on:

•	Successfully migrating our SEC reporting and U.S. governance;
•	Completing the build out of Investor Relations capabilities and planning; and
•	Building on our SOX 404 process and continuing evolution of our control environment.

The Compensation Committee’s assessment took into account Mr. Brundage’s full achievement of the objectives set, as well as his contribution to these important priorities during fiscal 2023, in particular those in relation to successfully transitioning our SEC financial reporting in advance of our transition to U.S. domestic issuer status, maturing our investor Relations capabilities, and establishing our SOX 404 controls and compliance.

2023 PROXY STATEMENT, FERGUSON PLC	45

Executive Compensation

For Ms. Long and Messrs. Graham and Thees, their fiscal 2023 personal objectives were agreed with the Chief Executive Officer. The Compensation Committee determined that 15% of their Bonus plan would be based on their performance against these pre-determined personal goals and their overall performance rating for fiscal 2023, as determined by our Chief Executive Officer.

For fiscal 2023, Ian Graham achieved very strong functional performance, with each focus area and goal achieved, including overseeing the transition of our proxy statement disclosures as a domestic issuer, maturing of the enterprise risk management program, and continued development of the legal team. The Compensation Committee took into account Mr. Graham’s overall performance for the fiscal year as well as his performance against his goals and approved the bonus payment at full achievement of personal objectives.

For fiscal 2023, Sammie Long achieved great execution, driving speed and effectiveness to our Company and our culture, focusing on succession planning, talent development and a balanced approach to culture change. The Compensation Committee took into account Ms. Long’s overall performance for the fiscal year as well as her performance against her goals and approved the bonus payment at full achievement of personal objectives.

For fiscal 2023, Bill Thees achieved strong financial performance in the customer groups that report to him, including strong cost management, while developing a sales leader team that is successfully effecting organizational change. The Compensation Committee took into account Mr. Thees’ overall performance for the fiscal year as well as his performance against his goals and approved the bonus payment at full achievement of personal objectives.

Fiscal 2023 Bonus Payouts

Based on the fiscal 2023 financial results and the Compensation Committee’s determination of achievement of ESG and personal objectives as described above, the NEOs earned the following Bonus amounts that were paid on October 13, 2023:

Name	Target Bonus (% of Salary)	Target Bonus(1) ($)	Actual Bonus Earned(2) (% of target)	Actual Bonus Earned ($)

Kevin Murphy	130%	$1,552,561	93.9%	1,457,800

Bill Brundage	90%	$621,755	97.9%	608,922

Ian Graham	75%	$453,179	98.9%	448,386

Sammie Long	75%	$453,157	98.9%	448,364

Bill Thees	75%	$465,000	100.0%	465,105

(1) Based on salary earned during fiscal 2023.

(2) Bonus achievement varies based as threshold as a percent of target differs for the NEOs (i.e., 38%, 56%, or 60% of target for CEO, CFO and other NEOs, respectively).

Long-Term Equity-Based Incentive Program

We believe that providing a significant portion of our Executive Officers’ total compensation package in long-term equity-based compensation aligns the incentives of our Executive Officers with the interests of our shareholders and with our long-term corporate success. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent.

Our Executive Officers are currently eligible to participate in the following share plans maintained by the Company:

•	the Long Term Incentive Plan 2019 (“LTIP”);
•	the Performance Ordinary Share Plan 2019 (“POSP”);
•	the Ordinary Share Plan 2019 (“OSP”); and
•	the Employee Share Purchase Plan 2021 (“ESPP”) (collectively, the “Company Employee Share Plans”).

A summary of each of these plans is provided below in “General Information on Share Plans.”

46	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

Our long-term equity-based incentive (“long-term incentive” or “LTI”) plan rules are generally aligned with U.K. market practice. Specific information on fiscal 2023 grants under these LTI plans is detailed in this section, including the following:

•	fiscal 2023 award mix;
•	fiscal 2023 target award opportunities;
•	fiscal 2023 LTIP and POSP awards performance metrics and weighting;
•	fiscal 2023 OSP awards; and
•	shared earned with respect to fiscal 2020 LTIP and POSP.

Fiscal 2023 Award Mix

The Compensation Committee established the following mix of LTI awards for our NEOs for fiscal 2023. This mix may change in future fiscal years as we continue to evolve the business and execute on our strategic initiatives.

	Performance-Based		Time-Based

	LTIP	POSP	OSP

Kevin Murphy	100%	—	—

Bill Brundage	100%	—	—

Ian Graham	—	70%	30%

Sammie Long	—	70%	30%

Bill Thees	—	70%	30%

In addition, all Executive Officers are eligible to participate in the ESPP on a voluntary basis.

Performance-based awards were granted to the Chief Executive Officer and Chief Financial Officer under the LTIP. All other NEOs were granted performance-based awards under the POSP and service-based awards under the OSP. Performance metrics are discussed in more detail in the sections below.

Fiscal 2023 Target Award Opportunities

For fiscal 2023, the changes in the table below were made to target award opportunities to better align with U.S. benchmarking and market practices for these roles.

NEO	Fiscal 2023 Change

CEO	Increased target LTI (as a % of base salary) from 175% to 250%

CFO	Increased target LTI (as a % of base salary) from 125% to 160%

All Other NEOs	Increased target LTI (as a % of base salary) from 140% to 160%

The total LTI target opportunities for our NEOs are shown below:

			Percent (%) of Base Salary
Name	Target LTI (% of Base Salary)	Target LTI ($)	Threshold	Target	Maximum

Kevin Murphy	250%	$3,005,005	125%	250%	500%

Bill Brundage	160%	$1,120,009	80%	160%	320%

Ian Graham	160%	$976,043	80%	160%	320%

Sammie Long	160%	$972,879	80%	160%	320%

Bill Thees	160%	$998,400	80%	160%	320%

2023 PROXY STATEMENT, FERGUSON PLC	47

Executive Compensation

Fiscal 2023 LTIP Awards Performance Metrics and Weightings

For fiscal 2023, we reviewed the performance metrics for our LTIP awards provided to the Chief Executive Officer and Chief Financial Officer in view of the primary listing moving to the U.S. and determined that Relative Total Shareholder Return (rTSR) and Adjusted EPS Growth continued to be appropriate performance metrics, as they closely match the shareholder value creation experience. The Compensation Committee also determined that Return on Capital Employed (ROCE) should replace Operating Cash Flow, as it further links executive rewards with the shareholder experience.

The LTIP metrics and their weightings for fiscal 2023 are shown below. LTIP awards vest on the third anniversary of the date of grant contingent on achievement of performance conditions and, except under certain circumstances described below in “General Information on Share Plans,” service conditions. Actual goals will be disclosed when the performance period is completed.

Metric	Weighting	Definition	Rationale

Total Shareholder Return (TSR) Relative to S&P 500 Industrials	33.3%	TSR Relative to S&P500 Industrial Constituents as of August 1, 2022.

Relative TSR is a commonly used U.S. LTI measure.

Relative calibration can mitigate impact of broader stock market impact and/or sector volatility, it provides an objective measure of shareholder value creation, including that created by M&A.

Adjusted EPS Growth	33.3%	Adjusted U.S. GAAP EPS – Growth over three-year performance period using the adjusted EPS growth (diluted) for the year ended July 31, 2022, as the starting point and July 31, 2025, as the end point.	Commonly used U.S. LTI measure, which is simple and transparent and has a strong line of sight. Investor orientated metric, closely aligned with shareholder interests.

ROCE	33.3%	Adjusted earnings before interest and taxes (Adjusted EBIT) divided by average capital employed. Adjusted EBIT is defined as operating profit from continuing operations excluding certain non-GAAP adjustments, as further described in the section titled “Non-GAAP Reconciliations and Supplementary Information,” and including the impact of acquisition related intangible amortization. Average capital employed is defined as the sum of average net debt and average shareholders’ equity and excludes average assets held for sale.	Commonly used and well understood externally U.S. LTI measure, encourages strong capital discipline.

Below are the LTIP shares awarded to our NEOs in fiscal 2023:

Name	LTIP Shares Awarded

Kevin Murphy	27,446

Bill Brundage	10,229

48	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

Fiscal 2023 POSP Awards Performance Metrics and Weightings

For fiscal 2023, the Compensation Committee confirmed the use of Adjusted Operating Profit growth as the appropriate performance metric for the POSP awards, as it aligns with shareholder interests.

The performance metric for the fiscal 2023 POSP awards is shown below. POSP awards vest on the third anniversary of the date of grant contingent on achievement of performance conditions and, except under certain circumstances described below in “General Information on Share Plans,” service conditions. Actual goals will be disclosed when the performance period is completed.

Metric	Weighting	Definition	Rationale

Adjusted Operating Profit Growth	100.0%

Three-year spot Adjusted Operating Profit growth, using Adjusted Operating Profit for the year ended July 31, 2022, as the starting point and July 31, 2025, as the end point.

Adjusted Operating Profit is Operating Profit before acquisition related intangible amortization and certain other non-GAAP adjustments, as further described in the section titled “Non-GAAP Reconciliations and Supplementary Information.”

Adjusted Operating Profit is an important measure of business performance as it rewards revenue growth, gross margin improvement and appropriate cost control, and demonstrates the profitability of our core operations.

Using Adjusted Operating Profit growth provides a simple, transparent and easily understood performance condition and provides a clear line of sight compared to TSR and EPS.

Below are the POSP shares awarded to our NEOs in fiscal 2023:

Name	POSP Shares Awarded

Ian Graham	6,240

Sammie Long	6,220

Bill Thees	6,383

Fiscal 2023 OSP Awards

Fiscal 2023 OSP awards are time-based and vest contingent on a three-year service period except under certain circumstances described below in “General Information on Share Plans.” The maximum total market value of ordinary shares over which an award may be granted to a participant may not exceed 100% of the participant’s salary (subject to the discretion of the Compensation Committee to determine otherwise).

Below are the OSP shares awarded to our NEOs in fiscal 2023:

Name	OSP Shares Awarded

Ian Graham	2,674

Sammie Long	2,665

Bill Thees	2,735

2023 PROXY STATEMENT, FERGUSON PLC	49

Executive Compensation

Shares Earned with Respect to Fiscal 2020 LTIP Awards

The fiscal 2020 LTIP awards previously granted to certain of our Executive Officers were based on a three-year performance period that commenced on August 1, 2019 (first day of fiscal 2020) and ended on July 31, 2022 (the last day of fiscal 2022). The metrics for the fiscal 2020 LTIP awards were as follows:

Metric	Weighting	Definition	Rationale

Relative Total Shareholder Return (rTSR)	33.3%	TSR Relative to FTSE 100 constituents as of the beginning of the performance period.

Relative TSR is a commonly used LTI measure.

Relative calibration can mitigate impact of broader stock market impact and/or sector volatility, it provides an objective measure of shareholder value creation, including that created by M&A.

Adjusted Earnings per Share (EPS)	33.3%	Total margin of adjusted EPS growth over U.S. inflation after three years.	Commonly used LTI measure, which is simple and transparent and has a strong line of sight. Investor orientated metric, closely aligned with shareholder interests.

Cumulative Cash Flow from Operating Activities	33.3%	Cash flow from operating activities is generated before interest and tax, excluding the effect of the following items to the extent already included in cash generated from operations: cash flows from exceptional items; cash flows arising from special contributions to pension plans made under a deficit recovery plan; and cash flows from non-ongoing and discontinued businesses.	Encourages long-term generation of cash to fund investment and returns to shareholders.

The following table details the threshold, target and maximum goals, as well as the actual results, for the performance conditions relating to the fiscal 2020 LTIP. The fiscal 2020 LTIP awards vested on December 5, 2022, at 100%, or maximum performance.

•	Relative TSR achievement — Ferguson was ranked 7th against the FTSE 100 comparator group equating to maximum vesting of this element of the award.
•	Adjusted EPS performance of $9.76, which equates to 99.2% growth (maximum set at 45.5% - U.S. Consumer Price Index (“CPI”) was 15.5%).
•	Three-year cumulative cash flow from operating activities was $5,744 million, $912 million in excess of maximum ($4,832 million).

Performance Metric	LTIP Weight	Threshold	Between Threshold and Maximum	Maximum	Actual

Percent of Maximum		25%	25%-100%	100%	100%

Relative Total Shareholder Return (rTSR) (1)	33.3%	Median	Between Median and Upper Quartile	Upper Quartile	7th out of 100 Companies

Adjusted Earnings per Share (EPS) (1)	33.3%	U.S. CPI + 3%	Between U.S. CPI + 3% and U.S. CPI + 30%	U.S. CPI + 30%	U.S. GAAP EPS diluted of $9.76 (99.2% growth)

Cumulative Cash Flow from Operating Activities (1)	33.3%	$4,292 million	Between $4,292 million & $4,832 million	$4,832 million	$5,744 million

(1) Straight line interpolation between threshold and stretch.

50	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

Mr. Murphy, Ms. Long and Mr. Graham received awards under the fiscal 2020 LTIP. The number of shares vested for fiscal 2020 LTIP are shown in the table below.

Name	LTIP Shares Vested

Kevin Murphy(1)	46,080(2)

Ian Graham	1,558

Sammie Long	1,577

(1) Mr. Murphy has a two-year holding period (net of any tax and social security) post vesting for the fiscal 2020 LTIP.

(2) Includes 2,455 shares of dividend equivalents that vested when the underlying LTIP award vested.

Shares Earned with Respect to Fiscal 2020 POSP Awards

Metric	Weighting	Definition	Rationale

Adjusted Operating Profit Growth	100%

Three-year spot Adjusted Operating Profit growth, using Adjusted Operating Profit for the year ended July 31, 2019, as the starting point and July 31, 2022, as the end point.

Adjusted Operating Profit is Operating Profit before acquisition related intangible amortization and certain other non-GAAP adjustments, as further described in the section titled “Non-GAAP Reconciliations and Supplementary Information.”

Adjusted Operating Profit is an important measure of business performance as it rewards revenue growth, gross margin improvement and appropriate cost control, and demonstrates the profitability of our core operations.

Using Adjusted Operating Profit growth provides a simple, transparent and easily understood performance condition and provides a clear line of sight compared to TSR and EPS.

The fiscal 2020 POSP awards vested on October 17, 2022 at 100% of maximum with the Adjusted Operating Profit growth exceeding maximum performance level as shown in the table below, which details the threshold, target and maximum goals, as well as the actual results, for each of the fiscal year 2020 POSP.

Performance Metric(1)	Weight	Threshold	Between Threshold and Maximum	Maximum	Actual

Percent of Maximum		25%	25%-100%	100%

Adjusted Operating Profit Growth	100%	12.5%	Between 12.5% and 25.0%	25.0%	92.9%

(1) Straight line interpolation between threshold and maximum.

The number of shares vested for fiscal 2020 POSP are shown in the table below. None our NEOs had any fiscal 2020 OSP awards.

Name	POSP Shares Vested

Bill Brundage	11,202

Ian Graham	15,107

Sammie Long	15,297

Bill Thees	12,280

General Information on Share Plans

We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our Executive Officers’ total compensation package in equity-based compensation aligns the incentives of our Executive Officers with the interests of our shareholders and with our long-term corporate success. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent needed to deliver our strategic priorities. To that end, for fiscal 2023 we have awarded equity-based compensation in the form of performance-based awards (70%) and time-based awards (30%), except to our Executive Directors, who we have awarded equity-based

2023 PROXY STATEMENT, FERGUSON PLC	51

Executive Compensation

compensation in the form of 100% performance-based awards. The Compensation Committee believes equity awards provide Executive Officers with a significant long-term interest in our success by rewarding the creation of shareholder value over time.

Historically, the Compensation Committee, subject to approval by our Board as deemed necessary by the Compensation Committee, has determined the size and terms (including the attached conditions) of equity grants to our Executive Officers in accordance with the terms of the applicable plan. These are approved on an individual basis.

The following is a summary of the main provisions of the Company Employee Share Plans that our NEOs participate in that have been adopted by the Company.

Timing of Grants

Awards under the Company Employee Share Plans may normally only be granted within 42 days after the announcement of the Company’s results for any period, although they may be granted at other times if the Compensation Committee considers that there are exceptional circumstances justifying a grant.

Variations of Share Capital

Awards under the Company Employee Share Plans may be adjusted if there is a variation in the Company’s share capital (including a rights issue or any subdivision or consolidation of the share capital) or in the event of a demerger, or payment of a special dividend or similar event that materially affects the market price of the ordinary shares.

Amendments; Termination or Suspension

The Board or, where appropriate, the Compensation Committee, may amend the Company Employee Share Plans provided that the prior approval of Company shareholders is obtained for any material amendments to the extent necessary to comply with applicable law or exchange listing standards. The Company Employee Share Plans may be terminated or suspended at any time, but any termination will not affect participants’ subsisting rights.

Other Provisions

Options and awards granted under the Company Employee Share Plans are personal to the participant and may not be transferred except on death, and such options and awards are not pensionable.

Long Term Incentive Plan (LTIP) 2019

All associates of the Company, including our Executive Officers, are eligible to participate in the LTIP at the discretion of the Compensation Committee. The Compensation Committee decides whether an award under the LTIP will take the form of an option, a restricted share award, a conditional award or a phantom award, or any combination of these awards. Awards under the LTIP will entitle participants to acquire ordinary shares to the extent that specified performance targets have been satisfied over a three-year performance period. Dividend equivalents accrue either in cash or shares during the vesting period but are not paid until the underlying awards vest. Ms. Long and Messrs. Murphy, Brundage and Graham hold conditional awards under the LTIP.

An award will vest on the third anniversary of the date of grant, to the extent that the performance condition has been satisfied, conditional on the participant remaining in employment (except in certain specified circumstances). Where it is impractical for legal or regulatory reasons to deliver ordinary shares following the vesting of an award, the Company may pay, or procure the payment of, an equivalent cash amount, subject to all necessary deductions.

Awards will normally be forfeited if a participant leaves employment. However, if the employment ends by reason of injury, ill health, disability, redundancy, retirement, the sale of a participant’s employing company or the business in which he or she works or any other reason at the discretion of the Compensation Committee, awards will vest on the original vesting date to the extent the performance condition has been met at such date, unless our Compensation Committee determines that it should vest on the date of cessation to the extent that the performance condition has been met at such date. In the case of death, an award will vest immediately to the extent the performance condition has been met at such date. Vested awards will be subject to time prorating, unless the Compensation Committee determines otherwise.

In the event of a change in control, any outstanding awards held by Executive Officers that are not assumed by the acquiring entity, will automatically vest pursuant to the terms of the Company’s Change in Control Policy based on achievement of the applicable performance conditions as reasonably determined by the Company in good faith based on performance forecasts available as of the effective date of the change in control. In the event such performance forecast results in achievement below the target level of performance, a pro-rated portion of the award below the target level of performance shall be forfeited and settled in a cash

52	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

payment equal to the difference between (a) the pre-tax cash value of such award at target level of performance, less (b) the pre-tax cash value of such award computed using the performance forecasts available as of the effective date of the Change in Control. Awards granted in the form of an option shall be automatically exercised provided that any exercise price payable by the participant on exercise is no more than the offer price or consideration.

Performance Ordinary Share Plan (POSP) 2019

All associates of the Company, other than our Executive Directors, are eligible to participate in the POSP at the discretion of the Compensation Committee. The Compensation Committee decides whether an award under the POSP will take the form of an option, a restricted share award, a conditional award or a phantom award, or any combination of these awards. Awards may represent the right to earn ordinary shares. Our NEOs participating in the POSP hold conditional awards under the POSP.

The Compensation Committee determines the vesting date, which will not (unless the Compensation Committee determines otherwise) be earlier than the third anniversary of the date of grant. Vesting is subject to the satisfaction of performance conditions set by the Compensation Committee. Dividends do not accrue during the vesting period. Where it is impractical for legal or regulatory reasons to deliver ordinary shares following the vesting of an award, the Company may pay, or procure the payment of, an equivalent cash amount, subject to all necessary deductions.

Awards will normally be forfeited if a participant leaves employment. However, if the employment ends by reason of injury, ill health, disability, redundancy, retirement, the sale of a participant’s employing company or the business in which he or she works or any other reason at the discretion of the Compensation Committee, awards will vest on the original vesting date to the extent the performance condition has been met at such date, unless the Compensation Committee determines that it should vest pro rata on the date of cessation to the extent that the performance condition has been met at such date. In the case of death, an award will vest immediately to the extent the performance condition has been met at such date.

In the event of a change in control, any outstanding awards held by Executive Officers that are not assumed by the acquiring entity, will automatically vest pursuant to the terms of the Company’s Change in Control Policy based on achievement of the applicable performance conditions as reasonably determined by the Company in good faith based on performance forecasts available as of the effective date of the change in control. In the event such performance forecast results in achievement below the target level of performance, a pro-rated portion of the award below the target level of performance shall be forfeited and settled in a cash payment equal to the difference between (a) the pre-tax cash value of such award at target level of performance, less (b) the pre-tax cash value of such award computed using the performance forecasts available as of the effective date of the change in control. Awards granted in the form of an option shall be automatically exercised provided that any exercise price payable by the participant on exercise is no more than the offer price or consideration.

On the vesting of an award that takes the form of an option, the participant may exercise the option during the period of 90 days following the vesting date, provided that if the award has vested due to a participant’s death or if the participant dies during the 90-day period, the award may be exercised during the period of 12 months following the date of death.

Ordinary Share Plan (OSP) 2019

All associates of the Company, other than our Executive Directors, are eligible to participate in the OSP at the discretion of the Compensation Committee. The Compensation Committee decides whether an award under the OSP will take the form of an option, a restricted share award, a conditional award or a phantom award, or any combination of these awards. Awards represent the right to earn ordinary shares. Our NEOs participating in the OSP hold conditional awards under the OSP.

In respect of any financial year, the maximum total market value of ordinary shares over which an award is granted to a participant may not exceed 100% of the participant’s salary (subject to the discretion of the Compensation Committee to determine otherwise). Awards granted under the OSP vest over a period of time. The Compensation Committee will determine the vesting date, which will not (unless it determines otherwise) be earlier than the third anniversary of the date of grant. Dividends do not accrue during the vesting period. Where it is impractical for legal or regulatory reasons to deliver ordinary shares following the vesting of an award, the Company may pay, or procure the payment of, an equivalent cash amount, subject to all necessary deductions.

Awards will normally be forfeited if a participant leaves employment. However, if the employment ends by reason of redundancy, death, injury or disability, retirement, the sale of a participant’s employing company or the business in which he or she works or any other reason at the discretion of the Compensation Committee, awards will vest pro rata on the date of cessation.

In the event of a change in control, any outstanding awards held by Executive Officers that are not assumed by the acquiring entity, will automatically vest pursuant to the terms of the Company’s Change in Control Policy and awards granted in the form of an option will be automatically exercised provided that any exercise price payable by the participant on exercise is no more than the offer price or consideration.

2023 PROXY STATEMENT, FERGUSON PLC	53

Executive Compensation

On the vesting of an award that takes the form of an option, the participant may exercise the option during the period of 90 days following the vesting date, provided that if the award has vested due to a participant’s death or if the participant dies during the 90-day period, the award may be exercised during the period of 12 months following the date of death.

Employee Share Purchase Plan 2021

The ESPP is designed to qualify as a share purchase plan for the purposes of Section 423 of the Internal Revenue Code. Under the ESPP, eligible associates of the Company may be invited to apply for options to acquire ordinary shares at an exercise price at the end of the relevant option period. All associates (including Executive Officers) of the Company are eligible to participate in the ESPP if they have been continuously employed for at least six months prior to the date of grant, although the Compensation Committee may choose to exclude associates who customarily work 20 hours or less per week.

A participant is required to make savings from pay of either (i) a uniform fixed-amount (in whole U.S. dollars, or any other currency in which the participant is normally paid) or (ii) a percentage of base salary of at least 1% and not more than 10%, and in either case, subject to such minimum or maximum amounts as the Board may prescribe from time to time, subject to the limits set out in the ESPP. The savings may be used to exercise the related option at the end of the relevant option period. The exercise price per ordinary share payable on exercise of an option will be prescribed by the Board for each offering period and may not be less than 85% of the lesser of the market value of an ordinary share on the date of grant and the market value of an ordinary share on the date of exercise. The number of ordinary shares over which an option is granted will be such that the total exercise price payable will correspond to the total savings payable from the savings arrangement at the end of the savings period.

An option will be exercised automatically on the exercise date specified by the Board at the time of grant unless the participant has left employment or withdrawn from the ESPP before that date.

Options normally lapse if a participant leaves employment. However, in the event of cessation of employment by reason of redundancy, injury or disability, retirement, death or the sale of the company or business in which such participant works, the participant may continue to participate in the ESPP for three months following the date of termination of employment, or until the end of the relevant offering period (if less than three months). During such time period, the participant (or executor or heir) may exercise his or her options over such number of ordinary shares at the exercise price using the savings made up to the date of death or cessation of employment.

Options will, subject to the discretion of the Compensation Committee to require roll-over, be automatically exercised following a takeover, scheme of arrangement or winding-up of the Company, or other event materially affecting the value of the ordinary shares, over the lower of (i) such number of ordinary shares at the exercise price with the savings made up to the date of the relevant event and (ii) the number of ordinary shares over which the option was granted.

Non-Qualified Deferred Compensation Arrangements

Ferguson Enterprises, LLC (“FEL”), a subsidiary of the Company, sponsors a non-qualified deferred compensation plan to help attract and retain U.S.-based executives and certain other senior associates: the Ferguson Enterprises, LLC Executive Retirement Plan III (“FERP III”). Each of the NEOs is a participant in this Plan. There are three different components under the FERP III: executive deferrals with a company match, standard annual Company contributions under the Supplemental Executive Retirement Plan (“SERP”), and additional discretionary Company contributions under the SERP.

Executive Deferrals

The FERP III allows executives to elect to defer receipt of up to 80% of their base salary and/or 80% of their annual cash bonus. The deferred amounts are credited to the executives’ FERP III accounts. These accounts are managed by the executives and generally mirror our 401(k) plan investments.

Each year, FEL will credit a participant’s account with a matching contribution equal to 50% of the participant’s deferrals for the FERP III year; provided that the maximum matching contribution will not exceed 2.5% of the participant’s qualified plan compensation. Matching contributions are credited to participant accounts on the last day of the pay period of each month and are vested immediately.

Company Contributions – Supplemental Executive Retirement Plan (SERP)

We recognize that executives may not be eligible to fully participate in the Company’s qualified 401(k) plan and sponsor a restoration plan. FEL will make a contribution under the SERP equal to 3.5% of the executive’s compensation above certain qualified limits specified in the plan. This contribution is generally made annually each January.

54	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

The FEL board of directors may also declare an additional SERP discretionary contribution amount to be credited each year. In fiscal 2023, a 9% contribution was made to all U.S.-based Vice Presidents and above, including Executive Officers. This contribution was calculated and deposited to participant accounts in October 2022. The Chief Executive Officer and Chief Financial Officer are not eligible for this benefit.

Per the terms of their employment agreements approved by the Ferguson plc Board, Messrs. Murphy and Brundage are provided a fixed total retirement benefit each year equal to 16% of their base salary only. This includes the 401(k) match, as well as any FEL matches on executive deferrals under the FERP III, and FEL contributions under the SERP. This is calculated each October and the contributions deposited to their accounts.

The FERP III executive deferrals and company matching contributions are 100% vested at time of deferral. The company SERP contributions vest based on the following schedule:

Years of Service	Vesting

<4 Years	0%

4-8 Years of Service	25%

8-12 Years of Service	50%

12-15 Years of Service	75%

15+ Years of Service or Age 55 with Any Years of Service	100%

Amounts deferred under the FERP III and SERP contributions are credited to notional accounts with investment options that generally mirror our 401(k) qualified plan. While we are not required to fund this plan, we have established an irrevocable Rabbi Trust to invest funds generally equal to all deferred amounts. The assets in the Rabbi Trust generally include cash and certain FEL owned insurance policies designed for this purpose. These assets, although not required by the plan, are segregated to pay benefits to the participants. In the event of bankruptcy or liquidation, these assets will be subject to forfeiture.

Legacy Deferred Compensation Plans

The Ferguson Enterprises, LLC Executive Retirement Plan I (“FERP I”) and Ferguson Enterprises, LLC Executive Retirement Plan II (“FERP II”) are closed plans. FERP I was a pre-Internal Revenue Code 409A (“IRC 409A”) plan and was replaced by FERP II for compliance with the IRC 409A regulations on January 1, 2005. FERP II was replaced by FERP III on January 1, 2016. Messrs. Murphy, Brundage and Thees participated in FERP I and FERP II. Contributions under these plans are included in aggregate account balances for Messrs. Murphy, Brundage and Thees shown in the 2023 Non-Qualified Deferred Compensation table. No new contributions are being made under these legacy plans.

Other Executive Benefits and Perquisites

Our NEOs are eligible to participate in the Ferguson sponsored benefit plans on the same basis as other associates. This includes but is not limited to the following:

•	medical and prescription drug coverage;
•	dental coverage;
•	vision care;
•	401(k) retirement plan;
•	associate assistance programs;
•	accidental death and dismemberment insurance; and
•	other reasonable ancillary benefits.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for associates.

We also provide our NEOs and other executives with other benefits and perquisites as follows:

•	executive life insurance;
•	long-term disability coverage;
•	long-term care insurance (grandfathered benefit for certain executives);
•	car or car allowance and fuel card;

2023 PROXY STATEMENT, FERGUSON PLC	55

Executive Compensation

•	executive physical;
•	professional tax and financial planning reimbursement;
•	non-qualified deferred compensation arrangements; and
•	tax protection arrangements in relation to additional U.K. tax that may be incurred as a result of participation in Board meetings.

Certain of these benefits and perquisites more closely align with those offered by companies listed in the U.K. and were previously approved by our shareholders as part of our previous remuneration policy. The Compensation Committee continues to monitor the effectiveness of these benefits to ensure they continue to help attract and retain executives by providing competitive benefits.

Employment Agreements

Ms. Long and Messrs. Murphy, Brundage, Graham and Thees and the other Executive Officers have entered into employment agreements (with respect to the NEOs, the “Executive Employment Agreements”) with Ferguson Enterprises, LLC, the terms of which are described below.

Pursuant to the Executive Employment Agreements, each NEO is entitled to receive an annual base salary and a discretionary annual bonus. The NEOs are eligible to participate in the benefit programs offered to senior executives (including short- and long-term disability, healthcare coverage, and paid holidays) and the FERP III, SERP and 401(k) retirement savings plans, and any life insurance program offered to senior executives, as well as the Executive Physical Plan. Messrs. Murphy’s and Brundage’s Executive Employment Agreements entitle each to an aggregate discretionary Company contribution of 16% of annual base salary under the FERP III, SERP and 401(k) retirement savings plans. The NEOs are also entitled to a car allowance or use of a company car in accordance with Company policy. The NEOs are eligible to receive grants of shares and/or options under the Company Employee Share Plans as described in the “Long-Term Equity-Based Incentive Program” section above.

The Executive Employment Agreements are not for a fixed term, although each agreement is subject to immediate termination in the event of the applicable executive’s termination for Cause or resignation for Good Reason. The NEOs are permitted to terminate the applicable Executive Employment Agreement at any time for Good Reason or by providing 12 months’ prior written notice for Messrs. Murphy and Brundage and 6 months for Ms. Long and Messrs. Graham and Thees, in each case, without Good Reason. In the event of the NEO’s resignation without Good Reason, the Company may elect to provide notice leave in lieu of allowing the NEO to perform services during the notice period. In the event of a termination of employment due to death, the NEOs’ estates are entitled to receive a pro-rata bonus for the year of termination based on then-current projected Company performance to date for the number of days that the NEO was employed during the fiscal year (the “Pro-Rata Bonus”). In the event of a termination without Cause or resignation for Good Reason, subject to the executive’s timely execution of a general release of claims, the NEOs are entitled to receive their respective annual base salary (i.e., 12 months) in effect at the time of the notice of termination plus the Pro-Rata Bonus, and a lump sum cash payment for the cost of COBRA continuation coverage premiums for the executive and their dependents under the Company’s medical benefit plans for 12 months following termination. In the event of a change in control, the NEOs may also be eligible for the benefits and protections set forth in the Company’s Change in Control Policy, as may be in effect from time to time. The NEOs are also bound by certain confidentiality, intellectual property, and non-disparagement obligations, as well as non-competition, non-interference, non-hire and non-solicitation restrictions during employment and for 12 months following termination.

For purposes of the Executive Employment Agreements, “Cause” is defined as an event that the Executive: (a) commits or is guilty of any gross misconduct, gross incompetence, or any willful neglect in the discharge of Executive’s duties; (b) commits or continues (after warning) any material breach of the Executive’s employment agreement that amount to gross misconduct, gross incompetence or willful neglect in the discharge of Executive’s duties; (c) fails to perform adequately the duties assigned to Executive in the good faith opinion of the Chairman of the Board for the Chief Executive Officer or the Chief Executive Officer for the other Executives; provided that the Chairman of the Board or Chief Executive Officer, as applicable, has provided notice to Executive of such failure and an opportunity to cure such failure within 30 day of such notice if such failure is realistically capable of being cured within 30 days; (d) willfully fails to comply with any valid and legal directive of the Board; (e) materially violates the Company’s written policies and/or Code of Conduct, including but not limited to, violations related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (f) engages in any material act or acts of fraud, dishonesty, illegal behavior, or other conduct tending to bring the Executive or the Company into disrepute; (g) commits any act of bankruptcy or takes advantage of any statute for the time being in force offering relief for insolvent debtors; or (h) is indicted for, convicted of, or pleads guilty or nolo contendere to any felony offence or other crime involving dishonesty, fraud or moral turpitude.

For purposes of the Executive Employment Agreements, “Good Reason” is defined as the occurrence of one or more of the following, which is not cured within 30 days of written notice thereof and which is asserted within 90 days of the occurrence thereof: (a) the assignment to Executive of any duties inconsistent in any material adverse respect with Executive’s duties or responsibilities as contemplated by Section 2 and 4 of the Executive Employment Agreement; (b) any reduction in Executive’s Base Salary; (c) any other action by the Company that results in material diminishment in Executive’s duties or responsibilities; provided that any change

56	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

in the number of positions reporting to Executive as a result of a reduction in force shall not constitute “Good Reason”; (d) the Company’s failure to comply with any material provisions of the Executive Employment Agreement; (e) any purported termination of Executive’s employment by the Company other than as permitted by the Executive Employment Agreement; or (f) a change in Executive’s reporting relationship that is not mutually agreed upon by the parties.

Management of Compensation Related Risks

Compensation Risk Assessment

In fiscal 2023, Company management engaged Mercer to complete a review of the Company’s compensation plans and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Mercer’s assessment of our compensations plans and programs was reviewed by the Compensation Committee. Based on its assessment, the Compensation Committee has concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

Oversight Policies

Oversight of Stock Ownership, Hedging and Pledging

The Compensation Committee has always supported transparent governance and compliance practices and protecting the interests of the Company’s shareholders. To strengthen the Company’s practices in these areas, the Company has controls over transactions in the Company’s securities. The Company prohibits its associates, Executive Officers and Non-Employee Directors from purchasing financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars or units of exchangeable funds that are based on fluctuations of the Company’s debt or equity instruments and that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. In addition, unless otherwise previously approved by the Board (no such approval has been given), no director, Executive Officer or associate of the Company may, at any time, purchase Company securities on a margin or otherwise pledge Company securities as collateral for a loan.

Clawback Policy

In September 2023, we updated our Executive Compensation Clawback Policy (the “Policy”) that allows the Company to recoup certain incentive-based compensation from our current and former Executive Officers and Non-Employee Directors under certain circumstances. The Policy now requires the recoupment of certain executive compensation in compliance with the Exchange Act, the rules promulgated thereunder by the SEC and the NYSE listing standards. The Policy also provides the Compensation Committee with discretion to recoup certain other executive compensation for certain misconduct pursuant to the terms of the Policy. A copy of the Policy is available on the Corporate Governance page of the Investors tab of our website at corporate.ferguson.com under Governance Documents.

Stock Ownership Guidelines for Executive Officers

The Compensation Committee strongly believes that our Executive Officers should own appropriate amounts of ordinary shares to align their interests with those of the Company’s shareholders. Executive Officers can acquire ordinary shares through long-term equity-based incentive awards and participation in the ESPP.

The Compensation Committee has adopted the following share ownership guidelines for our Executive Officers:

Role	Target Multiples (multiple of gross annual base salary)

Chief Executive Officer	6.0x

Chief Financial Officer	3.0x

Other Named Executive Officers	3.0x

Other Executive Officers	2.0x

2023 PROXY STATEMENT, FERGUSON PLC	57

Executive Compensation

The Compensation Committee annually reviews compliance with the share ownership guidelines. Shares are counted towards ownership as follows:

•	shares beneficially held directly or indirectly by the Executive Officer and any person closely associated (as set out in the Company’s Share Dealing Policy) with the Executive Officer;

•	the number of conditional shares awarded, but not vested at the Review Date, in respect of which there was not any performance condition attached, on an assumed net of tax basis; and

•	vested but unexercised share options and unvested awards with performance conditions attached to them will not count towards this assessment.

Each Executive Officer has five years from his or her date of appointment into the Executive Officer role set out above to meet the Target Multiple. Where there is a change in the Executive Officer’s share ownership guidelines (e.g., they become a NEO), they have an additional two years to achieve the increased ownership target.

If an Executive Officer has not achieved her or his target by the end of the time period for compliance set out above, the Executive Officer should continue to retain all future awards (on a net of tax basis) until compliance is achieved, subject always to the discretion of the Compensation Committee, taking into account any relevant circumstances.

All of our current NEOs are in compliance with the share ownership guidelines.

Severance and Change in Control Arrangements

Change in Control Policy

In July 2022, the Compensation Committee approved the Change in Control Policy, in which our NEOs and certain individuals designated by the Board as “Executive Officers” are eligible to participate. Pursuant to the Change in Control Policy, participants may be entitled to receive the following additional separation benefits upon an involuntary termination of employment in connection with a change in control or within the 24 months following the effective date of a change in control: (i) accelerated vesting of the unvested portion of any stock options, stock awards, restricted shares, or performance shares (with performance-based awards vesting based on achievement of performance conditions as reasonably determined by the Company in good faith based on performance forecasts available as of the termination date), (ii) a lump sum cash payment equal to the sum of (x) the participant’s target annual bonus for the year of termination, prorated based on the number of days during the performance period that such participant was employed, divided by 365 days, and (y) three times (for the CEO) and two times (for all other participants) the sum of the participant’s base salary and target annual bonus for the year in which the termination date occurs (or, if no target has been set as of the termination date, the target annual cash incentive amount for the prior year), in each case, subject to the participant’s timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with all restrictive covenant obligations. Additionally, if the acquiring entity does not assume the Company’s existing share plans following the change in control, then the remaining unvested portion of any stock options, stock awards, restricted shares, or performance shares held by the participants will accelerate and vest (without any proration for time) immediately prior to the effective date of the change in control (with performance-based awards vesting based on achievement of performance conditions as reasonably determined by the Company in good faith based on performance forecasts available as of the effective date of the change in control). In the event of a participant’s death after becoming eligible for separation benefits pursuant to the Change in Control Policy and executing a general release of claims in favor of the Company, the separation benefits for which such participant is eligible under the Change in Control Policy will be paid to the participant’s estate. In the event of a participant’s death after becoming eligible for separation benefits pursuant to the Change in Control Policy but before such participant has executed a general release of claims in favor of the Company, no separation benefits for which such participant would have otherwise been eligible will be paid to the participant’s estate unless the participant’s estate executes a comparable release for and on behalf of the participant’s estate.

Section 280G of the Internal Revenue Code

Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a tax deduction with respect to “excess parachute payments” to certain Executive Officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that exceed a threshold determined

58	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

under Section 280G of the Internal Revenue Code based on an Executive Officer’s prior compensation. In approving compensation arrangements for our NEOs in the future, we expect that the Board will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility of Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent. We do not provide for excise tax gross-ups to our Executive Officers and do not expect to do so in the future.

Section 162(m) Compliance

Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Executive Officers in a taxable year.

Section 409A Considerations

Section 409A of the Code affects the manner by which deferred compensation opportunities are offered to our U.S. taxpayer employees. Section 409A of the Code requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A of the Code in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”) for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Future grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. We anticipate that the Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

2023 PROXY STATEMENT, FERGUSON PLC	59

Executive Compensation

2023 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the fiscal years indicated.

Name	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation ($)(6)	Total ($)

Kevin Murphy	2023	1,194,278	—	2,520,730	1,457,800	—	267,963	5,440,771
Chief Executive Officer and	2022	1,150,050	—	2,047,019	1,380,400	—	288,228	4,865,698
Executive Director	2021	1,114,103	—	1,986,339	1,677,500	—	270,975	5,048,917

Bill Brundage	2023	690,839	—	939,465	608,922	—	189,397	2,428,621
Chief Financial Officer and	2022	635,834	—	816,013	559,533	—	200,656	2,212,036
Executive Director	2021	547,537	—	726,788	603,430	—	206,546	2,084,300

Ian Graham	2023	604,238	—	891,935	448,386	—	261,305	2,205,863
Chief Legal Officer

Sammie Long	2023	604,209	—	889,033	448,364	—	265,080	2,206,686
Chief Human Resources Officer

Bill Thees	2023	620,000	—	912,347	465,105	—	222,470	2,219,922
Senior Vice President of
Business and Sales

(1) The salary received during a fiscal year reflects the actual earnings attributed to base salary during the year and may differ from an NEO’s annual base salary due to changes that typically occur in October of each year as discussed under the Base Salary section. As a foreign private issuer in fiscal 2021 and fiscal 2022, the Company was required to provide executive compensation disclosure on an individual basis only for Messrs. Murphy and Brundage in accordance with the requirements of Form 20-F. In fiscal 2023, the Company determined that it no longer qualified as a foreign private issuer effective August 1, 2023, and Ms. Long and Messrs. Graham and Thees became NEOs in fiscal 2023.

(2) The amounts in this column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718 and using the assumptions discussed in Note 15, “Share-based compensation”, to our consolidated financial statements contained in our 2023 Form 10-K, of the LTIP, POSP and OSP shares granted in fiscal 2023, as described under the Long-Term Equity-Based Incentive Program section.

(3) The grant date fair value of all performance shares under LTIP and POSP shown in the table are calculated based on Target performance achievement. The LTIP and POSPs at Maximum performance achievement earned at the end of the three-year performance period, would be Mr. Murphy ($5,041,551), Mr. Brundage ($1,879,021), Mr. Graham ($1,248,749), Ms. Long ($1,244,746), and Mr. Thees ($1,277,366).

(4) The amounts in this column reflect the annual short-term incentive awards for each fiscal year, which was paid out on October 13, 2023 for fiscal 2023, based on performance achievement described in more detail in the annual short-term incentive award section.

(5) None of our NEOs recognized above market or preferential earnings on amounts deferred under non-qualified deferred compensation plans.

(6) Amounts reported under All Other Compensation for fiscal 2023 includes: (i) annual value of leased vehicles and fuel for Ms. Long and Messrs. Murphy, Brundage and Thees, and the cash vehicle allowance and fuel for Mr. Graham; (ii) the annual premiums paid by FEL for executive universal whole life insurance pursuant to the Ferguson Enterprises, LLC Executive Life Insurance Plan II (“FELIP”) for Ms. Long ($53,013) and Messrs. Murphy ($24,045), Brundage ($19,719), Graham ($54,456) and Thees ($31,424) (this benefit was closed to new entrants in fiscal 2020 and replaced by term coverage); (iii) tax gross-ups on annual premiums paid by FEL for executive universal whole life insurance pursuant to the FELIP for Ms. Long ($43,550) and Messrs. Murphy ($19,753), Brundage ($16,199), Graham ($37,776) and Thees ($57,239). While calendar year 2023 annual premiums will be grossed up for tax purposes for the NEOs, calendar year 2024 annual premiums will not be grossed up for tax purposes for the NEOs.; (iv) employer contributions to our 401(k) plan on behalf of each of Ms. Long ($5,320) and Messrs. Murphy ($10,556), Brundage ($6,125), Graham ($5,338) and Thees ($5,460); (v) FERP III matching contributions and the SERP discretionary contributions for fiscal 2023 for Ms. Long ($128,369) and Messrs. Murphy ($162,959), Brundage ($91,264), Graham ($125,365) and Thees ($120,280); (vi) executive long-term disability; (vii) long-term care; (viii) executive physicals; and (ix) the cost associated with filing a U.K. tax return incurred as a result of attending the Company’s Board meetings in the U.K.

60	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

2023 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for fiscal 2023 with respect to our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of Shares of Stock Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kevin Murphy
Long Term Incentive Plan	10/13/2022	9/22/2022	—	—	—	13,723	27,446	54,893	—	2,520,730
Annual Short-Term Incentive Award	—	—	585,316	1,552,561	2,173,586	—	—	—	—

Bill Brundage
Long Term Incentive Plan	10/13/2022	9/22/2022	—	—	—	5,114	10,229	20,459	—	939,465
Annual Short-Term Incentive Award	—	—	345,696	621,755	870,457	—	—	—	—

Ian Graham
Ordinary Share Plan	10/13/2022	9/22/2022	—	—	—	—	—	—	2,674	267,560
Performance Ordinary Share Plan	10/13/2022	9/22/2022	—	—	—	0	6,240	12,480	—	624,374
Annual Short-Term Incentive Award	—	—	271,907	453,179	634,450	—	—	—	—

Sammie Long
Ordinary Share Plan	10/13/2022	9/22/2022	—	—	—	—	—	—	2,665	266,660
Performance Ordinary Share Plan	10/13/2022	9/22/2022	—	—	—	0	6,220	12,440	—	622,373
Annual Short-Term Incentive Award	—	—	271,894	453,157	634,419	—	—	—	—

Bill Thees
Ordinary Share Plan	10/13/2022	9/22/2022	—	—	—	—		—	2,735	273,664
Performance Ordinary Share Plan	10/13/2022	9/22/2022	—	—	—	0	6,383	12,766	—
Annual Short-Term Incentive Award	—	—	279,000	465,000	651,000	—	—	—	—	638,683

(1) Amounts represent awards payable under our 2023 Annual short-term incentive award program. See “Compensation Discussion and Analysis—Annual Short-Term Incentive Award Program” above for a description of our Bonus Program. Actual amounts paid under our fiscal 2023 Bonus Program are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2) Reflects the number of shares eligible to vest for the applicable level of performance of the fiscal 2023 grants made pursuant to the LTIP and POSP, the terms of which are summarized under “Compensation Discussion and Analysis—Long-Term Equity-Based Incentive Program.”

(3) Reflects the fiscal 2023 grants made pursuant to the OSP, the terms of which are summarized under “Compensation Discussion and Analysis—Long-Term Equity-Based Incentive Program.”

(4) Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718 as of the grant date based on the probable outcome of the applicable performance conditions and using the assumptions discussed in Note 15, “Share-based compensation”, to our consolidated financial statements contained in our 2023 Form 10-K.

2023 PROXY STATEMENT, FERGUSON PLC	61

Executive Compensation

Outstanding Equity Awards at 2023 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our NEOs as of July 31, 2023, with respect to the relevant NEO. The market value of the shares in the following table is the fair value of such shares as of July 31, 2023.

			Outstanding Equity Awards at Fiscal Year-End
			Stock Awards
Name	Grant Date	Vesting Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(1)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)(4)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)(3)(4)

Kevin Murphy
FY21 Long Term Incentive Plan	10/16/2020	10/16/2023	—	—	37,900	6,125,398
FY22 Long Term Incentive Plan	10/14/2021	10/14/2024	—	—	28,719	4,641,565
FY23 Long Term Incentive Plan	10/13/2022	10/13/2025	—	—	27,446	4,435,823

Bill Brundage
FY21 Long Term Incentive Plan	11/2/2020	11/2/2023	—	—	14,329	2,315,853
FY22 Long Term Incentive Plan	10/14/2021	10/14/2024	—	—	11,449	1,850,387
FY23 Long Term Incentive Plan	10/13/2022	10/13/2025	—	—	10,229	1,653,211

Ian Graham
FY21 Long Term Incentive Plan	10/16/2020	10/16/2023	—	—	1,360	219,803
FY21 Ordinary Share Plan	10/16/2020	10/16/2023	1,877	303,361	—	—
FY21 Performance Ordinary Share Plan	10/16/2020	10/16/2023	—	—	8,763	1,416,276
FY22 Ordinary Share Plan	10/14/2021	10/14/2024	1,715	277,178	—	—
FY22 Performance Ordinary Share Plan	10/14/2021	10/14/2024	—	—	8,005	1,293,768
FY23 Ordinary Share Plan	10/13/2022	10/13/2025	2,674	432,172	—	—
FY23 Performance Ordinary Share Plan	10/13/2022	10/13/2025	—	—	6,240	1,008,509

Sammie Long
FY21 Long Term Incentive Plan	10/16/2020	10/16/2023	—	—	1,370	221,419
FY21 Ordinary Share Plan	10/16/2020	10/16/2023	1,891	305,623	—	—
FY21 Performance Ordinary Share Plan	10/16/2020	10/16/2023	—	—	8,825	1,426,297
FY22 Ordinary Share Plan	10/14/2021	10/14/2024	1,693	273,623	—	—
FY22 Performance Ordinary Share Plan	10/14/2021	10/14/2024	—	—	7,904	1,277,444
FY23 Ordinary Share Plan	10/13/2022	10/13/2025	2,665	430,717	—	—
FY23 Performance Ordinary Share Plan	10/13/2022	10/13/2025	—	—	6,220	1,005,276

Bill Thees
FY21 Ordinary Share Plan	10/16/2020	10/16/2023	1,707	275,885	—	—
FY21 Performance Ordinary Share Plan	10/16/2020	10/16/2023	—	—	7,966	1,287,465
FY22 Ordinary Share Plan	10/14/2021	10/14/2024	1,631	263,602	—	—
FY22 Performance Ordinary Share Plan	10/14/2021	10/14/2024	—	—	7,612	1,230,251
FY23 Ordinary Share Plan	10/13/2022	10/13/2025	2,735	442,031	—	—
FY23 Performance Ordinary Share Plan	10/13/2022	10/13/2025	—	—	6,383	1,031,620

(1) All OSP conditional share awards vest on the three-year anniversary of the date of grant subject to continued employment.

(2) Based on the closing market price of our ordinary shares on July 31, 2023 of $161.62 per share.

(3) The number of LTIP and POSP conditional share awards in this column is calculated in accordance with share plan rules taking the value of the approved award divided by the fair market value on the grant date to determine the number of shares at target.

(4) The fiscal 2021 LTIP and fiscal 2022 LTIP and POSP awards are reflected at maximum level of achievement (100%). Fiscal 2023 LTIP and POSP awards are reflected at target level of achievement.

62	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

Option Exercises and Stock Vested in the 2023 Fiscal Year

The following table sets forth certain information with respect to the vesting of stock awards during the fiscal year ended July 31, 2023, with respect to our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Kevin Murphy	46,080	5,849,550

Bill Brundage	11,202	1,199,305

Ian Graham	16,665	1,826,416

Sammie Long	16,874	1,849,307

Bill Thees	12,280	1,314,717

(1) The vesting of LTIP conditional awards for Messrs. Murphy and Graham and Ms. Long occurred on December 5, 2022. Settlement of 46,080, 1,558 and 1,577 shares in respect of these awards for Messrs. Murphy and Graham and Ms. Long, respectively, occurred December 13, 2022. Mr. Murphy’s vested LTIP conditional award includes 2,455 shares of dividend equivalents that vested when the underlying LTIP award vested.

(2) Amounts reflect the market value of our ordinary shares of $115.65 on the vesting date (December 5, 2022).

2023 PROXY STATEMENT, FERGUSON PLC	63

Executive Compensation

2023 Non-Qualified Deferred Compensation

The following table provides information regarding non-qualified deferred compensation plan benefits for our NEOs for fiscal 2023.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)(3)(4)	Aggregate Earnings in Last FY ($)(5)(6)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY End ($)(6)
Kevin Murphy	44,921	163,696	112,869	—	4,796,938
Bill Brundage	27,977	91,294	280,385	—	2,515,012
Ian Graham	56,827	129,802	31,503	—	683,851
Sammie Long	60,421	129,019	82,544	—	1,190,862
Bill Thees	148,676	123,070	381,074	—	5,321,371

(1) The Company’s executives may elect to defer up to 80% of their base salary and/or up to 80% of their annual Short-Term Incentive Awards under the FERP III, as described in the section titled “Non-Qualified Deferred Compensation Arrangement.” These amounts shown in this column reflect the deferral elections for fiscal 2023 and are included in the 2023 Summary Compensation Table under Salary and All Other Compensation.

(2) FEL provides up to a 50% match on any deferrals under the FERP III provided that the maximum matching contribution will not exceed 2.5% of the IRC 401(a)17 qualified compensation limit ($330,000 for fiscal 2023). The amounts in this column include this FERP III matching contribution.

(3) FEL provides for restoration of the retirement plan match above the covered compensation limits by contributing 3.5% of the executive’s compensation above the IRC 401(a)17 qualified plan limits ($330,000 for fiscal 2023) to the executive’s FERP III account. This contribution is included in the values shown in this column.

(4) Based on business results, FEL may also declare a discretionary contribution be credited to the executive’s account. During fiscal 2023, FEL made a discretionary contribution of 9% for Vice Presidents and above which amount is included in the values shown in this column. The total FEL contribution for Messrs. Murphy and Brundage for fiscal 2023 was 16% of base salary and is also shown in this column.

(5) No amount reported in this column is reported in the 2023 Summary Compensation Table as above market or preferential earnings on amounts deferred under non-qualified deferred compensation plans.

(6) The amounts in this column reflect deferrals and contributions that have been made under the FERP I, II, and III plans as well as any aggregate earnings on these amounts.

64	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

Potential Payments Upon Termination or a Change in Control

The following table sets forth quantitative estimates of the benefits that would have accrued to each of our NEOs if his or her employment had been terminated without cause on July 31, 2023. Amounts below reflect potential payments pursuant to the amended employment agreements for such NEOs. For additional discussion of the potential benefits and payments due in connection with a change in control, please see “Compensation Discussion and Analysis—Severance and Change in Control Arrangements—Change in Control Policy,” “Compensation Discussion and Analysis—Executive Employment Agreements” and “Compensation Discussion and Analysis—Annual Short-Term Incentive Award Program” above.

Name	Cash Severance Benefits ($)	Payment of Current Year Bonus (FY23) ($)	Accelerated Vesting of Equity Awards ($)	Other Cash ($)	Total ($)

Kevin Murphy
Retirement(1)	—	—	—	—	—
Death(2)	—	1,552,561	9,431,483	—	10,984,045
Disability(3)	—	1,552,561	—	—	1,552,561
Qualifying Termination(4)	1,202,002	1,552,561	—	11,701	2,766,264
Change in Control w/out Qualifying Termination (LTI Assumed)(5)	—	—	—	—	—
Change in Control w/out Qualifying Termination (LTI Not Assumed)(6)	—	—	15,202,785	—	15,202,785
Change in Control with Qualifying Termination(7)	8,263,690	1,552,561	15,202,785	11,701	25,030,738

Bill Brundage
Retirement(1)	—	—	—	—	—
Death(2)	—	621,755	3,551,231	—	4,172,986
Disability(3)	—	621,755	—	—	621,755
Qualifying Termination(4)	700,006	621,755	—	11,702	1,333,463
Change in Control w/out Qualifying Termination (LTI Assumed)(5)	—	—	—	—	—
Change in Control w/out Qualifying Termination (LTI Not Assumed)(6)	—	—	5,819,451	—	5,819,451
Change in Control with Qualifying Termination(7)	2,643,521	621,755	5,819,451	11,702	9,096,430

Ian Graham
Retirement(1)	—	—	—	—	—
Death(2)	—	453,179	3,306,503	—	3,759,681
Disability(3)	—	453,179	547,811	—	1,000,990
Qualifying Termination(4)	610,026	453,179	547,811	9,886	1,620,902
Change in Control w/out Qualifying Termination (LTI Assumed)(5)	—	—	—	—	—
Change in Control w/out Qualifying Termination (LTI Not Assumed)(6)	—	—	3,595,883	—	3,595,883
Change in Control with Qualifying Termination(7)	2,126,409	453,179	3,595,883	9,886	6,185,357

Sammie Long
Retirement(1)	—	448,364	547,447	—	995,811
Death(2)	—	453,157	3,305,668	—	3,758,824
Disability(3)	—	453,157	547,447	—	1,000,604
Qualifying Termination(4)	608,049	453,157	547,447	7,985	1,616,638
Change in Control w/out Qualifying Termination (LTI Assumed)(5)	—	—	—	—	—
Change in Control w/out Qualifying Termination (LTI Not Assumed)(6)	—	—	3,588,449	—	3,588,449
Change in Control with Qualifying Termination(7)	2,122,412	453,157	3,588,449	7,985	6,172,003

Bill Thees
Retirement(1)	—	465,105	517,171	—	982,276
Death(2)	—	465,000	2,930,804	—	3,395,804
Disability(3)	—	465,000	517,171	—	982,171
Qualifying Termination(4)	624,000	465,000	517,171	11,702	1,617,873
Change in Control w/out Qualifying Termination (LTI Assumed)(5)	—	—	—	—	—
Change in Control w/out Qualifying Termination (LTI Not Assumed)(6)	—	—	3,271,997	—	3,271,997
Change in Control with Qualifying Termination(7)	2,178,000	465,000	3,271,997	11,702	5,926,699

(1) Pursuant to the Company’s Retirement Policy, our NEOs may retire at or after attaining age 55 and informing the Company of their intent to retire and not seek other employment. Upon retirement, our NEOs are entitled to receive a pro-rata Bonus for the year in which such retirement occurs, based on actual performance. Additionally, pursuant to the OSP, all outstanding OSP awards automatically vest in full upon such retirement date.

2023 PROXY STATEMENT, FERGUSON PLC	65

Executive Compensation

(2) Pursuant to the Executive Employment Agreements, in the event of a termination of employment due to death, the NEOs are entitled to receive a pro-rata bonus for the year of termination based on then-current projected Company performance to date for the number of days that the NEO was employed during fiscal 2023 (the “Pro-Rata Bonus”).

(3) Pursuant to the Executive Employment Agreements and consistent with our administrative practices for other associates, in the event of termination of employment due to disability, the NEOs are entitled to receive a pro-rata bonus for the year of termination based on the then-current forecasted performance.

(4) Pursuant to the Executive Employment Agreements, in the event of a termination without Cause or resignation for Good Reason (as defined in the Executive Employment Agreements), subject to the executive director’s execution of a general release of claims, the NEOs are entitled to receive their respective annual base salary (i.e., 12 months) in effect at the time of the notice of termination plus the Pro-Rata Bonus (defined in FN 2 above), the NEOs and their dependents may be eligible for COBRA continuation coverage under the Company’s medical benefit plans for 12 months following termination and will be provided a lump sum payment by FEL that would equal the cost for such coverage.

(5) Reflects LTI awards are assumed upon a change in control.

(6) Pursuant to the Company’s Change in Control Policy, in the event of a change in control, if the acquiring entity does not assume a NEO’s outstanding equity awards following the change in control, then the remaining unvested portion of any stock options, stock awards, restricted shares or performance shares held by each of the NEOs will accelerate and vest (without any proration for time) immediately prior to the effective date of the change in control. Any such awards that are subject to performance-based vesting will vest based on achievement of the applicable performance conditions as reasonably determined by the Company in good faith based on performance forecasts available as of the effective date of the change in control. The fiscal 2021 and 2022 LTIP and POSP awards are assumed to vest at maximum performance and the fiscal 2023 LTIP and POSP are at target performance. Pursuant to the Change in Control Policy, these awards would have been settled in shares up to the target amount of shares underlying the applicable award, and any portion of the awards that would have vested due to performance achievement of target would have been settled in cash.

(7) Pursuant to the Company’s Change in Control Policy, upon an involuntary termination of employment in connection with a change in control or within the 24 months following the effective date of a change in control, the NEOs are be entitled to: (i) accelerated vesting of the unvested portion of any stock options, stock awards, restricted shares or performance shares, (ii) a lump sum cash payment equal to the sum of (x) the NEO’s target annual bonus for the year of termination, prorated based on the number of days during the performance period that such NEO was employed, divided by 365 days, and (y) three times (for the CEO) and two times (for all other NEOs) the sum of the NEO’s base salary and target annual bonus for the year in which the termination date occurs (or, if no target has been set as of the termination date, the target annual cash incentive amount for the prior year), in each case, subject to the NEO’s timely execution and non-revocation of a general release of claims in favor of the Company. The NEOs and their dependents may be eligible for COBRA continuation coverage under the Company’s medical benefit plans for 12 months following termination and will be provided a lump sum payment by FEL that would equal the cost for such coverage.

66	2023 PROXY STATEMENT, FERGUSON PLC

CEO Pay Ratio

75.5 to 1
For fiscal 2023, the ratio of our CEO’s Annual Total Compensation to the median associate’s Annual Total Compensation was

To identify our median associate, we used the following methodology, material assumptions, adjustments and estimates:

•

As of May 1, 2023 (the “Determination Date”), we employed approximately 35,206 associates worldwide, including those employed on a full-time, part-time, seasonal or temporary basis, which includes 32,220 associates in the United States, 2,850 associates in Canada and 196 associates who reside outside of the United States and Canada. In calculating the pay ratio, we excluded, under the de minimus exception to the pay ratio rule, all of our 196 associates who reside outside of the United States and Canada (China (102), Switzerland (1), Taiwan (56), Thailand (3), Trinidad and Tobago (4), United Kingdom (19), and Vietnam (11)), or 0.56% of our total global workforce.

•

We identified our median associate as of the Determination Date by comparing a consistently applied compensation measure consisting of salary, wages and distributions on carried interest and incentive fees, as reflected in our payroll records and as reported to the local tax authorities (the “Estimated Compensation”) for all associates, excluding our CEO, who were employed by us on the Determination Date. No cost-of-living adjustments were made. We annualized the compensation for all associates hired during fiscal 2023.

•	For Canadian associates, we converted their Estimated Compensation to U.S. Dollars from the applicable local currency using the April month-end exchange rate.

•

After identifying the median associate based on Estimated Compensation, we calculated Annual Total Compensation (as defined below) for that associate using the same methodology we used for our NEOs as set forth in the 2023 Summary Compensation Table on page 60.

•	The Annual Total Compensation of our Chief Executive Officer was $5,440,771 and the Annual Total Compensation of our median associate, other than our Chief Executive Officer, was $72,069.

The SEC’s rules for identifying the median compensated associate and calculating the pay ratio based on that associate’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their associate populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different associate populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The above information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (“Annual Total Compensation”) of our median associate and the Annual Total Compensation of our Chief Executive Officer has been provided as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

2023 PROXY STATEMENT, FERGUSON PLC	67

Executive Compensation

Pay Versus Performance
The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to our NEOs for the fiscal years ended on July 31, 2021, July 31, 2022 and July 31, 2023.

					Value of Initial Fixed $100 Investment (7) Based On:
Fiscal Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)(4)(5)	Ferguson Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (6)	Net Income ($ in millions)	Adjusted Operating Profit ($ in millions) (7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	5,440,771	7,740,786	2,265,273	2,970,535	194.42	161.85	1,889	2,917

2022	4,865,698	5,427,022	2,212,036	2,524,513	146.64	137.61	2,122	2,951

2021	5,048,917	12,716,794	1,171,378	4,200,743	160.17	146.43	1,472	2,092
Notes:
(1) The principal executive officer (“PEO”) is Kevin Murphy, who has remained the Chief Executive Officer for the duration of the disclosure period.
(2) In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. This valuation assumption used to calculate such fair values did materially differ from those disclosed at the time of grant. We do not have pensions in the US; therefore, an adjustment to the 2023 Summary Compensation Table (“SCT”) totals related to pension value for any of the years reflected in this table is not needed.
(3) To calculate the Compensation Actually Paid (“CAP”) for the PEO, the following adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year shown:

Fiscal Year	Compensation Actually Paid ($)	Less, Grant Date Fair Value of Awards Reported in FY SCT ($)	Plus, Year-End Fair Value of Awards granted in FY that are outstanding and unvested as of end of FY ($)	Plus, Vesting Date Fair Value of Awards that are granted and vested in the same FY ($)	Change in Fair Value of Prior Year Awards outstanding and unvested as of end of FY ($)	Change in Fair Value of Prior Year Awards that vested in FY ($)	Less, Prior Year Awards that fail to meet vesting conditions during FY ($)	Plus, Dividends or other earnings paid on all awards in CFY prior to vesting date ($)	Total Adjustments to CAP ($)

2023	7,740,786	2,520,730	2,883,704	—	2,089,114	(454,998)	—	302,925	4,820,745

2022	5,427,022	2,047,019	3,494,039	—	(1,225,306)	257,018	—	82,592	2,608,343

2021	12,716,794	1,986,339	5,348,069	—	3,753,837	552,310	—	—	9,654,216
(4) The
non-PEO
NEOs represent the following individuals for each of the years shown.

•	2023: Bill Brundage, Chief Financial Officer; Ian Graham, Chief Legal Officer; Sammie Long, Chief Human Resources Officer; Bill Thees, Senior Vice President of Business and Sales;

•	2022: Bill Brundage, Chief Financial Officer;

•	2021: Bill Brundage, Chief Financial Officer; Mike Powell, former Group Chief Financial Officer.

68	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

(5) To calculate the Compensation Actually Paid (CAP) for the non-PEO
NEOs, the following adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year shown:

Year	Compensation Actually Paid ($)	Less, Grant Date Fair Value of Awards Reported in FY SCT ($)	Plus, Year-End Fair Value of Awards granted in FY that are outstanding and unvested as of end of FY ($)	Plus, Vesting Date Fair Value of Awards that are granted and vested in the same FY ($)	Change in Fair Value of Prior Year Awards outstanding and unvested as of end of FY ($)	Change in Fair Value of Prior Year Awards that vested in FY ($)	Less, Prior Year Awards that fail to meet vesting conditions during FY ($)	Plus, Dividends or other earnings paid on all awards in CFY prior to vesting date ($)	Total Adjustments to CAP ($)

2023	2,970,535	908,195	1,082,398	—	697,262	(239,457)	—	73,254	1,613,457

2022	2,524,513	816,013	1,392,846	—	(383,716)	90,332	—	29,028	1,128,490

2021	4,200,743	363,394	1,010,912	—	1,600,187	3,066,386	(2,284,726)	—	3,392,759
(6) The selected peer group is the S&P 500 Industrials Index. The comparison of total shareholder returns assumes that $100 was invested on July 31, 2020 in Company ordinary shares and the S&P 500 Index and that dividends were reinvested when and as paid.
(7) Our company-selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link CAP to our NEOs for fiscal 2023 to our company’s performance, is Adjusted Operating Profit, a non-GAAP
measure.
The items listed below represent the most important financial performance measures used by us to link compensation actually paid to our NEOs to Company performance for the fiscal year ended July 31, 2023:

Most Important Performance Measures for PEO and Non-PEO NEOs (1)

Adjusted Operating Profit (2)

Adjusted Diluted EPS (3)

Return on Capital Employed (ROCE) (4)
Notes:
(1) The most important performance measures include our company selected measure and the two financial metrics used for long-term incentive awards with performance-based vesting, as described in our Compensation Discussion and Analysis within the section titled Long-Term Equity-Based Incentive Program. Each of these measures is a critical operational metric reported to shareholders.
(2) Adjusted operating profit is defined as Operating Profit before acquisition related intangible amortization and certain other non-GAAP
adjustments, as further described in the section titled “Non-GAAP Reconciliations and Supplementary Information.”
(3) Adjusted Diluted EPS is defined as adjusted net income divided by the weighted average diluted shares outstanding. Adjusted net income is defined as income from continuing operations before amortization of acquired intangible assets (net of tax) and certain other non-GAAP
adjustments, as well as before certain discrete,
non-recurring
tax items.
(4) Return on Capital Employed is defined as adjusted earnings before interest and taxes (Adjusted EBIT) divided by average capital employed. Adjusted EBIT is defined as operating profit from continuing operations excluding certain non-recurring
items
(non-GAAP
adjustments) and including the impact of acquisition related intangible asset amortization. Average capital employed is defined as the sum of average net debt and average shareholders’ equity and excludes average assets held for sale.

2023 PROXY STATEMENT, FERGUSON PLC	69

Executive Compensation

Comparative Disclosure
The following graphs set forth the relationship between each of the financial performance measures included in the table above and the amount of compensation actually paid to our NEOs for the years ended on July 31, 2021, July 31, 2022 and July 31, 2023.

70	2023 PROXY STATEMENT, FERGUSON PLC

Executive Compensation

2023 PROXY STATEMENT, FERGUSON PLC	71

Executive Compensation

Equity Compensation Plan Information

The following table contains information, as of July 31, 2023, about the Company’s equity compensation plans under which the Company’s ordinary shares have been authorized for issuance.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)(#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Security Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation Plans Approved by Shareholders	353,268	(1)	53.09	20,105,145	(3)(4)(5)

Equity Compensation Plans Not Approved by Shareholders	1,503,886	(2)	0	1,500,000	(6)

Total	1,857,154		10.10	21,605,145

(1) 173,108 of these shares were subject to share options outstanding under the ESPP, 4,727 of these shares were subject to share options outstanding under the Ferguson Group International Sharesave Plan 2019, 76 of these shares were subject to share options outstanding under the Ferguson Group International Sharesave Plan 2011, 171,307 of these shares were subject to share awards outstanding under the LTIP and 4,050 of these shares were subject to share awards outstanding under the NED Plan.

(2) 255,570 of these shares were subject to share awards outstanding under the OSP and 1,248,316 of these shares were subject to share awards outstanding under the POSP.

(3) 19,647,195 ordinary shares remain available to be awarded under the ESPP. The plan provides for a limit of 20,000,000 ordinary shares that can be awarded under the plan subject to certain guidelines set forth in the plan that are consistent with the limits set forth as described in footnote (4).

(4) 12,000 ordinary shares remain available for allotment under the rules of the Ferguson Group International Sharesave Plan 2019 (which provides for a limit of 12,000 ordinary shares that can be awarded under the plan following June 1, 2023). 200,000 ordinary shares remain available for allotment under the rules of the LTIP (which provides for a limit of 200,000 ordinary shares that can be awarded under the plan following June 1, 2023). Both plans also provide additional guidelines to determine the limitation of ordinary shares that can be granted. The plans determine that the Company cannot grant equity awards that would result in the issuance of ordinary shares that, when aggregated with awards issued and outstanding under all of the Company’s other equity plans, would exceed 10% of the Company’s issued ordinary share capital (adjusted for share issuance and cancellation) in any rolling 10-year period. In addition, as applicable, the Company is committed to not issuing new shares or reissuing treasury shares to executives under its equity plans that, when aggregated with issued and outstanding awards held by executives under all of the Company’s other equity plans, would exceed 5% of the issued ordinary share capital of the Company (adjusted for share issuance and cancellation) in any rolling 10-year period.

(5) 245,950 ordinary shares remain available for allotment under the NED Plan (which provides for a limit of 250,000 ordinary shares that may be awarded under the plan, subject to adjustment due to recapitalization or reorganization or as otherwise provided under such plan). Any shares subject to an award pursuant to the NED Plan that are canceled, forfeited, or terminated without issuance of the full number of shares to which the award relates will again be available under the aggregate limit under the plan.

(6) 300,000 ordinary shares remain available for allotment under the rules of the OSP (which provides for a limit of 300,000 ordinary shares that can be awarded under the plan following June 1, 2023). 1,200,000 ordinary shares remain available for allotment under the rules of the POSP (which provides for a limit of 1,200,000 ordinary shares that can be awarded under the plan following June 1, 2023). Consistent with the treatment of the Company’s other equity plans, in granting equity awards under these two plans the Company adheres to the 10% and 5% in any rolling 10-year period award limitations described in footnote (4). See “—Executive Compensation Program—General Information on Share Plans,” for a description of the material features of the OSP and the POSP.

72	2023 PROXY STATEMENT, FERGUSON PLC

Resolution 5 Advisory Vote to Approve Executive Compensation (“Say-on-Pay”)	The Board recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers.

In accordance with Section 14A of the Exchange Act and the related SEC rules promulgated thereunder, we are asking our shareholders to cast an advisory vote to approve the compensation of our Named Executive Officers. This Resolution, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers.

As described in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to:

•	ensure alignment of executive and shareholder interests through stock-based long-term incentive awards and stock-ownership guidelines;

•	maintain policies and programs that will attract, retain and motivate executives, and fairly reward our executives for the contribution they make to the business;

•

provide total compensation which is market competitive, with regard to the size and complexity of the Company’s operations and the markets in which we compete for talent (using peer company and compensation survey data comparisons);

•	maintain compensation packages that include salary, short and long-term incentives, benefits and retirement provisions, and limited perquisites; and

•

appropriately align executive pay and performance by delivering a significant amount of total compensation through variable incentive compensation and providing opportunities to earn higher rewards for sustained superior financial and individual performance.

We urge our shareholders to review the “Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion included therein for more information.

As an advisory vote, the outcome of the vote on this Resolution is not binding upon us. However, our Compensation Committee values the opinions expressed by shareholders in their vote on this Resolution and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Vote Required

Approval of Resolution 5, on an advisory basis, requires that more than half the votes cast must be cast “FOR” this Resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Resolution.

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for the 2023 Annual General Meeting under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion included therein (“Say-on-Pay”).

2023 PROXY STATEMENT, FERGUSON PLC	73

Resolution 6 Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve Executive Compensation (“Say-on-Frequency”)	The Board recommends that shareholders vote, on an advisory basis, for every “ONE YEAR” as the frequency of future shareholder advisory votes on the compensation of our Named Executive Officers.

In accordance with Section 14A of the Exchange Act and the related SEC rules promulgated thereunder, we are also providing our shareholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our Named Executive Officers in the future. Under this Resolution, commonly known as a “say-on-frequency” proposal, you may express your view on whether we should hold an advisory “say-on-pay” vote every one, two or three years, or you may abstain.

After considering the benefits and consequences of each alternative, our Board recommends that the advisory vote on the compensation of our Named Executive Officers be held annually. In formulating its recommendation, our Board considered that compensation decisions are made annually and that an annual advisory say-on-pay vote will allow shareholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

While the Board believes that its recommendation is appropriate at this time, we are not asking shareholders to approve or disapprove that recommendation, but are instead asking shareholders to indicate their preference, on an advisory basis, as to whether future shareholder advisory votes on the compensation of our Named Executive Officers should be held every one, two or three years.

The Board and Compensation Committee value the opinions of our shareholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future advisory say-on-pay votes. However, because this is an advisory vote that is not binding on the Board or the Company, the Board may decide that it is in the best interests of our shareholders that we hold an advisory say-on-pay vote more or less frequently than the option preferred by our shareholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of the Board.

Vote Required

The alternative among one year, two years or three years that receives the highest number of votes cast will be deemed to be the frequency recommended on an advisory basis by our shareholders. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Resolution.

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of the Company’s Named Executive Officers (“Say-on-Frequency”).

74	2023 PROXY STATEMENT, FERGUSON PLC

Resolution 7 Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan	The Board recommends that shareholders vote “FOR” the Ferguson plc 2023 Omnibus Equity Incentive Plan.

Transition to U.S. Domestic Reporting Status

As of January 31, 2023, since more than 50% of our ordinary shares were held by U.S. residents and a majority of our executive officers were U.S. citizens or residents, we determined that we no longer qualified as a foreign private issuer under applicable U.S. securities laws. As a result, we transitioned to U.S. domestic reporting status and became subject to U.S. domestic reporting requirements beginning August 1, 2023. In connection with this transition, on September 21, 2023, the Board unanimously approved and adopted the Ferguson plc 2023 Omnibus Equity Incentive Plan (the “2023 Omnibus Plan”), subject to shareholder approval. In this Resolution 7, the Company’s shareholders are being asked to approve the 2023 Omnibus Plan, and if approved, the 2023 Omnibus Plan will be effective as of September 21, 2023. If approved by our shareholders, 6,750,000 ordinary shares of the Company (“ordinary shares”) will be available for awards under the 2023 Omnibus Plan (subject to the share recycling and adjustment provisions of the 2023 Omnibus Plan described below). We believe that equity-based awards are an important part of our overall compensation program and want to ensure that we have an equity plan that aligns with our listing structure and incorporation in Jersey, with a sufficient number of shares available to attract, retain and motivate our associates, non-employee directors and consultants.

Background and Purpose for Adopting the 2023 Omnibus Plan

The use of share-based awards under our predecessor incentive plans, including the 2019 Ordinary Share Plan (“OSP”), 2019 Performance Ordinary Share Plan (“POSP”) and 2019 Long Term Incentive Plan (“LTIP”) (the OSP, POSP and LTIP collectively, the “Prior Plans”) and our Non-Employee Director Incentive Plan 2022 (the “NED Plan”), has been a key component of our compensation program. Incentive compensation awards assist us in attracting and retaining capable, talented individuals to serve in the capacity of associates, officers, consultants and directors. As described in Note 15 to our consolidated financial statements contained in our 2023 Form 10-K, the Prior Plans have a set share reserve, and if the 2023 Omnibus Plan is approved, no new awards will be made under the Prior Plans on and after shareholder approval of the Plan. The number of shares granted under the Prior Plans between the fiscal year end date of July 31, 2023 and the date of shareholder approval of the 2023 Omnibus Plan will not exceed 750,000, counting performance-based awards at the maximum payout level. Each award granted under the Prior Plans will continue to be subject to the terms of and provisions applicable to such award under the applicable award agreement and the applicable Prior Plan. The aggregate number of ordinary shares authorized under the NED Plan is 250,000 shares.

For additional information regarding equity-based awards previously granted by us under the Prior Plans, please see Note 15 to our consolidated financial statements contained in our 2023 Form 10-K. As of September 11, 2023, there were 203,983,731 ordinary shares outstanding. The closing price per share of our ordinary shares on the NYSE on September 11, 2023 was $156.04.

If the 2023 Omnibus Plan is approved by our shareholders, 6,750,000 ordinary shares will be authorized for issuance thereunder, subject to the share recycling and adjustment provisions of the 2023 Omnibus Plan described below. The number of shares reserved for issuance under the 2023 Omnibus Plan is expected to provide flexibility to enable the continued use of share-based compensation consistent with the objectives of our compensation program for approximately five to seven years based on our historical and expected grant practices, recent share price and counting performance-based awards at the maximum payout level. The actual length of time that the 2023 Omnibus Plan share pool will support our incentive compensation program will depend on numerous factors that cannot be fully anticipated by us at this time, including our share price, participation levels, executive retention rate, and changes in the compensation practices of companies with which we compete for executive talent.

The proposed 2023 Omnibus Plan is included as Appendix A hereto. If the 2023 Omnibus Plan is approved by shareholders, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the ordinary shares available for issuance under the 2023 Omnibus Plan.

Summary of the 2023 Omnibus Plan

A summary of the material terms of the 2023 Omnibus Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2023 Omnibus Plan and is qualified in its entirety by reference to the 2023 Omnibus Plan included as Appendix A hereto, which is incorporated by reference into this Resolution 7. The purpose of the 2023 Omnibus

2023 PROXY STATEMENT, FERGUSON PLC	75

Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

Plan is to attract, retain and motivate qualified persons as associates, directors and consultants of the Company and its affiliates. The 2023 Omnibus Plan also provides a means through which such persons can acquire and maintain share ownership or awards, the value of which is tied to the performance of the Company, thereby aligning their interests with Company objectives and shareholder value. The 2023 Omnibus Plan provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs (“Nonstatutory Options,” and together with ISOs, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) restricted stock units (“Restricted Stock Units” or “RSUs”), (vi) performance awards, (vii) awards of vested stock (“Stock Awards”), (viii) dividend equivalent rights, (ix) other stock-based or cash awards; and (x) substitute awards (“Substitute Awards” and together with Options, SARs, Restricted Stock Awards, RSUs, Stock Awards, dividend equivalent rights and other stock-based or cash awards, the “Awards”).

Best practices and governance features of the 2023 Omnibus Plan include:

•	No new awards will be granted under the Prior Plans following the 2023 AGM if the 2023 Omnibus Plan is approved by our shareholders;

•	No automatic Award grants are promised to any eligible individual;

•

No liberal share counting: Ordinary shares subject to awards under the 2023 Omnibus Plan that are not delivered will again be available for issuance pursuant to new Awards under the 2023 Omnibus Plan, excluding (i) shares tendered in payment of an Option, (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation, and (iii) shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award;

•	No automatic vesting acceleration upon a change in control;

•	No gross-ups under Section 280G of the Internal Revenue Code (the “Code”);

•	No evergreen for the share reserve;

•	The 2023 Omnibus Plan will remain in effect for a period of ten years (unless earlier terminated by the Board);

•	Except as permitted in the grant of Substitute Awards, no discounted options or related Awards may be granted;

•

No repricing, replacement, exchange for cash or other consideration, or re-granting of Options, SARs or other stock awards without shareholder approval if the effect would be to reduce the exercise price of the Award (except in the event of certain equitable adjustments or a change in control, as further described below);

•

Any Award (or portion thereof) granted under the 2023 Omnibus Plan will vest no earlier than the first anniversary of the date the Award is granted (subject to an exception equal to no more than 5% of the shares reserved for issuance under the 2023 Omnibus Plan);

•	Awards are subject to potential reduction, cancellation or forfeiture pursuant to any clawback policy adopted by the Company;

•	Awards are generally non-transferrable;

•	Meaningful annual limits on total director compensation; and

•

Dividends and dividend equivalent rights are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalent rights are accrued and will not be paid unless and until such Award has vested.

The Company’s three-year average burn rate was 0.28% for fiscal year 2021 through fiscal year 2023 and our one-year burn rate for fiscal year 2023 was 0.37%. The total number of full value shares (i.e., performance (at maximum) and time vested share awards) and stock options granted in the past three fiscal years was: 560,881 in fiscal 2021; 487,791 in fiscal 2022; and 757,492 in fiscal 2023. The diluted weighted average number of shares outstanding was 224.8 million for fiscal 2021; 218.9 million for fiscal 2022; and 207.2 million for fiscal 2023. We define burn rate as the total number of full value shares and stock options granted to participants over one fiscal year expressed as a percent of the fully diluted weighted average shares outstanding. Shares consist of full value awards and there were no appreciation awards granted during fiscal 2021, fiscal 2022 or fiscal 2023. We average our burn rate over three fiscal years to determine our three-year average burn rate.

76	2023 PROXY STATEMENT, FERGUSON PLC

Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

Eligibility

The 2023 Omnibus Plan provides for broad-based participation. Associates, non-employee directors and consultants of the Company and its affiliates are eligible to receive awards under the 2023 Omnibus Plan. Eligible individuals to whom an Award is granted under the 2023 Omnibus Plan are referred to as “Participants.” As of September 11, 2023, the Company and its affiliates have approximately 10 Executive Officers, 9 Non-Employee Directors, and approximately 35,000 associates eligible to participate in the 2023 Omnibus Plan; no individual professional consultants and contractors are currently eligible to participate in the 2023 Omnibus Plan. The basis for participation in the 2023 Omnibus Plan is the Committee’s (as defined below) decision, in its sole discretion, that an award to a Participant will further the 2023 Omnibus Plan’s purposes as described above. In exercising its discretion, the Committee will consider the recommendations of management, the independent compensation consultant engaged by the Committee, and the purposes of the 2023 Omnibus Plan.

Administration

The Board has appointed the Compensation Committee as the committee that will administer the 2023 Omnibus Plan (the “Committee”). The Committee consists of six directors who qualify as (i) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and (ii) “independent” under the applicable listing standards or rules of the securities exchange upon which our ordinary shares are traded but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. Unless otherwise limited by the 2023 Omnibus Plan or applicable law, the Committee has broad discretion to administer the 2023 Omnibus Plan, interpret its provisions and adopt policies for implementing the 2023 Omnibus Plan. This discretion includes the power to determine when and to whom Awards will be granted; decide how many Awards will be granted (measured in cash, ordinary shares or as otherwise delegated); prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary); delegate duties under the 2023 Omnibus Plan; terminate, modify or amend the 2023 Omnibus Plan; and execute all other responsibilities permitted or required under the 2023 Omnibus Plan.

Securities to be Offered

Subject to approval by our shareholders at the 2023 AGM and further subject to adjustment in the event of any distribution, recapitalization, stock split, merger, consolidation or other corporate event, the aggregate number of ordinary shares that may be issued pursuant to Awards under the 2023 Omnibus Plan is 6,750,000, and all such shares will be available for issuance upon the exercise of ISOs. The number of shares that may be issued pursuant to the 2023 Omnibus Plan is also subject to the share recycling and adjustment provisions described below. Shares subject to an Award that expires or is canceled, forfeited, exchanges, settled in cash or otherwise terminated without issuance of the full number of shares to which the Award related shall be available for the grant of new Awards thereunder. The following types of shares under the 2023 Omnibus Plan shall not be available for the grant of new Awards thereunder (i) shares tendered in payment of an Option, (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation, and (iii) shares covered by a stock-settled SAR or other Awards that were not issued upon the settlement of the Award.

Source of Shares

Ordinary shares issued under the 2023 Omnibus Plan may come from fully paid ordinary shares, whether held in certificated or uncertificated form; depositary receipts or instruments representing the same; treasury shares; and/or shares, or depositary receipts of instruments representing the same or depositary receipts or instruments following any reorganization of the share capital of the Company.

Limit on Number of Non-Employee Award Holders.

Pursuant to the Control of Borrowing (Jersey) Order, 1958, as amended, unless consent of the Jersey Financial Services Commission is first sought and obtained, no Awards may be granted to an eligible individual under the 2023 Omnibus Plan if it would cause the number of non-employees of the Company holding outstanding Awards granted under the 2023 Omnibus Plan to exceed ten.

Director Compensation Limits

Under the 2023 Omnibus Plan, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $750,000. However, the Committee may make exceptions to this limit, except that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving non-employee directors. Additionally, for

2023 PROXY STATEMENT, FERGUSON PLC	77

Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

any calendar year in which a non-employee director (i) first commences service on the Board, (ii) serves on a special committee of the Board or (iii) serves as lead director or non-employee chair of the Board, additional compensation may be provided to such non-employee director(s) in excess of such limit. The limit on non-employee director compensation described above does not apply to compensation paid for any period in which the individual served as our associate or an associate of our affiliates or was otherwise providing services to us or our affiliates other than in the capacity as a director.

Minimum Vesting Term

Subject to applicable law and any share dealing code adopted by the Company, any Award (or portion thereof) granted under the 2023 Omnibus Plan will vest no earlier than the first anniversary of the date the Award is granted, subject to certain change in control provisions of the 2023 Omnibus Plan described below and subject to an exception equal to no more than 5% of the shares reserved for issuance under the 2023 Omnibus Plan. For the avoidance of doubt, the grant of a fully vested stock award will count against the 5% exception. Notwithstanding the foregoing, the Committee retains the ability to accelerate the vesting of any Award for any reason.

Dividends and Dividend Equivalents Subject to Forfeiture

Dividends and dividend equivalent rights are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalent rights are accrued and will not be paid unless and until such Award has vested.

Prohibition on Repricing

Except as may be related to Substitute Awards or in the event of certain equitable adjustments or a change in control, as described in the 2023 Omnibus Plan, without the approval of the shareholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the exercise price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price or grant price, (iii) exchange any Option or SAR for Stock, cash or other consideration when the exercise price or grant price per ordinary share under such Option or SAR exceeds the fair market value of an ordinary share or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which our ordinary shares are listed.

Awards Under the 2023 Omnibus Plan

Options

An Option represents the right to purchase ordinary shares of the Company at a fixed exercise price. We may grant Options to eligible persons including: (i) ISOs (only to associates of the Company or its subsidiaries) which comply with the requirements of Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each option granted under the 2023 Omnibus Plan will be stated in the option agreement and may vary; however, the exercise price for an Option must not be less than the fair market value per ordinary share as of the date of grant (or 110% of the fair market value for certain ISOs), and the Option may not be re-priced without the prior approval of our shareholders. Options may be exercised as the Committee determines, but not later than ten years from the date of grant (or, in the case of certain ISOs, five years). The Committee determines the methods and form of payment for the exercise price of an Option (including, in the discretion of the Committee, payment in ordinary shares) and the methods and forms in which ordinary shares will be delivered to a Participant.

Stock Appreciation Rights

A SAR is the right to receive, for each right exercised, up to, but no more than, an amount equal to the excess of the fair market value of one ordinary share on the date of exercise over the grant price of the SAR, payable in either cash or ordinary shares of the Company, as determined by the Committee. The grant price of an ordinary share subject to the SAR shall be determined by the Committee, but in no event shall that grant price be less than the fair market value on the date of grant. The Committee has the discretion to determine other terms and conditions of a SAR award.

78	2023 PROXY STATEMENT, FERGUSON PLC

Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

Restricted Stock Awards

A Restricted Stock Award is a grant of ordinary shares subject to a risk of forfeiture, performance conditions, restrictions on transferability or any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. Except as otherwise provided under the terms of the 2023 Omnibus Plan or an Award agreement, the holder of a Restricted Stock Award will have rights as a shareholder, including the right to vote ordinary shares subject to the Restricted Stock Award and to receive dividends on ordinary shares subject to the Restricted Stock Award during the restriction period. The Committee may determine on what terms and conditions a Participant will be entitled to dividends payable on the shares of restricted stock, provided that any dividends payable with respect to Restricted Stock Award will be payable to the participant only if and when the underlying Award vests, and any dividends payable with respect to Awards of restricted stock that do not vest will be forfeited. The Committee has the discretion to determine other terms and conditions of a Restricted Stock Award.

Restricted Stock Units

RSUs are rights to receive such number of ordinary shares, cash amount, or other consideration that the Committee determines to be equal in value to the number of ordinary shares covered by the RSUs at the end of a specified period or upon the occurrence of a specified event. The Committee will subject RSUs to restrictions to be specified in the RSU Award agreement, and those restrictions may lapse at such times determined by the Committee. Dividend equivalent rights may be paid currently or credited to an account, settled in cash or shares, and may be subject to the same restrictions as the RSUs with respect to which the dividend equivalents are granted, provided that any dividend equivalent rights payable with respect to an award of RSUs will be payable to the participant only if and when the underlying Award vests, and any dividend equivalents payable with respect to awards of RSUs that do not vest will be forfeited. The Committee has the discretion to determine other terms and conditions of an RSU Award.

Stock Awards

The Committee is authorized to grant ordinary shares as a Stock Award. The Committee will determine any terms and conditions applicable to grants of ordinary shares, including performance criteria, if any, associated with a Stock Award.

Performance Awards

A performance award is an Award that vests and/or becomes exercisable or distributable subject to the achievement of certain performance goals during a specified performance period, as established by the Committee. Performance awards may be granted alone or in addition to other Awards under the 2023 Omnibus Plan, and may be paid in cash, ordinary, other property or any combination thereof, in the sole discretion of the Committee. The Committee has the discretion to determine other terms and conditions of a performance award.

Other Stock- or Cash-Based Awards

Other stock-based Awards are Awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of an ordinary share. Cash-based awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other Award. Cash-based awards may be granted under the 2023 Omnibus Plan even if the 2023 Omnibus Plan is not approved by our shareholders at the 2023 AGM.

Substitute Awards

In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Awards may also be granted in substitution for awards held by individuals who become eligible individuals as a result of such business transactions. Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in the 2023 Omnibus Plan.

Other Provisions

Certain Transactions

In the event of certain changes in our capitalization or corporate transactions or events, such as a split, recapitalization, combination, merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event, appropriate adjustments will be made by the Committee to the number of shares available for issuance under the 2023 Omnibus Plan and/or the shares subject to Awards granted under the 2023 Omnibus Plan.

2023 PROXY STATEMENT, FERGUSON PLC	79

Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

Change in Control

Unless otherwise provided in the Company’s Change in Control Policy, an Award agreement or any applicable service agreement, change in control agreement, or similar agreement, the Committee has the discretion to make any of the following adjustments to Awards upon a change in control: (i) the assumption or substitution of outstanding Awards; (ii) the purchase of any outstanding awards in cash based on the applicable change in control price; (iii) the ability for participants to exercise any outstanding stock options, SARs or other stock-based awards upon the change in control (and if not exercised, such Awards will be terminated); (iv) the acceleration of vesting or exercisability of outstanding Awards if, within 24 months following the consummation of a change in control, a Participant’s service is terminated by the Company for a reason other than for Cause or by the Participant for Good Reason, as applicable (as defined in the 2023 Omnibus Plan), with Performance Awards vesting at target level of performance if such termination occurs prior to the end of the applicable performance period; and/or (v) the acceleration of vesting or exercisability of outstanding Awards.

Tax Withholding

The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Committee will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, ordinary shares (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate.

Limitations on Transfer of Awards

Participants may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber any Award, other than a Stock Award, which is a fully vested share at the time of grant. Options and SARs may only be exercised by a Participant during that Participant’s lifetime or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. However, notwithstanding these restrictions, a Participant may assign or transfer, without consideration, Non-Qualified Stock Options, with the consent of the Committee and subject to various conditions stated in the 2023 Omnibus Plan. No Award (other than a Stock Award, which is a fully vested share at the time of grant) may be transferred to a third-party financial institution for value.

All ordinary shares subject to an Award and evidenced by a stock certificate will contain a legend restricting the transferability of the shares pursuant to the terms of the 2023 Omnibus Plan, which can be removed once the restrictions have terminated, lapsed or been satisfied. If shares are issued in book entry form, a notation to the same restrictive effect will be placed on the transfer agent’s books in connection with such shares.

Clawback

All awards under the 2023 Omnibus Plan will be subject to any clawback or recapture policy adopted by the Company, as in effect from time to time, as well as any applicable law related to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar actions.

Plan Amendment and Termination

The Board or the Committee may amend or terminate any Award or Award agreement or amend or terminate the 2023 Omnibus Plan at any time; however, shareholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. As discussed in more detail above, the Committee does not have the authority, without the approval of shareholders, to amend any outstanding Option or SAR to reduce its exercise price per share or take any other action that would be considered a repricing under the applicable exchange listing standards. Without the consent of an affected Participant, no action by the Committee or the Board to amend or terminate any Award, Award agreement or the 2023 Omnibus Plan, as applicable, may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.

Term of the 2023 Omnibus Plan

The 2023 Omnibus Plan shall become effective, subject to shareholder approval, as of September 21, 2023, which is the date of its adoption by the Board, and will remain in effect for a period of ten years (unless earlier terminated by the Board). Awards granted before the termination of the 2023 Omnibus Plan will continue to be effective according to their terms and conditions if outstanding after the end of such ten-year term.

80	2023 PROXY STATEMENT, FERGUSON PLC

Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

U.S. Federal Income Tax Consequences

U.S. Federal Income Tax Consequences to Participant

The following discussion is for general information only and is intended to briefly summarize the U.S. federal income tax consequences to Participants that are residents of the United States arising from participation in the 2023 Omnibus Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the 2023 Omnibus Plan may vary depending on such person’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign (other than U.K.), state, or local tax consequences for Participants. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of our ordinary shares on the date of grant, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the 2023 Omnibus Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Options and SARs

Participants will not realize taxable income upon the grant of an Option or SAR. Upon the exercise of a Nonstatutory Option or an SAR, a Participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an associate) in an amount equal to the excess of (i) the amount of cash and the fair market value of the ordinary shares received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any ordinary shares received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the ordinary shares acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the ordinary shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The ordinary shares must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the ordinary shares received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of our ordinary shares (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of ordinary shares received upon exercise which equals the number of shares of previously held ordinary shares surrendered in satisfaction of the Nonstatutory Option or ISO exercise price will have a

2023 PROXY STATEMENT, FERGUSON PLC	81

Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of ordinary shares surrendered in satisfaction of the Nonstatutory Option or ISO exercise price. Any additional ordinary shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2023 Omnibus Plan generally prohibits the transfer of Awards, but the 2023 Omnibus Plan allows the Committee to permit the transfer of Awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the ordinary share, the potential for future appreciation or depreciation of the ordinary share, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $17,000 per donee (for 2023, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Awards; RSUs; Stock Awards; Other Stock-Based or Cash Awards

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or an ordinary share in settlement of the RSU, as applicable, in an amount equal to the cash or the fair market value of the ordinary share received.

A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the ordinary shares when received, reduced by any amount paid by the recipient; however, if the ordinary shares are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the ordinary shares (i) when the ordinary shares first become transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the ordinary shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited ordinary shares. If a Section 83(b) election has not been made, any dividends received with respect to a Restricted Stock Award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee resident in the United States. will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the ordinary shares received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

82	2023 PROXY STATEMENT, FERGUSON PLC

Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

U.S. Federal Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2023 Omnibus Plan could also be limited by the golden parachute rules of Section 280G, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees

The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the 2023 Omnibus Plan could be limited by Section 162(m) of the Code. Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.

U.K. Tax Consequences

U.K. Tax Consequences to Participant

The following tax summary is intended to summarize briefly the main U.K. tax consequences to Participants that are U.K. residents arising from participation in the Plan. The summary is based on existing law and what is understood to be the current practice of the local tax authorities as at the date of this Proxy Statement, which is subject to change (possibly retroactively). The summary is intended as a general guide only and may differ according to Participants’ personal circumstances. It assumes that, for taxation purposes, Participants are U.K. residents and have been/will be at all material times. The summary does not constitute taxation advice to any Participant. If Participants are in doubt about their taxation position, if they are resident or otherwise subject to taxation in a jurisdiction outside of the U.K. or if their tax residency has changed during their participation in the 2023 Omnibus Plan, Participants should consult their own tax adviser.

Participants will not realize taxable income upon the grant of a Restricted Stock Unit; an option (for example to acquire ordinary shares at market value); a SAR; or a cash award (for example a right to call for a cash payment calculated by reference to the final value of a notional ordinary share on the vesting date).

Upon the vesting of a Restricted Stock Unit or cash award, a Participant will recognize taxable income (subject to withholding) in an amount equal to the market value of the ordinary shares, notional ordinary shares or cash received minus any acquisition cost paid by the Participant (the “gain”). Income tax and National Insurance contributions (employee’s) will arise on the gain, and must be withheld by the employer. Employer’s National Insurance contributions will also arise on the gain and must either be paid or withheld by the employer.

In relation to Options (all of which will be Non-Statutory Options when granted to non-U.S. employees) and SARs, no tax will arise on vesting. Upon the exercise of an option or SAR, a Participant will recognize taxable income (subject to withholding) in an amount equal to the market value of the ordinary shares received minus any acquisition cost paid by the Participant (the “gain”). Income tax and National Insurance contributions (employee’s) will arise on the gain, and must be withheld by the employer. Employer’s National Insurance contributions will also arise on the gain and must either be paid or withheld by the employer.

Participants who are granted Restricted Stock Awards which are subject to a forfeiture restriction that is capable of exceeding five years or Stock Awards will generally be subject to tax at ordinary income tax rates (with income tax and National Insurance contributions arising as per the above) on the difference between the actual market value of the shares when they are received (with the actual market value being calculated taking into account any restrictions on the shares) and any amount paid by the recipient for those shares. Participants may then be subject to a further charge to income tax when the restrictions lift. However, participants may elect to pay income tax by reference to the full unrestricted market value for the shares (being what the shares would be worth if there were no restrictions attaching to them) at the time of their acquisition. Any future growth in the market value of the shares would then be taxable upon disposal of the shares as a capital gain. Participants who are granted Restricted Stock Awards which are subject to forfeiture for a period of less than five years will generally not be subject to tax when the shares are received but will be subject to tax at ordinary income tax rates on the actual market value of the shares when the restrictions lift. However, Participants may elect to pay income tax at the time of acquisition of the shares – so that the tax treatment is the same as for those awards where the forfeiture period exceeds five years.

2023 PROXY STATEMENT, FERGUSON PLC	83

Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan

U.K. Tax Consequences to Company

The Company generally expects to be entitled to a deduction for corporation tax purposes in the U.K. in respect of the gain realized by Participants pursuant to the Plan.

New Plan Benefits

The future Awards, if any, that will be made to Participants under the 2023 Omnibus Plan are subject to the discretion of the Committee, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our Executive Officers, non-employee directors and associates are not currently determinable. If our shareholders approve the 2023 Omnibus Plan, the Awards that will be outstanding under the 2023 Omnibus Plan as of the date of such approval, and the number of ordinary shares subject to such currently outstanding Awards, is zero. See “Equity Compensation Plan Information” above for the Company’s existing equity compensation plans under which the Company’s ordinary shares have been authorized for issuance. Therefore, a New Plan Benefits Table is not provided.

Consequences of Failing to Approve Resolution 7

If this Resolution 7 is not approved by shareholders, no equity awards will be granted under the 2023 Omnibus Plan. If the 2023 Omnibus Plan is not approved by shareholders, the Company will remain able to grant cash awards under the 2023 Omnibus Plan and the Prior Plans will remain in effect subject to their share limits.

Vote Required

Approval of Resolution 7 requires that more than half the votes cast must be cast “FOR” this Resolution. Abstentions and broker non-votes are not considered votes cast and will not impact on the outcome of the vote on this Resolution.

RESOLVED, that the shareholders of the Company approve the Ferguson plc 2023 Omnibus Equity Incentive Plan.

84	2023 PROXY STATEMENT, FERGUSON PLC

Resolution 8 Authority To Allot Shares	The Board recommends that shareholders vote “FOR” the authorization of the Board to allot or sell shares.

As provided in our Articles and typical for a U.K.-listed company, the Board may only allot or sell Equity Securities (as defined in the Articles or the articles of association produced to the 2023 AGM as the new articles of association of the Company (the “New Articles”) (as applicable)) if authorized to do so by shareholders. The authority conferred on the Board at the last Annual General Meeting to allot or sell Equity Securities expires on the date of the forthcoming 2023 AGM. Resolution 8 will give authority for the Board to allot or sell Equity Securities (including any held in treasury) in accordance with the latest guidelines issued by the Investment Association (“IA”) and Article 12 of the Articles or the New Articles (as applicable):

(a)

up to a maximum aggregate nominal amount of £6,799,457 representing one-third of the total issued ordinary share capital (excluding treasury shares) as at September 11, 2023 (being the latest practicable date before the publication of this Proxy Statement) without restriction; and

(b)

the same amount again, but only in respect of fully pre-emptive offers to existing shareholders (with exclusions to deal with fractional entitlements to shares and overseas shareholders to whom the rights offer cannot be made due to legal and practical problems).

This authority shall expire at the conclusion of the Company’s next Annual General Meeting (or, if earlier, at the close of business on the date which is 15 months after the date of the passing of Resolution 8). Other than for the purposes of the Company Employee Share Plans, the Board has no present intention of exercising this authority. However, it is considered prudent to maintain the flexibility that this authority provides.

The Board intends to renew this authority annually. As at September 11, 2023 (being the latest practicable date before the publication of this Proxy Statement), the Company held 28,187,451 shares in treasury which represented 13.82% of the total issued share capital of the Company (excluding treasury shares).

Vote Required

Approval of Resolution 8 requires that more than half the votes cast must be cast “FOR” this Resolution. Abstentions and broker non-votes are not considered votes cast and will not impact on the outcome of the vote on this Resolution.

RESOLVED, that the shareholders of the Company renew the power conferred on the Board pursuant to Article 12 of the articles of association of the Company (the “Articles”) or the articles of association produced to the 2023 Annual General Meeting as the new articles of association of the Company (the “New Articles”) (as applicable) to allot or sell Equity Securities (as defined in the Articles or the New Articles (as applicable)), and for that purpose, the Authorized Allotment Amount (as defined in the Articles or the New Articles (as applicable)) shall be an aggregate nominal amount of up to £6,799,457 and in addition the Authorized Allotment Amount shall be increased by an aggregate nominal amount of up to £6,799,457 provided that the Board’s power in respect of such latter amount may only be used in connection with a pre-emptive issue (as defined in the Articles or the New Articles (as applicable)). This authority shall, unless previously revoked or varied, expire at the conclusion of the Company’s next Annual General Meeting (or, if earlier, at the close of business on the date which is 15 months after the date of the passing of this Resolution) save that the Board may, before such expiry, make offers or agreements (whether or not conditional) within the terms of this authority which would or might require Equity Securities to be allotted or sold after such expiry, and the Board may allot or sell Equity Securities pursuant to such offers or agreements as if the authority conferred on them hereby had not expired.

2023 PROXY STATEMENT, FERGUSON PLC	85

Resolution 9 Disapplication of Pre-Emption Rights	The Board recommends that shareholders vote “FOR” the disapplication of pre-emption rights as provided in Resolution 9.

Pursuant to Article 13 of the Articles or the New Articles (as applicable) and typical for a U.K.-listed company, if the Board wishes to allot Equity Securities (as defined in the Articles or the New Articles (as applicable)) wholly for cash or to sell or transfer shares out of treasury wholly for cash, it must in the first instance offer them to existing shareholders in proportion to their holdings. However, there may be occasions when the Board needs flexibility to finance business opportunities by the issue of shares without a pre-emptive offer to existing shareholders. This cannot be done under the Articles or the New Articles (as applicable) unless the shareholders have first waived their pre-emptive rights.

Resolution 9 will authorize the Board to allot Equity Securities, conditional upon and pursuant to the authority granted under Resolution 8, wholly for cash, and to sell or transfer shares out of treasury wholly for cash, without application of the pre-emption rights contained in Article 13 of the Articles or the New Articles (as applicable). Other than in connection with a rights issue, scrip dividend or other similar issue, the authority contained in Resolution 9 will be limited to the allotment or sale of Equity Securities wholly for cash up to an aggregate nominal value of £1,019,918 which represents approximately 5 percent of the issued ordinary share capital of the Company (excluding treasury shares) as at September 11, 2023 (being the latest practicable date prior to the publication of this Proxy Statement). This authority will expire at the conclusion of the Company’s next Annual General Meeting (or, if earlier, at the close of business on the date which is 15 months after the date of passing of Resolution 9).

The Board has no present intention of exercising this authority but considers that the authority is appropriate in order to allow the Company flexibility. The Board further confirms that it has no present intention of issuing more than 7.5 percent of the total issued share capital of the Company (excluding treasury shares) on a non-pre-emptive basis in any rolling three-year period (except in connection with an acquisition or a specified capital investment).

The Board will monitor the emerging market practice concerning the limits recommended by the Pre-Emption Group’s November 2022 Statement of Principles and keep its approach to the waiver of pre-emption rights under review.

Vote Required

Approval of Resolution 9 requires that the number of votes cast “FOR” this Resolution be at least two-thirds (66 2⁄3%) of the total number of votes cast on this Resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Resolution.

RESOLVED, that subject to and conditional upon the passing of Resolution 8, that the Board be empowered pursuant to Article 12.4 of the articles of association of the Company (the “Articles”) or the articles of association produced to the 2023 Annual General Meeting as the new articles of association of the Company (the “New Articles”) (as applicable) to allot or sell Equity Securities (as defined in the Articles or the New Articles (as applicable)) wholly for cash as if Article 13 of the Articles or the New Articles (as applicable) (Pre-Emptive Rights) did not apply and for the purposes of paragraph (b) of Article 12.4 of the Articles or the New Articles (as applicable), the Non Pre-emptive Amount (as defined in the Articles or the New Articles (as applicable)) shall be an aggregate nominal value of up to £1,019,918. This authority shall, unless previously revoked or varied, expire at the conclusion of the Company’s next Annual General Meeting (or, if earlier, at the close of business on the date which is 15 months after the date of the passing of this Resolution), save that the Board may before such expiry make offers or agreements (whether or not conditional) within the terms of this authority which would or might require Equity Securities to be allotted or sold after such expiry and the Board may allot or sell Equity Securities pursuant to such offers or agreements as if the authority conferred on them hereby had not expired.

86	2023 PROXY STATEMENT, FERGUSON PLC

Resolution 10 Disapplication of Pre-emption Rights (Special Purposes)	The Board recommends that shareholders vote “FOR” the disapplication of pre-emption rights as provided and subject to the conditions set forth in Resolution 10.

The waiver proposed by Resolution 10 is in addition to the waiver proposed by Resolution 9. As supported by the Pre-Emption Group’s Statement of Principles on pre-emption rights, Resolution 10 will authorize the Board to allot and/or sell Equity Securities (as defined in the Articles or the New Articles (as applicable)) (conditional upon and pursuant to the authority granted under Resolution 8) wholly for cash without the application of the pre-emption rights contained in Article 13 of the Articles or the New Articles (as applicable) up to a further aggregate nominal value of £1,019,918, which represents approximately 5 percent of the issued ordinary share capital of the Company (excluding treasury shares) as at September 11, 2023 (being the latest practicable date prior to the publication of this Proxy Statement), provided that this additional authority may only be used for the purpose of an acquisition or a specified capital investment which is announced contemporaneously with the allotment and/or sale or which has taken place in the preceding six-month period and is disclosed in the announcement of the allotment and/or sale. This authority will expire at the conclusion of the Company’s next Annual General Meeting (or if earlier, at the close of business on the date which is 15 months after the date of passing of Resolution 10).

The Board has no present intention of exercising this authority but considers that the authority is appropriate in order to allow the Company flexibility.

The Board will monitor the emerging market practice concerning the limits recommended by the Pre-Emption Group’s November 2022 Statement of Principles and keep its approach to the waiver of pre-emption rights under review.

Vote Required

Approval of Resolution 10 requires that the number of votes cast “FOR” this Resolution be at least two-thirds (66 2⁄3%) of the total number of votes cast on this Resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Resolution.

RESOLVED, that subject to and conditional upon the passing of Resolution 8, in addition to any authority granted under Resolution 9, that the Board be empowered to allot Equity Securities (as defined in the articles of association of the Company (the “Articles”) or the articles of association produced to the 2023 Annual General Meeting as the new articles of association of the Company (the “New Articles”) (as applicable)) wholly for cash and/or to sell Equity Securities held by the Company as treasury shares wholly for cash under the authority given by Resolution 8 as if Article 13 of the Articles or the New Articles (as applicable) (Pre-Emptive rights) did not apply to any such allotment or sale, such authority to be:

•	limited to the allotment and/or sale of Equity Securities wholly for cash up to an aggregate nominal amount of £1,019,918; and

•

used only for the purposes of financing (or refinancing, if the authority is to be used within six months after the original transaction) a transaction which the Board determines to be an acquisition or other capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre-Emption Rights most recently published by the Pre-Emption Group prior to the date of this Notice of Meeting.

This authority shall, unless previously revoked or varied, expire at the conclusion of the Company’s next Annual General Meeting (or, if earlier, at the close of business on the date which is 15 months after the date of the passing of this Resolution), save that the Board may before such expiry make offers or agreements (whether or not conditional) within the terms of this authority which would or might require Equity Securities to be allotted or sold after such expiry and the Board may allot or sell Equity Securities pursuant to such offers or agreements as if the authority conferred on them hereby had not expired.

2023 PROXY STATEMENT, FERGUSON PLC	87

Resolution 11 Authority to Purchase Shares	The Board recommends that shareholders vote “FOR” the authorization of the Company to make market purchases of its ordinary shares.

Resolution 11 renews the existing authority, granted at the Company’s last Annual General Meeting, which expires on the date of the forthcoming 2023 AGM. In certain circumstances, it may be advantageous for the Company to purchase its own ordinary shares and Resolution 11 seeks authority to enable the Company to make market purchases of up to 20,398,372 of its own ordinary shares (being less than 10% of the issued ordinary share capital of the Company (excluding treasury shares)) as at September 11, 2023 (being the latest practicable date prior to the publication of this Proxy Statement). The maximum price (exclusive of expenses) which may be paid for each share shall be an amount equal to the higher of the price of the last independent trade of an ordinary share and the highest current independent bid for an ordinary share on the trading venue where the purchase is carried out. The minimum price (exclusive of expenses) per share shall be the nominal value of an ordinary share.

The authority conferred by Resolution 11 will expire at the conclusion of the Company’s next Annual General Meeting or, if earlier, the close of business on the date which is 18 months after the date of passing of this Resolution.

We previously announced a program to repurchase up to $3.0 billion of shares by way of on-market purchases (the “Share Repurchase Program”). Subject to Resolution 11 being passed, the Board intends to continue repurchasing shares pursuant to the Share Repurchase Program, to the extent such program has not been completed. The Board will use this authority to purchase shares only after careful consideration (taking into account market conditions, other investment opportunities, appropriate financial leverage and the overall financial position of the Company). Further, the Board intends to use this authority to buy back shares only if it believes that to do so would have a positive effect on earnings per share and would be in the best interests of shareholders taken as a whole.

Part 11 of the Companies (Jersey) Law 1991 (the “Companies Law”) allows shares repurchased by the Company to be held as treasury shares (rather than the Company having to cancel them). Treasury shares may be subsequently cancelled, sold or used to satisfy share awards issued to associates for the purpose of the Company Employee Share Plans. No dividends will be paid on shares which are held as treasury shares and no voting rights will attach to them. As at September 11, 2023, being the latest practicable date before the publication of this Proxy Statement, the Company held 28,187,451 shares in treasury, and the Board currently intends that any shares which are repurchased will be held in treasury as permitted by Part 11 of the Companies Law.

As at September 11, 2023, being the latest practicable date before the publication of this Proxy Statement, there were outstanding share awards to subscribe for unissued shares relating to 1,846,552 ordinary shares, which represents 0.91 percent of the Company’s issued ordinary share capital (excluding treasury shares) at that date.

If the authority to purchase the Company’s shares were to be exercised in full, these share awards would represent 1.01 percent of the issued ordinary share capital of the Company (excluding treasury shares).

Vote Required

Approval of Resolution 11 requires that the number of votes cast “FOR” this Resolution be at least two-thirds (66 2⁄3%) of the total number of votes cast on this Resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Resolution.

RESOLVED, that pursuant to Article 57 of the Companies (Jersey) Law 1991 (the “Companies Law”), that the Company be and is hereby generally and unconditionally authorized to make market purchases of its ordinary shares, provided that:

•	the maximum number of ordinary shares hereby authorized to be purchased is 20,398,372 ordinary shares;

•	the minimum price (exclusive of expenses) which may be paid for each ordinary share shall not be less than the nominal value of such ordinary share;

•

the maximum price (exclusive of expenses) which may be paid for each ordinary share is an amount equal to the higher of the price of the last independent trade of an ordinary share and the highest current independent bid for an ordinary share on the trading venue where the purchase is carried out;

•	the power hereby granted shall expire at the conclusion of the Company’s next Annual General Meeting or 18 months from the date of the passing of this Resolution (whichever is earlier);

88	2023 PROXY STATEMENT, FERGUSON PLC

Authority to Purchase Shares

•	a contract to purchase shares under this authority may be made prior to the expiry of this authority and concluded in whole or in part after the expiry of this authority; and

•	pursuant to Article 58A of the Companies Law, the Company may hold as treasury shares any ordinary shares purchased pursuant to the authority conferred in this Resolution.

2023 PROXY STATEMENT, FERGUSON PLC	89

Resolution 12 Adoption of Articles of Association	The Board recommends that shareholders vote “FOR” the adoption of the articles of association.

On November 30, 2022, the shareholders of the Company approved the proposal to adopt the current articles of association of the Company (the “Articles”) in substitution for, and to the exclusion of, the then-existing articles of association of the Company (the “Prior Articles”). The Articles became effective on November 30, 2022 (the “Effective Date”) and amended and restated the Prior Articles to reflect corporate governance market practices for U.S. listed companies. Although the Company was a “foreign private issuer” as defined under the rules promulgated under the Exchange Act (a “foreign private issuer”) on the Effective Date, the Articles contemplate that the Company might cease to qualify as a foreign private issuer on a date following the Effective Date. The Articles therefore include certain provisions which either (i) only become effective as of such time that the Company ceases to be a foreign private issuer (such provisions, “Domestic Issuer Effective Provisions”) or (ii) have no application or effect once the Company ceases to be a foreign private issuer (such provisions, “Redundant Provisions”).

Reasons for the Proposed Amendments

As of January 31, 2023, the Company determined it no longer qualifies as a foreign private issuer, and as a result, the Company became subject to U.S. domestic reporting requirements beginning August 1, 2023 (a “Domestic Issuer”).

In light of the Company becoming a Domestic Issuer on August 1, 2023, the Board has proposed and declared it advisable to amend and restate the Articles in their entirety by adopting the articles of association of the Company produced to the 2023 AGM (the “New Articles”), and initialed by the Chairman of the Board for the purposes of identification, in substitution for, and to the exclusion of, the Articles. The principal changes to the Articles, which are included in the New Articles, are the elimination of the Redundant Provisions, which relate to (i) the procedures for the requisition of general meetings and the nomination and appointment of directors (which provisions are supplanted by the Domestic Issuer Effective Provisions relating to such procedures), (ii) the receipt of documents in hard copy and (iii) the appointment of alternate directors, in each case which are no longer applicable in accordance with the terms of the Articles.

Other changes which are minor, technical or clarifying in nature are visible on the marked copy of the New Articles, which is attached to this Proxy Statement as Appendix B. The New Articles also make consequential amendments to the definitions in the Articles to reflect the deletions and other amendments to the Articles described above. All changes are directed at simplifying the articles of association of the Company and eliminating the Redundant Provisions. In all cases, the Company believes the amendments are in the best interests of shareholders of the Company.

Timing and Effect of Proposed Amendments

If the New Articles are approved by the Company’s shareholders, they will become effective immediately on the approval of this Resolution 12, and the Company expects to file the New Articles with the Jersey Registrar of Companies promptly after the 2023 AGM. The New Articles, marked to show the proposed changes, are attached as Appendix B to this Proxy Statement, and are also available on the Company’s website from the date of this Proxy Statement until and including the date of the 2023 AGM. Other than these proposed amendments, the remainder of the Articles will remain unchanged after effectiveness of the New Articles, if approved by the Company’s shareholders. If the Company’s shareholders do not approve the New Articles, the Company’s current Articles will remain in place.

Vote Required

Approval of Resolution 12 requires that the number of votes cast “FOR” this Resolution be at least two-thirds (66 2⁄3%) of the total number of votes cast on this Resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Resolution.

RESOLVED, that, with effect from the conclusion of the 2023 Annual General Meeting of the Company (the “2023 AGM”) the articles of association of the Company produced to the 2023 AGM, and initialed by the Chairman of the Board for the purposes of identification, be adopted as the articles of association of the Company in substitution for, and to the exclusion of, the existing articles of association of the Company.

90	2023 PROXY STATEMENT, FERGUSON PLC

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Principal Shareholders

The table below shows the total number of ordinary shares beneficially owned by (i) each of our Directors and Named Executive Officers, (ii) all those known by us to beneficially own more than 5% of our ordinary shares and (iii) all of our Directors and Executive Officers as a group, as of September 11, 2023.

The number of ordinary shares beneficially owned is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power, or the right to receive the economic benefit of ownership, as well as any shares that the individual has the right to acquire within 60 days of September 11, 2023 through the exercise of any option, warrant or other right.

The percentage of ordinary shares beneficially owned is calculated on the basis of 203,983,731 ordinary shares outstanding as of September 11, 2023. Ordinary shares that a person has the right to acquire within 60 days of September 11, 2023 are deemed outstanding for purposes of computing the percentage ownership of the person holding such right, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, (i) subject to applicable community property laws, each beneficial owner listed below has sole voting and investment power and the right to receive the economic benefit of ownership with respect to all ordinary shares held by that person and (ii) the address of each beneficial owner listed in the following table is c/o Ferguson plc, 1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, RG41 5TS, United Kingdom.

Name	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Outstanding

Directors and Named Executive Officers

Kelly Baker(1)	1,236	*

Bill Brundage(2)	40,944	*

Geoff Drabble(1)	5,437	*

Ian Graham(2)	17,051	*

Catherine Halligan(1)	1,410	*

Sammie Long(2)	31,117	*

Brian May(1)	1,204	*

James S. Metcalf(1)	4,339	*

Kevin Murphy(2)	138,850	*

Alan Murray(1)	2,853	*

Thomas Schmitt(1)	1,835	*

Nadia Shouraboura(1)	1,485	*

Bill Thees(2)	31,357	*

Suzanne Wood(1)	985	*

Total Directors and Executive Officers as a Group(3)	310,136	*

Greater Than 5% Beneficial Owners

BlackRock, Inc.(4)	11,370,273	5.6%

Trian Fund Management, L.P. and affiliates(5)(6)	11,267,446	5.5%

Vanguard(7)	25,853,710	12.7%

2023 PROXY STATEMENT, FERGUSON PLC	91

Security Ownership of Certain Beneficial Owners and Management

* Represents less than 1% of our ordinary shares outstanding.

(1) The number of shares beneficially owned includes ordinary shares issuable upon the vesting within 60 days of September 11, 2023 of restricted stock units awarded pursuant to the Non-Employee Director Incentive Plan 2022, as follows: Ms. Baker 485, Ms. Halligan 485, Ms. Shouraboura 485, Ms. Wood 485, and Messrs. Drabble 454, May 454, Metcalf 232, Murray 485, and Schmitt 485.

(2) The number of shares beneficially owned includes ordinary shares issuable upon the vesting within 60 days of September 11, 2023 of conditional shares awarded pursuant to the Performance Ordinary Share Plan 2019, as follows: Ms. Long 8,825 and Messrs. Graham 8,763 and Thees 7,966. The number of shares beneficially owned also includes ordinary shares issuable upon the vesting within 60 days of September 11, 2023 of conditional shares awarded pursuant to the Ordinary Share Plan 2019, as follows: Ms. Long 1,891 and Messrs. Graham 1,877 and Thees 1,707. The number of shares beneficially owned also includes ordinary shares issuable upon the vesting within 60 days of September 11, 2023 of conditional shares awarded pursuant to the Long Term Incentive Plan 2019, as follows: Ms. Long 1,370 and Messrs. Brundage 14,329, Graham 1,360 and Murphy 37,900.

(3) The number of shares beneficially owned includes ordinary shares issuable upon the vesting within 60 days of September 11, 2023 of 39,869 conditional shares awarded pursuant to the Performance Ordinary Share Plan 2019. The number of shares beneficially owned also includes ordinary shares issuable upon the vesting within 60 days of September 11, 2023 of 8,542 conditional shares awarded pursuant to the Ordinary Share Plan 2019. The number of shares beneficially owned also includes ordinary shares issuable upon the vesting within 60 days of September 11, 2023 of 54,959 conditional shares awarded pursuant to the Long Term Incentive Plan 2019. The number of shares beneficially owned includes ordinary shares issuable upon the vesting within 60 days of September 11, 2023 of 4,050 restricted stock units awarded pursuant to the Non-Employee Director Incentive Plan 2022.

(4) Based on the Schedule 13G filed by BlackRock, Inc. with the SEC on February 14, 2023, BlackRock, Inc. and its subsidiaries beneficially owned an aggregate of 11,370,273 ordinary shares as of February 14, 2023, and BlackRock, Inc. had sole voting power over 10,184,350 ordinary shares, shared voting power over 0 ordinary shares, sole dispositive power over 11,370,273 ordinary shares and shared dispositive power over 0 ordinary shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Ferguson plc has also received a TR-1 notification (Standard Form for Notification of Major Holdings, also referred to as Voting Rights Attached to Shares—Article 12(1) of Directive 2004/109/EC, Financial Instruments—Article 11(3) of the Commission Directive 2007/14/EC) pursuant to the Disclosure Guidance and Transparency Rules of the U.K. FCA (“Form TR-1”) from BlackRock, Inc. reporting a change in voting rights attached to Ferguson plc ordinary shares. The Form TR-1 reports that, as of June 23, 2023, BlackRock, Inc. and certain of its wholly owned subsidiaries held voting rights attached to 13,099,715 Ferguson plc ordinary shares implying ownership of 6.4%. Because the “voting rights attached to shares” reported on Form TR-1 are not necessarily equivalent to “beneficial ownership” interests as defined under Rule 13d-3 of the Exchange Act, the table does not reflect the information reported in the Form TR-1.

(5) Based on the Schedule 13G/A filed with the SEC on February 14, 2023, as of February 14, 2023: (i) Nelson Peltz beneficially owned an aggregate of 11,267,446 ordinary shares, had sole voting power over 49,265 ordinary shares, shared voting power over 11,218,181 ordinary shares, sole dispositive power over 49,265 ordinary shares and shared dispositive power over 11,218,181 ordinary shares; (ii) Peter W. May beneficially owned an aggregate of 11,228,818 ordinary shares, had sole voting power over 10,637 ordinary shares, shared voting power over 11,218,181 ordinary shares, sole dispositive power over 10,637 ordinary shares and shared dispositive power over 11,218,181 ordinary shares; (iii) Edward P. Garden beneficially owned an aggregate of 11,240,663 ordinary shares, had sole voting power over 22,482 ordinary shares, shared voting power over 11,218,181 ordinary shares, sole dispositive power over 22,482 ordinary shares and shared dispositive power over 11,218,181 ordinary shares; (iv) Trian Fund Management, L.P. beneficially owned an aggregate of 11,218,181 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 11,218,181 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 11,218,181 ordinary shares; (v) Trian Fund Management GP, LLC beneficially owned an aggregate of 11,218,181 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 11,218,181 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 11,218,181 ordinary shares; (vi) Trian Investors Management, LLC beneficially owned an aggregate of 4,377,875 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 4,377,875 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 4,377,875 ordinary shares; (vii) Trian Investors 1, L.P. beneficially owned an aggregate of 4,377,875 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 4,377,875 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 4,377,875 ordinary shares; (viii) Trian Partners, L.P. beneficially owned an aggregate of 1,196,330 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 1,196,330 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 1,196,330 ordinary shares; (ix) Trian Partners Master Fund, L.P. beneficially owned an aggregate of 1,489,123 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 1,489,123 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 1,489,123 ordinary shares; (x) Trian Partners Parallel Fund I, L.P. beneficially owned an aggregate of 291,517 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 291,517 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 291,517 ordinary shares; (xi) Trian Partners Strategic Investment Fund-A, L.P. beneficially owned an aggregate of 710,468 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 710,468 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 710,468 ordinary shares; (xii) Trian Partners Strategic Investment Fund-N, L.P. beneficially owned an aggregate of 1,743,340 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 1,743,340 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 1,743,340 ordinary shares; (xiii) Trian Partners Fund (Sub)-G, L.P. beneficially owned an aggregate of 155,800 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 155,800 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 155,800 ordinary shares; (xiv) Trian Partners Strategic Fund-G II, L.P. beneficially owned an aggregate of 408,364 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 408,364 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 408,364 ordinary shares; (xv) Trian Partners Strategic Fund-G III, L.P. beneficially owned an aggregate of 198,892 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 198,892 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 198,892 ordinary shares; (xvi) Trian Partners Strategic Fund-K, L.P. beneficially owned an aggregate of 496,470 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 496,470 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 496,470 ordinary shares; and (xvii) Trian Partners Co-Investment Opportunities Fund, Ltd. beneficially owned an aggregate of 150,002 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 150,002 ordinary shares, sole dispositive power over 0 ordinary shares and shared dispositive power over 150,002 ordinary shares. Messrs. Peltz, May and Garden, by virtue of their relationships to certain of the entities named under (iii) through (xvii), may be deemed to beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) the ordinary shares that are owned by such entities. Messrs. Peltz, May and Garden disclaim ownership of such shares for all other purposes. The principal business address of each of Messrs. Peltz, May and Garden is 223 Sunset Avenue, Suite 223, Palm Beach, Florida 33480. The principal business address of the entities named in (iv) to (vi), (viii), (x) to (xvi) is 280 Park Avenue, 41st Floor, New York, NY 10017. The principal business address of the entity named in (vii) is PO Box 286, Floor 2, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GY1 4LY and the principal business address of the entities named in (ix) and (xvii) is c/o DE (Cayman) Limited, Landmark Square, West Bay Road, PO Box 775, Grand Cayman, Cayman Islands, KY1-9006.

(6) Based on Amendment Number 1 to Form 13F filed with the SEC on August 15, 2023 by Trian Fund Management, L.P. (“Trian”), as of August 14, 2023, Trian and certain affiliates exercise investment discretion with respect to 5,494,700 ordinary shares, implying beneficial ownership of approximately 2.7%.

(7) Based on the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on January 10, 2023, The Vanguard Group, Inc. beneficially owned an aggregate of 25,853,710 ordinary shares, had sole voting power over 0 ordinary shares, shared voting power over 1,582,500 ordinary shares, sole dispositive power over 23,940,553 ordinary shares and shared dispositive power over 1,913,157 ordinary shares as of January 10, 2023. The principal business office address for The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

92	2023 PROXY STATEMENT, FERGUSON PLC

Other Information

Communications with the Board

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. Such correspondence should be sent to: Ferguson plc, Attn: Company Secretary, 1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, RG41 5TS, United Kingdom. Other methods by which a person may contact the Board may be set forth on the Company’s website. All communications received as set forth above will be opened by the Company Secretary for the sole purpose of determining whether the contents represent a message to the Company’s Directors. The Company Secretary will forward copies of all correspondence that, in the opinion of the Company Secretary, deals with the functions of the Board or its Committees or that the Company Secretary otherwise determines requires the attention of any member, group or Committee of the Board. The Company Secretary will not forward communications received that are unrelated to the responsibilities of the Board, including mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or patently offensive or otherwise inappropriate material.

Process for Shareholder Recommendation and Nomination of Directors

The Nominations & Governance Committee will evaluate Board candidates recommended by shareholders in the same manner as candidates recommended by management or current members of the Board. Shareholder recommendations for Board candidates should be sent to Ferguson plc, Attn: Company Secretary, 1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire. RG41 5TS, United Kingdom. Shareholder nominations for election at our 2024 Annual General Meeting must be submitted to the Company in accordance with the procedures set forth in our Articles and by the deadlines set forth below under “Shareholder Proposals for 2024 Annual General Meeting.”

Shareholder Proposals for 2024 Annual General Meeting

Shareholder Proposals Under Rule 14a-8

Shareholders who wish to present a proposal in accordance with SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials to be distributed in connection with our 2024 Annual General Meeting (the “2024 AGM”) must submit their proposal in accordance with that Rule’s requirements, including ensuring it is received by the Company Secretary at the address set forth below no later than the close of business on June [19], 2024. If the date of the 2024 AGM is more than 30 days before or after November 28, 2024, then the deadline to timely receive such material will be a reasonable time before we begin to print and send our proxy materials relating to the 2024 AGM. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Other Shareholder Proposals or Nominations and Universal Proxy

The Articles require that shareholders who intend to propose, outside of Rule 14a-8 under the Exchange Act, any resolution, including nominating candidates for election as Directors, at the 2024 AGM must provide notice of such proposals in writing to our Company Secretary at the address set forth below no earlier than the close of business on July 1, 2024, and no later than the close of business on July 31, 2024. However, if the date of the 2024 AGM is more than 30 days before or more than 70 days after November 28, 2024, such shareholder’s notice must be delivered in writing not earlier than the close of business on the 150th day prior to the 2024 AGM and not later than the close of business on the later of: (A) the 120th day prior to the 2024 AGM or (B) the 10th day following the day on which public announcement of the date of the 2024 AGM is first made by the Company. The notice must set forth the information required by the Articles, including, if the proposal involves a director nomination, prescribed information about the candidate and about the shareholder proposing the candidate. In addition to satisfying the requirements of our Articles, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that complies with the requirements of Rule 14a-19 under the Exchange Act no later than September 29, 2024, or if the date of the 2024 AGM is more than 30 days before or after November 28, 2024, then such notice must be provided by the later of 60 days prior to the date of the 2024 AGM or the 10th day following the day on which public announcement of the date of the 2024 AGM is first made by the Company.

Proposals should be sent to our Company Secretary in writing to Ferguson plc, Attn: Company Secretary, 1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire. RG41 5TS, United Kingdom. To be included in the Company’s proxy materials, the proposal must comply with the requirements as to form and substance established by the SEC and the Articles and must be a proper subject for shareholder action under Jersey law.

2023 PROXY STATEMENT, FERGUSON PLC	93

Other Information

Special Meetings

Shareholders holding 10% or more of the total voting rights in the Company, individually or as a group, have the right to call a special meeting (referred to as a general meeting under Jersey law and our Articles).

Householding

As permitted by the Exchange Act, we utilize a procedure called “householding.” If two or more shareholders share a mailing address, we will send only one mailing with the copy of the Notice of Internet Availability and, if a hardcopy is requested, only one copy of our 2023 Annual Report and Notice of Annual General Meeting and Proxy Statement to those shareholders, unless one or more of them notifies us that they would like to receive individual copies. This practice reduces our printing and mailing costs and the environmental impact of our Annual General Meetings. Accordingly, a single mailing with the copy of the Notice of Internet Availability (or a hardcopy of our 2023 Annual Report and Notice of Annual General Meeting and Proxy Statement, if requested) will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from one or more of those shareholders.

If one set of these materials was sent to your household for use by all the Company’s shareholders in your household and one or more of you would prefer to receive an additional set or you do not wish to participate in householding in the future, please contact our Transfer Agent, Computershare Trust Company N.A., Computershare Proxy Services, at P.O. Box 43101, Providence Rhode Island 02940-5067, United States; 1-866-742-1064 (U.S. and Canada); 1-781-575-3023 (outside U.S. and Canada); or web.queries@computershare.com. We will promptly deliver upon written or oral request a separate copy of the 2023 Annual Report and Notice of Annual General Meeting and Proxy Statement or Notice of Internet Availability, as applicable, in response to your request.

If multiple copies of these materials were sent to your household and you want to receive one set, please contact our Transfer Agent at the above phone number, mailing address or email address. If a broker or other nominee holds your shares, you may continue to receive multiple mailings. Please contact your broker or other nominee directly to discontinue multiple mailings from them.

94	2023 PROXY STATEMENT, FERGUSON PLC

Questions and Answers About the Annual General Meeting

1.	Why am I receiving these materials?

You are receiving this Proxy Statement and accompanying proxy materials because you are a registered shareholder or beneficially own ordinary shares of Ferguson plc as of October 4, 2023 (the “Record Date”), which entitles you to vote at the 2023 AGM. Our Board has made these materials available to you in connection with the Board’s solicitation of proxies on behalf of the Company for use at the 2023 AGM.

This Proxy Statement describes the matters on which the Company would like you to vote, provides information on those matters, and provides information about the Company that we must disclose under Securities and Exchange Commission (“SEC”) rules when we solicit your proxy.

2.	Why did I receive a one-page notice in the mail regarding internet availability of proxy materials instead of a full set of proxy materials?

As a result of the transition described above under “Proxy Summary—Governance Transition and Timeline,” this year, the Board’s solicitation of proxies for use at the 2023 AGM is governed by the U.S. federal securities laws including the rules of the SEC. SEC rules allow companies to choose the method for delivery of proxy materials to shareholders. Regardless of any prior shareholder election to receive materials from us in printed form by mail or electronically by email, the Company has elected to mail all shareholders a notice regarding the availability of proxy materials on the internet, which we refer to as the “Notice of Internet Availability.” This means that you will receive the Notice of Internet Availability in the mail rather than a full set of the proxy materials. This process reduces the environmental impact of our 2023 AGM, expedites shareholders’ receipt of the proxy materials, and lowers costs.

You can access the proxy materials by following the instructions on the Notice of Internet Availability or, if you are a holder of U.K. Depositary Interests, on the Form of Instruction you received in the mail. In addition, you can request to receive the proxy materials in printed form by mail or electronically by email by following the instructions on the Notice of Internet Availability or as described below under “—How can I obtain additional copies of the 2023 Annual Report or Notice of Annual General Meeting and Proxy Statement?”. To elect to receive shareholder communications electronically, you can also follow the instructions described under “—How do I receive electronic shareholder communications?”.

Only one mailing with a copy of the Notice of Internet Availability (or a hardcopy of our 2023 Annual Report and Notice of Annual General Meeting and Proxy Statement, if requested) is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of those shareholders. See “Other Information—Householding” above for more information.

3.	When and where is the 2023 AGM?

The 2023 AGM will be held on November 28, 2023, at 3:00 p.m. U.K. Time (10:00 a.m. Eastern Time) at the offices of Freshfields Bruckhaus Deringer LLP, located at 100 Bishopsgate, London, EC2P 2SR, United Kingdom.

Please see the map provided at the end of this section for more information about the location of the 2023 AGM.

2023 PROXY STATEMENT, FERGUSON PLC	95

Questions and Answers About the Annual General Meeting

4.	What matters are being voted on, how does the Board recommend I vote, and what is the vote required for each?

The table below sets forth the vote required for each resolution to be passed. A “Majority vote” means that more than half the votes cast on the resolution must be cast in favor of the resolution. A “Two-thirds vote” means that at least two-thirds (66 2⁄3%) of the total number of votes cast on the resolution must be cast in favor of the resolution.

		Board recommendation	Vote required	Effect of abstention*	Effect of broker non-votes

Ordinary Resolutions

1.	Election of directors	FOR each nominee	Majority vote	None	None

2.	Reappointment of Deloitte LLP as statutory auditor	FOR	Majority vote	None	Not applicable

3.	Authorization for the Audit Committee to agree to the compensation of the statutory auditor	FOR	Majority vote	None	Not applicable

4.	Receipt of the Company’s Annual Accounts and Auditors’ Report	FOR	Majority vote	None	Not applicable

5.	Approval, on an advisory basis, of NEO compensation (“say-on-pay”)**	FOR	Majority vote	None	None

6.	Approval, on an advisory basis, of the frequency of future “say-on-pay” votes**	FOR every ONE YEAR	Frequency that receives the greatest number of votes	None	None

7.	Approval of the Ferguson plc 2023 Omnibus Equity Incentive Plan	FOR	Majority vote	None	None

8.	Renewal of the Board’s power to allot or sell Equity Securities	FOR	Majority vote	None	None

Special Resolutions

9.	Disapplication of pre-emption rights	FOR	Two-thirds vote	None	None

10.	Disapplication of pre-emption rights (special purposes)	FOR	Two-thirds vote	None	None

11.	Authorization for the Company to purchase its ordinary shares	FOR	Two-thirds vote	None	None

12.	Adoption of new articles of association of the Company	FOR	Two-thirds vote	None	None

* Abstentions will be treated as a vote withheld. Under Jersey law, a vote withheld is not a vote in law and is not counted in the calculation of the proportion of the votes “For” or “Against” a resolution.

** Resolutions 5 and 6 are advisory. Therefore, the Company and/or the Board may determine to act in a manner inconsistent with the outcomes of such votes. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes and, accordingly, the Board will review and consider the voting results on such Resolutions.

96	2023 PROXY STATEMENT, FERGUSON PLC

Questions and Answers About the Annual General Meeting

5.	Who may attend and vote?

Registered shareholders. The Company, pursuant to Article 198(b) of the Articles, specifies that only those persons entered on the register of members of the Company as of the Record Date (or, if the 2023 AGM is adjourned, on the register of members of the Company not less than 10 days nor more than 60 days before the time of the adjourned meeting) are entitled to attend and vote at the 2023 AGM. Subsequent changes to the entries on the register of members of the Company after the Record Date shall be disregarded in determining the rights of any person to attend or vote at the 2023 AGM. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders. Seniority is determined by the order in which the names of the holders stand in the register. Registered Shareholders must present photographic identification to attend and vote at the 2023 AGM. All joint shareholders may attend and speak. Any corporate entity which is a shareholder can appoint one or more representatives who may exercise all of its powers on its behalf. See “—Can a corporate shareholder appoint a representative to act on its behalf at the 2023 AGM?” below for more information.

Beneficial owners. If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of the shares, and this Proxy Statement is being made available or forwarded to you by or on behalf of your broker, bank or other nominee. Only those beneficial owners holding shares as of the Record Date or, if the 2023 AGM is adjourned, on such other date as is communicated to beneficial owners are entitled to vote on the resolutions in respect of such shares. As a beneficial owner, if you wish to attend or vote at the 2023 AGM, you must obtain a legal proxy from your broker, bank or other nominee and present it, along with photographic identification, to the Company’s Secretary or other Company representative, at the 2023 AGM.

U.K. Depositary Interest (“DI”) Holders. Holders of Ferguson plc U.K. Dls (“U.K. DI Holder”) entered in the register of U.K. DI Holders of the Company as of 6:00 p.m. (U.K. Time) on November 22, 2023 (or, if the 2023 AGM is adjourned, on such other date as is communicated to U.K. DI Holders) are entitled to provide voting instructions to Computershare Investor Services PLC (“Computershare U.K.”) in respect of the number of U.K. DIs registered in their name(s) at that time. As a U.K. DI Holder, or a representative of a U.K. DI Holder, if you wish to attend or vote at the 2023 AGM, please obtain a Letter of Representation from your broker or nominee and then provide this letter by email to Computershare U.K. at csnditeam@computershare.co.uk. by 10:00 a.m. (U.K. Time) on November 21, 2023. Computershare U.K. will then provide you with a separate Letter of Representation which will confirm the amount of ordinary shares you will represent allowing you to attend, speak and vote at the 2023 AGM. To attend, speak or vote at the 2023 AGM, you must bring this Letter of Representation and present it, along with photographic identification, to the Company Secretary or other Company representative at the 2023 AGM. Any U.K. DI Holders that do not follow the above process will be unable to represent their position in person at the 2023 AGM.

6.	How do I vote?

Registered shareholders. Registered shareholders may vote by proxy before the 2023 AGM using one of the following three methods or may attend the 2023 AGM and vote in person by ballot:

1.

by internet at proxyvote.com using the 16-digit control number (your “Control Number”) set out on the Notice of Internet Availability or proxy card you received and following the instructions on the website,

2.	by telephone at 1-800-690-6903 using your Control Number and following the recorded instructions (international charges apply outside of the U.S. and Canada), or

3.	by mail if you received printed proxy materials by following the instructions on your proxy card and returning your completed proxy card in the postage-paid envelope accompanying your proxy materials.

In each case, your vote by internet or telephone or your completed proxy card must be received by 11:59 p.m. Eastern Time on November 25, 2023 (4:59 a.m. U.K. Time on November 26, 2023).

The proxy card must be signed and dated by the shareholder, or his or her attorney duly authorized in writing or, if the holder is a corporate shareholder, must be executed under its common seal or under the hand of a duly authorized officer or attorney of that company or in any other manner authorized by its constitution. Any power of attorney or any other authority (if any) under which the proxy card is executed (or a duly certified copy of such power or authority) must be submitted with the proxy card. In the case of joint holders (i) only one need sign, and (ii) the vote of the senior holder who tenders a vote, whether in person or by proxy, will alone be counted. Seniority is determined as described above under “—Who may attend and vote?”.

Shareholders based in the U.K. may return their proxy cards in the U.K. by following the instructions on the proxy card.

2023 PROXY STATEMENT, FERGUSON PLC	97

Questions and Answers About the Annual General Meeting

Beneficial owners. Beneficial owners may direct their broker, bank or other nominee on how to vote their shares by following the instructions for voting on the voting instruction form provided by your broker, bank or other nominee. If you do not direct your broker, bank or other nominee on how to vote your shares by following the instructions on your voting instruction form, your shares will not be voted at the 2023 AGM for any matter that is considered to be “non-routine” under the rules of the NYSE. Under the rules of the NYSE, the only matters which we believe will be considered “routine” and on which your broker can vote your shares without receiving instructions from you are Resolutions 2 to 4 (inclusive). Your broker does not have discretionary authority to vote your shares on any other matters. We encourage you to communicate your voting decisions to your broker, bank or other nominee by the time prescribed by your broker, bank or other nominee and well in advance of the deadline for voting of 11:59 p.m. Eastern Time on November 25, 2023 (4:59 a.m. U.K. Time on November 26, 2023) to ensure that your vote will be counted.

If you wish to vote in person by ballot at the 2023 AGM, you must obtain a legal proxy from your broker, bank or other nominee as described above under “—Who may attend and vote?”.

U.K. DI Holders. U.K. DI Holders may direct Computershare U.K. to vote the shares represented by their U.K. DIs in three ways:

1.

By Internet—Instruct Computershare. Complete a Form of Instruction accessible via the internet on Computershare U.K.’s website by visiting eproxyappointment.com. You will need your Control Number, your Shareholder Reference Number and your unique PIN, which are available on the Form of Instruction that U.K. DI Holders will have received in the mail. Instructions must be received by 3:00 p.m. (U.K. Time) on November 22, 2023.

2.

By Internet—CREST. Issue an instruction through the CREST electronic voting appointment service using the procedures described in the CREST manual (available from euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed a voting service provider, should refer to their CREST sponsor or voting services provider, who will be able to take the appropriate action on their behalf.

For instructions made using the CREST service to be valid, the appropriate CREST message (a CREST Voting Instruction) must be properly authenticated in accordance with the specifications of Euroclear U.K. & International Limited (“EUI”) and must contain the information required for such instructions, as described in the CREST manual. The message, regardless of whether it relates to the voting instruction or to an amendment to the instruction given to Computershare U.K., must be transmitted so as to be received by the Company’s agent (ID 3RA50) no later than 3:00 p.m. (U.K. Time) on November 22, 2023. The time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST Voting Instruction by the CREST applications host) from which the Company’s agent is able to retrieve the CREST Voting Instruction by enquiry to CREST in the manner prescribed by CREST.

EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations apply to the transmission of a CREST Voting Instruction. It is the responsibility of the CREST member to take (or to procure that the CREST sponsor or voting service provider takes) such action necessary to ensure that a CREST Voting Instruction is transmitted by any particular time. CREST members and, where applicable, their CREST sponsors or voting service providers, are referred to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. The Company may treat as invalid a CREST Voting Instruction in the circumstances set out in Regulation 35 of the Uncertificated Securities Regulations 2001 (S.I. 2001 No. 3755).

3.

By Mail. Complete and return a Form of Instruction to Computershare U.K. using the reply-paid envelope that accompanied the Form of Instruction or by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY, United Kingdom. To be effective, all Forms of Instruction must be received by Computershare U.K. by 3:00 p.m. (U.K. Time) on November 22, 2023. Computershare U.K., as your proxy, will then make arrangements to vote your underlying shares according to your instructions.

7.	What is a proxy?

By appointing a proxy, you authorize a specified person or persons (known as your proxy or proxies) to vote your shares on your behalf at the 2023 AGM in the way that you instruct on the proxy appointment form. A proxy may exercise all of your rights to attend, speak and vote at the 2023 AGM. A proxy need not be a shareholder of the Company. By use of a proxy, you can vote, whether or not you attend the meeting. All shares represented by valid proxy appointments received and not revoked before the 2023 AGM will be voted in accordance with the shareholder’s specific voting instructions. If we have received your executed proxy card and you have not given specific voting instructions, your shares will be voted as recommended by our Board and in the discretion of your proxy upon such other matters as may properly come before the 2023 AGM.

98	2023 PROXY STATEMENT, FERGUSON PLC

Questions and Answers About the Annual General Meeting

Shareholders are strongly encouraged to appoint the Chairperson of the 2023 AGM as your proxy. If you execute and return your proxy card without appointing a different proxy, the Chairperson of the 2023 AGM will be deemed to be your proxy. This ensures that your vote will be counted if you are not able to attend the 2023 AGM.

8.	Can I appoint more than one proxy?

You can appoint more than one proxy to exercise the rights attached to a different share or shares held by you. To appoint more than one proxy, follow the instructions on your proxy card.

9.	When is the deadline to appoint a proxy?

The appointment of a proxy must be received not later than 11:59 p.m. Eastern Time on November 25, 2023 (4:59 a.m. U.K. Time on November 26, 2023), or 48 hours before the time appointed for holding any adjourned meeting.

10.	How do I revoke my proxy or change my vote?

Registered shareholders. Registered shareholders may revoke their proxies or change their voting instructions by submitting a new proxy appointment via internet, telephone or mail that is dated later than the original proxy or by delivering written notice of revocation to the Company Secretary, which revocation or change must be received by 11:59 p.m. Eastern Time on November 25, 2023 (4:59 a.m. U.K. Time on November 26, 2023). Registered shareholders may also revoke their proxies or change their vote by voting online at proxyvote.com or in person by ballot during the 2023 AGM, in either case before the poll is closed.

If more than one properly executed proxy appointment form is returned in respect of the same holding of shares, either by paper or by electronic communication (except as described above under “—Can I appoint more than one proxy?”), the proxy appointment form received last by Broadridge Financial Solutions, Inc. (“Broadridge”) before the latest time for the receipt of such proxies will take precedence.

Beneficial Owners. Beneficial owners should contact their broker, bank or other holder of record for instructions on how to revoke their proxies or change their vote.

U.K. DI Holders. U.K. DI Holders should contact Computershare U.K. for instructions on how to revoke their proxies or change their vote.

11.	How will resolutions be decided?

All resolutions at the 2023 AGM will be decided by a poll. The Company believes that this is a more transparent and equitable method of voting, as shareholder votes are counted according to the number of shares held, ensuring an exact and definitive result.

12.	What constitutes a “quorum” for the 2023 AGM?

A shareholder who holds, or shareholders together who hold, a majority of the shares entitled to be voted at the 2023 AGM, present in person or represented by proxy, shall constitute a quorum. A quorum is necessary to conduct business at the 2023 AGM. You are part of the quorum if you have timely returned a properly executed proxy appointment form. Abstentions and broker non-votes also are counted in determining whether a quorum is present.

13.	Can I ask questions at the 2023 AGM?

Yes. All shareholders and their proxies can ask questions at the 2023 AGM. The Company will answer questions relating to the business being dealt with at the 2023 AGM only. No question will be answered that would interfere unduly with the conduct of the 2023 AGM, involve the disclosure of confidential information, or not be in the interests of the Company or the good order of the 2023 AGM.

The Chairperson of the 2023 AGM may also nominate a Company representative to answer a specific question after the 2023 AGM.

2023 PROXY STATEMENT, FERGUSON PLC	99

Questions and Answers About the Annual General Meeting

14.	How can I obtain additional copies of the 2023 Annual Report or Notice of Annual General Meeting and Proxy Statement?

If you would like a printed or email copy of our 2023 Annual Report or Notice of Annual General Meeting and Proxy Statement at no charge, please follow the instructions in the Notice of Internet Availability or contact the Company Secretary by mail at Ferguson plc, Attn: Company Secretary, 1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, RG41 5TS, United Kingdom; by email at investor@ferguson.com; or by telephone at +44 (0) 118 927 3800. We will promptly deliver to you the materials that you request.

In addition, shareholders may request to receive a free printed or email copy of the proxy materials from Broadridge by: internet at proxyvote.com, email to sendmaterial@proxyvote.com, or telephone at 1-800-579-1639. Please have your Control Number available and, if you are sending an email, please include your Control Number in the subject line.

15.	Who can I contact for further information about the 2023 AGM?

Information regarding the 2023 AGM, including a copy of this Proxy Statement, can be found on the Investors tab of our website under Shareholder Center. If you have questions about the 2023 AGM, please contact the Company Secretary by email at agm@fergusonplc.com or by telephone at +44 (0) 118 927 3810.

16.	How do I receive electronic shareholder communications?

We encourage shareholders to receive their shareholder information by email and via our website. Not only is this a quicker way for you to receive information, it helps us be more sustainable by reducing paper and printing materials and lowering our postage costs.

Registering for electronic shareholder communications is straightforward and is done online via www-us.computershare.com/investor, a website provided by Computershare Trust Company N.A. (the “Transfer Agent”). Through www-us.computershare.com/investor you can:

•	set up electronic shareholder communication;

•	view your shareholdings;

•	certify your tax status;

•	update your address; and

•	arrange for your dividends to be paid directly into your bank account.

17.	Who can I contact for general information about my shareholdings?

The Transfer Agent maintains the Company’s share register. If you have any questions about your Ferguson plc shareholding or you would like to notify the Company regarding a change of address, you may contact the Transfer Agent: by telephone to 1-866-742-1064 (from the U.S. and Canada), Shareholder Services on 0370 703 6203 (from the U.K.), and 1-781-575-3023 (from outside the U.K., U.S. and Canada); or in writing to: Computershare, P.O. Box 43078, Providence RI 02940-3078, United States. The telephone lines are open from 9:00 a.m. to 5:00 p.m. Eastern Time each business day.

18.	Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies by the Company and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies. In addition to soliciting the proxies by mail and the internet, the Company’s Directors, officers and associates may solicit proxies personally or by telephone, messenger, facsimile and e-mail, in each case without any additional compensation.

19.	What if I have been nominated by a shareholder to have information rights under the Articles?

Any person to whom this Proxy Statement is sent who is not a shareholder but is a person nominated by a shareholder under Article 73 of the Articles to enjoy information rights (a “nominated person”) may, under an agreement between such nominated person and the shareholder by whom such nominated person was nominated, have a right to be appointed (or to have someone else appointed) as a proxy for the 2023 AGM.

100	2023 PROXY STATEMENT, FERGUSON PLC

Questions and Answers About the Annual General Meeting

If a nominated person has no such proxy appointment right or does not wish to exercise it, the nominated person may, under any such agreement, have a right to give instructions to the shareholder as to the exercise of voting rights. The rights of shareholders in relation to the appointment of proxies described above do not apply to nominated persons but can only be exercised by Company shareholders.

20.	Can a corporate shareholder appoint a representative to act on its behalf at the 2023 AGM?

Any corporation that is a registered shareholder may appoint one or more persons to act as its representative at the 2023 AGM. Such representative may exercise all of the corporation’s powers on its behalf, provided that if two or more representatives purport to exercise any power (including any vote) in respect of the same shares (in the case of multiple corporate representatives, by reference to the shares in respect of which they are appointed):

(a)	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(b)	in other cases, the power is treated as not exercised.

Any such representative should bring to the 2023 AGM written evidence of their appointment, such as a certified copy of a board resolution or a letter from the corporation concerned confirming the appointment, along with photographic identification.

21.	What documents will be available for inspection at the 2023 AGM?

The following documents will be available for inspection on the Company’s website from the date of this Proxy Statement until and including the date of the 2023 AGM. In addition, they will be available for physical inspection during normal business hours from the date of this Proxy Statement until the time of the 2023 AGM at each of the Company’s registered office (13 Castle Street, St Helier, Jersey, JE1 1ES, Channel Islands) and the Company’s corporate headquarters (1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS), and, from 15 minutes before the 2023 AGM starts until it ends, the offices of Freshfields Bruckhaus Deringer LLP, 100 Bishopsgate, London, EC2P 2SR, United Kingdom:

(a)	a copy of the proposed 2023 Omnibus Equity Incentive Plan; and

(b)	a copy of the proposed New Articles marked to show the proposed changes.

22.	What is a broker non-vote?

If you are a beneficial owner, you must instruct your broker, bank or other nominee how to vote your shares. Under NYSE rules, brokers are only permitted to exercise discretionary voting authority on “routine” matters when voting instructions have not been received from a beneficial owner. On matters considered “non-routine,” brokers may not vote shares without instruction from the beneficial owner. Shares that brokers are not authorized to vote are referred to as “broker non-votes.”

We believe Resolutions 2 to 4 (inclusive) are “routine” matters for which no broker non-votes are expected. We believe Resolutions 1, and 5 to 12 (inclusive) are “non-routine” matters.

Please note that if you want your vote to be counted on “non-routine” resolutions, including the election of directors, you must instruct your broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those resolutions.

If you are a U.K. DI Holder, Computershare U.K. will not vote your shares on your behalf on any matter, including routine matters, without instructions from you as the U.K. DI Holder.

23.	How many shares are outstanding?

As of September 11, 2023, being the latest practicable date prior to the publication of this Proxy Statement, the Company’s issued share capital consisted of 232,171,182 ordinary shares, of which 28,187,451 shares were held in treasury. Each ordinary share carries one vote, except for treasury shares which are non-voting. Therefore, the total voting rights in the Company was 203,983,731.

24.	How can I find out the voting results of the 2023 AGM?

Voting results will be announced in a Current Report on Form 8-K that we will file with the SEC within four business days after the 2023 AGM.

2023 PROXY STATEMENT, FERGUSON PLC	101

Questions and Answers About the Annual General Meeting

2023 Annual General Meeting

Ferguson plc

Offices of Freshfields Bruckhaus Deringer LLP

100 Bishopsgate, London, EC2P 2SR,

United Kingdom

London

Date and Time:	November 28, 2023 at 3:00 p.m. U.K. Time ( 10:00 a.m. Eastern Time)

By underground:	Approximately a 10-minute walk from Liverpool Street and Aldgate underground stations

Car parking:	Nearby car parks include:
NCP London Finsbury Square, Finsbury Square, Finsbury, London, EC2A 1RR
Broadgate Car Park, London, EC2A 2EW

Attendance:	Shareholders and their proxies must present photographic identification to attend and vote at the 2023 AGM
All joint shareholders may attend and speak
Corporate representatives should bring written evidence of their appointment and photographic identification (see Question 20 above for further information)

Refreshments:	Refreshments will be available after the 2023 AGM

102	2023 PROXY STATEMENT, FERGUSON PLC

Cautionary Note Regarding

Forward-Looking Statements

Certain information included in this Proxy Statement is forward-looking, including within the meaning of the Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, projected interest in and ownership of our ordinary shares by investors including as a result of inclusion in North American market indices, plans and objectives for the future including our capabilities and priorities, risks associated with changes in global and regional economic, market and political conditions, ability to manage supply chain challenges, ability to manage the impact of product price fluctuations, our financial condition and liquidity, legal or regulatory changes, and other statements concerning the success of our business and strategies.

Forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “intends,” “continues,” “plans,” “projects,” “goal,” “target,” “aim,” “may,” “will,” “would,” “could” or “should” or, in each case, their negative or other variations or comparable terminology and other similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this Proxy Statement are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

•

weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other factors beyond our control, including disruption in the financial markets and any macroeconomic or other consequences of the current conflict in Ukraine or potential conflict between China and Taiwan;

•

failure to rapidly identify or effectively respond to direct and/or end customers’ wants, expectations or trends, including costs and potential problems associated with new or upgraded information technology systems or our ability to timely deploy new omni-channel capabilities;

•

decreased demand for our products as a result of operating in highly competitive industries and the impact of declines in the residential and non-residential markets, as well as the RMI and new construction markets;

•	changes in competition, including as a result of market consolidation or competitors responding more quickly to emerging technologies (such as generative artificial intelligence (“AI”));

•	failure of a key information technology system or process as well as exposure to fraud or theft resulting from payment-related risks;

•	privacy and protection of sensitive data failures, including failures due to data corruption, cybersecurity incidents or network security breaches;

•

ineffectiveness of or disruption in our domestic or international supply chain or our fulfillment network, including delays in inventory availability at our distribution facilities and branches, increased delivery costs or lack of availability;

•	failure to effectively manage and protect our facilities and inventory or to prevent personal injury to customers, suppliers or associates, including as a result of workplace violence;

•	unsuccessful execution of our operational strategies;

•	failure to attract, retain and motivate key associates; exposure of associates, contractors, customers, suppliers and other individuals to health and safety risks;

•	inherent risks associated with acquisitions, partnerships, joint ventures and other business combinations, dispositions or strategic transactions;

•	regulatory, product liability and reputational risks and the failure to achieve and maintain a high level of product and service quality;

2023 PROXY STATEMENT, FERGUSON PLC	103

Cautionary Note Regarding Forward-Looking Statements

•	inability to renew leases on favorable terms or at all, as well as any remaining obligations under a lease when we close a facility;

•	changes in, interpretations of, or compliance with tax laws in the United States, the United Kingdom, Switzerland or Canada;

•	our indebtedness and changes in our credit ratings and outlook;

•	fluctuations in product prices (e.g., commodity-priced materials, inflation/deflation) and foreign currency;

•	funding risks related to our defined benefit pension plans;

•

legal proceedings as well as failure to comply with domestic and foreign laws, regulations and standards, as those laws, regulations and standards or interpretations and enforcement thereof may change, or the occurrence of unforeseen developments such as litigation;

•	our failure to comply with the obligations associated with being a U.S. domestic issuer and the costs associated therewith;

•	the costs and risk exposure relating to environmental, social and governance (“ESG”) matters, including sustainability issues, regulatory or legal requirements, and disparate stakeholder expectations;

•	adverse impacts caused by a public health crisis; and

•

other risks and uncertainties set forth under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2023 as filed with the SEC on September 26, 2023, and in other filings we make with the SEC in the future.

Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

104	2023 PROXY STATEMENT, FERGUSON PLC

Non-GAAP Reconciliations and Supplementary Information

This Proxy Statement contains certain financial information that is not presented in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). These non-GAAP financial measures include adjusted operating profit, adjusted net income, adjusted earnings per share (“adjusted EPS”)—diluted, net debt and return on capital employed (ROCE). The Company believes that these non-GAAP financial measures provide users of the Company’s financial information with additional meaningful information to assist in understanding financial results and assessing the Company’s performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the Board. Such non-GAAP adjustments include amortization of acquired intangible assets, discrete tax items, and any other items that are non-recurring. Non-recurring items may include business restructuring charges, corporate restructuring charges, which includes costs associated with the Company’s listing in the United States, gains or losses on the disposals of businesses which by their nature do not reflect primary operations, as well as certain other items deemed non-recurring in nature and/or that are not a result of the Company’s primary operations. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These non-GAAP financial measures should not be considered in isolation or as a substitute for results reported under U.S. GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with U.S. GAAP results, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review the Company’s financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

2023 PROXY STATEMENT, FERGUSON PLC	105

Non-GAAP Reconciliations and Supplementary Information

Non-GAAP Reconciliations

	July 31,

(In millions)	2023	2022	2021	2020	2019

Net income	$1,889	$2,122	$1,472	$961	$1,122

(Income) loss, discontinued operations (net of tax)	—	(23)	158	12	(66)

Income from continuing operations	1,889	2,099	1,630	973	1,056

Provision for income taxes	575	609	232	299	254

Interest expense, net	184	111	98	93	72

Other expense (income), net	11	1	(10)	7	4

Operating profit	2,659	2,820	1,950	1,372	1,386

Business restructurings(1)	—	—	(11)	72	81

Corporate restructurings(2)	—	17	22	29	—

Impairments and other charges(3)	125	—	—	—	—

Gain on disposal of business	—	—	—	—	(38)

Adjusted EBIT(4)	2,784	2,837	1,961	1,473	1,429

Amortization of acquired intangibles	133	114	131	114	110

Adjusted operating profit	2,917	2,951	2,092	1,587	1,539

Net debt(5):

Long-term debt	$3,711	$3,679	$2,512	$2,617	$2,282

Short-term debt	55	250	—	531	25

Bank overdrafts(6)	17	32	36	—	—

Derivative liabilities (assets)	18	4	(21)	(39)	(22)

Cash and cash equivalents	(601)	(771)	(1,335)	(2,115)	(1,133)

Net debt	$3,200	$3,194	$1,192	$994	$1,152

Total shareholders’ equity	$5,037	$4,665	$5,003	$4,609	$4,407

Net assets held for sale – discontinued operations	—	—	—	433	400

Average capital employed(7):

Average net debt(8)	$3,197	$2,193	$1,093	$1,073	$1,077

Average shareholders’ equity(8)	4,851	4,834	4,806	4,508	4,249

Average net assets held for sale(8)	—	—	(217)	(417)	(468)

Average capital employed	$8,048	$7,027	$5,683	$5,165	$4,858

Return on capital employed (ROCE)(9)	34.6%	40.4%	34.5%	28.5%	29.4%

(1) For fiscal 2021, business restructuring reflects the release of provisions in connection with previously anticipated COVID-19 cost actions recorded in fiscal 2020. For fiscal 2020, business restructuring principally comprised costs incurred in the United States and Canada in respect of cost actions taken to ensure the business is appropriately sized for the post COVID-19 operating environment. For fiscal 2019, business restructuring primarily comprised costs incurred in the United States and Canada in respect of their business transformation strategies and costs relating to the change in the Company’s headquarters.

(2) For fiscal 2022, 2021 and 2020, corporate restructuring costs primarily related to the incremental costs of the Company’s listing in the United States.

(3) For fiscal 2023, impairments and other charges related to the $107 million in software impairment charges and $18 million in charges associated with the closure of certain smaller, underperforming branches in the United States.

(4) Adjusted EBIT is defined as operating profit from continuing operations excluding certain non-recurring items (non-GAAP adjustments) and including the impact of acquisition related intangible amortization.

(5) Net debt comprises bank overdrafts, bank and other loans and derivative financial instruments, excluding lease liabilities, less cash and cash equivalents. Long-term debt is presented net of debt issuance costs.

(6) Bank overdrafts are included in other current liabilities in the Company’s Condensed Consolidated Balance Sheet.

(7) Management employs the following averaging method: beginning balance plus ending balance divided by two.

(8) Net debt, shareholders’ equity and net assets held for sale in fiscal 2018 were $1,000 million, $4,091 million and $536 million, respectively.

(9) ROCE is calculated as adjusted EBIT divided by average capital employed.

106	2023 PROXY STATEMENT, FERGUSON PLC

Non-GAAP Reconciliations and Supplementary Information

	July 31,

	2023		2022		2021		2020		2019

(In millions, except per share amounts)		per share(1)		per share(1)		per share(1)		per share(1)		per share(1)

Net income	$1,889	$9.12	$2,122	$9.69	$1,472	$6.55	$961	$4.24	$1,122	$4.84

(Income) loss from discontinued operations (net of tax)	—	—	(23)	(0.10)	158	0.70	12	0.05	(66)	(0.29)

Income from continuing operations	1,889	9.12	2,099	9.59	1,630	7.25	973	4.29	1,056	4.55

Business restructurings(2)	—	—	—	—	(11)	(0.05)	72	0.32	81	0.35

Corporate restructurings(3)	—	—	17	0.08	22	0.10	29	0.13	—	—

Impairments and other charges(4)	125	0.60	—	—	—	—	—	—	—	—

Gain on disposal of business	—	—	—	—	—	—	—	—	(38)	(0.16)

Gain on disposal of interests in associates and other investments	—	—	—	—	—	—	(7)	(0.03)	(3)	(0.01)

Income/loss/impairment of equity method investments	—	—	—	—	—	—	22	0.10	9	0.04

Amortization of acquired intangibles	133	0.64	114	0.52	131	0.58	114	0.50	110	0.47

Discrete tax adjustments(5)	(36)	(0.17)	(72)	(0.33)	(203)	(0.90)	(3)	(0.01)	(33)	(0.14)

Tax impact on non-GAAP adjustments(6)	(73)	(0.35)	(21)	(0.10)	(51)	(0.23)	(56)	(0.26)	(46)	(0.20)

Adjusted net income	$2,038	$9.84	$2,137	$9.76	$1,518	$6.75	$1,144	$5.04	$1,136	$4.90

Diluted weighted average shares outstanding		207.2		218.9		224.8		226.8		231.9

(1) Per share on a dilutive basis.

(2) For fiscal 2021, business restructuring reflects the release of provisions in connection with previously anticipated COVID-19 cost actions recorded in fiscal 2020. For fiscal 2020, business restructuring principally comprised costs incurred in the United States and Canada in respect of cost actions taken to ensure the business is appropriately sized for the post COVID-19 operating environment. For fiscal 2019, business restructuring primarily comprised costs incurred in the United States and Canada in respect of business transformation strategies and costs relating to the change in the Company’s headquarters.

(3) For fiscal 2022, 2021 and 2020, corporate restructuring costs primarily related to the incremental costs of the Company’s listing in the United States.

(4) For fiscal 2023, impairments and other charges related to the $107 million in software impairment charges and $18 million in charges associated with the closure of certain smaller, underperforming branches in the United States.

(5) For fiscal 2023, discrete tax adjustments primarily related to the release of uncertain positions following the lapse of statute of limitations, as well as adjustments in connection with amended returns. For fiscal 2022, the discrete tax adjustments primarily related to the release of uncertain tax positions following the closure of tax audits and prior year adjustments, including amended tax return items. For fiscal 2021, the discrete tax adjustments primarily related to the release of uncertain tax positions following the closure of tax audits, as well as the impact of changes in tax rates. For fiscal 2020, the discrete tax adjustments primarily related to changes in tax rates. For fiscal 2019, the discrete tax adjustments primarily related to the release of uncertain tax positions.

(6) For fiscal 2023, the tax impact on non-GAAP adjustments primarily related to the impairments and other charges and amortization of acquired intangibles. For fiscal 2022, 2021, 2020, and 2019, the tax impact of non-GAAP adjustments primarily related to the amortization of acquired intangibles.

2023 PROXY STATEMENT, FERGUSON PLC	107

Appendix A: 2023 Omnibus Equity Incentive Plan

FERGUSON PLC

2023 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Ferguson 2023 Omnibus Equity Incentive Plan (the “Plan”) is to promote the success of the Company’s business for the benefit of its shareholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders. The Plan is effective as of the date set forth in Article XIV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1   “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

2.2   “Applicable Law” means the requirements relating to the administration of equity-based awards and the related shares under U.S. state corporate law and U.S. federal and state securities laws or equivalent requirements under UK law and Jersey law, as applicable, the rules of any stock exchange or quotation system on which the shares are listed or quoted, and any other applicable laws, including tax laws, of any U.S. or non-U.S. jurisdictions where Awards are, or will be, granted under the Plan.

2.3   “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Award, Other Stock-Based Award, or Cash Award. All Awards shall be granted by, confirmed by, and subject to the terms of an Award Agreement executed by the Company and the Participant.

2.4   “Award Agreement” means the written or electronic agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of an individual Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.5   “Board” means the Board of Directors of the Company.

2.6   “Cash Award” means an Award granted pursuant to Section 9.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.7   “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Service: (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the relevant time of determination (or where there is such agreement in effect but it does not define “cause” (or words of like import)), the Participant’s (i) commission of, indictment for, or plea of guilty or no contest to, a felony (or state law equivalent) or a crime involving dishonesty or moral turpitude or the commission of any other act involving willful malfeasance or breach of fiduciary duty with respect to the Company or an Affiliate; (ii) substantial and repeated failure to perform the Participant’s duties or to follow any lawful directive from the Company or any Affiliate; (iii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iv) fraud, theft, embezzlement, gross negligence or willful misconduct with respect to the Company or an Affiliate; (v) violation of the Company’s or an Affiliate’s written policies or codes of conduct, including written policies related to discrimination, harassment,

2023 PROXY STATEMENT, FERGUSON PLC	A-1

Appendix A: 2023 Omnibus Equity Incentive Plan

retaliation, performance of illegal or unethical activities, or ethical misconduct; or (vi) breach of any agreement with the Company or any Affiliate, including, without limitation, any non-competition, non-solicitation, no-hire, or confidentiality covenant between the Participant and the Company or an Affiliate; or (b) in the case where there is an employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement.

2.8       “Change in Control” means and includes each of the following, unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee:

(a)       a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Shares to the general public through a registration filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency) whereby any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding for purposes herein, acquisitions pursuant to a Business Combination (as defined below) that does not constitute a Change in Control as defined in Section 2.8(b);

(b)       the consummation of a merger, reorganization, or consolidation of the Company or in which equity securities of the Company are issued (each, a “Business Combination”), other than a merger, reorganization, or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its direct or indirect parent) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, a direct or indirect Parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 2.8(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its direct or indirect Parent) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, a direct or indirect Parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 2.8(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control;

(c)       the date, within any consecutive two-year period commencing on or after the Effective Date, upon which individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or 2.8(b)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)       a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

Notwithstanding anything contained herein, a transaction shall not constitute a “Change in Control” for the purposes of this definition if (1) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (2) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction.

A-2	2023 PROXY STATEMENT, FERGUSON PLC

Appendix A: 2023 Omnibus Equity Incentive Plan

2.9       “Change in Control Policy” means the Company’s Change in Control Policy, effective August 1, 2022, as amended from time to time.

2.10     “Change in Control Price” means the highest price per Share paid in any transaction related to a Change in Control as determined by the Committee in its discretion.

2.11     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.

2.12     “Committee” means the Board or any committee of the Board duly authorized by the Board to administer the Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan. The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law.

2.13     “Company” means Ferguson plc, a company incorporated in Jersey under number 128484, and its successors by operation of law.

2.14     “Consultant” means any natural person who is an advisor or consultant or other service provider to the Company or any of its Affiliates.

2.15     “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Service, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, provided, however, for purposes of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined by the Committee in its sole and good faith discretion, and the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan in which a Participant participates that is maintained by the Company or any Affiliate.

2.16     “Dividend Equivalent Rights” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

2.17     “Effective Date” means the effective date of the Plan as defined in Article XIV.

2.18     “Eligible Employee” means each employee of the Company or any of its Affiliates. An employee on a leave of absence may be an Eligible Employee.

2.19     “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the terms and conditions set forth herein.

2.20     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.21     “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Ordinary Shares on the applicable date: (a) as reported on the principal national securities exchange on which is the Ordinary Shares are then traded, listed or otherwise reported or quoted or (b) if the Ordinary Shares are not traded, listed, or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a date on which the applicable market is open, the next day that it is open.

2.22     “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2023 PROXY STATEMENT, FERGUSON PLC	A-3

Appendix A: 2023 Omnibus Equity Incentive Plan

2.23    “Good Reason” means “good reason” as defined in the Change in Control Policy to the extent the applicable Participant is subject to such policy or if the applicable Participant is not subject to such policy, where there is an employment agreement, offer letter, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, for the avoidance of doubt, that if for any Participant such term is not defined in accordance with the foregoing, “Good Reason” as used herein shall not apply to such Participant.

2.24     “Incentive Stock Option” means any Stock Option that is awarded to an Eligible Employee who is an employee of the Company, its Subsidiaries, or its Parents (if any) under the Plan and that is intended to be, and designated as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.25     “Non-Employee Director” means a director on the Board who is not an employee of the Company or any of its Affiliates.

2.26     “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.27     “Ordinary Shares” means fully-paid ordinary shares of the Company.

2.28     “Other Stock-Based Award” means an Award granted under Article IX of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares, but may be settled in the form of Shares or cash.

2.29     “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.30     “Performance Award” means an Award granted to a Participant pursuant to Article VIII hereof contingent upon achieving certain Performance Goals.

2.31     “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.

2.32     “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.33     “Person” means any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

2.34     “Qualified Member” means a member of the Board who is (a) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (b) “independent” under the listing standards or rules of the securities exchange upon which the Ordinary Shares are traded, but only to the extent such independence is required to take the action at issue pursuant to such standards or rules.

2.35     “Restricted Stock” means an Award of Shares under the Plan that is subject to restrictions under Article VII.

2.36     “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

2.37     “Restriction Period” has the meaning set forth in Section 7.3(a) with respect to Restricted Stock.

2.38     “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.39      “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.40     “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

A-4	2023 PROXY STATEMENT, FERGUSON PLC

Appendix A: 2023 Omnibus Equity Incentive Plan

2.41     “Shares” means:

(a)       fully paid Ordinary Shares, whether held in certificated or uncertificated form;

(b)       depositary receipts or instruments representing the same;

(c)       Treasury Shares; and/or

(d)       shares, or depository receipts of instruments representing the same or depository receipts or instruments following any reorganization of the share capital of the Company.

2.42      “Stock Appreciation Right” shall mean the right granted to Eligible Individuals to receive an amount in cash and/or Shares pursuant to an Award granted pursuant to Article VI.

2.43     “Stock Option” or “Option” means any option to purchase Shares granted to Eligible Individuals granted pursuant to Article VI.

2.44     “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.45     “Surviving Entity” means following a Change in Control the surviving entity and its affiliates.

2.46     “Ten Percent Shareholder” means a person owning, as of the applicable date of determination, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.47     “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and its Affiliates. Unless otherwise determined by the Committee, (a) if a Participant’s employment or services with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service with the Company and its Affiliates and (b) a Participant employed by, or performing services for, an Affiliate that ceases to be an Affiliate shall also be deemed to have incurred a Termination of Service provided the Participant does not immediately thereafter become an employee of the Company or another Affiliate. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code.

2.48     “Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company held in treasury and not cancelled.

ARTICLE III

ADMINISTRATION

3.1       Authority of the Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and Applicable Law and any share dealing code adopted by the Company, the Committee shall have full authority to grant Awards to Eligible Individuals under the Plan. In particular, the Committee shall have the authority to:

(a)       determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(b)       determine the number of Shares to be covered by each Award granted hereunder;

(c)       determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares, relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(d)       determine the amount of cash to be covered by each Award granted hereunder;

2023 PROXY STATEMENT, FERGUSON PLC	A-5

Appendix A: 2023 Omnibus Equity Incentive Plan

(e)       determine whether, to what extent, and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f)       determine whether and under what circumstances an Award may be settled in cash, Shares, other property, or a combination of the foregoing;

(g)       determine whether, to what extent, and under what circumstances cash, Shares, or other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

(h)       determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)       determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise or vesting of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award or Shares; and

(j)       subject to Article XI and Section 6.3(l) hereof, modify, extend, renew, waiver or adjust the terms and conditions of an Award, at any time or from time to time, including but not limited to, Performance Goals.

3.2       Guidelines. Subject to Article XI and Section 6.3(l) hereof, the Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements or sub-plans relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special rules, sub-plans, guidelines, and provisions for persons who are residing in or employed in, or subject to, the taxes of any domestic or foreign jurisdictions to satisfy or accommodate applicable foreign laws or to qualify for preferred tax treatment of such domestic or foreign jurisdictions.

3.3       Decisions Final. Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding, and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns.

3.4       Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the by-laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by Applicable Law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the by-laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.5       Designation of Consultants/Liability; Delegation of Authority.

(a)       The Committee may designate employees of the Company or any of its Subsidiaries or Affiliates and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by Applicable Law) may grant authority to officers of the Company or any of its Subsidiaries or Affiliates to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)       The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent shall be paid by the Company. The Committee, its members, and any person designated pursuant to Section 3.5(a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by Applicable Law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

A-6	2023 PROXY STATEMENT, FERGUSON PLC

Appendix A: 2023 Omnibus Equity Incentive Plan

(c)       The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company or any of its Subsidiaries or Affiliates, including the power to perform administrative functions and grant Awards; provided that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself or any executive officer of the Company or an Affiliate or take any action with respect to any Award previously granted to himself or herself or any executive officer of the Company or an Affiliate. The Committee may also appoint employees or professional advisors who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares.

3.6       Indemnification. To the maximum extent permitted by Applicable Law and to the extent not covered by insurance directly insuring such person, and where the conduct of such person has not prejudiced cover under such insurance, and subject to such other exclusions and limitations as may be notified in writing by the Company to such person from time to time, each current and former officer or employee of the Company or any of its Affiliates and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense reasonably incurred (including reasonable fees of counsel acceptable to the Committee) or liability in circumstances where the applicable person acted reasonably to mitigate such liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own breach of the Plan, fraud, or bad faith. Such indemnification shall be in addition to any right of indemnification that the current or former officer or employee or member may have under Applicable Law or under the by-laws of the Company or any of its Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

3.7       Award Agreement. The Committee may require a Participant to sign and return within a specified period of time a copy of the Award Agreement or other document acknowledging such Participant’s agreement to be bound by the terms of the Plan and may determine that a Participant’s failure to do so within the specified period shall cause the Award to lapse and shall be treated as if it had never been granted.

3.8       Approvals and Consents. The grant of an Award shall be subject to obtaining any approval or consent required by Applicable Law or any relevant share dealing code of the Company.

3.9       No Right to an Award. No Eligible Individual has any right to be granted an Award, and the fact that an Eligible Individual may have participated in the Plan and/or been granted an Award under the Plan shall not entitle any Eligible Individual to future participation or grants.

ARTICLE IV

SHARE LIMITATION

4.1       Shares. Subject to adjustment in a manner consistent with Section 4.3, 6,750,000 Shares are reserved and available for delivery with respect to Awards, which Shares may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company or both. Subject to adjustment in a manner consistent with Section 4.3, 6,750,000 Shares shall be available for the issuance of Shares upon the exercise of Incentive Stock Options. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. Shares subject to an Award that expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated without actual delivery of shares will again be available for delivery with respect to Awards. For the avoidance of doubt, Awards of Restricted Stock shall not be considered “delivered shares” for this purpose until such Awards become vested. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (A) Shares tendered in payment of an Option, (B) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (C) Shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.2       Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted

2023 PROXY STATEMENT, FERGUSON PLC	A-7

Appendix A: 2023 Omnibus Equity Incentive Plan

before such merger or consolidation by such entity or its affiliate (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Shares authorized for grant under the Plan (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a Person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of Ordinary Shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided under Section 4.1 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.

4.3       Adjustments.

(a)       The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.

(b)       Subject to the provisions of Section 10.1:

(i)       If the Company at any time subdivides (by any split, recapitalization, or otherwise) the outstanding Shares into a greater number of Shares, or combines (by reverse split, combination, or otherwise) its outstanding Shares into a lesser number of Shares, then the respective exercise prices for outstanding Awards that provide for a Participant-elected exercise and the number of Shares covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan; provided, that the Committee in its sole discretion shall determine whether an adjustment is appropriate.

(ii)       Excepting transactions covered by Section 4.3(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Shares are converted into the right to receive (or the holders of Ordinary Shares are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity, then, subject to the provisions of Section 10.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the exercise or purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)       If there shall occur any change in the capital structure of the Company other than those covered by Section 4.3(b)(i) or 4.3(b)(ii), any conversion, any adjustment, or any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv)       The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Company public filing.

(v)       Any such adjustment determined by the Committee pursuant to this Section 4.3(b) shall be final, binding, and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors, and permitted assigns,

A-8	2023 PROXY STATEMENT, FERGUSON PLC

Appendix A: 2023 Omnibus Equity Incentive Plan

and shall be notified to the relevant Participants. Any adjustment to, or assumption or substitution of, an Award under this Section 4.3(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.3 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.3.

4.4       Minimum Vesting Schedule. Subject to Article X, any Award (or portion thereof) granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Ordinary Shares available pursuant to Section 4.1 may be granted to any one or more Eligible Individuals without respect to and/or administered without regard for this minimum vesting provision. No Award Agreement shall be permitted to reduce or eliminate the requirements of this Section 4.4. Nothing in this Section 4.4 shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award for any reason.

ARTICLE V

ELIGIBILITY

5.1       General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. No Eligible Individual will automatically be granted any Award under the Plan.

5.2       Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees who are employees of the Company, its Subsidiaries, or its Parents (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3       General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant, or Non-Employee Director, as applicable.

5.4       Limit on Number of Award Holders. Pursuant to the Control of Borrowing (Jersey) Order, 1958, as amended, unless consent of the Jersey Financial Services Commission is first sought and obtained, no Awards may be granted to an Eligible Individual under the Plan if it would cause the number of non-employees of the Company holding outstanding Awards granted under the Plan to exceed ten (10).

5.5       Annual Limit on Non-Employee Director Compensation. In each calendar year during any part of which the Plan is in effect, a Non-Employee Director may not receive Awards for such individual’s service on the Board that, taken together with any cash fees paid to such Non-Employee Director during such calendar year for such individual’s service on the Board, have a value in excess of $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that (a) the Committee may make exceptions to this limit, except that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving Non-Employee Directors and (b) for any calendar year in which a Non-Employee Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or non-executive chair of the Board, additional compensation may be provided to such Non-Employee Director(s) in excess of such limit; provided, further, that the limit set forth in this Section 5.5 shall be applied without regard to Awards or other compensation, if any, provided to a Non-Employee Director during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a Non-Employee Director.

ARTICLE VI

STOCK OPTIONS; STOCK APPRECIATION RIGHTS

6.1       General. Stock Options and Stock Appreciation Rights may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2       Grants. The Committee shall have the authority to grant to any Eligible Individual one or more Stock Appreciation Rights or Non-Qualified Stock Options. Incentive Stock Options may only be granted to an Eligible Employee who is an employee of the Company, its Subsidiaries, or its Parents (if any). To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

2023 PROXY STATEMENT, FERGUSON PLC	A-9

Appendix A: 2023 Omnibus Equity Incentive Plan

6.3       Terms. Stock Options and Stock Appreciation Rights granted under the Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)       Exercise Price. The exercise price per Share subject to a Stock Option or Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option or Stock Appreciation Right shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 110%) of the Fair Market Value at the time of grant.

(b)       Stock Option and Stock Appreciation Right Terms. The term of each Stock Option or Stock Appreciation Right shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten (10) years (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years) after the date on which the Stock Option or Stock Appreciation Right, as applicable, is granted.

(c)       Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.3, Stock Options and Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event. Unless otherwise determined by the Committee, if the exercise of a Stock Option or Stock Appreciation Right within the permitted time periods is prohibited because such exercise would violate the registration requirements under the Securities Act or any other Applicable Law or the rules of any securities exchange or interdealer quotation system, the Company’s share dealing policy (including any blackout periods) or a “lock-up” agreement entered into in connection with the issuance of securities by the Company, then the expiration of such Stock Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the period during which the exercise of the Stock Option or Stock Appreciation Right would be in violation of such registration requirement or other Applicable Law or rules, blackout period or lock-up agreement, as determined by the Committee; provided, however, that in no event shall any such extension result in any Stock Option or Stock Appreciation Right remaining exercisable after the ten (10)-year term of the applicable Stock Option or Stock Appreciation Right (or, in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years).

(d)       Method of Exercise.

(i)       Subject to any applicable waiting period or exercisability provisions under Section 6.3(c), to the extent vested, Stock Options and Stock Appreciation Rights may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise (which may be electronic) to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price (which shall equal the product of such number of Shares to be purchased multiplied by the applicable exercise price).

(ii)       The exercise price for the Stock Options may be paid upon such terms and conditions as shall be established by the Committee and set forth in the applicable Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options pursuant to which the Company may withhold a number of Shares that otherwise would be issued to the Participant in connection with the exercise of the Stock Option having a Fair Market Value on the date of exercise equal to the exercise price, or that permit the Participant to deliver cash or Shares with a Fair Market Value equal to the exercise price on the date of payment, or through a simultaneous sale through a broker of Shares acquired on exercise, all as permitted by Applicable Law. No Shares shall be issued until payment therefor, as provided herein, has been made or provided for by the Participant. No dividends or Dividend Equivalent Rights shall be paid on Stock Options.

(iii)       Upon the exercise of a Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Shares (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one (1) Share on the date that the right is exercised over the Fair Market Value of one (1) Share on the date that the right was awarded to the Participant. No dividends or Dividend Equivalent Rights shall be paid on Stock Appreciation Rights.

(e)       Non-Transferability of Options and Stock Appreciation Rights. No Stock Option or Stock Appreciation Right shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options and Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may

A-10	2023 PROXY STATEMENT, FERGUSON PLC

Appendix A: 2023 Omnibus Equity Incentive Plan

determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not transferable pursuant to this Section 6.3(e) is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any Shares acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f)       Termination by Death or Disability. Unless otherwise provided in the applicable Award Agreement, or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is by reason of death or Disability, all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options and Stock Appreciation Rights; provided, however, that, in the event of a Participant’s Termination of Service by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options and Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options and Stock Appreciation Rights.

(g)       Involuntary Termination by the Company Without Cause or by the Participant with Good Reason. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is by involuntary termination by the Company without Cause or by the Participant with Good Reason (as applicable), all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(h)       Voluntary Resignation. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service is voluntary (other than a voluntary termination described in Section 6.3(i) hereof), all Stock Options and Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Service may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination of Service, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(i)       Termination for Cause. Unless otherwise provided in the applicable Award Agreement or determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, if a Participant’s Termination of Service (A) is for Cause or (B) is a voluntary Termination of Service (as provided in Section 6.3(h)) after the occurrence of an event that would be grounds for a Termination of Service for Cause, all Stock Options and Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon immediately terminate and expire as of the date of such Termination of Service.

(j)       Unvested Stock Options and Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement or determined by the Committee at the time of grant or, if no rights of the Participant are reduced, thereafter, Stock Options and Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination of Service for any reason shall terminate and expire as of the date of such Termination of Service.

(k)       Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary, or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary, or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by Applicable Law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

2023 PROXY STATEMENT, FERGUSON PLC	A-11

Appendix A: 2023 Omnibus Equity Incentive Plan

(l)       Modification, Extension, and Renewal of Stock Options and Stock Appreciation Rights. The Committee may (i) modify, extend, or renew outstanding Options and Stock Appreciation Rights granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided, further, that such action does not subject the Options or Stock Appreciation Rights to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Options or Stock Appreciation Rights (to the extent not theretofore exercised) and authorize the granting of new Options or Stock Appreciation Rights in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, except as provided in Sections 4.2 and 4.3, an outstanding Option or Stock Appreciation Right may not be modified to (i) reduce the exercise price or grant price thereof, (ii) grant a new Option or Stock Appreciation Right at a lower price in substitution for, or upon the cancellation of, any previously granted Option or Stock Appreciation Right, (iii) exchange any Option or Stock Appreciation Right for Shares, cash or other consideration when the exercise price or grant price per Share under such Option or Stock Appreciation Right equals or exceeds the Fair Market Value of a Share or (iv) take any other action that would be considered a “repricing” or material modification of an Option or Stock Appreciation Right under the applicable listing standards of the national securities exchange on which Shares are listed (if any) or under applicable law, in each case, unless such action is approved by the shareholders of the Company.

(m)       Automatic Exercise. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option or Stock Appreciation Right on a cashless basis on the last day of the term of such Award if the Participant has failed to exercise the Non-Qualified Stock Option or Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the Shares underlying the Award exceeds the exercise price of such Award on the date of expiration of such Award, subject to Section 13.4. As the Committee may deem appropriate, Stock Options and Stock Appreciation Rights may be subject to additional terms and conditions or other provisions, which shall not be inconsistent with any of the terms of the Plan.

ARTICLE VII

RESTRICTED STOCK; RESTRICTED STOCK UNITS

7.1       Awards of Restricted Stock and Restricted Stock Units. Shares of Restricted Stock and Restricted Stock Units may be granted alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom, and the time or times at which, grants of Restricted Stock and/or Restricted Stock Units shall be made, the number of shares of Restricted Stock or Restricted Stock Units to be awarded, the price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee shall determine and set forth in the Award Agreement the terms and conditions for each Award of Restricted Stock and Restricted Stock Units, subject to the conditions and limitations contained in the Plan, including any vesting or forfeiture conditions. The Committee may condition the grant or vesting of Restricted Stock and Restricted Stock Units upon the attainment of specified performance targets (including the Performance Goals) or such other factor as the Committee may determine in its sole discretion.

7.2       Awards and Certificates. Restricted Stock and Restricted Stock Units granted under the Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable (noting that, if the Eligible Individual does not enter into any required Award Agreement either before the date of grant or within such period as the Committee may specify, the Award of Restricted Stock Units shall not be granted or if it has been granted, such grant shall be ineffective):

(a)       Restricted Stock:

(i)       Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. The purchase price for shares of Restricted Stock may be zero to the extent permitted by Applicable Law, and, to the extent not so permitted, such purchase price may not be less than par value.

(ii)       Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the Company’s transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by Applicable Law, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii)       Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have

A-12	2023 PROXY STATEMENT, FERGUSON PLC

Appendix A: 2023 Omnibus Equity Incentive Plan

lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Award of Restricted Stock in the event that such Award is forfeited in whole or part.

(iv)       Rights as a Shareholder. Except as provided in Section 7.3(a) and this Section 7.2(a) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of Shares, including, without limitation, the right to receive dividends, the right to vote such Shares, and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares; provided that the Award Agreement shall specify on what terms and conditions the applicable Participant shall be entitled to dividends payable on the shares of Restricted Stock. Any cash dividends or stock dividends payable with respect to an Award of Restricted Stock shall be payable to the Participant only if, when and to the extend such underlying Award vests. The dividends payable with respect to Award of Restricted Stock that do not vest shall be forfeited.

(v)       Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such Shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by Applicable Law or other limitations imposed by the Committee.

(b)       Restricted Stock Units:

(i)       Settlement. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practical after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code. An Award of Restricted Stock Units may be settled by the issuance of Ordinary Shares, the transfer of Treasury Shares or by the transfer of Ordinary Shares purchased on the market, including from an employee benefit trust.

(ii)       Rights as a Shareholder. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Stock Unit unless and until Shares are delivered in settlement of the Restricted Stock Units.

(iii)       Dividend Equivalent Rights. If the Committee so provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalent Rights. Dividend Equivalent Rights may be paid currently or credited to an account for the Participant, settled in cash or Shares, and may be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalent Rights are granted and subject to other terms and conditions as set forth in the Award Agreement. Any Dividend Equivalent Rights granted with respect to an Award shall be payable to the Participant only if, when and to the extent such underlying Award vests. The Dividend Equivalent Rights granted with respect to Awards that do not vest shall be forfeited.

7.3       Restrictions and Conditions.

(a)       Restriction Period:

(i)       The Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan or vest in Restricted Stock Units during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the Restricted Stock and/or Restricted Stock Units. Within these limits, based on service, attainment of Performance Goals pursuant to Section 7.3(a)(ii), and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Award of Restricted Stock or Restricted Stock Unit and/or waive the deferral limitations for all or any part of any Award of Restricted Stock Units.

(ii)       If the grant of shares of Restricted Stock or Restricted Stock Units or the lapse of restrictions or vesting schedule is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage applicable to each Participant or class of Participants in the applicable Award Agreement prior to the

2023 PROXY STATEMENT, FERGUSON PLC	A-13

Appendix A: 2023 Omnibus Equity Incentive Plan

beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions), and other similar types of events or circumstances.

(b)       Termination. Unless otherwise provided in the applicable Award Agreement or determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, upon a Participant’s Termination of Service for any reason during the relevant Restriction Period, all Restricted Stock or Restricted Stock Units still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

ARTICLE VIII

PERFORMANCE AWARDS

The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during the Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The conditions for grant or vesting and the other provisions of Performance Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

ARTICLE IX

OTHER STOCK-BASED AND CASH AWARDS

9.1       Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including but not limited to, Shares awarded purely as a bonus and not subject to restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, stock equivalent units, and Awards valued by reference to the book value of Shares. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals to whom, and the time or times at which, such Other Stock-Based Awards shall be made, the number of Shares to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Shares under such Awards upon the completion of a specified Performance Period. The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.

9.2       Terms and Conditions. Other Stock-Based Awards made pursuant to this Article IX shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)       Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Shares subject to Other Stock-Based Awards may not be transferred prior to the date on which the Shares are issued or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

(b)       Dividends. Unless otherwise determined by the Committee at the time of the grant of an Other Stock-Based Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalent Rights in respect of the number of Shares covered by the Award.

(c)       Vesting. Any Other Stock-Based Award and any Shares covered by any such Other Stock-Based Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)       Price. Shares under this Article IX may be issued for no cash consideration. Shares purchased pursuant to a purchase right awarded pursuant to an Other Stock-Based Award shall be priced as determined by the Committee in its sole discretion.

9.3       Cash Awards. The Committee may from time to time grant Cash Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by Applicable

A-14	2023 PROXY STATEMENT, FERGUSON PLC

Appendix A: 2023 Omnibus Equity Incentive Plan

Law, as it shall determine in its sole discretion. Cash Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of a Cash Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1     Change in Control. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in the Change in Control Policy or an Award Agreement or any applicable service agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant, a Participant’s unvested Awards shall not vest automatically, and a Participant’s Awards (whether vested or unvested) shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a)       Awards, whether or not then vested, shall be continued, be assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Shares on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b)       The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company for an amount of cash equal to the excess (if any) of the Change in Control Price of the Shares covered by such Awards, over the aggregate exercise price of such Awards; provided, however, that if the exercise price of an Option or Stock Appreciation Right exceeds the Change in Control Price, such Award may be cancelled for no consideration.

(c)       The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant-elected exercise effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d)       Unless otherwise provided in an Award Agreement, if, within twenty-four (24) months following the date on which such Change in Control occurs, a Participant’s service, consulting relationship or employment with the Surviving Entity is terminated by the Surviving Entity pursuant to a Termination of Service by the Company for a reason other than Cause or due to the Participant’s death or Disability or by the Participant for Good Reason (as applicable) (each, a “Qualifying Termination”), any outstanding Awards or substitute awards shall become immediately vested and exercisable, as applicable. Unless the applicable Award Agreement specifically provides for different treatment upon the circumstances described in this Section 10.1(d), Performance Awards shall be settled as follows: (i) if the Participant is terminated pursuant to a Qualifying Termination prior to the end of a performance period the Performance Award shall vest at the target level of performance as set forth in the Award Agreement, and (ii) if the Participant is terminated pursuant to a Qualifying Termination following the performance period the Performance Award shall vest based on the actual performance achieved, measured and calculated as of the date of the Change in Control.

(e)       Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an Award at any time.

ARTICLE XI

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply

2023 PROXY STATEMENT, FERGUSON PLC	A-15

Appendix A: 2023 Omnibus Equity Incentive Plan

with any Applicable Law), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by Applicable Law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension, or termination may not be materially impaired without the consent of such Participant and, provided, further, that without the approval of the holders of the Shares entitled to vote in accordance with Applicable Law, no amendment may be made that would (i) increase the aggregate number of Shares that may be issued under the Plan (except by operation of Section 4.1); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) reduce the exercise price of any Stock Option or Stock Appreciation Right; (iv) grant a new Stock Option, Stock Appreciation Right, or other Award in substitution for, or upon the cancellation of, any previously granted Stock Option or Stock Appreciation Right that has the effect of reducing the exercise price thereof; (v) exchange any Stock Option or Stock Appreciation Right for Ordinary Shares, cash, or other consideration when the exercise price per Share under such Stock Option or Stock Appreciation Right exceeds the Fair Market Value of a Share; (vi) take any other action that would be considered a “repricing” or material modification of a Stock Option or Stock Appreciation Right under the applicable listing standards of the national exchange on which the Ordinary Shares is listed (if any) or under applicable law; or (vii) change the amendment provisions of this Article XI. Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with Applicable Law, including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant’s consent.

ARTICLE XII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which is not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1     Lock-Up; Legend. The Committee may require each person receiving Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during any period determined by the underwriter of the Company. In addition to any legend required by the Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Ordinary Shares are then listed or any national securities exchange system upon whose system the Ordinary Shares are then quoted, and any Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Shares are held in book-entry form, then the book-entry will indicate any restrictions on such Shares.

13.2     Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

13.3     No Right to Continued Service. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee or Consultant, any right with respect to continuance of employment, directorship or consultancy by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant is retained to terminate such employment or consultancy at any time.

13.4     Withholding of Taxes.

(a)       U.S. Taxpayers. A Participant shall be required to pay to the Company or one of its Affiliates, as applicable, or make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of an Award (and the issue or transfer of Shares or cash under the Plan shall be conditional upon the Participant making such payment or such arrangements). The Committee may (but is not obligated to), in its sole discretion, permit or

A-16	2023 PROXY STATEMENT, FERGUSON PLC

Appendix A: 2023 Omnibus Equity Incentive Plan

require a Participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an Award by (a) the delivery of Shares (which are not subject to any pledge or other security interest) having an aggregate Fair Market Value equal to such withholding liability (or portion thereof); (b) having the Company withhold from the Shares otherwise issuable or deliverable to or cash otherwise payable, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to or a cash amount equal to the amount of such withholding liability; or (c) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee.

(b)       UK Taxpayers. A Participant shall enter into any agreement, election or arrangement which the Committee may consider appropriate within such period as may be specified by the Committee, in relation to or in connection with any liability to income tax or social insurance contribution or other applicable taxes (including, if permitted under local law, any employer’s social insurance contributions) in respect of the Participant’s Award or the Shares subject to the Award, including, without limitation, any such arrangement in which the Company may withhold from the Shares otherwise issuable or deliverable to or cash otherwise payable, or that would otherwise be retained by, the Participant upon the settlement of an Award, a number of Shares with an aggregate Fair Market Value equal to or a cash amount equal to the amount of such withholding liability. The Company, or where the Committee so directs any Subsidiary, shall pay the appropriate stamp duty (or local law equivalent) on behalf of the Participants in respect of any issue or transfer of the Shares on the vesting of the Award.

13.5     Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards, or other securities or property shall be used or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.

13.6     No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided in the Plan or under Applicable Law or permitted by the Committee, be transferable in any manner, and any attempt to transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

13.7     Clawbacks. All awards, amounts, or benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with (i) the Company’s Executive Compensation Clawback Policy, as amended from the time to time (the “Clawback Policy”), hereby incorporated by reference herein; provided, that, for purposes of the Plan, the definition of “Covered Executive” shall be amended to include Non-Employee Directors such that the Clawback Policy as incorporated herein applies to Participants of the Plan, and (ii) any Applicable Law related to such actions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of the Clawback Policy and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate the Clawback Policy or Applicable Law, without further consideration or action.

13.8     Listing and Other Conditions.

(a)       Unless otherwise determined by the Committee, as long as the Ordinary Shares are listed on a national securities exchange or system sponsored by a national securities association at the time an Award is granted, the issuance of Shares pursuant to such Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to issue such Shares unless such Shares are so listed, and the right to exercise any Option or other Award with respect to such Shares shall be suspended until such listing has been effected.

(b)       If at any time counsel to the Company advises the Company that any sale or delivery of Shares pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under Applicable Law, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, based on the advice of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)       Upon termination of any period of suspension under this Section 13.8, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

2023 PROXY STATEMENT, FERGUSON PLC	A-17

Appendix A: 2023 Omnibus Equity Incentive Plan

(d)       A Participant shall be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, or approval that the Company deems necessary or appropriate.

13.9     Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws.

13.10    Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.11    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits for any purpose (including under any retirement plan of the Company or its Affiliates) or affect any benefit or compensation under any other plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.12    Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Shares pursuant to Awards hereunder.

13.13    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.14    Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

13.15    Section 16(b) of the Exchange Act. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 13.15, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

13.16    Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares, or other consideration so deferred, and such other terms, conditions, rules, and procedures that the Committee deems advisable for the administration of any such deferral program.

13.17    Section 409A of the Code. The Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

A-18	2023 PROXY STATEMENT, FERGUSON PLC

Appendix A: 2023 Omnibus Equity Incentive Plan

13.18 Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 13.18 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Ordinary Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

13.19 Treatment of Dividends and Dividend Equivalent Rights on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or Dividend Equivalent Rights, if dividends are declared during the period that an equity Award is outstanding, such dividends (or Dividend Equivalent Rights) shall either (i) not be paid or credited with respect to such Award, or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or Dividend Equivalent Rights shall be paid on Options or Stock Appreciation Rights.

13.20 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.

13.21 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.22 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan shall become effective on September 21, 2023, which is the date of its adoption by the Board, subject to the approval of the Plan by the shareholders of the Company.

ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the 10th anniversary of the earlier of the date that the Plan is adopted by the Board or the date of shareholder approval, but Awards granted prior to such 10th anniversary may extend beyond that date.

2023 PROXY STATEMENT, FERGUSON PLC	A-19

Appendix B: Articles of Association

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

FERGUSON PLC

a par value public limited company

Company number: 128484

Incorporated the 8th day of March 2019

2023 PROXY STATEMENT, FERGUSON PLC	B-1

Appendix B: Articles of Association

COMPANY NO. 128484

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

FERGUSON PLC

PRELIMINARY

1.   The regulations comprising the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 and any similar regulations made under any other legislation containing standard articles of association do not apply to the Company.

2.   In these Articles, except where the subject or context otherwise requires:

Act means the United Kingdom Companies Act 2006;

allot, allotted and allotment mean, in relation to new shares, when they are set aside for the person they are intended for. When that person becomes the registered owner of the shares, the shares become issued shares;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the auditors of the Company appointed by the Company to examine and report upon its accounts in accordance with the Companies Law, the U.S. securities laws and accounting standards;

Board means the directors or any of them acting as the board of directors of the Company;

certificated share means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

clear days means, in relation to the sending of a notice, the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

close of business means 5:00 p.m., local time at the principal executive offices of the Company, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day;

Commission means the U.S. Securities and Exchange Commission;

Companies Law means the Companies (Jersey) Law 1991;

Company means Ferguson plc, a company limited by shares, incorporated in Jersey on March 8, 2019 with registered number 128484;

B-2	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

director means a director of the Company;

Disclosure and Transparency Rules means the UK Disclosure Guidance and Transparency Rules in force from time to time relating to the disclosure of information in respect of financial instruments which have been admitted to trading on a regulated market or for which a request for admission to trading on such a market has been made, as published by the Financial Conduct Authority of the United Kingdom, and a reference to a numbered Disclosure and Transparency Rule is to the correspondingly numbered provision of the Disclosure and Transparency Rules;

dividend means dividend or bonus;

electronic facility means a device, system, procedure, method or facility providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting;

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

Exchange Act means the U.S. Securities Exchange Act of 1934, as amended;

FCA means the Financial Conduct Authority, acting in its capacity as the competent authority for the purposes of Part VI of FSMA and in the exercise of its functions in respect of the admission to listing on the Official List otherwise than in accordance with Part VI of FSMA;

FSMA means the UK Financial Services and Markets Act 2000;

group means the Company and its subsidiary undertakings;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

immediate family with respect to a person includes the spouse, lineal descendent or antecedent, father, mother, brother or sister, or the lineal descendent or antecedent, father, mother, brother or sister of such person’s spouse, including adoptive relationships;

Jersey means the Island of Jersey;

Listing Rules means the UK Listing Rules in force from time to time, as published by the FCA;

member means a member of the Company;

nominal amount and nominal value in respect of a share, mean the par value of such share;

officer shall include, in relation to a body corporate, a manager, executive officer and secretary;

Official List means the list maintained by the FCA acting in its capacity as the UK Listing Authority in accordance with Section 74(1) of the FSMA;

Operator has the meaning given to the expression “authorized operator” in the Regulations;

paid means paid or credited as paid;

poll means that, on a vote, the number of votes a member has will depend on the number of shares he or she owns;

principal executive offices means the address most recently provided to the Commission as the Company’s principal executive offices in the Company’s filings with the Commission;

public announcement means any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

2023 PROXY STATEMENT, FERGUSON PLC	B-3

Appendix B: Articles of Association

register means the register of members of the Company;

Regulations means the Companies (Uncertificated Securities) (Jersey) Order 1999 including any modification or re-enactment of them for the time being in force;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of Article 23 or 24 of the Companies Law;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

Securities Act means the Securities Act of 1933, as amended;

~~Sunset Date means the date on which the Company no longer qualifies as a “foreign private issuer” (as defined under the rules promulgated under the Exchange Act);~~

Transfer Agent means Computershare Trust Company N.A or any other corporation or other entity designated by the Board to act as transfer agent of the Company;

uncertificated share means a share in the capital of the Company which is recorded on the register as being held in uncertificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly; and

United Kingdom means Great Britain and Northern Ireland.

3.         Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorized by these Articles, and sending, supplying and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Companies Law or the Act (or if defined in both, in the Companies Law) have the same meaning as in the Companies Law or the Act as the case may be (but excluding any modification of the Companies Law or the Act not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Regulations have the same meaning as in the Regulations unless inconsistent with the subject or context.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Exchange Act have the same meaning as in the Exchange Act unless inconsistent with the subject or context.

Subject to the preceding three paragraphs, references to any provision of any enactment (including any statute, order, regulation or rules), whether of Jersey, United Kingdom, United States or otherwise, include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

B-4	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word Board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorized to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL AND LIMITED LIABILITY

4.   The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

5.   Subject to the provisions of the Companies Law and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the Board shall determine.

6.   The Board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorized by the Board. Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it. In any case in which a warrant is so issued, the Board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise. The Board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by electronic or mechanical means or printed on it or that the warrant need not be signed by any person.

7.   The Board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

(a)

a new warrant or coupon shall be issued in place of one worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed); or

(b)	the bearer shall be entitled to attend and vote at general meetings; or

(c)	a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant. Subject to those conditions and to the provisions of the Companies Law, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he or she would have if his or her name had been included in the register as the holder of the shares comprised in the warrant. The provisions of this Article 7 and of Article 6 are subject to the Companies Law.

8.   The Company shall not be bound by or be compelled in any way to recognize any right in respect of the share represented by a share warrant other than the bearer’s absolute right to the warrant.

9.   Subject to the provisions of the Regulations, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security. Subject to the Companies Law and the Regulations, the Board may lay down regulations not included in these Articles which (in addition to, or in substitution for, any provisions in these Articles):

(a)	apply to the issue, holding or transfer of shares in uncertificated form and/or the exercise of any rights in respect of or in connection with such shares;

(b)	set out (where appropriate) the procedures for conversion and/or redemption of shares in uncertificated form; and/or

(c)	the directors consider necessary or desirable in connection with the holding of shares in uncertificated form.

2023 PROXY STATEMENT, FERGUSON PLC	B-5

Appendix B: Articles of Association

10.       Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)	is held in uncertificated form; or

(b)	is permitted in accordance with the Regulations to become a participating security.

11.       Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Law, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Law, the Regulations, these Articles and the facilities and requirements of the relevant system:

(a)

to require the holder of that uncertificated share by notice to change (or require the Operator and/or Transfer Agent, as applicable, to change or instruct the change of) that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)

to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)

to require the holder of that uncertificated share by notice to appoint any person to take any step, including, without limitation, the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

(d)

to require the Operator and/or Transfer Agent, as applicable, to take all such actions as the Company may be entitled to require the Operator and/or Transfer Agent to take pursuant to the Regulations, or otherwise request the Operator and/or Transfer Agent to take any actions, with a view to converting that uncertificated share into certificated form; and

(e)

to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

12.	Authority to Allot

12.1     Subject to the provisions of the Companies Law and these Articles (including the provisions of this Article 12 and Article 13 relating to the authority to allot, pre-emption rights and otherwise) and to any resolution passed by the Company and without prejudice to any rights attached to existing shares, the unissued shares of the Company (whether forming part of the original or any increased capital) and any shares held by the Company as treasury shares from time to time shall be at the disposal of the Board which may offer, allot, grant options over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and upon such terms as the Board may decide.

12.2     The Board shall be generally and unconditionally authorized to exercise all the powers of the Company to allot Equity Securities but, the authority conferred by this Article 12.2 must be exercised in accordance with the following provisions.

12.3     In respect of each Allotment Period, the Board shall be authorized under Article 12.2 of this Article to allot Equity Securities only up to an aggregate nominal amount equal to the Authorized Allotment Amount. The Authorized Allotment Amount in respect of an Allotment Period, for the purposes of the authority conferred pursuant to Article 12.2, shall be determined by ordinary resolution.

12.4     During each Allotment Period the Board shall be empowered to allot Equity Securities wholly for cash pursuant to and within the terms of the authority in Article 12.2 above:

(a)	in connection with a pre-emptive issue; and

(b)	otherwise than in connection with a pre-emptive issue, up to an aggregate nominal amount equal to the Non Pre-emptive Amount,

as if Article 13 did not apply to any such allotment. The Non Pre-emptive Amount in respect of an Allotment Period, for the purposes of the authority conferred pursuant to Article 12.2, shall be determined by special resolution. For the avoidance of doubt, this Article 12.4 does not restrict the Board from allotting Equity Securities for a consideration that is wholly or partly otherwise than in cash.

B-6	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

12.5     The Board may, during any Allotment Period make offers or agreements (whether or not conditional) within the terms of the authority in Article 12.2 above which would, or might, require shares to be allotted or sold after the expiry of such Allotment Period. Any such allotment or sale shall count towards the Authorized Allotment Amount in existence during the Allotment Period in which the offer or agreement was made or entered into, notwithstanding the fact that the allotment or sale may not take place until after the expiry of such Allotment Period.

12.6     In this Article and in Article 13:

(a)

a reference to the allotment of Equity Securities also includes the sale or transfer of Equity Securities in the Company that immediately before the sale or transfer are held by the Company as treasury shares;

(b)

the Allotment Period means ~~the period ending on the date of the first annual general meeting of the Company or on December 31, 2019, whichever is earlier, or any other~~any period (not exceeding 15 months on any occasion) for which the authority conferred by Article 12.2 is renewed by ordinary resolution of the Company in general meeting stating the Authorized Allotment Amount for such period;

(c)	the Authorized Allotment Amount for each Allotment Period shall be that stated in the relevant ordinary resolution in respect of such period or any increased amount fixed by ordinary resolution;

(d)	Equity Securities has the same meaning as defined in section 560 of the Act, as if the Company were a company incorporated in the United Kingdom to which such provisions apply;

(e)	the Non Pre-emptive Amount for each Allotment Period shall be stated in the relevant special resolution in respect of such period, or any increased amount fixed by special resolution;

(f)

Equity Incentive Plans means any incentive plan or scheme established (whether before or after the adoption of these Articles) for the benefit of employees and/or executives and/or directors (whether executive or non-executive) and/or their relations (as determined in accordance with such plans or schemes) of the Company and/or any of its direct or indirect subsidiaries (whether or not such plan or scheme is open to all employees, executives, directors or relations or not) and which is operated either by the Company or any of its direct or indirect subsidiaries or by a third party on their behalf and under the terms of which employees and/or executives and/or directors, and (if applicable) their relations may acquire and/or benefit from shares or any interest therein, whether directly, or pursuant to any option over shares granted to them or otherwise;

(g)

pre-emptive issue means an offer of Equity Securities to ordinary shareholders or an invitation to ordinary shareholders to apply to subscribe for Equity Securities and, if in accordance with their rights the Board so determines, holders of other Equity Securities of any class (whether by way of rights issue, open offer or otherwise) where the Equity Securities respectively attributable to the interests of ordinary shareholders or holders of other Equity Securities, if applicable are proportionate (as nearly as practicable) to the respective numbers of ordinary shares or other Equity Securities, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange; and

(h)

the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the aggregate nominal amount of such share or shares which may be allotted pursuant to such rights.

12.7     The Board may, at any time after the allotment of a share but before a person has been entered into the register as the holder of the share, recognize a renunciation of the share by the allottee in favor of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the Board thinks fit.

13.	Pre-Emptive Rights

13.1     Subject to the provisions of Article 12 above and Article 13.1(b) below or unless otherwise authorized or approved by the Company by way of a special resolution, no unissued Equity Securities in the capital of the Company shall be allotted wholly for cash unless the following provisions are complied with:

(a)

all Equity Securities to be allotted (the relevant shares) shall first be offered on the same or more favorable terms to the holders (excluding any shares held by the Company as treasury shares) in proportion to their existing holdings of ordinary shares subject to

2023 PROXY STATEMENT, FERGUSON PLC	B-7

Appendix B: Articles of Association

such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange;

(b)

such offer shall be made by written notice (the offer notice) from the Board specifying the number and price of the relevant shares and shall invite each holder to state in writing within a period not being less than 14 days, whether they are willing to accept any of the relevant shares and if so, the maximum number of relevant shares they are willing to take;

(c)

at the expiration of the period during which each holder may accept the relevant shares as specified in the offer notice, the Board shall allocate the relevant shares to or amongst the holders who have notified to the Board their willingness to accept any of the relevant shares but so that no holder shall be obliged to take more than the maximum number of shares notified by him or her under Article 13.1(b) above; and

(d)

if any of the relevant shares are not accepted and remain unallocated pursuant to the offer under Article 13.1(a) above, the Board shall be entitled to allot, grant options over or otherwise dispose of such shares to any person in such manner as they see fit provided that those shares shall not be disposed of on terms which are more favorable than the terms of the offer pursuant to Article 13.1(a) above.

13.2  Article 13.1 shall not apply with respect to any Equity Securities or options which may be allotted or granted in accordance with the Company’s Equity Incentive Plans or to the issue of Equity Securities pursuant to the exercise of any such options. For the avoidance of doubt, the provisions of Article 13.1 shall not apply to the allotment of any Equity Securities for consideration that is wholly or partly otherwise than in cash and the Board may allot or otherwise dispose of any unissued shares or Equity Securities in the capital of the Company for consideration that is wholly or partly otherwise than in cash to such persons at such time and generally on such terms as they see fit.

LISTING RULES AND DISCLOSURE AND TRANSPARENCY RULES

14.   For the purpose of Articles 15, 16 and 17:

(a)	Relevant Share Capital means the Company’s issued share capital of any class carrying rights to vote in all circumstances at general meetings of the Company, and for the avoidance of doubt:

(i)	where the Company’s share capital is divided into different classes of shares, references to Relevant Share Capital are to the issued share capital of each such class taken separately; and

(ii)

the temporary suspension of voting rights in respect of shares comprised in the issued share capital of the Company of any such class does not affect the application of Articles 15, 16 and 17 in relation to interests in those or any other shares comprised in that class;

(b)

interest means, in relation to the Relevant Share Capital, any interest of any kind whatsoever (including, without limitation, a short position) in any shares comprised therein (disregarding any restraints or restrictions to which the exercise of any right attached to the interest in the share is, or may be, subject) and without limiting the meaning of interest a person shall be taken to have an interest in a share if such person has any ownership, right or entitlement in relation to the Relevant Share Capital described in Article 67~~2~~(b)(~~2~~ii) or:

(i)	he or she enters into a contract for its purchase by him or her (whether for cash or other consideration); or

(ii)	not being the registered holder, he or she is entitled to exercise any right conferred by the holding of the share or is entitled to control the exercise or non-exercise of any such right; or

(iii)	he or she is a beneficiary of a trust where the property held on trust includes an interest in the share; or

(iv)	otherwise than by virtue of having an interest under a trust, he or she has a right to call for delivery of the share to himself or herself or to his or her order; or

(v)	otherwise than by virtue of having an interest under a trust, he or she has a right to acquire an interest in the share or is under an obligation to take an interest in the share; or

B-8	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

(vi)	he or she has a right to subscribe for the share; or

(vii)

he or she is the holder, writer or issuer of derivatives (including options, futures, and contracts for difference) involving shares whether or not: (a) they are cash-settled only; (b) the shares are obliged to be delivered; or (c) the person in question holds the underlying shares absolutely or conditionally, whether legally enforceable or not and evidenced in writing or not, and it shall be immaterial that a share in which a person has an interest is unidentifiable;

(viii)	for the purpose of Article 14(b)(vii) above, a derivative shall, in relation to shares include:

(A)	rights, options or interests (whether described as units or otherwise) in, or in respect of, the shares;

(B)

contracts or arrangements, the purpose or pretended purpose of which is to secure or increase a profit or avoid or reduce a loss, wholly or partly by reference to the price or value, or a change in the price or value of shares or any rights, options or interests under Article 14(b)(viii)(A) of this definition above;

(C)	rights options or interests (whether described as units or otherwise) in options or interests under Article 14(b)(viii)(A) of this definition above;

(D)	instruments or other documents creating, acknowledging or evidencing any rights, options or interest or any contracts referred to in Articles 14(b)(viii)(A), (B) and (C) of this definition above; and

(E)	the right of a person to:

(I)	require another person to deliver the underlying shares; or

(II)	receive from another person a sum of money if the price of the underlying shares increases or decreases;

(c)	a person is taken to be interested in any shares in which his or her spouse or any infant child or step-child of his or hers is interested; and infant means a person under the age of 18 years;

(d)	a person is taken to be interested in shares if a body corporate is interested in them and:

(i)	that body corporate or its directors are accustomed to act in accordance with his or her directions or instructions; or

(ii)	he or she is entitled to exercise or control or direct the exercise of one-third or more of the voting power at general meetings of the body corporate,

PROVIDED THAT:

(A)

where a person is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of a body corporate and that body corporate is entitled to exercise or control the exercise of any of the voting power at general meetings of another body corporate (the effective voting power) then, for purposes of sub-paragraph (ii) above, the effective voting power is taken as exercisable by that person; and

(B)

for purposes of this Article, a person is entitled to exercise or control the exercise of voting power if he or she has a right (whether subject to conditions or not) the exercise of which would make him or her so entitled or he or she is under any obligation (whether or not so subject) the fulfilment of which would make him or her so entitled;

(e)

a sale is an arm’s length sale if the Board is satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a takeover offer and a sale made through a recognized investment exchange or any other stock exchange outside the United Kingdom. For this purpose an associate (within the definition of that expression in section 435 of the United Kingdom Insolvency Act 1986) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares;

2023 PROXY STATEMENT, FERGUSON PLC	B-9

Appendix B: Articles of Association

(f)

person appearing to be interested in any shares shall mean any person named in a response to a Disclosure Notice issued under Article 16 or otherwise notified to the Company by a member as being so interested or shown in any register or record kept by the Company under the Companies Law or otherwise as so interested or, taking into account a response or failure to respond in the light of the response to any other Disclosure Notice and any other relevant information in the possession of the Company, any person whom the Company knows or has reasonable cause to believe is or may be so interested;

(g)

person with a 0.25 per cent interest means a person who is shown in any register or record kept by the Company under the Companies Law or otherwise to hold, or to have an interest in, shares in the Company which comprise in total at least 0.25 per cent in number or nominal value of the shares comprised in the Relevant Share Capital (calculated exclusive of any shares held as treasury shares) in issue at the date of service of the Restriction Notice (as defined in Article 17.1);

(h)

relevant period means (i) in the case of the obligation of each holder to comply with the notification obligations under the Disclosure and Transparency Rules pursuant to Article 15, the period required to make the relevant notification as provided under the relevant provision of the Disclosure and Transparency Rules and (ii) in relation to an obligation of any person required to give information pursuant to a Disclosure Notice issued under Article 16, a period of 5 days following service of a Disclosure Notice;

(i)	Relevant Restrictions means in the case of a Restriction Notice served on a person with a 0.25 per cent interest that:

(i)

the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to general meetings;

(ii)	the Board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividends; and

(iii)	the Board may decline to register a transfer of any of the shares which are certificated shares, unless such a transfer is pursuant to an arm’s length sale,

and in any other case mean only the restriction specified in sub-paragraph (i) above of this definition; and

(j)	Disclosure Notice means a notice in writing served by the Company under Article 16 requiring particulars of interests in shares or of the identity of the person interested in shares.

15.	Disclosure and Transparency Rules

15.1     If at any time the Company has any class of shares admitted to trading on the Official List, the provisions of Chapter 5 of the Disclosure and Transparency Rules shall be deemed to be incorporated by reference into these Articles and each member must comply with the notification obligations to the Company contained therein including, without limitation, the provisions of Disclosure and Transparency Rule 5.1.2, as if the Company were a UK-Issuer (and not a non-UK Issuer) (in each case, as defined in Disclosure and Transparency Rule 5.1) for the purposes of these provisions. The vote holder and issuer notification rules shall apply, for the avoidance of doubt, to the Company as well as each holder of shares.

16.	Investigation of Interest in Shares

16.1     The Company may issue a Disclosure Notice requiring any person whom the Company knows or has reasonable cause to believe to be interested in shares comprised in the Relevant Share Capital or to have been so interested at any time during the three years immediately preceding the date on which the notice is issued:

(a)	to confirm that fact or (as the case may be) to indicate whether or not it is the case; and

(b)	if such person holds, or has during the time held, any such interest, to give such further information as may be required in accordance with the following provisions of this Article.

16.2	The notice may request the person to whom it is addressed:

(a)

to give particulars of such person’s present or past interest in shares comprised in the Relevant Share Capital (held by such person at any time during the three-year period mentioned in Article 16.1);

B-10	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

(b)

where the interest is a present interest and any other interest in the shares subsists, or in any case, where another interest in the shares subsisted during that three-year period at any time when such person’s own interest subsisted, to give (so far as lies within such person’s knowledge) such particulars with respect to that other interest as may be required by the notice including the identity of the persons interested in the shares in question; and

(c)

where such person’s interest is a past interest, to give (so far as lies within such person’s knowledge) particulars of the identity of the person who held that interest immediately upon such person ceasing to hold it.

16.3	The information required by the notice must be given within the relevant period.

16.4     This Article applies in relation to a person who has or previously had, or is or was entitled to acquire, a right to subscribe for shares in the Company which would on issue be comprised in Relevant Share Capital as it applies in relation to a person who is or was interested in shares so comprised; and reference above in this Article to interest in shares so comprised and to shares so comprised shall be read accordingly in any such case as including any such right and shares which would on issue be so comprised.

16.5     The Company will keep a register of information received pursuant to this Article. The Company will within 3 days of receipt of such information enter in the register:

(a)	the fact that the requirement was imposed and the date it was imposed; and

(b)	the information received in pursuance of the requirement.

The information must be entered against the name of the present holder of the shares in question or, if there is no present holder, or the present holder is unknown, against the name of the person holding the interest. All entries will be in chronological order. The register kept for these purposes will be available for inspection by members of the Company at the Company’s principal executive offices or at any other place specified by the Board.

17.	Restriction Notices

17.1     Where the holder holding shares comprised in the Relevant Share Capital in the Company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with:

(a)	any of its obligations under Article 15 above (so far as the Company is, or has become, aware of such matter); or

(b)	any Disclosure Notice issued under Article 16 in respect of those shares or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular,

the Company may give the holder a notice (Restriction Notice) to the effect that from the service of the Restriction Notice those shares will be subject to some or all of the Relevant Restrictions (as defined in Article 14(i)), and from service of the Restriction Notice those shares shall, notwithstanding any other provision of these Articles, be subject to those Relevant Restrictions accordingly. For the purpose of enforcing the Relevant Restrictions listed at Article 14(i), the Board may give notice to the relevant holder requiring the holder to change the relevant shares held in uncertificated form to certificated form by the time stated in the notice and to keep them in certificated form for so long as the Board requires. The notice may also state that the holder may not change any of the relevant shares held in certificated form to uncertificated form. If the holder does not comply with the notice, the Board may authorize any person to instruct the Operator and/or Transfer Agent, as applicable, to change the relevant shares held in uncertificated form to certificated form.

17.2     If after the service of a Restriction Notice in respect of any shares the Board is satisfied that all information required by any Disclosure Notice or otherwise relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the Restriction Notice has been supplied, the Company shall, within seven days, cancel the Restriction Notice. The Board may at any time at its discretion cancel any Restriction Notice or exclude any shares from it. The Company shall cancel a Restriction Notice within seven days after receipt of a notice in writing at the Company’s principal executive offices that the relevant shares have been transferred pursuant to any arm’s length sale.

17.3     Where any Restriction Notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he or she may direct.

2023 PROXY STATEMENT, FERGUSON PLC	B-11

Appendix B: Articles of Association

17.4  Any new shares in the Company issued in respect of, or as a result of a member holding, any shares subject to a Restriction Notice shall also be subject to the Restriction Notice, and the Board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the Restriction Notice when such shares are issued.

17.5  Any holder on whom a Restriction Notice has been served may at any time request the Company to give in writing the reason why the Restriction Notice has been served, or why it remains uncancelled, and within 14 days of receipt of such notice the Company shall give that information accordingly in such detail as the Board may determine at its discretion.

17.6  If a Disclosure Notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the failure or omission to do so or the non-receipt of the copy by the holder shall not invalidate such notice.

18.   Subject to the provisions of the ~~these~~ Articles relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 19:

(a)	all shares for the time being in the capital of the Company shall be at the disposal of the Board; and

(b)

the Board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

19.   Subject to the provisions of the Companies Law, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

20.   The Company may exercise all powers of paying commissions or brokerage permitted by the Companies Law. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

21.   Except as required by law, the Company shall recognize no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognize any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).

VARIATION OF RIGHTS

22.   Subject to the provisions of the Companies Law, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)

with the written consent of the holders of two-thirds (66 2⁄3 per cent) in nominal value of the issued and outstanding shares of the class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the Company’s principal executive offices, and may consist of several documents, each executed or authenticated in such manner as the Board may approve by or on behalf of one or more holders, or a combination of both; or

(b)	with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.

23.   For the purposes of Article 22, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a)	the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)

the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favorable than those conferred by that share or class of shares,

B-12	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

but shall not be deemed to be varied by:

(c)	the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(d)	the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

SHARE CERTIFICATES

24.   Every member, on becoming the holder of any certificated share (except where the Companies Law otherwise permits or requires) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him or her (and, on transferring a part of his or her holding of certificated shares of any class, to a certificate for the balance of his or her holding of certificated shares). He or she may elect to receive one or more additional certificates for any of his or her certificated shares if he or she pays a reasonable sum determined from time to time by the Board for every certificate after the first. Every certificate shall:

(a)	be executed under the seal or otherwise in accordance with Article ~~180~~168 or in such other manner as the Board may approve; and

(b)	specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

25.   If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

26.   Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the share certificate. The Company shall not be responsible for any share certificate lost or delayed in the course of delivery.

LIEN

27.   The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The Board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

28.   The Company may sell, in such manner as the Board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

29.   To give effect to that sale the Board may, if the share is a certificated share, authorize any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the Board may exercise any of the Company’s powers under Article 11 to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his or her title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

30.   The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

2023 PROXY STATEMENT, FERGUSON PLC	B-13

Appendix B: Articles of Association

CALLS ON SHARES

31.   Subject to the terms of allotment, the Board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium), provided that there must be at least one calendar month between the payment date of two consecutive calls. Each member shall (subject to receiving at least one calendar months’ notice specifying when and where payment is to be made) pay to the Company the amount called on his or her shares as required by the notice. A call may be required to be paid by installments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the Board may determine. A person on whom a call is made shall remain liable for calls made on him or her even if the shares in respect of which the call was made are subsequently transferred.

32.   A call shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

33.   The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

34.   If a call or any installment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the Board, not exceeding 15 per cent per annum, or, if higher, the appropriate rate (as defined in the Act), but the Board may in respect of any individual member waive payment of such interest wholly or in part.

35.   An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an installment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

36.   Subject to the terms of allotment, the Board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

37.   The Board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him or her. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the Board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

38.   If a call or any installment of a call remains unpaid in whole or in part after it has become due and payable, the Board may give the person from whom it is due not less than seven clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

39.   If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. Where the forfeited share is held in certificated form, an entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

40.   Subject to the provisions of the Companies Law, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the Board may authorize any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company’s powers under Article 11. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

B-14	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

41.   A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is a certificated share, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him or her to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the Board, not exceeding 15 per cent per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

42.   The Board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

43.   The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Law.

44.   A declaration under oath by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his or her title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

45.   Without prejudice to any power of the Company to register as member a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer of a certificated share may be in any usual form or in any other form which the Board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

46.   The Board may, in its absolute discretion, refuse to register the transfer of a certificated share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

47.   The Board may also refuse to register the transfer of a certificated share unless the instrument of transfer:

(a)

is lodged, duly stamped (if stampable), at the Company’s principal executive offices or at another place appointed by the Board accompanied by the certificate for the share to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)	is in respect of only one class of shares; and

(c)	is in favor of not more than four transferees.

48.   In the case of a transfer of a certificated share where, pursuant to the Companies Law, no share certificate was required to be issued in respect of such share, the lodging of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

49.   If the Board refuses to register a transfer of a share in certificated form, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company.

50.   No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

51.   The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.

2023 PROXY STATEMENT, FERGUSON PLC	B-15

Appendix B: Articles of Association

TRANSMISSION OF SHARES

52.       If a member dies, the survivor or survivors where he or she was a joint holder, and his or her personal representatives where he or she was a sole holder or the only survivor of joint holders, shall be the only persons recognized by the Company as having any title to his or her interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him or her.

53.       A person becoming entitled by transmission to a share may, on production of any evidence as to his or her entitlement properly required by the Board, elect either to become the holder of the share or to have another person nominated by him or her registered as the transferee. If he or she elects to become the holder he or she shall send notice to the Company at its principal executive offices to that effect. If he or she elects to have another person registered and the share is a certificated share, he or she shall execute an instrument of transfer of the share to that person. If he or she elects to have himself or herself or another person registered and the share is an uncertificated share, he or she shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or herself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

54.       The Board may at any time send a notice requiring any such person to elect either to be registered himself or herself or to transfer the share. If the notice is not complied with within 60 days, the Board may, after the expiry of that period, withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

55.       A person becoming entitled by transmission to a share shall, on production of any evidence as to his or her entitlement properly required by the Board and subject to the requirements of Article 53, have the same rights in relation to the share as he or she would have had if he or she were the holder of the share, subject to Article ~~190~~178. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he or she shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

ALTERATION OF SHARE CAPITAL

56.       All shares created by an increase of the Company’s share capital, by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be:

(a)	subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

(b)	ordinary shares, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.

57.       Whenever any fractions arise as a result of a consolidation or sub-division of shares, the Board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the Board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Law, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the Board may authorize (and the relevant transferring member hereby appoints) some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the Board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his or her title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale. Alternatively, without limitation, where the number of shares held by a member on a consolidation is not an exact multiple of the shares to be consolidated, the Board may issue to that member, credited as fully paid up, the minimum number of shares required to round up his or her holding to the required multiple. This issue will be by way of capitalization of reserves and the amount required to pay up the shares can at the discretion of the Board be taken from any of the Company’s reserves or the profit and loss account and can be capitalized by applying it in paying up the shares.

GENERAL MEETINGS

58.       The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Law.

B-16	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

59.       All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that, in the case of separate general meetings of the holders of any class of shares in the capital of the Company:

(a)

the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his or her holding, who shall be deemed to constitute a meeting;

(b)	any holder of shares of the class present in person or by proxy may demand a poll; and

(c)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him or her.

For the purposes of this Article, where a person is present by proxy or proxies, he or she is treated only as holding the shares in respect of which those proxies are authorized to exercise voting rights.

60.       The Board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Companies Law, the Board shall promptly convene a general meeting in accordance with the requirements of the Companies Law and these Articles. If there are insufficient directors to call a general meeting, any director of the Company may call a general meeting, but where no director is willing or able to do so, any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

61.       The Board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so by simultaneous attendance and participation at a physical place (or places, in accordance with Article ~~74~~69) anywhere in the world determined by it, or by means of electronic facility or facilities determined by it in accordance with Article ~~75~~70, or partly in one way or partly in another.

NOTICE OF GENERAL MEETINGS

62.       An annual general meeting, and subject to the provisions of the Companies Law, all other general meetings shall be called by not less than 14 clear days’ nor more than 60 days’ notice.

63.       Subject to the provisions of the Companies Law, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member and every director, provided that holders of partly-paid shares shall only be entitled to notice of a general meeting if a resolution has been proposed which: (i) directly and adversely affects the rights of those shares; (ii) is for the winding up of the Company; or (iii) involves the repayment or distribution of capital to ordinary members. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

64.       Subject to the provisions of the Companies Law, the notice shall specify the time and date and the general nature of the business to be dealt with. If the general meeting shall be held (wholly or partly) at a physical place, the notice shall include the place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article ~~74~~69, which place, as applicable, shall be identified as such in the notice). If the general meeting shall be held (wholly or partly) by means of electronic facility or facilities, the notice shall specify the means, or all different means, of attendance and participation determined in accordance with Article ~~75~~70 and any access, identification and security arrangements determined in accordance with Article ~~83~~78.

65.       In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

66.       The notice shall include details of any arrangements made for the purpose of Article ~~77~~72 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

~~67. Prior to the Sunset Date, members representing at least five per cent of the total voting rights of all members who have a right to vote on the resolution at the annual general meeting to which the request relates, or not less than 100 members who have a relevant right to vote and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, may require the Company to~~

2023 PROXY STATEMENT, FERGUSON PLC	B-17

Appendix B: Articles of Association

~~circulate, to members of the Company entitled to receive notice of the next annual general meeting, notice of a resolution which may be properly moved and is intended to be moved at that meeting, and if so required the Company shall, unless the resolution:~~

~~(a) would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the Company’s constitution or otherwise);~~

~~(b) is defamatory of any person; or~~

~~(c) is frivolous or vexatious,~~

~~give such notice in the same manner as set out in the provisions of sections 339(1) to 339(3) of the Act as if it were a company incorporated in the United Kingdom to which such provisions apply. For the avoidance of doubt, this Article 67 shall have no force or effect on and after the Sunset Date; provided that the Company shall be required to include a proposal properly requested pursuant to this Article 67 for consideration at the next annual general meeting if such request was received by the Company at its principal executive offices prior to the Sunset Date.~~

~~68. A request by the members under Article 67 may be in hard copy or in electronic form and must:~~

~~(a) identify the resolution of which notice is to be given;~~

~~(b) be authenticated by the person or persons making it; and~~

~~(c) be received by the Company at its principal executive offices at least six weeks before the annual general meeting to which the request relates, or if later the time at which notice is given of that meeting.~~

~~69. Prior to the Sunset Date, where so requested by members representing at least five per cent of the total voting rights of all holders who have a relevant right to vote, or by not less than 100 members who have a relevant right to vote and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, the Company shall circulate, to holders of the Company entitled to receive notice of a general meeting, a statement of not more than 1,000 words with respect to:~~

~~(a) a matter referred to in a proposed resolution to be dealt with at that meeting; or~~

~~(b) other business to be dealt with at that meeting.~~

~~If such request was received 30 days prior to the Sunset Date and the general meeting has not been held by the Sunset Date, the Company shall not be required to take further action on such request, and any request received subsequent to such date must be submitted in accordance with Article 72.~~

~~70. A request by the members under Article 69 may be in hard copy or in electronic form and must:~~

~~(a) identify the statement to be circulated;~~

~~(b) be authenticated by the person or persons making it; and~~

~~(c) be received by the Company at its principal executive offices at least one week before the meeting to which it relates.~~

~~71. In Articles 67 and 69:~~

~~relevant right to vote means:~~

~~(a) in relation to a statement with respect to a matter referred to in a proposed resolution, a right to vote on that resolution at a meeting to which the requests relate; and~~

~~(b) in relation to any other statement, a right to vote at the meeting to which the requests relate.~~

67.       ~~72. On and after the Sunset Date, n~~Nominations of persons for election to the Board and the proposal of other business to be considered by members may be made at an annual general meeting only as (A) specified in the notice of meeting (or any supplement thereto) given by or

B-18	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

at the direction of the Board or any duly authorized committee thereof, (B) brought by or at the direction of the Board or any duly authorized committee thereof, or (C) otherwise properly brought by any member who (1) was a holder (I) at the time of giving of notice provided for in subsection (b) of this Article ~~72~~67, (II) on the record date for determination of members entitled to vote at the meeting, and (III) at the time of the annual general meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in subsection (b) of this Article ~~72~~67. For the avoidance of doubt, the foregoing clause (C) of this Article ~~72~~67 shall be the exclusive means for a member to nominate for election or re-election to the Board any director or propose such business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) before a general meeting.

(a)

In addition to any other applicable requirements, for any business or nominations to be properly brought before an annual general meeting by a holder, the holder giving the notice (the Noticing Member) must have given timely notice thereof in proper form and in writing to the secretary and any such proposed business must be a proper matter for member action under the Companies Law and these Articles. To be timely, a Noticing Member’s notice for such business must be delivered to the secretary at the principal executive offices of the Company not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the preceding year’s annual general meeting; provided that if the date of the annual general meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual general meeting was held in the preceding year, such Noticing Member’s notice to be timely must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment, recess, rescheduling or postponement of an annual general meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a member’s notice as described above. For the avoidance of doubt, a member shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Articles.

(b)	To be in proper form, a Noticing Member’s notice to the secretary (whether given pursuant to this Article ~~72~~67 or otherwise) must:

(i)

if the notice relates to any business that the member proposes to bring before the meeting, other than the nomination of a director or directors, set forth (1)(a) a brief description of the business desired to be brought before the meeting and (b) the text, if any, of the proposal or business (including the text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these Articles, the specific language of the proposed amendment), (2) the reasons for conducting such business at the meeting and any material interest in such business of each Owner (as defined below) and any Member Associated Person, (3) a description of all agreements, arrangements and understandings (whether written or oral, and including promises) between each Owner and any Member Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such member, including, without limitation, (x) to consult or advise on any investment or potential investment in a publicly listed company (including the Company), (y) to nominate, submit or otherwise recommend (including, without limitation, supporting, advocating for, or otherwise taking action to further the consideration of) such person for appointment (or, for the avoidance of doubt, as a candidate for appointment) to any officer, executive officer or director role of any publicly listed company (including the Corporation) during the past ten (10) years, (4) a complete and accurate description of the outcome of any situations described pursuant to the foregoing clause (3), (5) the first date of contact between any member and/or Member Associated Person, on the one hand, and such person, on the other hand, with respect to the Company and (6) the amount and nature of any direct or indirect economic or financial interest, if any, of such person, or of any immediate family member of such person, in any funds or vehicles managed by, under common management with, or affiliated with any Member or Member Associated Person.

(ii)

set forth, as to the Noticing Member giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Members, the Owners and each an Owner): (1) the name and address, as they appear on the Company’s books, of each Owner and the name and address of any Member Associated Person, (2)(a) the number of shares in the capital of the Company which are directly or indirectly held of record or beneficially owned by each Owner and any Member Associated Person (provided that, for the purposes of this Article 67~~2~~(b)(ii), any such person shall in all events be deemed to beneficially own any shares of the Company as to which such person has a right to acquire beneficial ownership at any time in the future), (b) any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived, in whole or in part, from the value of any class or series of shares of the Company, whether or not such instrument or right shall be

2023 PROXY STATEMENT, FERGUSON PLC	B-19

Appendix B: Articles of Association

subject to settlement in the underlying class or series of capital of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company or otherwise (a Derivative Instrument) directly or indirectly held or beneficially held by each Owner and any Member Associated Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Company, (c) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Owner and any Member Associated Person has a right to vote or has granted a right to vote any security of the Company, (d) any Short Interest held by each Owner and any Member Associated Person presently or within the last 12 months in any security of the Company (for purposes of these Articles, a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, though any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any contract, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Owner and/or any Member Associated Person, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Company or to increase or decrease the voting power of any such person with respect to any security of the Company, (f) any direct or indirect legal, economic or financial interest (including Short Interest) of each Owner and any Member Associated Person in the outcome of any (I) vote to be taken at any general meeting including any annual general meeting of the Company or (II) any meeting of members of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Owner under this Article, (g) any rights to dividends on any security of the Company owned beneficially by each Owner and any Member Associated Person that are separated or separable from the underlying security of the Company, (h) any proportionate interest in any security of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Owner or any Member Associated Person is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (i) any performance-related fees (other than an asset-based fee) that each Owner and any Member Associated Person is entitled to based on any increase or decrease in the value of securities of the Company or Derivative Instruments, if any, as of the date of such notice, (j) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Company held by each Owner and any Member Associated Person, (k) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Owner or any Member Associated Person is, or is reasonably expected to be made, a party or material participant involving the Company or any of its officers, directors or employees, or any Affiliate of the Company, or any officer, director or employee of such Affiliate, and (l) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder (sub-clauses (a) through (l) of this Article 67~~2~~(b)(ii)(2) shall be referred to as the Member Information), (3) a representation by the Noticing Member that such member is a holder of the Company entitled to vote at such meeting, will continue to be a holder of the Company entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (4) a representation by the Noticing Member as to whether any Owner and/or any Member Associated Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital required to approve or adopt the proposal or elect any nominee and/or (b) otherwise to solicit proxies or votes from members in support of such proposal or nomination or nominations, (5) a certification by the Noticing Member that each Owner and any Member Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Company and such person’s acts or omissions as a member of the Company, (6) the names and addresses of other members (including beneficial owners) known by any of the Owner or Member Associated Person to support such proposal or nomination or nominations, and to the extent known the class and number of all shares of the Company’s capital owned beneficially or of record by such other members(s) or other beneficial owner(s), and (7) a representation by the Noticing Member as to the accuracy of the information set forth in the notice;

B-20	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

(iii)

set forth, as to each person, if any, whom the Noticing Member proposes to nominate for election or re-election to the Board (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person (at present and for the past five years), (3) the Member Information for such person and any member of the immediate family of such person, or any Affiliate or Associate (as such terms are defined below) of such person, or any person acting in concert therewith, (4) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Member and to serving as a director if elected), (5) a complete and accurate description of all direct and indirect compensation and other material monetary contracts, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Owners and/or any Member Associated Person, on the one hand, and such person and any member of the immediate family of such person, and his or her respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Item 404 promulgated under Regulation S-K under the Securities Act (or any successor provision), if any Owner and/or any Member Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant, (6) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, (7) whether such person has (A) notified the board of directors of each publicly listed company on whose board such proposed nominee currently sits with respect to such person’s proposed nomination for election to the Board of Directors, and, (B) as applicable, received all necessary consents to serve on the Board of Directors if so nominated and elected or otherwise appointed (or, if any such consents have not been received, how such person intends to address such failure to receive such necessary consents), (8) whether such person’s nomination, election or appointment, as applicable, would violate or contravene a corporate governance policy, including, without limitation, a conflicts of interest or “overboarding” policy of any publicly listed company at which such person serves as an officer, executive officer or director, and, if so, a description of how such person intends to address such violation or contravention and (9) a completed and signed questionnaire, representation and agreement and any and all other information required by subsection (j) of this Article ~~72~~67.

(c)

A Noticing Member shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article ~~72~~67 shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is 15 days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the secretary not later than five days after the later of the record date or the date a public announcement of the notice of the record date is first made (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than 10 days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 15 days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof). In addition, if the Noticing Member has delivered to the Company a notice relating to the nomination of directors, the Noticing Member shall deliver to the Company no later than 10 days prior to the date of the annual general meeting or any adjournment, recess, rescheduling or postponement thereof, if practicable (or, if not practicable, on the first practicable date prior to the date of the annual general meeting or such adjournment, recess, rescheduling or postponement thereof), reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

(d)

The Company may also, as a condition to any such nomination or business being deemed properly brought before an annual general meeting, require any Owner or any proposed nominee to deliver to the secretary, within five business days of any such request, such other information as may be reasonably be requested by the Company, including, without limitation, (A) such other information as may be reasonably required by the Board, in its sole discretion, to determine (1) the eligibility of such proposed nominee to serve as a director of the Company and (2) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company and (B) that the Board determines, in its sole discretion, could be material to a reasonable member’s understanding of the independence, or lack thereof, of such proposed nominee.

2023 PROXY STATEMENT, FERGUSON PLC	B-21

Appendix B: Articles of Association

(e)

Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Article ~~72~~67 shall be eligible to be elected at an annual general meeting to serve as directors and only such business shall be conducted at a meeting of members as shall have been brought before the meeting in accordance with the procedures set forth in this Article ~~72~~67. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article ~~72~~67 (including whether the Owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Noticing Member’s nominee or proposal in compliance with such Owner’s representation as required by subsection (b)(ii)(4) of this Article ~~72~~67) and (b) if any proposed nomination or business was not made or proposed in compliance with this Article ~~72~~67, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. The number of nominees a Noticing Member may propose to nominate for election at a meeting of members shall not exceed the number of directors to be elected at such meeting.

(f)

Notwithstanding the foregoing provisions of this Article ~~72~~67, unless otherwise required by law, if the Noticing Member (or a Qualified Representative thereof) does not appear at the annual general meeting to present a nomination or propose business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

(g)

For purposes of this Article ~~72~~67, delivery of any notice or materials by a member as required under this Article ~~72~~67 shall be made by both (1) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the secretary at the principal executive offices of the Company and (2) electronic mail to the secretary.

(h)	For purposes of this Article ~~72~~67, the term:

(i)	Affiliate shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(ii)	Associate shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder;

(iii)

Member Associated Person of any Owner (as defined above) means (1) any person acting in concert with such Owner, (2) any person controlling, controlled by or under common control (as defined under the Exchange Act) with such Owner or any of their respective Affiliates and Associates, or person acting in concert therewith and (3) any member of the immediate family of such Owner or an Affiliate or Associate of such Owner; and

(iv)

Qualified Representative of any member means a duly authorized officer, manager or partner of such member or any other person authorized by a writing executed by such member (or a reliable reproduction or electronic transmission of the writing) delivered to the Company prior to the presentation of any matters at any meeting of members stating that such person is authorized to act for such member as proxy at such meeting of members.

(i)

Notwithstanding the foregoing provisions of this Article ~~72~~67, a member must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Article ~~72~~67; provided that any references in these Articles to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Article ~~72~~67. Nothing in this Article ~~72~~67 shall be deemed to affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that member’s request to include proposals in the Company’s proxy statement.

(j)

In addition to the other requirements of this Article ~~72~~67, each person who a Noticing Member proposes to nominate for election or re-election as a director of the Company must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Article ~~72~~67) to the secretary at the principal executive offices of the Company (A) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request of any holder identified by name within five business days of such written request) and (B) a written representation and agreement (in the form provided by the

B-22	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

secretary upon written request of any holder identified by name within five business days of such written request) that such person (1) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a Voting Commitment) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable rules of the exchanges upon which the securities of the Company are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and (4) in such person’s individual capacity and on behalf of any Owner on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Company.

(k)

All general meetings other than annual general meetings (including any separate general meetings of the holders of any class of shares in the Company) may be called for any purpose or purposes at any time by the Board and shall be called by the secretary, at the request of the Board, upon a proper written requisition (a requisition notice) of members holding at the date of the delivery of the requisition notice not less than one-tenth of the total voting rights of the members of the Company who have the right to vote at the requisitioned meeting (or such other voting rights threshold as may be prescribed by the Companies Law from time to time hereafter). Such requisition notice shall state the purpose(s) of such meeting and shall be accompanied by supporting documents relevant to such purpose(s). The requisition notice shall also be accompanied by written evidence from the requisitionists (in form and substance satisfactory to the Company) of the total voting rights then held by the requisitionists. The requisition notice shall be signed by or on behalf of the requisitionists and delivered to the secretary at the principal executive offices of the Company, and may consist of several documents in similar form each signed by or on behalf of one or more requisitionists.

(l)

Only such business shall be conducted at a meeting called pursuant to subsection (k) of this Article ~~72~~67 as shall have been brought before such meeting pursuant to the requisition notice, or if called by the Board, pursuant to the notice of the general meeting. ~~Following the Sunset Date, for~~For any general meeting called pursuant to subsection (k) of this Article ~~72~~67 for the purpose of electing persons to the Board, nominations of persons for election to the Board ~~and any proposal of other business to be considered by members~~ may be made at such meeting (i) by a member who properly submitted a requisition notice in the manner provided for in subsection (k) of this Article ~~72~~67 and included the election of directors ~~and/or the business proposed to be considered~~ in such requisition notice, (ii) by or at the direction of the Board or any duly authorized committee thereof or (iii) by any member other than a member who submitted a requisition notice in accordance with this Article, who (A) is a holder (1) at the time of giving notice in accordance with this Article, (2) on the record date for the determination of members of the Company entitled to vote at such meeting, and (3) at the time of such meeting, (B) is entitled to vote at such meeting and (C) complies with the notice procedures and other requirements applicable to a Noticing Member and the Noticing Member’s notice as provided for in this Article ~~72~~67, including delivering the member’s notice required by subsection (b) of this Article ~~72~~67 with respect to any nomination to the secretary not earlier than the close of business on the 120th day prior to such general meeting, nor later than the close of business on the later of the 90th day prior to such general meeting or the 10th day following the date on which public announcement is first made by the Company of the general meeting and of the nominees, if any, proposed to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a general meeting commence a new time period (or extend any time period) for the giving of a holder’s notice as described above. For the avoidance of doubt, a holder shall not be entitled to make additional or substitute nominations at a general meeting following the expiration of the time periods set forth in these Articles.

68.   ~~73.~~ A holder shall have the right to nominate another person, on whose behalf he or she holds shares, to enjoy information rights (as such term is defined in section 146 of the Act). The nominated person shall have the same rights as those contained in the provisions of sections 146 to 149 (other than section 147(4)) of the Act, and the Company shall comply with all its obligations in respect of such information rights granted to nominated person as if it were a company incorporated in the United Kingdom to which such provisions of the Act apply provided that:

(a)	references to accounts, reports or other documents shall be construed as references to the corresponding documents (if any) under the Companies Law;

(b)	references to section 1145 of the Act shall not include sections 1145(4) and 1145(5);

2023 PROXY STATEMENT, FERGUSON PLC	B-23

Appendix B: Articles of Association

(c)	section 147(4) shall be replaced by the provisions of Articles ~~218~~206 to ~~221~~209 with reference to “member” in those Articles being replaced by “nominated person”; and

(d)

references to “bankruptcy” in section 148(4) shall include bankruptcy as defined in the Interpretation (Jersey) Law 1954 and references to “winding up” shall include winding up under Part 21 of the Companies Law.

69.       ~~74.~~ The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard by all other persons so present in the same way.

The chair of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

70.       ~~75.~~ The Board may resolve to enable persons entitled to attend and participate in a general meeting to do so by simultaneous attendance and participation (wholly or partly) by means of electronic facility or facilities and determine the means, or all different means, of attendance and participation used in relation to a general meeting. The members present in person or by proxy by means of electronic facility or facilities shall be counted in the quorum for, and entitled to participate in, the general meeting in question. That meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including by means of electronic facility or facilities) are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear all persons who speak at the meeting; and

(c)	be heard by all other persons present at the meeting.

A member seeking to be present in person or by proxy at a general meeting by means of electronic facility or facilities is responsible for ensuring they have access to and can use the facility or facilities. That meeting shall be duly constituted and its proceedings valid notwithstanding the inability of the member to gain access to or use the facility or facilities, or the loss of access to or use of the facility or facilities during the meeting.

71.	~~76.~~ If it appears to the chair of the general meeting that:

(a)	the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article ~~74~~69; or

(b)	an electronic facility has become inadequate for the purposes referred to in Article ~~75~~70,

then the chair may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article ~~89~~84 shall apply to that adjournment.

72.       ~~77.~~ The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

B-24	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

73.       ~~78.~~ The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article ~~77~~72 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he or she shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article ~~77~~72. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

74.       ~~79.~~ If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (including a satellite meeting place to which Article ~~74~~69 applies), and/or by means of a declared electronic facility, and/or at the declared time, it may change any place (or any of the places, in the case of a meeting to which Article ~~74~~69 applies) and/or electronic facility and/or postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article ~~74~~69 applies) and/or electronic facility and/or postpone the time again if it decides that it is reasonable to do so. In any case:

(a)

no new notice of the meeting need be sent, but the Board shall take reasonable steps to advertise the date and time of the meeting, and the means of attendance and participation (including any place and/or electronic facility) for the meeting, which may include advertising that information by means of a notice on the Company’s website or an announcement to a regulatory information service (and those means, if both are used in relation to the Board’s decision, shall be deemed to constitute reasonable steps to advertise for the purpose of this Article) and shall, if practicable, make arrangements for notices of the change of place or places and/or electronic facility or facilities and/or postponement to appear at the original place or places and/or on the original electronic facility or facilities, in each case at the original time; and

(b)

a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the address or to such other place as may be specified by or on behalf of the Company in accordance with Article ~~110(a)~~105(a) or, if in electronic form, be received at the address (if any) specified by, or on behalf of, the Company in accordance with Article ~~110(b)~~105(b), at any time not less than 48 hours before the postponed time appointed for holding the meeting provided that the Board may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

75.       ~~80.~~ For the purposes of Articles 69, 70, 71, 72, 73 and 74~~, 75, 76, 77, 78 and 79~~, the right of a member to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Law or these Articles to be made available at the meeting.

76.       ~~81.~~ The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Companies Law or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Law, these Articles or other applicable law, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

77.       ~~82.~~ The Board and, at any general meeting, the chair of the general meeting may make any arrangement and impose any requirement or restriction it or he or she considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property, the restriction of items that may be taken into the meeting place, and restrictions or other requirements to deal with matters of public health. The Board and, at any general meeting, the chair are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

78.       ~~83.~~ If a general meeting is held wholly or partly by means of electronic facility or facilities, the Board (and, at a general meeting, the chair) may make any arrangement and impose any requirement or restriction that is:

(a)	necessary to ensure the identification of those taking part in the meeting and the security of the electronic communication; and

(b)	proportionate to the achievement of those objectives.

PROCEEDINGS AT GENERAL MEETINGS

79.       ~~84.~~ No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chair of the meeting, which shall not be treated as part of the business of the meeting. Save as otherwise

2023 PROXY STATEMENT, FERGUSON PLC	B-25

Appendix B: Articles of Association

provided by these Articles, a member who holds, or members together who hold, a majority of the shares entitled to be voted at the meeting, present in person or represented by proxy, shall constitute a quorum.

80.       ~~85.~~ If such a quorum is not present within 30 minutes (or such longer time not exceeding one hour as the chair of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and with such means of attendance and participation (including at such place and/or by means of such electronic facility) as the chair of the meeting may, subject to the provisions of the Companies Law, determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

81.       ~~86.~~ The chair, if any, of the Board or, in his or her absence, any deputy chair of the Company or, in his or her absence, some other director nominated by the Board, shall preside as chair of the general meeting. If neither the chair, deputy chair nor such other director (if any) is present within 15 minutes after the time appointed for holding the general meeting or is not willing to act as chair, the directors present shall elect one of their number to be chair. If there is only one director present and willing to act, he or she shall be chair. If no director is willing to act as chair, or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person to be chair.

82.       ~~87.~~ A director shall, notwithstanding that he or she is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

83.       ~~88.~~ The chair of the general meeting may, with the consent of a general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. In addition (and without prejudice to the chair’s power to adjourn a meeting conferred by Article ~~76~~71), the chair may adjourn the meeting to another time and place without such consent if it appears to him or her that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present;

(b)	the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

84.       ~~89.~~ Any such adjournment may, subject to the provisions of the Companies Law, be for such time and with such means of attendance and participation (including at such place and/or by means of such electronic facility) as the chair of the meeting may, in his or her absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article ~~110~~105 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chair or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article ~~110(a)~~105(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time of, and means, or all different means, of attendance and participation (including any place and/or electronic facility) for, the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

85.       ~~90.~~ If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chair of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chair, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a)

at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the Company’s principal

B-26	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

executive offices or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose; or

(b)	the chair in his or her absolute discretion decides that the amendment may be considered and voted on.

86.       ~~91.~~ A resolution put to the vote at a general meeting held wholly or partly by means of electronic facility or facilities shall, unless the chair of the meeting determines that it shall (subject to the remainder of this Article) be decided on a show of hands, be decided on a poll. Subject thereto, a resolution put to the vote of a general meeting shall be decided on a show of hands unless before, or on the declaration of the result of, a vote on the show of hands, or on the withdrawal of any other demand for a poll, a poll is duly demanded, or the notice of the relevant general meeting states that resolutions put to the vote of that general meeting shall be decided on a poll. Subject to the provisions of the Companies Law, a poll may be demanded by:

(a)	the chair of the meeting; or

(b)	(except on the election of the chair of the meeting or on a question of adjournment) at least three members present in person or by proxy having the right to vote on the resolution; or

(c)

any member or members present in person or by proxy representing not less than 10 per cent of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

(d)

any member or members present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than 10 per cent of the total sum paid up on all the shares conferring that right (excluding any shares conferring a right to vote on the resolution which are held as treasury shares).

The appointment of a proxy to vote on a matter at a meeting authorizes the proxy to demand, or join in demanding, a poll on that matter. In applying the provisions of this Article, a demand by a proxy counts (i) for the purposes of paragraph (b) of this Article, as a demand by the member, (ii) for the purposes of paragraph (c) of this Article, as a demand by a member representing the voting rights that the proxy is authorized to exercise, and (iii) for the purposes of paragraph (d) of this Article, as a demand by a member holding the shares to which those rights are attached.

87.       ~~92.~~ Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chair of the meeting that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against the resolution.

88.       ~~93.~~ The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chair of the meeting. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chair or any other member entitled may demand a poll.

89.       ~~94.~~ Subject to Article ~~95~~90, a poll shall be taken as the chair of the meeting directs and he or she may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

90.       ~~95.~~ A poll demanded on the election of a chair of the meeting, or on a question of adjournment, or where the notice of the relevant general meeting states that resolutions put to the vote of that general meeting shall be decided on a poll, shall be taken immediately. A poll demanded on any other question shall be taken either at the meeting or at such time, and by such means of attendance and participation (including at such place and/or by means of such electronic facility), as the chair directs not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

91.       ~~96.~~ No notice need be sent of a poll not taken at the meeting at which it is demanded if the time and place at which it is to be taken are announced at the meeting. In any other case notice shall be sent at least seven clear days before the taking of the poll specifying the time and place at which the poll is to be taken.

92.       ~~97.~~ Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

2023 PROXY STATEMENT, FERGUSON PLC	B-27

Appendix B: Articles of Association

93.       ~~98.~~ The members may require the Board to obtain an independent report on any poll taken, or to be taken, at a general meeting of the Company in accordance with the provisions of sections 342 to 349 and sections 351 to 353 of the Act (excluding sections 343(4), 343(5), 343(5), 349(4), 351(3), 351(4) and the reference to “See also section 153 (exercise of rights where shares are held on behalf of others)” in section 342(2)), and if so required the Company shall comply with such provisions as if it were a company incorporated in the United Kingdom to which such provisions apply provided that references to sections 325 and 326 of the Act contained in section 347 of the Act shall be construed as references instead to Article 96(2) and Article 96(5) of the Companies Law respectively.

VOTES OF MEMBERS

94.       ~~99.~~ Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a show of hands:

(a)	every member who is present in person shall have one vote;

(b)	subject to paragraph (c), every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote;

(c)	a proxy has one vote for and one vote against the resolution if:

(i)	the proxy has been duly appointed by more than one member entitled to vote on the resolution, and

(ii)	the proxy has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it.

95.       ~~100.~~ Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one vote for every share of which he or she is the holder.

96.       ~~101.~~ In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

97.       ~~102.~~ A member in respect of whom an order has been made by a court or official having jurisdiction (whether in Jersey or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his or her receiver, curator bonis or other person authorized for that purpose appointed by that court or official. That receiver, curator bonis or other person may, on a show of hands or on a poll, vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the Board of the authority of the person claiming to exercise the right to vote has been delivered to the Company’s principal executive offices, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

98.       ~~103.~~ No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him or her unless all moneys presently payable by him or her in respect of that share have been paid.

99.       ~~104.~~ If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chair of the meeting, it is of sufficient magnitude to vitiate the result of the voting.

100.      ~~105.~~ No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chair of the meeting whose decision shall be final and conclusive.

101.     ~~106.~~ On a poll, a member entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way.

B-28	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

PROXIES AND CORPORATE REPRESENTATIVES

102.     ~~107.~~ The appointment of a proxy shall be made in writing and shall be in any usual form or in any other form which the Board may approve. Subject thereto, the appointment of a proxy may be:

(a)	in hard copy form; or

(b)	in electronic form, to the electronic address provided by the Company for this purpose.

103.     ~~108.~~ The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorized by the appointor or, if the appointor is a corporation, executed by a duly authorized person or under its common seal or in any other manner authorized by its constitution.

104.     ~~109.~~ The Board may, if it thinks fit, but subject to the provisions of the Companies Law, at the Company’s expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

105.     ~~110.~~ Without prejudice to Article ~~79(b)~~74(b) or to the second sentence of Article ~~89~~84, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the Company’s principal executive offices or such other place as may be specified by or on behalf of the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article ~~79~~74) at which the person named in the appointment proposes to vote; or

(b)

if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to the provisions of the Companies Law or these Articles or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company; or

(v)

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article ~~79~~74) at which the person named in the appointment proposes to vote; or

(c)

in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)

if in hard copy form, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chair of the meeting or to the secretary or to any director.

In calculating the periods mentioned in this Article, the Board may specify, in any case, that no account shall be taken of any part of a day that is not a working day.

2023 PROXY STATEMENT, FERGUSON PLC	B-29

Appendix B: Articles of Association

106.     ~~111.~~ Subject to the provisions of the Companies Law, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(b)

that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include a copy of such authority certified notarially or in some other way approved by the Board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid.

107.     ~~112.~~ A proxy appointment which is not delivered or received in accordance with Article ~~110~~105 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Companies Law, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

108.     ~~113.~~ A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

109.     ~~114.~~ The Company shall not be required to check whether a proxy or corporate representative votes in accordance with any instructions given by the member by whom he or she is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

110.     ~~115.~~ Any corporation which is a member of the Company (in this Article the grantor) may, by resolution of its directors or other governing body, authorize such person or persons as it thinks fit to act as its representative(s) at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorized for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorization before permitting them to exercise their powers. Such person(s) is or are (as applicable) entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company (in the case of multiple corporate representatives, by reference to the shares in respect of which they are appointed).

111.     ~~116.~~ The termination of the authority of a person to act as a proxy or duly authorized representative of a corporation does not affect:

(a)	whether he or she counts in deciding whether there is a quorum at a meeting;

(b)	the validity of a poll demanded by him or her at a meeting; or

(c)	the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the Company’s principal executive offices or to such other place as may be specified by or on behalf of the Company in accordance with Article ~~110(a)~~105(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article ~~110(b)~~105(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

NUMBER OF DIRECTORS

112.     ~~117.~~ Subject to the Companies Law, the number of directors shall be determined and fixed from time to time by the Board in its sole discretion.

B-30	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

APPOINTMENT OF DIRECTORS

113.     ~~118.~~ No person shall be appointed a director at any general meeting unless:

(a)	they are recommended by the Board; or

~~(b) prior to the Sunset Date, not less than seven nor more than 21 days before the date appointed for the meeting, notice by a member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars which would, if he or she were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his or her willingness to be appointed; or~~

(b)	~~(c) on and after the Sunset Date,~~ they are proposed for appointment pursuant to and in accordance with Article 67~~2~~.

114.     ~~119.~~ Subject as aforesaid (including, without limitation, Article 67~~2~~ and any maximum number of directors specified by the Board pursuant to Article ~~117~~112), the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

115.     ~~120.~~ The Board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term. Irrespective of the terms of his or her appointment, a director so appointed shall hold office only until the next following annual general meeting. If not re-appointed at such annual general meeting, he or she shall vacate office at its conclusion.

~~ALTERNATE DIRECTORS~~

~~121. Prior to the Sunset Date, any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the Board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him or her.~~

~~122. An alternate director shall be entitled to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his or her appointor is a member, to attend and vote at any such meeting at which his or her appointor is not personally present, and generally to perform all the functions of his or her appointor (except as regards power to appoint an alternate) as a director in his or her absence.~~

~~123. A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the Board or any committee of the Board to one vote for every director whom he or she represents (and who is not present) in addition to his or her own vote (if any) as a director, but he or she shall count as only one for the purpose of determining whether a quorum is present.~~

~~124. An alternate director may be repaid by the Company such expenses as might properly have been repaid to him or her if he or she had been a director but shall not be entitled to receive any compensation from the Company in respect of his or her services as an alternate director except such part (if any) of the compensation otherwise payable to his or her appointor as such appointor may by notice to the Company from time to time direct. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he or she were a director.~~

~~125. An alternate director shall cease to be an alternate director:~~

~~(a) if his or her appointor ceases to be a director; or~~

~~(b) on the happening of any event which, if he or she were a director, would cause him or her to vacate his or her office as director; or~~

~~(c) if he or she resigns his or her office by notice to the Company at the Company’s principal executive offices; or~~

~~(d) immediately, and without any further action or notice, on the Sunset Date.~~

2023 PROXY STATEMENT, FERGUSON PLC	B-31

Appendix B: Articles of Association

~~126. Any appointment or removal of an alternate director shall be by notice to the Company at the Company’s principal executive offices by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 121) on receipt of such notice by the Company which shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose.~~

~~127. Except as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director. Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director. An alternate director shall alone be responsible for his or her own acts and defaults and he or she shall not be deemed to be the agent of the director appointing him or her.~~

POWERS OF THE BOARD

116.     ~~128.~~ Subject to the provisions of the Companies Law and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Board by these Articles. A meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

117.     ~~129.~~ The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favor of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of compensation to the directors of such body corporate).

DELEGATION OF POWERS OF THE BOARD

118.     ~~130.~~ The Board may delegate any of its powers to any committee consisting of one or more persons (who need not be directors). The Board may also delegate to any person (who need not be a director) such of its powers as the Board considers desirable to be exercised by him or her. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more persons (whether or not directors, and whether or not acting as a committee) all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered. Subject to any conditions imposed by the Board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

119.     ~~131.~~ The Board may establish local or divisional boards or agencies for managing any of the affairs of the Company and may appoint any persons (who need not be directors) to be members of the local or divisional boards, or any managers or agents, and may fix their compensation. The Board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorize the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the Board may decide. The Board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

120.     ~~132.~~ The Board may establish one or more administrative committees, not being committees of the Board, consisting of one or more persons (who need not be directors) for the purposes of exercising any administrative functions of the Company. The provisions of Articles ~~130~~118 and ~~131~~119 shall not apply to any administrative committee so established, and the terms of reference of any such administrative committee shall be as determined by, and the proceedings of any such administrative committee shall be undertaken in accordance with any regulations established by, the Board.

121.     ~~133.~~ The Board may, by power of attorney or otherwise, appoint any person (whether or not a director) to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the Board) and on such conditions as the Board determines, including without limitation authority for the agent to delegate all or any of his or her powers, authorities and discretions, and may revoke or vary such delegation.

122.     ~~134.~~ The Board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use

B-32	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

BORROWING POWERS OF THE BOARD

123.     ~~135.~~ Subject to legislation and these Articles, the Board can exercise all of the Company’s powers relating to borrowing money, giving security over all or any of the Company’s business and activities, property, assets (present and future) and uncalled capital, and issuing debentures and other securities.

124.     ~~136.~~ The Board will limit the Company’s Net Borrowings (as that term is defined in Article ~~137~~125) and, so far as it is able, that of the Company’s subsidiary undertakings. Together the Company and its subsidiary undertakings are known as the group. The Board will not allow the Net Borrowings of the group to exceed two times the group’s Adjusted Capital and Reserves (as that term is defined in Article ~~141~~129) unless the members have passed an ordinary resolution allowing it. Any borrowings owed by one member of the group to another will not be taken into account unless specifically provided for in this Article.

125.     ~~137.~~ For the purposes of Article ~~136~~124, Net Borrowings means Gross Borrowings less Cash (as those terms are defined in Articles ~~138~~126 and ~~139~~127, respectively).

126.     ~~138.~~ For the purposes of Article ~~137~~125, the group’s Gross Borrowings will include all borrowings and in addition:

(a)	the principal amount of any money borrowed in which no member of the group has a beneficial interest but for which the payment or repayment is guaranteed by a member of the group;

(b)

the principal amount outstanding of any debentures (whether secured or unsecured) issued by any group member in which no member of the group has a beneficial interest in the principal, regardless of whether some or all of it is or was issued for a consideration other than cash; and

(c)

the amount outstanding under any acceptance credits opened for any member of the group which are acceptance credits which are not acceptances of trade bills for the purchases of goods in the ordinary course of business, but will specifically exclude:

(d)	any fixed or minimum premium which is payable on final repayment of any borrowing (or deemed borrowing) other than a premium payable on the redemption of deep-discount bonds;

(e)	amounts borrowed to repay all or part of other borrowings of any member of the group within six months during that six month period;

(f)	amounts which are due or become due under any leases or leasing arrangements;

(g)

a proportion of money borrowed by a subsidiary undertaking which is not fully owned by the Company. The proportion excluded will be equivalent to the percentage share of the equity share capital of the borrower which is not held, directly or indirectly, by the Company; and

(h)

all amounts borrowed to the extent that they are used in the ordinary course of business to make loans to third parties where those loans are directly or indirectly secured against real property or an interest in real property.

127.     ~~139.~~ For the purposes of Article ~~137~~125, Cash will include cash at the bank, cash in hand or cash on deposit and any marketable instruments in which the group’s funds are invested and any other items to be treated as cash in accordance with the generally accepted accounting principles used by the group in the preparation of its most recent consolidated audited accounts, but excluding any funds held for the purposes described in Article ~~138(e)~~126(e).

2023 PROXY STATEMENT, FERGUSON PLC	B-33

Appendix B: Articles of Association

128.     ~~140.~~ Any amounts in a currency other than U.S. dollars will be translated into U.S. dollars when calculating Net Borrowings at the rate of exchange in London at the close of business on the last day of the most recently completed quarterly period. For these purposes, the rate of exchange shall be taken as the spot rate quoted by a London clearing bank selected by the Board for the purchase by the Company of such currency and amount in question for U.S. dollars on the relevant day.

129.     ~~141.~~ The Company’s Adjusted Capital and Reserves will be established by starting with amounts taken from the group’s latest audited consolidated balance sheet (such amounts being those described in Article ~~142~~130) and then making the adjustments set out in Article ~~143~~131.

130.     ~~142.~~ For the purposes of establishing the Company’s Adjusted Capital and Reserves in accordance with Article ~~141~~129, the amounts taken from the group’s latest audited consolidated balance sheet shall consist of:

(a)	the amount paid up on the Company’s issued share capital; and

(b)

the amount of the group’s consolidated capital and revenue reserves (including any share premium account, capital redemption reserve, any surplus arising on a revaluation of assets and the balance on the group’s consolidated profit and loss account and other reserves),

(except in each case to the extent that deductions or adjustments have already been made).

131.     ~~143.~~ For the purposes of establishing the Company’s Adjusted Capital and Reserves in accordance with Article ~~141~~129, the total amount taken from the group’s latest consolidated balance sheet (in accordance with Article ~~142~~130) shall then be adjusted as may be appropriate to take account of:

(a)

any change in the amount paid up on the Company’s issued share capital, or the amount of the group’s consolidated capital and revenue reserves since the date of the group’s latest audited consolidated balance sheet;

(b)

any distributions (other than normal preference dividends and interim dividends paid in each case out of profits earned since the date of the latest audited consolidated balance sheet) in cash or non-cash made, recommended or declared from the capital and revenue reserves or profit and loss account since the date of the latest audited consolidated balance sheet and for which no provision was made in that balance sheet; and

(c)	anything else which the Board and the auditors consider should be reflected,

(except to the extent that deductions or adjustments have already been made).

132.     ~~144.~~ For the purposes of Article ~~143~~131, shares which are allotted will be treated as issued; shares called up or payable within six months will be treated as already paid; and where any share issue for cash has been unconditionally underwritten but not yet paid up, the proceeds of the issue will be treated as having been paid and the shares will be treated as having been issued if the moneys are due within six months of allotment.

133.     ~~145.~~ A certificate from the auditors relating to the amount of the Adjusted Capital and Reserves will be conclusive and binding on all concerned. The Board can rely on an estimate of the Adjusted Capital and Reserves made in good faith and, if as a result the borrowing limit is inadvertently exceeded, then the excess can be disregarded for three months after the Board learns that the limit has been exceeded.

134.     ~~146.~~ No person dealing with the Company or any of its subsidiary undertakings need be concerned whether the borrowing limit is observed. Borrowings incurred or security given in breach of the borrowing limit will not be invalid or ineffective unless the lender or the recipient of the security had express notice, when the borrowings were incurred or the security given, that the limit had been or would as a result be breached.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

135.     ~~147.~~ A person ceases to be a director as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Companies Law or is prohibited from being a director by law;

B-34	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)

notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms, or his or her office as a director is vacated pursuant to Article ~~120~~115;

(f)

that person has been absent for more than six consecutive months without permission of the Board from meetings of the Board held during that period and ~~his or her alternate director (if any) has not attended in his or her place during that period and~~ the Board resolves that his or her office be vacated; or

(g)

that person receives notice signed by not less than three quarters of the other directors stating that that person should cease to be a director. ~~In calculating the number of directors who are required to give such notice to the director, (i) an alternate director appointed by him or her acting in his or her capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him or her and acting in his or her capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient.~~

136.     ~~148.~~ The Company may by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he or she may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to be removed in accordance with this Article has any special right to protest against his or her removal. Subject to Article ~~118~~113, the Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article. In default of such appointment the vacancy arising on the removal of a director from office may be filled as a casual vacancy.

137.     ~~149.~~ When a director stops being a director for any reason, he or she will automatically stop being a member of any Board committee or sub-committee which he or she was previously a member of.

NON-EXECUTIVE DIRECTORS

138.     ~~150.~~ Subject to the provisions of the Companies Law, the Board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his or her services to the Company. Without prejudice to Article ~~151~~139, any such agreement or arrangement may be made on such terms as the Board determines (including, without limitation, terms as to compensation).

139.     ~~151.~~ Any director who does not hold executive office and who performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a director, may be paid such extra compensation by way of additional fee, salary, commission or otherwise as the Board may determine.

DIRECTORS’ EXPENSES

140.     ~~152.~~ The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

EXECUTIVE DIRECTORS

141.     ~~153.~~ Subject to the provisions of the Companies Law, the Board or its committees may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his or her employment by the Company or for the provision by him or her of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including, without limitation, terms as to compensation, as the Board determines. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

2023 PROXY STATEMENT, FERGUSON PLC	B-35

Appendix B: Articles of Association

142.     ~~154.~~ Any appointment of a director to an executive office shall terminate if he or she ceases to be a director but without prejudice to any rights or claims which he or she may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his or her appointment to such executive office terminates.

143.     ~~155.~~ The emoluments of any director holding executive office for his or her services as such shall be determined by the Board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or her or his or her dependants on or after retirement or death, apart from membership of any such scheme or fund.

DIRECTORS’ INTERESTS

144.     ~~156.~~ Provided that he or she has disclosed to the Board the nature and extent of his or her interest which he or she is required to disclose pursuant to Article 75 of the Companies Law and these Articles a director notwithstanding his or her office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)

may act by himself or herself or his or her firm in a professional capacity for the Company (otherwise than as auditor) and he or she or his or her firm shall be entitled to compensation for professional services as if he or she were not a director; and

(c)	may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

(i)	in which the Company is (directly or indirectly) interested as member or otherwise; or

(ii)	with which he or she has such a relationship at the request or direction of the Company.

145.     ~~157.~~ A director shall not, by reason of his or her office, be accountable to the Company for any compensation or other benefit which he or she derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a)	the acceptance, entry into or existence of which has been approved by the Board (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)	which he or she is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article ~~156~~144,

nor shall the receipt of any such compensation or other benefit constitute a breach of his or her duties as a director of the Company.

146.     ~~158.~~ Any disclosure required by Article ~~156~~144 may be made at a meeting of the Board, by notice in writing or by general notice or otherwise in accordance with Article 75 of the Companies Law. A declaration in relation to an interest of which the director is not aware, or where the director is not aware of the transaction or arrangement in question, is not required. For this purpose, a director is treated as being aware of matters of which he or she ought reasonably to be aware.

147.     ~~159.~~ A director shall be under no duty to the Company with respect to any information which he or she obtains or has obtained otherwise than as a director of the Company and in respect of which he or she owes a duty of confidentiality to another person. In particular, the director shall not be in breach of the general duties he or she owes to the Company because he or she fails:

(a)	to disclose any such information to the Board or to any director or other officer or employee of the Company; and/or

(b)	to use or apply any such information in performing his or her duties as a director of the Company.

148.     ~~160.~~ Where the existence of a director’s relationship with another person has been disclosed in accordance with Article 75 of the Companies Law and his or her relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he or she owes to the Company because he:

(a)

absents himself or herself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

B-36	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

(b)

makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he or she reasonably believes such conflict of interest or possible conflict of interest subsists.

149.  ~~161.~~ The provisions of Articles ~~159~~147 and ~~160~~148 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)

attending meetings or discussions or receiving documents and information as referred to in Article ~~160~~148, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles or the law.

GRATUITIES, PENSIONS AND INSURANCE

150.  ~~162.~~ The Board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his or her family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he or she ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

151.  ~~163.~~ Without prejudice to the provisions of Article ~~234~~221, the Board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)

a director, officer, employee or auditor of the Company or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)	a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article are or have been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his or her duties or in the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, powers or offices in relation to the relevant body or fund.

152.  ~~164.~~ No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

PROCEEDINGS OF THE BOARD

153.  ~~165.~~ Subject to the provisions of these Articles, the Board may regulate its proceedings as it thinks fit. Any of the chair of the Board, a majority of directors or the chief executive officer of the Company may, and the secretary at the request of any such person or group of persons shall, call a meeting of the Board by giving notice of the meeting to each director. Notice of a Board meeting shall be deemed to be given to a director if it is given to him or her personally or sent in hard copy form to him or her at his or her last known address or such other address (if any) as may for the time being be specified by him or her or on his or her behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or her or on his or her behalf to the Company for that purpose. A director may also request the Board that notices of Board meetings shall be sent in hard copy form or in electronic form to any temporary address for the time being specified by him or her or on his or her behalf to the Company for that purpose, but if no such request is made to the Board, it shall not be necessary to send notice of a Board meeting to any director who is for the time being absent from the usual address specified to the Company for the purpose of providing notices to that director. No account is to be taken of directors absent from the usual address specified to the Company for the purpose of providing notices to that director when considering the adequacy of the period of notice of

2023 PROXY STATEMENT, FERGUSON PLC	B-37

Appendix B: Articles of Association

the meeting. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chair of the Board shall have a second or casting vote. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the Board so determines and any such determination may be retrospective.

154.     ~~166.~~ The quorum for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two. ~~A person who holds office only as an alternate director may, if his or her appointor is not present, be counted in the quorum.~~ Any director who ceases to be a director at a Board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the Board meeting if no director objects.

155.     ~~167.~~ The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

156.     ~~168.~~ The Board may appoint one of their number to be the chair, and one of their number to be the deputy chair, of the Board and may at any time remove either of them from such office. Unless he or she is unwilling to do so, the director appointed as chair, or in his or her stead the director appointed as deputy chair, shall preside at every meeting of the Board at which he or she is present. If there is no director holding either of those offices, or if neither the chair nor the deputy chair is willing to preside or neither of them is present within ten minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chair of the meeting.

157.     ~~169.~~ All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a director ~~or alternate director~~, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or ~~alternate director or~~ that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director ~~or, as the case may be, an alternate director~~ and had been entitled to vote.

158.     ~~170.~~ A resolution in writing agreed to by all the directors entitled to receive notice of a meeting of the Board or of a committee of the Board (not being less than the number of directors required to form a quorum of the Board) shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held. For this purpose:

(a)

a director signifies his or her agreement to a proposed written resolution when the Company receives from him or her a document indicating his or her agreement to the resolution authenticated in the manner permitted by the Act for a document in the relevant form (as if the Company were a company incorporated in the United Kingdom to which such provisions apply); and

(b)	the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose~~;~~.

~~(c) if an alternate director signifies his or her agreement to the proposed written resolution, his or her appointor need not also signify his or her agreement; and~~

~~(d) if a director signifies his or her agreement to the proposed written resolution, an alternate director appointed by him or her need not also signify his or her agreement in that capacity.~~

159.     ~~171.~~ Without prejudice to the first sentence of Article ~~165~~153, all or any of the persons entitled to be present at a meeting of the Board or of a committee of the Board shall be deemed to be present for all purposes if each is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chair of the meeting is. The word meeting in these Articles shall be construed accordingly.

160.     ~~172.~~ Except as otherwise provided by these Articles, a director shall not vote at a meeting of the Board or a committee of the Board on any resolution of the Board concerning a matter in which he or she has an interest (other than by virtue of his or her interests in shares or debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his or her interest arises only because the resolution concerns one or more of the following matters:

(a)

the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

B-38	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

(b)

the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)

a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he or she is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he or she is to participate;

(d)

a contract, arrangement, transaction or proposal concerning any other body corporate in which he or she or any person connected with him or her is interested, directly or indirectly, and whether as an officer, member, creditor or otherwise, if he or she and any persons connected with him or her do not to his or her knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) of such body corporate (or any other body corporate through which his or her interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(e)

a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him or her any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f)

a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

~~For the purposes of this Article, in relation to an alternate director, an interest of his or her appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.~~

161.  ~~173.~~ The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the Board or of a committee of the Board.

162.  ~~174.~~ Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his or her own appointment.

163.  ~~175.~~ If a question arises at a meeting of the Board or of a committee of the Board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chair of the meeting and his or her ruling in relation to any director other than himself or herself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chair of the meeting, it shall be decided by resolution of the Board (on which the chair shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chair have not been fairly disclosed.

SECRETARY

164.  ~~176.~~ Subject to the provisions of the Companies Law, the secretary shall be appointed by the Board for such term, at such compensation and on such conditions as it may think fit. Any secretary so appointed may be removed by the Board, but without prejudice to any claim for damages for breach of any contract of service between him or her and the Company.

MINUTES

165.  ~~177.~~ The Board shall cause minutes to be recorded for the purpose of:

(a)	all appointments of officers made by the Board; and

(b)

all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the Board and committees of the Board, including the names of the directors present at each such meeting.

2023 PROXY STATEMENT, FERGUSON PLC	B-39

Appendix B: Articles of Association

166.     ~~178.~~ Any such minutes, if purporting to be authenticated by the chair of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

THE SEAL

167.     ~~179.~~ The seal shall only be used by the authority of a resolution of the Board. The Board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the Board, in any manner permitted by the Companies Law and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

168.     ~~180.~~ The Board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

REGISTERS

169.     ~~181.~~ Subject to the provisions of the Companies Law and the Regulations, the Company may keep an overseas or local or other register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

170.     ~~182.~~ Any director or the secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favor of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

171.     ~~183.~~ Subject to the provisions of the Companies Law, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board.

172.     ~~184.~~ Subject to the provisions of the Companies Law, the Board may pay interim dividends if it appears to the Board that they are justified by the financial position of the Company. If the share capital is divided into different classes, the Board may:

(a)

pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b)	pay at intervals settled by it any dividend payable at a fixed rate if it appears to the Board that the profits available for distribution justify the payment.

If the Board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

B-40	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

173.     ~~185.~~ Dividends may be declared and paid in any currency or currencies that the Board shall determine. The Board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

174.     ~~186.~~ Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

175.     ~~187.~~ A general meeting declaring a dividend may, on the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The Board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including, without limitation, (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

176.     ~~188.~~ The Board may, if authorized by an ordinary resolution of the Company offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend specified by the ordinary resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article ~~189~~177 or, subject to those provisions, specified in the ordinary resolution.

177.     ~~189.~~ The following provisions shall apply to the ordinary resolution referred to in Article ~~188~~176 above and any offer made pursuant to it and Article ~~188~~176.

(a)	The ordinary resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b)

Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a new share). For this purpose, the value of each new share shall be:

(i)

equal to the average quotation for the Company’s ordinary shares, that is, the volume-weighted average price for those shares on the New York Stock Exchange, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent trading days; or

(ii)	calculated in any other manner specified by the ordinary resolution,

but shall never be less than the par value of the new share.

(c)

A certificate or report by the auditors or other independent institution as shall be selected by the Board in its sole discretion as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(d)

On or as soon as practicable after announcing that any dividend is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(e)

The Board shall not proceed with any election unless the Board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(f)

The Board may exclude from any offer any holders of shares where the Board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(g)

The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to

2023 PROXY STATEMENT, FERGUSON PLC	B-41

Appendix B: Articles of Association

each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article. For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article.

(h)

The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

(i)

No fraction of a share shall be allotted. The Board may make such provision as it thinks fit for any fractional entitlements including, without limitation, payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(j)

The Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorize any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

(k)	The Board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

178.     ~~190.~~ The Board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him or her to the Company in respect of that share. Where a person is entitled by transmission to a share, the Board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

179.     ~~191.~~ Any dividend or other moneys payable in respect of a share may be paid:

(a)	in cash; or

(b)	by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)

by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d)

by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment including without limitation in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system).

180.     ~~192.~~ If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)	pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)	for the purpose of Article ~~191~~179, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

181.     ~~193.~~ A cheque or warrant may be sent by post:

(a)	where a share is held by a sole holder, to the registered address of the holder of the share; or

(b)	if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c)	if a person is entitled by transmission to the share, as if it were a notice to be sent under Article ~~208~~196; or

(d)	in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

B-42	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

182.     ~~194.~~ Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article ~~191~~179.

183.     ~~195.~~ No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

184.     ~~196.~~ Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

CAPITALIZATION OF PROFITS AND RESERVES

185.     ~~197.~~ The Board may with the authority of an ordinary resolution, or (if required by the Companies Law) a special resolution, of the Company:

(a)

subject to the provisions of this Article, resolve to capitalize any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b)

appropriate the sum resolved to be capitalized to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)

apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up shares to be allotted to members credited as fully paid;

(d)	allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)

where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorizing their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)	authorize any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)	the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalization; or

(ii)

the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalized, and any agreement made under that authority shall be binding on all such members;

2023 PROXY STATEMENT, FERGUSON PLC	B-43

Appendix B: Articles of Association

(g)	generally do all acts and things required to give effect to the ordinary resolution; and

(h)

for the purposes of this Article, unless the relevant resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date specified in the relevant resolution, it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company.

RECORD DATES

186.  ~~198.~~ Notwithstanding any other provision of these Articles, the Company or the Board may:

(a)

fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)

for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not less than 10 days nor more than 60 days before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)

for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the Board, which day may not be more than 21 days before the day that notices of the meeting are sent.

ACCOUNTS

187.  ~~199.~~ No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorized by the Board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

COMMUNICATIONS

188.  ~~200.~~ Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board) shall be in writing.

189.  ~~201.~~ Subject to Article ~~200~~188 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorized to be sent or supplied to a member or any other person by the Company by a provision of the Companies Law or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine.

190.  ~~202.~~ Subject to Article ~~200~~188 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)

the determined form and means are permitted by the Companies Law for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Companies Law; and

(b)

unless the Board otherwise permits, any applicable condition or limitation specified in the Companies Law or other applicable legislation, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the Board and subject to applicable law, such document or information shall be authenticated in the manner specified by the Act for authentication of a document or information sent in the relevant form (as if the Company were a company incorporated in the United Kingdom to which such provisions apply).

191.  ~~203.~~ In the case of joint holders of a share any document or information shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

B-44	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

192.     ~~204.~~ A member whose registered address is not within the United Kingdom, an EEA State or Jersey (each a Relevant Territory) and who sends to the Company an address within a Relevant Territory at which a document or information may be sent to him or her shall be entitled to have the document or information sent to him or her at that address (provided that, in the case of a document or information sent by electronic means, including without limitation any notification that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:

(a)	no such member shall be entitled to receive any document or information from the Company; and

(b)

without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

193.     ~~205.~~ A member shall not be entitled to receive any document or information that is required or authorized to be sent or supplied to the member by the Company by a provision of the Companies Law or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the Articles have been returned undelivered to the Company:

(a)	on at least two consecutive occasions; or

(b)	on one occasion and reasonable enquiries have failed to establish the member’s address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting. Subject to Article ~~204 above~~192 above, a member to whom this Article applies shall become entitled to receive such documents or information when the member has given the Company an address to which they may be sent or supplied.

194.     ~~206.~~ A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

195.     ~~207.~~ The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

196.     ~~208.~~ A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorized by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

197.     ~~209.~~ Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his or her name is entered in the register, has been sent to a person from whom he or she derives his or her title, provided that no person who becomes entitled by transmission to a share shall be bound by any notice sent under Article 17 to a person from whom he or she derives his or her title.

198.     ~~210.~~ Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent. Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent by the Company to a member by post shall be deemed to have been received:

(a)

if sent by first class post or special delivery post or equivalent from an address in one country to another address in the same country, on the day following that on which the document or information was posted;

(b)	if delivered personally to a member’s registered postal address, on the day on which the document or information was delivered;

2023 PROXY STATEMENT, FERGUSON PLC	B-45

Appendix B: Articles of Association

(c)	if sent by second class mail, on the second day following that on which the document or information was posted;

(d)	if sent by airmail from an address in a country to an address outside that country, on the second day following that on which the document or information was posted;

(e)	if sent by the Company’s internal post system, on the day following that on which the document or information was posted;

(f)	if sent by some other method agreed between the Company and the member, when the agreed arrangements have been completed; and

(g)	in any other case, on the second day following that on which the document or information was posted.

199.     ~~211.~~ A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member at the time it is sent. Such a document or information shall be deemed received by the member at that time notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

200.     ~~212.~~ A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)	when the document or information was first made available on the website; or

(b)

if later, when the member is deemed by Article ~~210~~198 or ~~211~~199 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

201.     ~~213.~~ Subject to the Companies Law, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by local advertisement. Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation. If advertised in more than one newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven days before the meeting the posting of notices again becomes practicable.

202.     ~~214.~~ A notice, document or other information may be served, sent or supplied by the Company in electronic form to a member who has agreed or who has previously agreed with the Company or any member of the Company’s group, at a time that member was a holder of shares in the Company or the relevant member of the Company’s group (generally or specifically) that notices, documents or information can be sent or supplied to them in that form and has not revoked such agreement.

203.     ~~215.~~ Where the notice, document or other information is served, sent or supplied by electronic means, it may only be served, sent or supplied to an address specified for that purpose by the intended recipient (generally or specifically). Where the notice, document or other information is sent or supplied in electronic form by hand or by post, it must be handed to the recipient or sent or supplied to an address to which it could be validly sent if it were in hard copy form.

204.     ~~216.~~ A notice, document or other information may be served, sent or supplied by the Company to a member who has agreed (generally or specifically) or who has previously agreed with the Company or any member of the Company’s group, at a time that member was a holder of shares in the Company or the relevant member of the Company’s group, by being made available on a website, or pursuant to Article ~~217~~205 below is deemed to have agreed, that notice, document or information can be sent or supplied to the member in that form and has not revoked such agreement.

205.     ~~217.~~ If a member has been asked individually by the Company (or previously by any member of the Company’s group as applicable) to agree that the Company may serve, send or supply notices, documents or other information generally, or specific notices, documents or other

B-46	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

information to them by means of a website and the Company does not (or, as applicable, any member of the Company’s group did not) receive a response within a period of 28 days beginning with the date on which the Company’s (or any member of the Company’s group) request was sent (or such longer period as the directors may specify (or, as the case may be, the directors of any member of the Company’s group may have specified)), such member will be deemed to have agreed to receive such notice, documents or other information by means of a website in accordance with Article ~~216~~204 (save in respect of any notices, documents or information that are required to be sent in hard copy form pursuant to the Companies Law). A member can revoke any such deemed election in accordance with Article ~~221~~209.

206.  ~~218.~~ A notice, document or other information served, sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient: (i) to read it, and (ii) to retain a copy of it. For this purpose, a notice, document or other information can be read only if: (i) it can be read with the naked eye; or (ii) to the extent that it consists of images (for example photographs, pictures, maps, plans or drawings), it can be seen with the naked eye.

207.  ~~219.~~ If a notice, document or other information is served, sent or supplied by means of a website, the Company must notify the intended recipient of: (i) the presence of the notice, document or other information on the website; (ii) the address of the website; (iii) place on the website where it may be accessed; and (iv) how to access the notice, document or information. The document or information is taken to be sent on the date on which the notification required by this Article ~~219~~207 is sent or if later, the date on which the document or information first appeared on the website after that notification is sent.

208.  ~~220.~~ Any notice, document or other information made available on a website will be maintained on the website for the period of at least 28 days beginning with the date on which notification is received or deemed received under Article ~~212~~200 above, or such shorter period as may be required by law or any regulation or rule to which the Company is subject. A failure to make a notice, document or other information available on a website throughout the period mentioned in this Article ~~220~~208 shall be disregarded if: (i) it is made available on the website for part of that period; and (ii) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable for the Company to prevent or avoid.

209.  ~~221.~~ Any amendment or revocation of a notification given to the Company or agreement (or deemed agreement) under Articles ~~214~~202 to ~~220~~208 shall only take effect if in writing, signed (or authenticated by electronic means) by the member and on actual receipt by the Company thereof.

210.  ~~222.~~ Communications sent to the Company by electronic means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

211.  ~~223.~~ Where these Articles require or permit a notice or other document to be authenticated by a person by electronic means, to be valid it must incorporate the electronic signature or personal identification details of that person, in such form as the directors may approve, or be accompanied by such other evidence as the directors may require to satisfy themselves that the document is genuine.

~~224. Where a member of the Company has received a document or information from the Company otherwise than in hard copy form, he or she is entitled to require the Company to send to him or her a version of the document or information in hard copy form within 21 days of the Company receiving the request. For the avoidance of doubt, this Article 224 shall have no force or effect on and after the Sunset Date.~~

212.  ~~225.~~ Notwithstanding any other provision of these Articles, ~~on and after the Sunset Date,~~ the Company shall be entitled, at its discretion, to utilize and rely on the notice-and-access method of delivering member meeting materials, soliciting proxies and receiving voting instructions from registered holders and beneficial owners adopted by the Commission in the amendments to the rules for communication between reporting issuers and their shareholders under Rule 14a-16 of the Exchange Act, as such rules may be modified from time to time, or in accordance with any similar electronic delivery or access method permitted by applicable securities legislation from time to time.

DESTRUCTION OF DOCUMENTS

213.  ~~226.~~ The Company shall be entitled to destroy:

(a)

all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

2023 PROXY STATEMENT, FERGUSON PLC	B-47

Appendix B: Articles of Association

(c)	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)

all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

214.  ~~227.~~ It shall conclusively be presumed in favor of the Company that:

(a)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article ~~226~~213 was duly and properly made;

(b)	every instrument of transfer destroyed in accordance with Article ~~226~~213 was a valid and effective instrument duly and properly registered;

(c)	every share certificate destroyed in accordance with Article ~~226~~213 was a valid and effective certificate duly and properly cancelled; and

(d)	every other document destroyed in accordance with Article ~~226~~213 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but:

(e)

the provisions of this Article ~~227~~214 and Article ~~226~~213 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)

nothing in this Article ~~227~~214 or Article ~~226~~213 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article ~~226~~213 or in any other circumstances which would not attach to the Company in the absence of this Article ~~227~~214 or Article ~~226~~213; and

(g)	any reference in this Article ~~227~~214 or Article ~~226~~213 to the destruction of any document includes a reference to its disposal in any manner.

UNTRACED MEMBERS

215.  ~~228.~~ The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a)

during the period of 12 years before the date of the notice referred to in paragraph (b) of this Article (the relevant period) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorized by these Articles in respect of the shares in question have remained uncashed;

(b)

the Company shall as soon as practicable after expiry of the relevant period have sent a notice of its intention to sell the shares to such member’s or other person’s last known address. Before sending any such notice, the Company shall have made reasonable enquiries to establish the address of the member or person entitled, engaging, if considered appropriate, a professional asset reunification company or tracing agent; and

(c)

during the relevant period and the period of three months following the date of the notice referred to in paragraph (b) of this Article the Company has received no indication either of the whereabouts or of the existence of such member or person.

B-48	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

216.  ~~229.~~ To give effect to any sale pursuant to Article ~~228~~215, the Board may:

(a)

where the shares are held in certificated form, authorize any person (and the relevant transferring member hereby appoints such person) to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b)

where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

217.  ~~230.~~ An instrument of transfer executed by that person in accordance with Article ~~229(a)~~216(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article ~~229(a)~~216(a) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his or her title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

218.  ~~231.~~ The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the Board from time to time thinks fit.

WINDING UP

219.  ~~232.~~ If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law:

(a)

divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b)	vest the whole or any part of the assets in trustees for the benefit of the members; and

(c)	determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

220.  ~~233.~~ The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNITY

221.  ~~234.~~ Subject to the provisions of the Companies Law, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him or her for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Companies Law or otherwise unlawful under the Companies Law.

FORUM

222.  ~~235.~~ Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Company or any director, officer, employee or agent of the Company.

223.  ~~236.~~ Unless the Company consents in writing to the selection of an alternative forum, the Courts of Jersey shall be the exclusive forum for any member to bring any action (other than as set out in Article ~~235~~222) including: (i) any derivative action or proceeding brought on

2023 PROXY STATEMENT, FERGUSON PLC	B-49

Appendix B: Articles of Association

behalf of the Company; (ii) any action, including any action commenced by a member of the Company in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of the Company to the Company; (iii) any action asserting a claim arising out of or in connection with any provision of the laws of Jersey or these Articles (in each case, as they may be amended from time to time); or (iv) any action asserting a claim in any way relating to the constitution or conduct of the Company.

B-50	2023 PROXY STATEMENT, FERGUSON PLC

Appendix B: Articles of Association

CONTENTS

CLAUSE	PAGE

PRELIMINARY	B-2

SHARE CAPITAL AND LIMITED LIABILITY	B-~~5~~5

LISTING RULES AND DISCLOSURE AND TRANSPARENCY RULES	B-8

VARIATION OF RIGHTS	B-12

SHARE CERTIFICATES	B-13

LIEN	B-1~~7~~3

CALLS ON SHARES	B-14

FORFEITURE AND SURRENDER	B-14

TRANSFER OF SHARES	B-15

TRANSMISSION OF SHARES	B-16

ALTERATION OF SHARE CAPITAL	B-16

GENERAL MEETINGS	B-1~~2~~6

NOTICE OF GENERAL MEETINGS	B-17

PROCEEDINGS AT GENERAL MEETINGS	B-2~~5~~5

VOTES OF MEMBERS	B-2~~8~~8

PROXIES AND CORPORATE REPRESENTATIVES	B-~~40~~29

NUMBER OF DIRECTORS	B-3~~2~~0

APPOINTMENT OF DIRECTORS	B-3~~2~~1

~~ALTERNATE DIRECTORS~~	~~B-31~~

POWERS OF THE BOARD	B-3~~4~~2

DELEGATION OF POWERS OF THE BOARD	B-3~~4~~2

BORROWING POWERS OF THE BOARD	B-3~~5~~3

DISQUALIFICATION AND REMOVAL OF DIRECTORS	B-3~~7~~4

NON-EXECUTIVE DIRECTORS	B-3~~8~~5

DIRECTORS’ EXPENSES	B-3~~9~~5

EXECUTIVE DIRECTORS	B-3~~9~~5

DIRECTORS’ INTERESTS	B-3~~9~~6

GRATUITIES, PENSIONS AND INSURANCE	B-~~51~~37

PROCEEDINGS OF THE BOARD	B-~~51~~37

SECRETARY	B-3~~4~~9

MINUTES	B-3~~5~~9

THE SEAL	B-4~~5~~0

REGISTERS	B-4~~5~~0

DIVIDENDS	B-4~~6~~0

2023 PROXY STATEMENT, FERGUSON PLC	B-51

Appendix B: Articles of Association

CLAUSE	PAGE

CAPITALIZATION OF PROFITS AND RESERVES	B-4~~9~~3

RECORD DATES	B-~~60~~44

ACCOUNTS	B-~~61~~44

COMMUNICATIONS	B-~~61~~44

DESTRUCTION OF DOCUMENTS	B-4~~6~~7

UNTRACED MEMBERS	B-4~~7~~8

WINDING UP	B-4~~8~~9

INDEMNITY	B-4~~8~~9

FORUM	B-4~~8~~9

B-52	2023 PROXY STATEMENT, FERGUSON PLC

Ferguson plc

Registered Office

13 Castle Street

St Helier

Jersey

JE1 1ES

Channel Islands

Registration No. 128484 Jersey

Corporate Headquarters

and Group Services Office

1020 Eskdale Road

Winnersh Triangle

Wokingham RG41 5TS

Telephone +44 (0) 118 927 3800

Ferguson plc is registered in the U.K.

as Ferguson Group Holdings,

United Kingdom Establishment

No. BR021199

corporate.ferguson.com

PRELIMINARY - SUBJECT TO COMPLETION

FERGUSON PLC 1020 ESKDALE ROAD, WINNERSH TRIANGLE WOKINGHAM, RG41 5TS.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 25, 2023. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Ferguson in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903 (International charges apply if outside U.S. and Canada)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 25, 2023. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The completed proxy card must be received by 11:59 p.m. Eastern Time on November 25, 2023.
U.K. SHAREHOLDERS
For those Shareholders based in the U.K., you may use the above method for returning your vote by mail, or you may return your proxy card to our corporate headquarters at Ferguson plc, Company Secretary, 1020 Eskdale Road, Winnersh Triangle, Wokingham, RG41 5TS. Please note that you will be unable to use the U.S. postage paid envelope for this purpose.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V22293-P97152       KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FERGUSON PLC
The Board of Directors recommends you vote “FOR” each Director nominee named in Resolution 1, “FOR” each of Resolutions 2-5 and 7-12, and for “1 YEAR” on Resolution 6:
1. Election of Directors	For	Against	Abstain
Nominees:
1a. Kelly Baker	☐	☐	☐

1b. Bill Brundage	☐	☐	☐

1c. Geoff Drabble	☐	☐	☐

1d. Catherine Halligan	☐	☐	☐

1e. Brian May	☐	☐	☐

1f. James S. Metcalf	☐	☐	☐

1g. Kevin Murphy	☐	☐	☐

1h. Alan Murray	☐	☐	☐

1i. Thomas Schmitt	☐	☐	☐

1j. Nadia Shouraboura	☐	☐	☐

1k. Suzanne Wood	☐	☐	☐

2. To reappoint Deloitte LLP as the Company’s statutory auditor under the Companies (Jersey) Law 1991 until the conclusion of the next Annual General Meeting of the Company.	☐	☐	☐

3. To authorize the Audit Committee on behalf of the Board to agree to the compensation of the Company’s statutory auditor under the Companies (Jersey) Law 1991.	☐	☐	☐

	For	Against	Abstain

4. To receive the Company’s Annual Accounts and Auditors’ Report for the fiscal year ended July 31, 2023.	☐	☐	☐

5.  To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for the 2023 Annual General Meeting under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion included therein ("Say-on-Pay").

	☐	☐	☐
1 Year	2 Years	3 Years	Abstain
6. To approve, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of the Company’s Named Executive Officers ("Say-on-Frequency"). ☐	☐	☐	☐
	For	Against	Abstain
7. To approve the Ferguson plc 2023 Omnibus Equity Incentive Plan.	☐	☐	☐
8. To authorize the Board to allot equity securities.	☐	☐	☐
9. To authorize the Board to allot equity securities without the application of pre-emption rights.	☐	☐	☐
10. To authorize the Board to allot equity securities without the application of pre-emption rights for the purposes of financing or refinancing an acquisition or specified capital investment.	☐	☐	☐
11. To authorize the Company to purchase its own ordinary shares.	☐	☐	☐
12. To adopt new articles of association of the Company.	☐	☐	☐
Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

Annual General Meeting to be Held on November 28, 2023:

The Notice of Annual General Meeting and Proxy Statement and 2023 Annual Report are available at

www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V22294-P97152

ANNUAL GENERAL MEETING TO BE HELD ON

TUESDAY, NOVEMBER 28, 2023 AT 3:00 P.M. U.K. TIME (10:00 A.M. EASTERN TIME)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, being a member(s) of Ferguson plc (the "Company") hereby appoint(s):

the Chairperson of the Annual General Meeting	OR	Print the name of the person you are appointing if other than the Chairperson of the Annual General Meeting.

as proxy with full power of substitution, in the name, place and stead of the undersigned, to represent and to vote all ordinary shares of the Company which the undersigned is entitled to vote at the Annual General Meeting of the Company to be held on Tuesday, November 28, 2023 at 3:00 p.m. U.K. Time (10:00 a.m. Eastern Time), and at any adjournment or postponement thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that properly come before the meeting. If you execute and return this proxy card with no name inserted in the space above, the Chairperson of the Annual General Meeting will be deemed to be your proxy.

This proxy card will be voted as directed. If no direction is given, your proxy will be voted “FOR” the election of each Director nominee named on the reverse side, “FOR” Resolutions 2-5 and 7-12, FOR every “1 YEAR” on Resolution 6, and in the discretion of the proxy upon such other matters as may properly come before the Annual General Meeting.

If you wish to abstain on any particular resolution, you may use the vote “Abstain” option. Abstentions will be treated as a vote withheld. Under Jersey law, a vote withheld is not a vote in law and will not be counted in the calculation of the proportion of the votes “For” or “Against” a resolution.

To appoint more than one proxy, you may photocopy this proxy card. If the proxy is being appointed in relation to less than your full voting entitlement, please enter the number of shares in relation to which the proxy is authorized to act as your proxy in the box above next to where you insert the proxy holder’s name. If no number is entered, your proxy will be deemed to be authorized in respect of your full voting entitlement (or in the case of a corporate shareholder, the full voting entitlement for each relevant designated account). If you appoint multiple proxies and wish to give them separate instructions to vote or abstain from voting, please indicate how you wish each proxy to vote or abstain from voting on the reverse side of each proxy card on which you have entered the name of your proxy. For the avoidance of doubt, where multiple proxies are appointed, each proxy must be appointed to exercise the rights attached to a different share or shares held by you. All forms must be signed and should be returned together in the same envelope.

Continued and to be signed on reverse side